UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

SCHEDULE 14C

____________________

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

Carbon Energy Corporation

(Name of Registrant as Specified in Its Charter)

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Carbon Energy Corporation

1700 Broadway
Suite 1170
Denver, Colorado 80290
(720) 407-7030

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT AND INFORMATION STATEMENT

May 4, 2020

To our Stockholders:

This notice of action taken by written consent and information statement is being furnished to stockholders of Carbon Energy Corporation, a Delaware corporation (“Carbon,” the “Company,” “we,” “us” or “our”), in connection with the Membership Interest Purchase Agreement, dated as of April 7, 2020 (the “Purchase Agreement”) (a copy of which is attached as Annex A to the accompanying information statement), by and among the Company, Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”), Diversified Gas & Oil Corporation, a Delaware corporation (“Purchaser”), Nytis Exploration Company LLC, a Delaware limited liability company (“Nytis LLC”), Carbon Appalachian Company, LLC, a Delaware limited liability company (“CAC”), and the other entities party thereto. Carbon and Nytis USA are each individually referred to herein as a “Seller” and collectively as the “Sellers.” Nytis LLC and CAC are each individually referred to herein as a “Disposed Company” and collectively as the “Disposed Companies.”

Pursuant to the terms of the Purchase Agreement, the Sellers agreed to sell all of the issued and outstanding membership interests of each of CAC and Nytis LLC to the Purchaser (the “Contemplated Transactions”) for (i) an aggregate base cash purchase price of $110 million, subject to adjustment as described in the attached information statement, and (ii) a contingent payment of up to $15 million, payable in accordance with the contingent payment structure described in the attached information statement. The proceeds from the Contemplated Transactions are payable solely to the Sellers. You, as a common stockholder, will not receive any consideration if the Contemplated Transactions are consummated.

On April 1, 2020, after careful consideration, Carbon’s board of directors, by a unanimous vote, (i) determined that the Contemplated Transactions are expedient and for the best interests of Carbon, (ii) approved the Purchase Agreement and the Contemplated Transactions, and (iii) directed that the Contemplated Transactions be submitted to the stockholders of Carbon for approval for purposes of Section 271 of the General Corporation Law of the State of Delaware (the “DGCL”).

Under Section 271 of the DGCL and our organizational documents, the approval of the Contemplated Transactions may require the approval by the holders of a majority of Carbon’s outstanding common stock and Series B convertible preferred stock, voting together as a single class, with the Series B convertible preferred stock voting on an as-converted basis. On April 1, 2020, the record date for determining stockholders entitled to act by written consent with respect to the approval of the Contemplated Transactions, there were 7,899,020 shares of common stock outstanding and 50,000 shares of Series B convertible preferred stock outstanding, which equated to 8,524,020 shares of common stock on an as-converted basis.

On April 1, 2020, the record date for determining stockholders entitled to act by written consent with respect to the approval of the Contemplated Transactions, the Yorktown funds, as the holders of 4,864,773 shares of the Company’s common stock and all of the Series B convertible preferred stock, or approximately 64% of the Company’s outstanding common stock on an as-converted basis as of such date, delivered a written consent approving the Contemplated Transactions. As a result of the delivery of the written consent, no further action by any stockholder of the Company is required under applicable law or the Purchase Agreement to consummate the Contemplated Transactions, and the Company will not be soliciting your vote for the approval of the Contemplated Transactions, and will not call a stockholders meeting for purposes of voting on the approval of the Contemplated Transactions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Carbon expects to consummate the Contemplated Transactions on or after May 25, 2020, which is 20 calendar days after this Notice and the accompanying information statement is first mailed or otherwise delivered to our stockholders.

This notice and the accompanying information statement shall constitute notice from the Company to the holders of record of common stock as of April 1, 2020 of the action taken by the stockholder consent required by Section 228(e) of the DGCL.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S INFORMATION STATEMENT:

The Company’s information statement is available on the Internet at: https://carbonenergycorp.com/sec-filings/

We urge you to read the entire information statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Patrick R. McDonald
Patrick R. McDonald Chief Executive Officer and Director

The accompanying information statement is dated May 4, 2020 and is first being mailed to stockholders on or about May 4, 2020.

i

Carbon Energy Corporation

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Contemplated Transactions (as defined herein) contemplated by the Purchase Agreement (as defined herein), and for a more complete description of the legal terms of the Contemplated Transactions, you should carefully read this entire information statement and the annex attached to this information statement. This summary includes page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. All references to defined terms not defined herein or in the notice to which this information statement is attached shall have the meanings ascribed to them in the Purchase Agreement attached as Annex A to this information statement.

All references in this information statement to:

•        “Acquired Assets” means all of the assets of the Company Entities;

•        “CAC Subsidiaries” means, collectively, Carbon Tennessee Mining Company, LLC, Carbon Appalachia Group, LLC, Carbon Appalachia Enterprises, LLC, Appalachia Gas Services Company, LLC, Coalfield Pipeline Company, Knox Energy, LLC, Carbon West Virginia Company, LLC and Cranberry Pipeline Corporation;

•        “Company Entities” means CAC, the CAC Subsidiaries, Nytis LLC and the Nytis LLC Subsidiaries.

•        “Credit Agreement” means that certain Amended and Restated Credit Agreement by and among Nytis USA and Carbon Appalachia Enterprises, LLC, as Borrowers, and Prosperity Bank, as Administrative Agent, and the Lenders from time to time party thereto, dated December 31, 2018, as amended;

•        “Disposed Companies” means Nytis LLC and CAC;

•        “Membership Interests” means 100% of the issued and outstanding interests in and to each of CAC and Nytis LLC;

•        “Nytis LLC Subsidiaries” means the subsidiaries of Nytis LLC listed on Exhibit M to the Purchase Agreement;

•        “Old Ironsides” means entities managed by Old Ironsides Energy, LLC; and

•        “Promissory Notes” means those certain Promissory Notes, dated as of December 31, 2018, made by Carbon in favor of Old Ironsides, in the aggregate original principal amount of approximately $25.2 million.

Information about the Parties (see page 17)

Carbon

Carbon Energy Corporation, a Delaware corporation (“Carbon” or the “Company”), is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of oil, natural gas and natural gas liquids properties located in the United States. The Company currently develops and operates oil and gas properties in the Appalachian Basin in Kentucky, Ohio, Tennessee, Virginia and West Virginia, in the Illinois Basin in Illinois and Indiana, and in the Ventura Basin in California through its wholly-owned and majority-owned subsidiaries. The Company owns 100% of the outstanding interests of Carbon Appalachian Company, LLC, a Delaware limited liability company (“CAC”) and Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”), which in turn owns 98.11% of Nytis Exploration Company LLC, a Delaware limited liability company (“Nytis LLC”). Nytis LLC holds interests in the Company’s operating subsidiaries. The Company owns 53.92% of Carbon California Company, LLC, which it consolidates as a majority-owned subsidiary. The Company focuses on conventional and unconventional reservoirs, including shale, tight sands and coalbed methane.

Carbon’s common stock is quoted on the Over-The-Counter Electronic Bulletin Board (“OTCQB”) under the symbol “CRBO.” The principal executive offices of Carbon are located at 1700 Broadway, Suite 1170, Denver, Colorado 80290 and its telephone number is 702-407-7030. Carbon’s website is www.carbonenergycorp.com. The information provided on or accessible through Carbon’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

The Purchaser

Diversified Gas & Oil Corporation, a Delaware corporation (the “Purchaser”), is an established, independent owner and operator of producing natural gas and oil wells concentrated in the Appalachian Basin in the United States. Its field operations are densely located throughout the neighboring states of Tennessee, Kentucky, Virginia, West Virginia, Ohio, and Pennsylvania, where it is one of the largest independent conventional producers.

The principal executive offices of the Purchaser are located at 1800 Corporate Drive, Birmingham, Alabama 35242, and its telephone number is 205-408-0909. The Purchaser’s website is www.dgoc.com. The information provided on or accessible through the Purchaser’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

The Purchase Agreement (see page 29 and Annex A)

On April 7, 2020, the Sellers entered into a Purchase Agreement with the Purchaser, the Disposed Companies and the other entities party thereto (the “Purchase Agreement”), pursuant to which the Sellers agreed to sell the Membership Interests to the Purchaser (the “Contemplated Transactions”), for (i) an aggregate base cash purchase price of $110 million, subject to adjustment as described herein, and (ii) a contingent payment of up to $15 million, payable in accordance with the contingent payment structure described herein.

The Contemplated Transactions constitute a sale of substantially all of the Company’s assets under the Delaware General Corporation Law (the “DGCL”). Following consummation of the Contemplated Transactions, Carbon would continue to own its membership interests in Carbon California Company, LLC (“Carbon California”), its majority-owned subsidiary. Carbon California conducts operations in the Ventura Basin in California. Following the consummation of the Contemplated Transactions, Carbon plans to continue to operate its retained business in the ordinary course. Notwithstanding the foregoing, Carbon’s board of directors is continuously evaluating strategic alternatives for the Company’s business in light of current market and industry conditions.

A copy of the Purchase Agreement is attached to this information statement as Annex A. You are strongly encouraged to read the Purchase Agreement carefully and in its entirety.

Reasons for the Contemplated Transactions (see page 22)

After careful consideration, Carbon’s board of directors, by a unanimous vote, (i) determined that the Contemplated Transactions are expedient and for the best interests of Carbon, (ii) approved the Purchase Agreement and the Contemplated Transactions, and (iii) directed that the Contemplated Transactions be submitted to the stockholders of Carbon for approval for purposes of Section 271 of the DGCL. Certain factors considered by Carbon’s board of directors in reaching its decision to approve such matters can be found in “The Contemplated Transactions—Carbon’s Reasons for the Contemplated Transactions” beginning on page 22.

Required Stockholder Approval for the Contemplated Transactions (see page 24)

The Contemplated Transactions constitute a sale of substantially all of Carbon’s assets under the DGCL. Accordingly, under Carbon’s organizational documents and Section 271 of the DGCL, the approval of Carbon’s board of directors and the approval by the holders of a majority of Carbon’s outstanding common stock and Series B convertible preferred stock, voting together as a single class, with the Series B convertible preferred stock voting on an as-converted basis, would be required to approve the Contemplated Transactions.

Carbon’s board of directors approved the Purchase Agreement and the Contemplated Transactions on April 1, 2020. On April 1, 2020, the record date for determining stockholders entitled to act by written consent with respect to the approval of the Contemplated Transactions, there were 7,899,020 shares of common stock outstanding and

50,000 shares of Series B convertible preferred stock outstanding, which equated to 8,524,020 shares of common stock on an as-converted basis. On April 1, 2020, the Yorktown funds, as the holders of approximately 64% of Carbon’s outstanding common stock on an as-converted basis, delivered a written consent approving the Contemplated Transactions. The stockholders that executed and delivered such written stockholder consent are referred to as the “controlling stockholders” herein.

As a result of the delivery of the written stockholder consent, no further action by any other Carbon stockholder is required under applicable law or the Purchase Agreement in connection with the approval of the Contemplated Transactions. Accordingly, Carbon is not soliciting your vote for the approval of the Contemplated Transactions and will not call a stockholders’ meeting for purposes of voting on the approval of the Contemplated Transactions. No action by the stockholders of the Purchaser is required to complete the Contemplated Transactions.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders of record who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that sufficient written consents were delivered to the corporation. This information statement constitutes notice to you of action by written consent as required by Delaware law.

Record Date (see page 24)

On April 1, 2020, the record date for determining stockholders entitled to act by written consent with respect to the approval of the Contemplated Transactions, there were 7,899,020 shares of Carbon’s common stock outstanding and 50,000 shares of Series B convertible preferred stock outstanding, which equated to 625,000 shares of common stock on an as-converted basis.

Interests of Certain of Carbon’s Directors and Named Executive Officers in the Contemplated Transactions (see page 25)

You should be aware that certain of Carbon’s directors and named executive officers have interests in the Contemplated Transactions that are different from, or in addition to, those of Carbon’s stockholders generally. Certain of our directors are affiliates of Yorktown. Yorktown, as the holder of all of the Series B convertible preferred stock, has waived its right to be paid a liquidating distribution of approximately $5.6 million in connection with the closing of the Contemplated Transactions until the restricted payment covenant in the Promissory Notes is waived by Old Ironsides or until the payment in full of the Promissory Notes or the earlier termination or cancellation of the Promissory Notes (such date, the “Payment Date”), at which point the liquidating distribution will become immediately due and payable by Carbon out of Carbon’s assets legally available for distribution to its stockholders. These interests create potential conflicts of interest. Carbon’s board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Purchase Agreement, including the Contemplated Transactions.

For a full disclosure of the interests of the Company’s directors and named executive officers, including benefits that such individuals may be entitled to receive in connection with the Contemplated Transactions, see “The Contemplated Transactions—Interests of Certain of Carbon’s Directors and Executive Officers in the Contemplated Transactions” beginning on page 25.

Use of Proceeds (see page 24)

Upon consummation of the Contemplated Transactions, net of expected purchase price adjustments, the Sellers expect to receive cash proceeds of $105 million, of which $3.3 million will be deposited in an escrow account to support the Sellers’ indemnification obligations and, subject to certain exceptions, released on the 18-month anniversary of the closing. The Sellers intend to use approximately $75.0 million of the proceeds to repay outstanding indebtedness, including accrued interest, under the Credit Agreement, approximately $10.0 million to pay estimated transaction expenses, including legal, accounting and severance and other employment-related costs, and approximately $12.7 million to pay indebtedness under the Promissory Notes. Nytis USA will retain the remaining proceeds, but, to the extent these funds are in excess of those required in the operations of Nytis USA, it may distribute those funds to Carbon who may use them for general corporate purposes, including the repayment of indebtedness. As of March 31, 2020, there was approximately $73.5 million of outstanding borrowings under the Credit Agreement and approximately $26.3 million outstanding under the Promissory Notes. Yorktown, as the holder of all of the Series B convertible preferred stock, has waived its right to be paid a liquidating distribution of approximately $5.6 million in connection with the closing of the Contemplated Transactions until the Payment Date, at which point the liquidating distribution will become immediately due and payable by Carbon out of Carbon’s assets legally available for distribution to its stockholders. To the extent that Carbon receives the contingent payment as described herein, it will use such proceeds for general corporate purposes. See “Risk Factors—The holder of the Promissory Notes may claim that it is entitled to receive more of the proceeds of the Contemplated Transactions than we believe we are required to apply to the payment of the Promissory Notes” on page 7.

No Solicitation of Competing Acquisition Proposals. (see page 36)

Under the terms of the Purchase Agreement, Carbon will not, and will cause the Sellers, the Disposed Companies and the CAC Subsidiaries and certain of its and their representatives not to, directly or indirectly, solicit or knowingly take any action to encourage or facilitate the making of a Takeover Proposal (as defined herein).

Notwithstanding this restriction, prior to the delivery of this information statement to Carbon’s stockholders, Carbon may take action that would otherwise be a breach of such restriction in certain circumstances. See “The Purchase Agreement—No Solicitation of Competing Acquisition Proposals” beginning on page 36.

Expected Timing of the Contemplated Transactions (see page 29)

Carbon currently expects to complete the Contemplated Transactions promptly after all of the conditions to the Contemplated Transactions have been satisfied or waived in accordance with the terms and conditions of the Purchase Agreement. In accordance with Rule 14c-2 of the Exchange Act, the Contemplated Transactions may not be completed until 20 calendar days after the date of mailing this information statement to Carbon’s stockholders. Certain factors, including factors outside of our control, could result in the Contemplated Transactions being delayed or not occurring at all.

Conditions to Closing (see page 37)

The completion of the Contemplated Transactions is dependent upon the satisfaction of a number of closing conditions. The mutual conditions to closing include, among other things:

•        the absence of certain laws, orders or actions that prohibit or prevent the transactions contemplated by the Purchase Agreement;

•        certain adjustments to the base cash purchase price do not exceed 15% of the unadjusted base cash purchase price, as described herein; and

•        this information statement shall have been mailed to Carbon’s stockholders at least 20 calendar days prior to the closing date in accordance with applicable securities laws.

Additional conditions to the Sellers’ obligations to consummate the Contemplated Transactions include, among other things:

•        the accuracy of the representations made by the Purchaser as of the closing date, subject to certain exceptions and limitations;

•        the performance or compliance, in all material respects, of each of the obligations and covenants required by the Purchase Agreement to be performed or complied with by the Purchaser on or before the closing; and

•        the delivery by the Purchaser of the executed copies of the Purchase Agreement and the other transaction documents to the Sellers.

Additional conditions to the Purchaser’s obligations to consummate the Contemplated Transactions include, among other things:

•        the accuracy of the representations made by the Sellers as of the closing date, subject to certain exceptions and limitations;

•        the performance or compliance, in all material respects, of each of the obligations and covenants required by the Purchase Agreement to be performed or complied with by the Sellers, the Disposed Companies and the CAC Subsidiaries on or before the closing date;

•        the delivery by the Sellers, the Disposed Companies and the CAC Subsidiaries of the executed copies of the Purchase Agreement and the other transaction documents to the Purchaser;

•        the absence of a Material Adverse Effect;

•        the obtaining of the R&W Insurance Policy (as defined below) by the Purchaser; and

•        the execution and delivery by Mr. Patrick R. McDonald of a consulting agreement in a form mutually acceptable to Mr. McDonald and the Purchaser.

Termination of the Purchase Agreement (see page 39)

The Purchase Agreement may be terminated and the transactions contemplated thereby abandoned, at any time prior to the closing, by the mutual written consent of the Sellers and the Purchaser, by either the Sellers or the Purchaser if the closing has not occurred on or before June 30, 2020 (the “Outside Closing Date”), by the Sellers in the event they receive a competing takeover proposal as described in “The Purchase Agreement—No Solicitation of Competing Acquisition Proposals” beginning on page 36, or by the Sellers or the Purchaser as further described herein.

Pursuant to the Purchase Agreement, the Sellers will be required to pay a cash termination fee equal to $3.8 million to the Purchaser in connection with certain events of termination as further described herein. See “The Purchase Agreement—Termination of the Purchase Agreement” beginning on page 39.

No Appraisal or Dissenters’ Rights (see page 27)

No appraisal rights or dissenters’ rights are available to Carbon’s stockholders under Delaware law or its organizational documents in connection with the Contemplated Transactions.

Material U.S. Federal Income Tax Consequences (see page 27)

The Contemplated Transactions are not expected to result in any U.S. federal income tax consequences to Carbon’s stockholders. Although the Contemplated Transactions will be treated as a taxable sale by the Sellers, it is expected that the Sellers will recognize a loss for U.S. federal income tax purposes after taking into account the Sellers’ existing tax basis and that, if any income or gain is recognized by the Sellers for U.S. federal income tax purposes, such income or gain will be offset by Carbon’s existing net operating losses. As a result, the Contemplated Transactions are not expected to result in any U.S. federal income tax liability to Carbon. See “The Purchase Agreement—Material U.S. Federal Income Tax Consequences” beginning on page 27.

Risk Factors (see page 6)

In evaluating the Contemplated Transactions, in addition to the other information provided elsewhere in this information statement and the annex hereto, you should carefully consider the risk factors relating to the Contemplated Transactions and Carbon’s future operations that are discussed below in “Risk Factors” beginning on page 6.

RISK FACTORS

Risks Related to the Contemplated Transactions

The announcement and pendency of the Contemplated Transactions, whether or not consummated, may adversely affect Carbon’s business.

The announcement and pendency of the Contemplated Transactions, whether or not consummated, may adversely affect the trading price of Carbon’s common stock, its business or its relationships with customers and suppliers. New or existing customers and business partners may prefer to do business with our competitors because of uncertainty whether the Contemplated Transactions will be consummated.

Uncertainties associated with the Contemplated Transactions may cause a loss of management personnel and other key employees, which could adversely affect the future business and operations of Carbon.

Whether or not the Contemplated Transactions are completed, the announcement and pendency of the Contemplated Transactions could disrupt the business of Carbon. Carbon is dependent on the experience and industry knowledge of its senior management and other key employees to execute its business plan. Carbon’s success after the Contemplated Transactions will depend in part upon the ability of Carbon to retain key management personnel and other key employees. Pending the completion of the Contemplated Transactions, Carbon may be unable to attract and retain key personnel and the focus and attention of Carbon’s management and employee resources may be diverted from operational matters during the pendency of the Contemplated Transactions. In addition, Carbon might not be able to locate suitable replacements for any such key employees who leave, whether to transition to employment with the Purchaser as part of the Contemplated Transactions or otherwise, or offer employment to potential replacements on satisfactory terms.

Carbon cannot be sure if or when the Contemplated Transactions will be completed.

The closing of the Contemplated Transactions is subject to the satisfaction or waiver of various conditions. Carbon cannot guarantee that the closing conditions set forth in the Purchase Agreement, some of which are beyond the control of Carbon, will be satisfied. If the closing conditions to the Purchase Agreement are not satisfied, the Purchaser or the Sellers may not be obligated to complete the Contemplated Transactions. In the event that the Contemplated Transactions are not completed, the termination of the Purchase Agreement may adversely affect the trading price of Carbon’s common stock, its business and operations or its relationships with vendors, suppliers, customers and employees. If the Contemplated Transactions are not completed for any reason, Carbon will be subject to a number of risks, including paying its costs relating to the Contemplated Transactions, which are substantial, such as legal, accounting and printing fees, whether or not the Contemplated Transactions are completed.

If the Contemplated Transactions are not completed and the Credit Agreement remains outstanding, we may have difficulty complying with our Current Ratio covenant of 1.00 to 1.00 and our Leverage Ratio covenant of 3.50 to 1.00, as such terms are defined in our Credit Agreement. Our ability to comply with the Current Ratio covenant is affected by borrowing base reductions totaling $6.0 million scheduled through May 1, 2020, and may be further impacted by future borrowing base redeterminations in 2020 and might also be adversely affected if we were required to pay a $3.8 million termination fee pursuant to the Purchase Agreement. Our ability to comply with our Leverage Ratio covenant would be adversely affected if the current low level of natural gas prices persist through the remainder of 2020. Our Leverage Ratio measures our Net Debt (as defined in the Credit Agreement) over our EBITDAX (as defined in the Credit Agreement) and we generate less EBITDAX in a low price environment. These potential covenant compliance issues could cause doubt about our ability to continue as a going concern. Failure to comply with these covenants, if not waived, would result in an event of default and related actions under the Credit Agreement.

If the Contemplated Transactions are not completed, Carbon’s board of directors may evaluate other strategic alternatives that may be available, which such alternatives may not be as favorable to Carbon or its stockholders as the Contemplated Transactions.

The Purchase Agreement contains restrictions on the conduct of Carbon’s business prior to closing.

Under the terms of the Purchase agreement, Carbon is subject to certain restrictions on the conduct of its business prior to the closing, which may adversely affect its ability to execute certain of its business strategies. Limitations include, among other things, the ability to approve certain capital projects, dispose of the Acquired Assets, create any Liens on the Acquired Assets, enter into or modify any employment agreements, adopt, amend, modify or terminate any benefit plan or modify or terminate any lease or material contract, in each case, subject to certain exceptions set forth in the Purchase Agreement. Such limitations could negatively affect Carbon’s business and operations prior to the completion of the Contemplated Transactions. See “The Purchase Agreement—Covenants and Agreements” beginning on page 34.

The Purchase Agreement limits Carbon’s ability to pursue alternatives to the Contemplated Transactions.

The Purchase Agreement contains provisions that make it more difficult for Carbon to sell its assets or engage in another type of acquisition transaction with a party other than the Purchaser. These provisions include a provision obligating Carbon to pay the Purchaser a termination fee of $3.8 million if, among other things, (i) the Sellers materially breach the No Solicitation Obligations (as defined in “The Purchase Agreement—No Solicitation of Competing Acquisition Proposals” beginning on page 36), or (ii) the Purchase Agreement is terminated in connection with a Superior Proposal (as defined in “The Purchase Agreement—No Solicitation of Competing Acquisition Proposals” beginning on page 36). These provisions could discourage a third party that might have an interest in acquiring all of, or substantially all of, Carbon’s assets or its common stock from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by the Purchaser.

Carbon’s common stockholders will not receive any of the proceeds of the Contemplated Transactions.

The Sellers will receive the proceeds from the Contemplated Transactions. Upon consummation of the Contemplated Transactions, net of expected purchase price adjustments, the Sellers expect to receive cash proceeds of $105 million, of which $3.3 million will be deposited in an escrow account to support the Sellers’ indemnification obligations and, subject to certain exceptions, released on the 18-month anniversary of the closing. The Sellers intend to use approximately $75.0 million of the proceeds to repay outstanding indebtedness, including accrued interest, under the Credit Agreement, approximately $10.0 million to pay estimated transaction expenses, including legal, accounting and severance and other employment-related costs, and approximately $12.7 million to pay indebtedness under the Promissory Notes. Nytis USA will retain the remaining proceeds, but, to the extent these funds are in excess of those required in the operations of Nytis USA, it may distribute those funds to Carbon who may use them for general corporate purposes, including the repayment of indebtedness. As of March 31, 2020, there was approximately $73.5 million of outstanding borrowings under the Credit Agreement and approximately $26.3 million outstanding under the Promissory Notes. Yorktown, as the holder of all of the Series B convertible preferred stock, has waived its right to be paid a liquidating distribution of approximately $5.6 million in connection with the closing of the Contemplated Transactions until the Payment Date, at which point the liquidating distribution will become immediately due and payable by Carbon out of Carbon’s assets legally available for distribution to its stockholders. To the extent that Carbon receives the contingent payment as described herein, it will use such proceeds for general corporate purposes. As of the date of this information statement, Carbon does not intend to pay any dividends to its common stockholders in connection with the closing of the Contemplated Transactions.

The holder of the Promissory Notes may claim that it is entitled to receive more of the proceeds of the Contemplated Transactions than we believe we are required to apply to the payment of the Promissory Notes.

Under the terms of the Promissory Notes, we are required to make a mandatory prepayment on the Promissory Notes no later than the first business day following the date of receipt by us of any “Net Cash Proceeds,” as defined in the Promissory Notes, from the sale of our assets. The mandatory prepayment must be in an amount equal to the lesser of (i) the then-outstanding obligation under the Promissory Notes and (ii) the amount of such Net Cash Proceeds received by us, after repayment of amounts due under the Credit Agreement and expenses incurred in connection with the Contemplated Transactions. Old Ironsides, the holder of the Promissory Notes, has asserted in writing that it believes that the Net Cash Proceeds would be sufficient for us to repay the full amount outstanding under the Promissory Notes, approximately $26.3 million, while we believe that the Net Cash Proceeds available to repay the Promissory Notes would be approximately $12.7 million.

We are in discussions with Old Ironsides regarding the amount owed, but if the resolution of the discussions is not satisfactory to Old Ironsides, it may file a lawsuit claiming that it is entitled to receive more than what we believe is owed, including and up to the full amount of the Promissory Notes. If we were required by a court to pay such a judgment in excess of what we believe is owed, as well as costs to defend any such claims, we may not have the cash on hand or ability to raise the funds necessary to pay such amounts. Furthermore, given the scope of our operations post-transaction and the state of the industry and energy capital markets, we expect that it would be very difficult for us to raise additional capital to pay a judgment and legal costs. Therefore, a judgment against us in an amount greater than we believe we owe on the Promissory Notes could make it necessary for us to seek protection from creditors under Chapter 11 of the U.S. Bankruptcy Code, or an involuntary petition for bankruptcy may be filed against us.

Carbon will incur significant expenses in connection with the Contemplated Transactions, regardless of whether the Contemplated Transactions are completed and, in certain circumstances, may be required to pay a termination fee to the Purchaser.

Carbon expects to incur significant expenses related to the Contemplated Transactions. These expenses include, but are not limited to, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by Carbon regardless of whether the Contemplated Transactions are completed. In addition, if the Purchase Agreement is terminated in certain circumstances, Carbon will be required to pay the Purchaser a $3.8 million termination fee. See “The Purchase Agreement—Termination of the Purchase Agreement” beginning on page 39.

Carbon expects to record a loss at the closing of the Contemplated Transactions.

Upon the consummation of the Contemplated Transactions, Carbon expects to record a book loss of approximately $50.1 million. If the Contemplated Transactions are not completed, Carbon may be required to take an impairment charge related to the Appalachian assets. GAAP requires us to write down, as a non-cash charge to earnings, the carrying value of our oil and natural gas properties for impairments, which may occur if we experience substantial downward adjustments to our estimated proved reserves or our unproved property values, or if estimated future development costs increase. We are required to perform impairment tests on our assets periodically and whenever events or changes in circumstances warrant a review of our assets. To the extent such tests indicate a reduction of the estimated useful life or estimated future cash flows of our assets, the carrying value may not be recoverable and therefore requires a write-down. Future write-downs of our full cost pool may be required if oil and natural gas prices decline, unproved property values decrease, estimated proved reserve volumes are revised downward or costs incurred in exploration, development, or acquisition activities in our full cost pool exceed the discounted future net cash flows from the additional reserves, if any, attributable to our cost pool. Any recorded impairment is not reversible.

Certain of Carbon’s directors and named executive officers have interests in the Contemplated Transactions that are different from, or in addition to, those of Carbon’s stockholders generally.

Carbon’s directors and named executive officers have interests in the Contemplated Transactions that are different from, or in addition to, those of Carbon’s stockholders generally. These interests create potential conflicts of interest. Certain of our directors are affiliates of Yorktown. Yorktown, as the holder of all of the Series B convertible preferred stock, has waived its right to be paid a liquidating distribution of approximately $5.6 million in connection with the closing of the Contemplated Transactions until the Payment Date, at which point the liquidating distribution will become immediately due and payable by Carbon out of Carbon’s assets legally available for distribution to its stockholders. Carbon’s board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Purchase Agreement, including the Contemplated Transactions. See “The Contemplated Transactions—Interests of Certain of Carbon’s Directors and Executive Officers in the Contemplated Transactions” beginning on page 25.

Carbon, Nytis USA and the Purchaser may be named in legal proceedings in connection with the Contemplated Transactions, the outcomes of which are uncertain, could delay or prevent the completion of the Contemplated Transactions.

Carbon, Nytis USA, the Purchaser and their respective directors may be named as defendants in putative stockholder class actions challenging the Contemplated Transactions. Among other remedies, the plaintiffs in such actions, if they do arise, may seek to enjoin the Contemplated Transactions. Such legal proceedings could delay or prevent the Contemplated Transactions from becoming effective within the agreed upon timeframe.

In connection with the Contemplated Transactions, the Sellers will indemnify the Purchaser and the Purchaser will indemnify the Sellers for certain liabilities. There can be no assurance that the indemnities from the Sellers will be sufficient to insure the Purchaser against the full amount of such liabilities.

Pursuant to the Purchase Agreement, the Sellers agreed to indemnify the Purchaser for certain liabilities, and the Purchaser agreed to indemnify the Sellers for certain liabilities. The Sellers will indemnify the Purchaser for claims, proceedings and losses relating to retained liabilities, a breach of the Purchase Agreement by the Sellers and certain other matters set forth in the Purchase Agreement, and the Purchaser will indemnify the Sellers for claims, proceedings and losses relating to the assumed liabilities, including ownership of the Disposed Companies on or after the closing, and a breach of the Purchase Agreement by the Purchaser. However, third parties might seek to hold the Sellers responsible for liabilities that the Purchaser agreed to assume, and there can be no assurance that the Sellers will be able to fully satisfy its indemnification obligations under the Purchase Agreement, which could be significant and could adversely affect our business.

Risks Related to Carbon’s Future Operations

Carbon’s operations will be curtailed and Carbon will have limited sources of revenue following the Contemplated Transactions, which may negatively impact the value and liquidity of Carbon’s common stock.

Upon the closing of the Contemplated Transactions, the size of Carbon’s business operations will be significantly reduced and its sources of revenue will be limited to its operations in the Ventura Basin through Carbon California. Carbon does not intend to use any portion of the proceeds from the Contemplated Transactions to support the business operations remaining following the Contemplated Transactions, and there can be no assurance that Carbon will be successful at carrying out the operations of its remaining business or that it will be successful at generating revenue. A failure by Carbon to secure additional sources of revenue following the closing of the Contemplated Transactions could negatively impact the value and liquidity of its common stock.

Carbon will continue to incur the expense of complying with public company reporting requirements following the closing of the Contemplated Transactions.

After the Contemplated Transactions, Carbon will continue to be required to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome.

Carbon’s common stock may be removed from trading on OTCQB following the consummation of the Contemplated Transactions.

Carbon’s SEC reporting obligations as a public company will not be impacted as a result of the closing of the Contemplated Transactions and, following the completion of the Contemplated Transactions, Carbon expects that its common stock will continue to be quoted on OTCQB. However, it is not possible to predict the trading price of Carbon’s common stock following the closing of the Contemplated Transactions or the impact that the Contemplated Transactions may have on Carbon’s remaining business.

In order to remain eligible for trading on OTCQB, Carbon’s common stock must comply with certain standards for continued eligibility, including:

•        a minimum closing bid price of at least $0.01 per share on at least one of the prior thirty consecutive calendar days;

•        at least 50 beneficial holders, each owning at least 100 shares; and

•        freely traded public float of at least 10% of the total shares of common stock issued and outstanding.

Carbon believes that it will continue to meet OTCQB’s standards for continued eligibility following the completion of the Contemplated Transactions. No assurances, however, can be given that Carbon will continue to satisfy these requirements as some of these requirements are outside of Carbon’s direct control, such as the bid price of its common stock, the number of holders of its common stock and the value of its publicly held shares. If Carbon is unable to meet these requirements, OTCQB may take action to remove Carbon’s common stock from trading on OTCQB.

The removal of Carbon’s common stock from trading on OTCQB could result in a reduction in its trading price and would substantially limit the liquidity of Carbon’s common stock. In addition, removal could materially adversely impact Carbon’s ability to raise capital or pursue strategic restructuring, refinancing or other transactions. The removal of Carbon’s common stock from trading on OTCQB could also have other negative results, including the potential loss of confidence by institutional investors.

The unaudited pro forma financial statements included in this information statement are presented for illustrative purposes only and may not be an indication of Carbon’s financial condition or results of operations following the Contemplated Transactions.

The unaudited pro forma financial statements contained in this information statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates, and may not be an indication of Carbon’s financial condition or results of operations following the Contemplated Transactions. The actual financial condition and results of operations of Carbon following the Contemplated Transactions may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition and results of operations following the Contemplated Transactions.

Carbon is a holding company with no oil and gas operations of its own, and Carbon depends on its subsidiaries for cash to fund certain of its operations and expenses.

Carbon’s operations are conducted entirely through its subsidiaries, and its ability to generate cash to meet its operating obligations is dependent on the earnings and the receipt of funds from its subsidiaries through distributions or intercompany loans. Following the consummation of the Contemplated Transactions, Carbon California will be Carbon’s sole operating subsidiary. Carbon California’s ability to generate adequate cash depends on a number of factors, including development of reserves, successful acquisitions of complementary properties, advantageous drilling conditions, oil and natural gas prices, compliance with all applicable laws and regulations and other factors.

We do not solely control Carbon California.

Following the consummation of the Contemplated Transactions, we will have no significant assets other than our ownership interest in Carbon California, which owns and operates oil, natural gas, and NGLs interests. More specifically:

•        Carbon California is managed by its governing board. Our ability to influence decisions with respect to its operations varies depending on the amount of control we exercise under the governing agreement;

•        We do not control the amount of cash distributed by Carbon California. Further, debt facilities at Carbon California currently restrict distributions. We may influence the amount of cash distributed through our board seats on Carbon California’s governing board, but may not ultimately be successful in such efforts;

•        We may not have the ability to unilaterally require Carbon California to make capital expenditures, and Carbon California may require us to make additional capital contributions to fund operating and maintenance expenditures, as well as to fund expansion capital expenditures, which would reduce the amount of cash otherwise available for dividend payments by us or require us to incur additional indebtedness;

•        Carbon California may incur additional indebtedness without our consent, which debt payments would reduce the amount of cash that might otherwise be available for distributions; and

•        The third-party operator of certain of the assets held by Carbon California and the identity of our partners could change, in some cases without our consent. Our dependence on the operators of such assets and other working interest owners for these projects and our limited ability to influence or control the operation and future development of these properties could have a material adverse effect on the realization of our targeted returns on capital or lead to unexpected future costs.

Due to our lack of asset and geographic diversification, adverse developments in our operating areas would reduce our ability to pay dividends on shares of our common stock.

Upon closing of the Contemplated Transactions, all of our assets will be located exclusively in the Ventura Basin in California. Due to our lack of diversification in asset type and location, an adverse development in the oil and gas business in the Ventura Basin, including those resulting from the impact of regional supply and demand factors, delays or interruptions of production from wells in these areas caused by and costs associated with governmental regulation, processing or transportation capacity constraints, market limitations, water shortages, wildfires or other weather related conditions, interruption of the processing or transportation of oil, NGLs or natural gas and changes in regional and local political regimes and regulations, would have a significantly greater impact on our results of operations and cash available for dividend payments on shares of our common stock than if we maintained more diverse assets and locations.

Our operations are currently conducted in locations that may be at risk of damage from fire, mudslides, earthquakes or other natural disasters.

Carbon California currently conducts operations in California near known wildfire and mudslide areas and earthquake fault zones. Certain of Carbon California’s operations were temporarily halted in December 2017 due to the wildfires in southern California. A future natural disaster, such as a fire, mudslide or an earthquake, could cause substantial delays in our operations, damage or destroy equipment, prevent or delay transport of production and cause us to incur additional expenses, which would adversely affect our business, financial condition and results of operations. In addition, our facilities would be difficult to replace and would require substantial lead time to repair or replace. The insurance we maintain against earthquakes, mudslides, fires and other natural disasters would not be adequate to cover a total loss of our facilities, may not be adequate to cover our losses in any particular case and may not continue to be available to us on acceptable terms, or at all.

Our operations are substantially dependent on the availability of water and electricity. Restrictions on our ability to obtain water, or increasing prices or shortages of electricity, particularly in California, may have an adverse effect on our financial condition, results of operations, and cash flows.

Water and electricity are essential components of oil and natural gas production during both the drilling and hydraulic fracturing processes. Historically, we have been able to purchase water from local land owners for use in our operations. As a result of severe drought in parts of California, some local water districts have begun restricting the use of water subject to their jurisdiction for hydraulic fracturing to protect the availability of local water supply. Additionally, in recent years, shortages of electricity have resulted in increased costs for consumers and certain interruptions in service. California has experienced rolling blackouts due to excessive demand on the electrical grid or as precautionary measures against the risk of wildfire in the past because of unexpectedly high temperatures. If we are unable to obtain water to use in our operations from local sources or we experience electricity blackouts, we may be unable to economically produce our reserves or run our operations, which could have an adverse effect on our financial condition, results of operations, and cash flows.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be sufficient.

Following the closing of the Contemplated Transactions, our sole source of revenue will be from Carbon California’s operations. Our ability to service our debt obligations following the Contemplated Transactions depends on the future operating performance and cash flow from Carbon California. There can be no assurance that our cash from operations will be sufficient to meet continuing debt obligations, and if we are unable to generate sufficient cash through our operations, we could face substantial liquidity problems, which could have a material adverse effect on our results of operations and financial condition. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or refinance our indebtedness. We may not be able to take any of these actions, and these actions may not be successful or permit us to meet our scheduled debt service obligations. Furthermore, these actions may not be permitted under the terms of our existing or future debt agreements.

The recent spread of COVID-19, or the novel coronavirus, and measures taken to mitigate the impact of the COVID-19 pandemic, are adversely affecting our business, operations and financial condition.

Like other oil and gas companies, our business is being adversely affected by the COVID-19 pandemic and measures being taken to mitigate its impact. The pandemic has resulted in widespread adverse impacts on the global economy and on our employees, customers, suppliers and other parties with whom we have business relations. As the coronavirus pandemic and government responses are rapidly evolving, the extent of the impact on domestic exploration and production companies remains unknown. We are experiencing a sharp and rapid decline in the demand for the oil and natural gas we produce and in the prices we receive for our products as the U.S. and global economy are being negatively impacted as economic activity is curtailed in response to the COVID-19 pandemic. Official restrictions on non-essential activities have been introduced across the U.S., which may adversely impact our production activities. For example, since mid-March, we have had to restrict access to our administrative offices. There is considerable uncertainty regarding the extent to which COVID-19 will continue to spread and the extent and duration of governmental and other measures implemented to try to slow the spread of the virus, such as large-scale travel bans and restrictions, border closures, quarantines, shelter-in-place orders and business and government shutdowns. Restrictions of this nature have caused, and may continue to cause, us, our suppliers and other business counterparties to experience operational delays, delays in the delivery of materials and supplies that are sourced from around the globe, and have caused, and may continue to cause, milestones or deadlines relating to various projects to be missed. Further, the impact of the pandemic, including the resulting significant reduction in global demand for oil and gas, coupled with the sharp decline in oil prices following the announcement of price reductions and production increases in March 2020 by members of OPEC and other foreign, oil-exporting countries is expected to lead to significant global economic contraction generally and in our industry in particular. We anticipate that our business, financial condition and results of operations may be materially and adversely impacted as a result of these developments.

We have modified certain business and workforce practices (including those related to employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences) to conform to government restrictions and best practices encouraged by governmental and regulatory authorities. However, the quarantine of personnel or the inability to access our facilities or customer sites could adversely affect our operations. Additionally, currently many of our employees are working remotely. An extended period of remote work arrangements could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business.

We cannot predict the full impact that COVID-19 or the significant disruption and volatility currently being experienced in the oil and natural gas markets will have on our business, cash flows, liquidity, financial condition and results of operations at this time, due to numerous uncertainties. The ultimate impacts will depend on future developments, including, among others, the ultimate geographic spread of the virus, the consequences of governmental and other measures designed to prevent the spread of the virus, the development of effective treatments, the duration of the outbreak, actions taken by members of OPEC and other foreign, oil-exporting countries, actions taken by governmental authorities, customers, suppliers and other third parties, workforce availability, and the timing and extent to which normal economic and operating conditions resume.

Oil prices are highly volatile. Declines in commodity prices, especially steep declines in the price of oil, have adversely affected, and in the future will adversely affect, our financial condition and results of operations, cash flow, access to the capital markets and ability to grow.

As a result of the Contemplated Transactions, Carbon will no longer produce natural gas and instead will concentrate on the production of oil from its assets in the Ventura Basin. The oil market is highly volatile, and we cannot predict future oil prices. Beginning in February 2020, oil and natural gas prices have experienced record declines and are currently at record low levels in response to dramatic supply and demand uncertainty caused by the coronavirus pandemic and the recent announcement of planned production increases by Saudi Arabia. For example, the price of oil fell approximately 20% on March 9, 2020 due to Saudi Arabia’s decision to increase its production to record levels. As of April 30, 2020, the NYMEX WTI oil futures price for June 2020 was $18.84 per Bbl and the Henry Hub natural gas price was $1.949 per MMBtu. We cannot anticipate whether or when production will return to normalized levels, and oil and natural gas prices could remain at current levels or decline further, for an extended period of time.

Prices for oil may fluctuate widely in response to relatively minor changes in the supply of and demand for oil, market uncertainty and a variety of additional factors that are beyond our control, such as:

•        domestic and foreign supply of and demand for oil;

•        market prices of oil;

•        level of consumer product demand;

•        overall domestic and global political and economic conditions;

•        political and economic conditions in producing countries, including those in the Middle East, Russia, South America and Africa;

•        global or national health concerns, including the outbreak of pandemic or contagious disease, such as the recent coronavirus, which may reduce demand for crude oil because of reduced global or national economic activity;

•        actions of the Organization of Petroleum Exporting Countries and other state-controlled oil companies relating to oil price and production controls;

•        weather conditions;

•        impact of the U.S. dollar exchange rates on commodity prices;

•        technological advances affecting energy consumption and energy supply;

•        domestic and foreign governmental regulations and taxation;

•        impact of energy conservation efforts;

•        capacity, cost and availability of oil pipelines, processing, gathering and other transportation facilities and the proximity of these facilities to our wells; and

•        price and availability of alternative fuels.

Our production in the Ventura Basin received an approximate 9.7% premium to the NYMEX WTI benchmark price during 2019. A reduction in this premium would reduce the relative price advantage we receive for a substantial portion of our production in the Ventura Basin.

Our revenue, profitability and cash flow depend upon the prices and demand for oil. A drop in prices would significantly affect our financial results and impede our growth. In particular, a significant or prolonged decline in oil prices will negatively impact:

•        the value of our reserves, because declines in oil prices would reduce the amount of oil that we can produce economically;

•        the amount of cash flow available for capital expenditures;

•        our ability to replace our production and future rate of growth;

•        our ability to borrow money or raise additional capital and our cost of such capital; and

•        our ability to meet our financial obligations.

Historically, higher oil prices generally result in increased demand and prices for drilling equipment, crews and associated supplies, equipment and services, as well as higher lease operating expenses and increased end-user conservation or conversion to alternative fuels. However, commodity price declines do not result in similarly rapid declines of costs associated with drilling. Accordingly, a high cost environment could adversely affect our ability to pursue our drilling program and our results of operations.

Our level of indebtedness may increase and reduce our financial flexibility.

Following the closing of the Contemplated Transactions, we will have pro forma consolidated indebtedness of $57.7 million, of which $13.0 million will be indebtedness of Carbon and $44.7 million will be indebtedness at Carbon California, with respect to which we are not obligated. Carbon California sold certain Senior Secured Revolving Notes (the “Carbon California Senior Revolving Notes”) to Prudential Legacy Insurance Company of New Jersey and Prudential Insurance Company of America with a revolving borrowing base capacity of $40.0 million. There was approximately $33.0 million of indebtedness outstanding thereunder as of December 31, 2019 and $34.8 million as of March 31, 2020.

Carbon California also issued subordinated notes (the “Subordinated Notes”) to Prudential Capital Energy Partners the balance of which was $13.0 million as of December 31, 2019 and March 16, 2020.

We may incur significant indebtedness in the future in order to make acquisitions or to develop our properties.

Our level of indebtedness could affect our operations in several ways, including the following:

•        a significant portion of our cash flows could be used to service our indebtedness;

•        a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

•        the covenants contained in the agreements governing our outstanding indebtedness limit our ability to borrow additional funds, dispose of assets, pay dividends, and make certain investments;

•        a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and therefore, may be able to take advantage of opportunities that our indebtedness would prevent us from pursuing;

•        our debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;

•        a high level of debt or reduction in commodity prices may make it more likely that a reduction in our borrowing base following a periodic redetermination could require us to repay a portion of our then-outstanding bank borrowings; and

•        a high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate, or other purposes.

A high level of indebtedness increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General economic conditions, commodity prices, and financial, business, and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings, or equity financing may not be available to pay or refinance such debt. Factors that may affect our ability to raise cash through a potential offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets, and our performance at the time we need capital.

Any significant reduction in our borrowing base under the Carbon California Senior Revolving Notes as a result of the periodic borrowing base redeterminations or otherwise may negatively impact our ability to fund our operations.

Under the Carbon California Senior Revolving Notes, which as of April 1, 2020, provided for a $40.0 million borrowing base, which reflects a reduction of $5.0 million from the prior redetermination, we are subject to collateral borrowing base redeterminations based on our proved reserves. Declines in oil prices have in the past adversely impacted the value of our estimated proved developed reserves and, in turn, the market values used by our lenders to determine our borrowing base. Since December 31, 2019, prices have declined, with the NYMEX WTI oil futures price for June 2020 on April 30, 2020 at $18.84 per Bbl. Furthermore, our lenders have the right at any time to request a special determination of the borrowing base. Any significant reduction in our borrowing base as a result of such borrowing base redeterminations or otherwise may negatively impact our liquidity and our ability to fund our operations and, as a result, may have a material adverse effect on our financial condition, results of operations, and cash flows.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information in this information statement, and the documents to which you are referred in this information statement, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements other than statements of historical or present facts, that address activities, events, outcomes, and other matters that the Company plans, expects, intends, assumes, believes, budgets, predicts, forecasts, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “could,” “should,” “future,” “potential,” “continue,” variations of such words, and similar expressions identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Important factors that could cause actual results to differ from those expressed or implied in forward-looking statements include, but are not limited to:

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement;

•        the failure to satisfy any condition to consummation of the Purchase Agreement;

•        an increase in the amount of costs, fees, expenses and other charges related to the Purchase Agreement;

•        risks arising from the diversion of management’s attention from its ongoing business operations;

•        the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners pending the consummation of the Purchase Agreement;

•        the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the Purchase Agreement and the transactions contemplated thereby;

•        the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in the Company’s reports filed with the SEC;

•        risks associated with the Company’s ability to identify and realize business opportunities following the consummation of the Purchase Agreement;

•        the risk that the Purchase Agreement may not be completed in a timely manner or at all, which may adversely affect the Company’s business or the price of its common stock;

•        changes in the business or operating prospects of the Company, including the occurrence of an event, circumstance, occurrence, fact, condition, development, effect or change that constitutes a Material Adverse Effect;

•        the ability of the Company to maintain compliance with OTCQB’s standards for continued eligibility following the consummation of the Contemplated Transactions;

•        limitations placed on the Company’s ability to operate its business by the Purchase Agreement;

•        the impact of the announcement of the Contemplated Transactions on the market price of the Company’s common stock; and

•        the amount of costs, fees and expenses associated with the Contemplated Transactions.

The foregoing list of risks is not exclusive. For a more detailed description of the risk factors associated with the Company’s business, see “Risk Factors” beginning on page 6 of this information statement, and Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020. The forward-looking statements contained in this information statement and the documents to which you are referred in this information statement are based on assumptions that Carbon’s management have made in light of their industry experience and their perceptions of historical trends, current conditions, expected future developments and other important factors Carbon believes are appropriate under the circumstances. As you read and consider this information statement and the documents to which you are referred in this information statement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond Carbon’s control) and assumptions. Although Carbon’s management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors such as those listed above that could affect the Company’s actual operating and financial performance and cause the Company’s performance to differ materially from the performance anticipated in the forward-looking statements.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, Carbon’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Carbon cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date of this information statement, and undertakes no obligation to update this information to reflect events or circumstances after the filing of this information statement with the SEC except as required by law. All forward-looking statements, expressed or implied, included in this information statement and attributable to Carbon are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may make or persons acting on our behalf may issue.

THE CONTEMPLATED TRANSACTIONS

The following discussion provides material information about the proposed Contemplated Transactions. The discussion may not have all the information that is important to you, and it is qualified in its entirety by reference to the accompanying appendices, including the Purchase Agreement that accompanies this information statement as Annex A. You are urged to carefully read this entire document, including the appendices, for a more complete understanding of the Contemplated Transactions.

The Parties to the Contemplated Transactions

Carbon

Carbon is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of oil, natural gas and natural gas liquids properties located in the United States. The Company currently develops and operates oil and gas properties in the Appalachian Basin in Kentucky, Ohio, Tennessee, Virginia and West Virginia, in the Illinois Basin in Illinois and Indiana, and in the Ventura Basin in California through its wholly-owned and majority-owned subsidiaries. The Company owns 100% of the outstanding interests of CAC and Nytis USA, which in turn owns 98.11% of Nytis LLC. Nytis LLC holds interests in the Company’s operating subsidiaries. The Company owns 53.92% of Carbon California Company, LLC, which it consolidates as a majority-owned subsidiary. The Company focuses on conventional and unconventional reservoirs, including shale, tight sands and coalbed methane.

Carbon’s common stock is quoted on the OTCQB under the symbol “CRBO.” The principal executive offices of Carbon are located at 1700 Broadway, Suite 1170, Denver, Colorado 80290 and its telephone number is 702-407-7030. Carbon’s website is www.carbonenergycorp.com. The information provided on or accessible through Carbon’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

The Purchaser

The Purchaser is an established, independent owner and operator of producing natural gas & oil wells concentrated in the Appalachian Basin in the United States. Its field operations are densely located throughout the neighboring states of Tennessee, Kentucky, Virginia, West Virginia, Ohio, and Pennsylvania, where it is one of the largest independent conventional producers.

The principal executive offices of the Purchaser are located at 1800 Corporate Drive, Birmingham, Alabama 35242, and its telephone number is 205-408-0909. The Purchaser’s website is www.dgoc.com. The information provided on or accessible through the Purchaser’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

Effects of the Contemplated Transactions

Overview

Pursuant to the terms of the Purchase Agreement, the Sellers agreed to sell the Membership Interests to the Purchaser, for (i) an aggregate base cash purchase price of $110 million, subject to adjustment as described herein, and (ii) a contingent payment of up to $15 million, payable in accordance with the contingent payment structure described herein. The proceeds from the Contemplated Transactions are payable solely to the Sellers. You, as a common stockholder, will not receive any consideration if the Contemplated Transactions are consummated.

If the Contemplated Transactions are completed, Carbon would continue to own its membership interests in Carbon California, its majority-owned subsidiary. Carbon California conducts operations in the Ventura Basin in California. Following the consummation of the Contemplated Transactions, Carbon plans to continue to operate its retained business in the ordinary course. Notwithstanding the foregoing, Carbon’s board of directors is continuously evaluating strategic alternatives for the Company’s business in light of current market and industry conditions.

The Contemplated Transactions constitute a sale of substantially all of Carbon’s assets under the DGCL. Accordingly, under Carbon’s organizational documents and Section 271 of the DGCL, the approval of Carbon’s board of directors and the approval by the holders of a majority of Carbon’s outstanding common stock and Series B convertible preferred stock, voting together as a single class on an as-converted basis, would be required to approve the Contemplated Transactions.

Carbon’s board of directors approved the Purchase Agreement and the Contemplated Transactions on April 1, 2020. On April 1, 2020, the record date for determining stockholders entitled to act by written consent with respect to the approval of the Contemplated Transactions, there were 7,899,020 shares of common stock outstanding and 50,000 shares of Series B convertible preferred stock outstanding, which equated to 8,524,020 shares of common stock on an as-converted basis. On April 1, 2020, the Yorktown funds, as the holders of approximately 64% of Carbon’s outstanding common stock on an as-converted basis, delivered a written consent approving the Contemplated Transactions. The stockholders that executed and delivered such written stockholder consent are referred to as the “controlling stockholders” herein.

As a result of the delivery of the written stockholder consent, no further action by any other Carbon stockholder is required under applicable law or the Purchase Agreement in connection with the approval of the Contemplated Transactions. Accordingly, Carbon is not soliciting your vote for the approval of the Contemplated Transactions and will not call a stockholders’ meeting for purposes of voting on the approval of the Contemplated Transactions. No action by the stockholders of the Purchaser is required to complete the Contemplated Transactions.

The Contemplated Transactions will not alter the rights, privileges or nature of the issued and outstanding shares of Carbon’s common stock or Series B convertible preferred stock. A stockholder who owns shares of Carbon’s common stock or Series B convertible preferred stock immediately prior to the closing of the Contemplated Transactions will continue to hold the same number of shares immediately following the closing.

The Sellers will receive the proceeds from the Contemplated Transactions. Upon consummation of the Contemplated Transactions, net of expected purchase price adjustments, the Sellers expect to receive cash proceeds of $105 million, of which $3.3 million will be deposited in an escrow account to support the Sellers’ indemnification obligations and, subject to certain exceptions, released on the 18-month anniversary of the closing. The Sellers intend to use approximately $75.0 million of the proceeds to repay outstanding indebtedness, including accrued interest, under the Credit Agreement, approximately $10.0 million to pay estimated transaction expenses, including legal, accounting and severance and other employment-related costs, and approximately $12.7 million to pay indebtedness under the Promissory Notes. Nytis USA will retain the remaining proceeds, but, to the extent these funds are in excess of those required in the operations of Nytis USA, it may distribute those funds to Carbon who may use them for general corporate purposes, including the repayment of indebtedness. As of March 31, 2020, there was approximately $73.5 million of outstanding borrowings under the Credit Agreement and approximately $26.3 million outstanding under the Promissory Notes. Yorktown, as the holder of all of the Series B convertible preferred stock, has waived its right to be paid a liquidating distribution of approximately $5.6 million in connection with the closing of the Contemplated Transactions until the Payment Date, at which point the liquidating distribution will become immediately due and payable by Carbon out of Carbon’s assets legally available for distribution to its stockholders. To the extent that Carbon receives the contingent payment as described herein, it will use such proceeds for general corporate purposes. As of the date of this information statement, Carbon does not intend to pay any dividends to its common stockholders in connection with the closing of the Contemplated Transactions.

Impact of Contemplated Transactions on SEC Reporting and OTCQB Listing

Carbon’s SEC reporting obligations as a public company will not be impacted as a result of the closing of the Contemplated Transactions and, following the completion of the Contemplated Transactions, Carbon expects that its common stock will continue to be quoted on OTCQB. However, it is not possible to predict the trading price of Carbon’s common stock following the closing of the Contemplated Transactions or the impact that the Contemplated Transactions may have on Carbon’s remaining business.

In order to remain eligible for trading on OTCQB, Carbon’s common stock must comply with certain standards for continued eligibility, including:

•        a minimum closing bid price of at least $0.01 per share on at least one of the prior thirty consecutive calendar days;

•        at least 50 beneficial holders, each owning at least 100 shares; and

•        freely traded public float of at least 10% of the total shares of common stock issued and outstanding.

Carbon believes that it will continue to meet OTCQB’s standards for continued eligibility following the completion of the Contemplated Transactions. No assurances, however, can be given that Carbon will continue to satisfy these requirements as some of these requirements are outside of Carbon’s direct control, such as the bid price of its common stock, the number of holders of its common stock and the value of its publicly held shares. If Carbon is unable to meet these requirements, OTCQB may take action to remove Carbon’s common stock from trading on OTCQB.

The removal of Carbon’s common stock from trading on OTCQB could result in a reduction in its trading price and would substantially limit the liquidity of Carbon’s common stock. In addition, removal could materially adversely impact Carbon’s ability to raise capital or pursue strategic restructuring, refinancing or other transactions. The removal of Carbon’s common stock from trading on OTCQB could also have other negative results, including the potential loss of confidence by institutional investors.

Background of the Contemplated Transactions

The terms of the Contemplated Transactions are the result of arm’s length negotiations between Carbon and the Purchaser. The following is a summary of the events leading up to execution of the Purchase Agreement and the key meetings, negotiations, discussions and actions by and between Carbon and the Purchaser that preceded the public announcement of the Contemplated Transactions.

Carbon’s management and board of directors regularly review Carbon’s performance, prospects and strategic opportunities to increase value for Carbon’s stockholders and from time to time evaluate potential transactions that would further its strategic objectives.

In the first quarter of 2018, Carbon was approached by a representative of the Purchaser to discuss a possible acquisition by the Purchaser of Carbon’s interest in both CAC and Nytis LLC, constituting all of Carbon’s Appalachian assets (the “Appalachia Assets”). On February 19, 2018, Carbon and the Purchaser entered into a mutual non-disclosure agreement enabling confidential negotiations and the conduct of due diligence. After a review of information relating to the Appalachia Assets, a representative of the Purchaser conveyed an indicative offer in March 2018 for the Appalachia Assets with a range of values of up to $165 million. On March 1, 2018, the NYMEX natural gas futures price for March 2018 was $2.698 per MMBtu. Based on Carbon’s expectations for higher natural gas prices and its growth plans, Carbon responded that it believed that a materially higher valuation was more appropriate for the assets. The Purchaser declined to increase its offer.

Following the termination of initial discussions with the Purchaser, Old Ironsides expressed an interest in selling its ownership interest in CAC to Carbon. In May 2018 Carbon entered into a membership interest purchase agreement to acquire Old Ironsides’ 73.5% membership interest in CAC for $58 million, comprised of $33 million in cash and the Promissory Notes, which would result in Carbon’s owning 100% of the membership interests in CAC. In order to fund the acquisition and to increase liquidity for investors and to enable Carbon to use its stock as currency for other acquisitions in the future, Carbon filed a registration statement for an offering of its common stock in May 2018 and contemporaneously applied to have its common stock approved for trading on the Nasdaq Capital Market. Carbon filed several amendments to the registration statement over the summer of 2018 in response to comments from the Securities and Exchange Commission, with the last such amendment being filed on September 6, 2018. However, in light of then-prevailing market conditions and lack of perceived sufficient investor interest, Carbon abandoned the offering and instead completed the acquisition of the remaining interest in CAC on December 31, 2018 with borrowings under its credit facility.

During 2018 and 2019, three other parties approached Carbon concerning a possible acquisition of the Appalachia Assets, and Carbon entered into non-disclosure agreements with these three potential purchasers, Company A, Company B and Company C, on October 21, 2018, December 16, 2019 and December 19, 2019, respectively. Carbon exchanged a letter of intent with Company A on March 11, 2019 for a sale of the membership interests in Nytis LLC and CAC for a purchase price of $235 million. Carbon terminated discussions with Company A on May 2, 2019 following a failure by Company A to provide evidence of its financial capability to consummate the proposed transactions. In February 2020, each of Company B and Company C informed Carbon that they had elected not to proceed with a proposal. Meanwhile, Carbon re-engaged in discussions with the Purchaser for a sale of the Appalachia Assets and extended its prior non-disclosure agreement with the Purchaser on January 30, 2019. In March 2019, the

Purchaser conveyed an indicative offer of $135 million for the Appalachia Assets, but Carbon declined to accept the proposed purchase price and broke off discussions with the Purchaser. On March 1, 2019, the NYMEX natural gas futures price was $2.859 per MMBtu.

During its quarterly board meetings in 2019, Carbon’s board of directors met with members of management to receive an update on the business and on the status of ongoing discussions with parties concerning a sale of the Appalachia Assets. Carbon’s board of directors considered the status and prospects of Carbon’s ongoing operations, including repaying a significant portion of Carbon’s indebtedness using proceeds of the sale of the Appalachia Assets.

In October 2019, the Purchaser again approached Carbon to renew discussions regarding a potential acquisition by the Purchaser of the Appalachia Assets. Following initial discussions, Carbon prepared and opened a virtual data room for the Purchaser’s review.

On December 12, 2019, Carbon’s board of directors held a regularly scheduled meeting. At the meeting, Carbon’s board of directors received an update from members of management on the status of ongoing discussions, which were continuing at that time with the Purchaser, Company B and Company C. Following discussions with members of management, Carbon’s board of directors encouraged management to continue to pursue possible transactions, primarily due to Carbon’s diminished prospects for future growth, difficulty accessing the equity and debt capital markets and debt levels. At all times during the negotiation process, Company management, at the direction of Carbon’s full board of directors, carried out the negotiations regarding the Contemplated Transactions, and neither of the directors affiliated with Yorktown assumed a direct role in the negotiations regarding the Contemplated Transactions.

On January 16, 2020, Mr. James Rode, Executive Vice President and Chief Commercial Officer of the Purchaser, had a call with Mr. McDonald and informed Mr. McDonald that the Purchaser was willing to move forward in negotiations regarding the Contemplated Transactions, and they discussed the status of open negotiation points, a proposed purchase price of $110 million and a timeline for completing negotiations. On January 1, 2020, the NYMEX natural gas futures price was $2.122 per MMBtu, and Carbon informed the Purchaser that the $110 million purchase price was too low.

On February 4, 2020 Carbon’s board of directors held a telephonic board meeting attended by members of management and representatives of Carbon’s legal counsel, including Welborn Sullivan Meck & Tooley, P.C. (“Welborn”), to review the status of discussions regarding the sale of the Appalachia Assets and potential strategic alternatives to the sale of the Appalachia Assets. By this time, the Purchaser and Company C were still considering an acquisition of the Appalachia Assets, but Company B had withdrawn its interest without making an offer to Carbon due to, among other things, current natural gas prices. After discussion and analysis of the terms of the potential transactions, Carbon’s standalone alternatives, and Carbon’s financing and operational situation, Carbon’s board of directors encouraged Mr. McDonald to continue to engage in due diligence and negotiations with the Purchaser concerning a potential transaction with the Purchaser but that Carbon should negotiate a higher price than the $110 million proposed by the Purchaser.

On February 10, 2020, Carbon’s board of directors held a telephonic board meeting attended by members of management and Welborn to review and discuss the Purchaser’s revised valuation proposal, with a $110 million cash purchase price at closing and a $15 million contingent payment structure based on the level of commodity prices, and other material considerations on the potential transaction with the Purchaser. Mr. McDonald summarized for Carbon’s board of directors the discussions with the Purchaser since the previous board meeting on February 4, 2020, including the structure and timing of the transaction, required board and stockholder action, the filing of an information statement with the Securities and Exchange Commission and the effect of the transaction on Carbon’s and its subsidiaries’ outstanding debt obligations. After extensive discussion, including with respect to Carbon’s board of directors’ expectations regarding natural gas prices and growth in the Appalachian Basin, Carbon’s board of directors instructed management and Carbon’s legal advisors to continue to negotiate the Contemplated Transactions. The following day, Company C informed Carbon that it was not going to make an offer for the Appalachia Assets, partly due to current natural gas prices.

On February 14, 2020, Carbon provided the Purchaser with a draft of a term sheet for the Purchase Agreement. The term sheet summarized the basic terms and conditions upon which Carbon was prepared to transact including the purchase price, contingent payment arrangements, proposed closing by May 1, 2020, effective date of January 1, 2020, various adjustments to the purchase price based upon revenues and expenses between the effective date and closing and based upon the value of certain assets, the exclusion of certain surface properties from the transaction, title and environmental defect procedures, thresholds and deductibles as well as indemnification thresholds, deductible and cap. The draft term sheet also noted that other matters such as the scope of representations and warranties, employee matters, interim operations and a transition services agreement would be negotiated and reflected in the purchase agreement.

The Purchaser’s initial comments to the term sheet were received on February 25, 2020. Carbon’s management had extensive internal discussions concerning the revised term sheet proposed by the Purchaser, and the Purchaser and management scheduled a conference call with each parties’ management and counsel for February 28, 2020. In advance of that call, Welborn transmitted a revised term sheet to the Purchaser’s counsel. During the call on February 28, 2020, the parties were able to address many of the basic terms of the transaction, and the Purchaser took responsibility for preparing the next draft of the term sheet, which was received by Carbon on March 2, 2020.

Carbon and the Purchaser and their respective counsel had follow-up discussions concerning the remaining open issues in the term sheet, including the amount of a deposit to be made by the Purchaser at signing, the monthly payment amount to be made by the Purchaser to Carbon for managing the assets between signing the purchase agreement and closing and title and environmental diligence and defect resolution procedures. On March 4, 2020, Carbon transmitted a revised term sheet addressing open items and providing Carbon’s proposed resolution. The Purchaser supplied some further minor revisions to the term sheet on March 6, 2020 which were acceptable to Carbon. Each of Carbon and the Purchaser confirmed that the term sheet was acceptable and provided the basis for preparing the Purchase Agreement.

On February 25, 2020 Messrs. McDonald, Rusty Hutson, Jr., the Purchaser’s Chief Executive Officer, Brad Gray, the Purchaser’s Chief Operating Officer, and Rode met in Birmingham, Alabama and discussed the Contemplated Transactions between Carbon and the Purchaser and the operational and personnel matters relevant to Carbon and the Purchaser in connection with the Contemplated Transactions.

On March 10, 2020, Welborn distributed an initial draft of the Purchase Agreement to Maynard Cooper & Gale, P.C. (“MCG”), legal counsel for the Purchaser.

Over the following weeks, Welborn and MCG prepared and negotiated the ancillary documents and disclosure schedules and continued to advance the Purchaser’s due diligence review by supplying organizational documents and record books for the various entities that would be owned by Purchaser upon closing of the Contemplated Transactions.

On March 24, 2020, MCG distributed a revised draft of the Purchase Agreement to Welborn. The Purchaser’s revisions included revised procedures for addressing title and environmental matters, the addition of an indemnity escrow and payment for the R&W Insurance Policy premiums, additional representations and warranties, schedules and exhibits to the Purchase Agreement, additional provisions concerning interim operations of the business, employee matters, survival periods for representations and warranties, application of indemnity thresholds, deductible and cap and revisions concerning procedures to be followed should Carbon receive a competing offer that the Carbon board determines is superior to that received from the Purchaser.

On March 29, 2020, Welborn had a telephone conference with MCG during which many of the open items in the Purchase Agreement were discussed in advance of a telephone conference among Carbon’s management, the Purchaser’s management and counsel to both parties scheduled for the following day. On the counsel call, the following open items were discussed: adjustments to purchase price, allocation of the purchase price to particular assets, employee severance payments and whose responsibility those would be, and the scope of matters covered by indemnification.

On March 30, 2020, management of Carbon had discussions with the Purchaser’s management concerning the scope of the services to be supplied by Carbon after closing under a transition services agreement. After that, the parties and their respective counsel held a telephonic meeting to discuss open deal terms.

On April 1, 2020, Welborn distributed a revised draft of the Purchase Agreement to MCG proposing resolution of many of the open matters including post-closing title and environmental cure periods and revisions to the procedures concerning Carbon’s receipt of a superior offer. That same day, the Carbon board held a telephonic meeting to discuss the status of negotiations and the current draft of the Purchase Agreement.

Between April 1 and April 6, 2020, the parties and their respective counsels engaged in discussions and negotiations to finalize the Purchase Agreement and related ancillary documents. These discussions and negotiations included numerous telephone conversations and email exchanges between the parties’ executives and representatives. On April 3, 2020 and April 5, 2020, telephone calls between Carbon management and a tax matter expert at the Purchaser occurred concerning the Purchaser’s revisions to certain tax provisions in the Purchase Agreement. These discussions went back and forth resulting in Carbon’s agreeing to allow the changes so long as the Purchaser’s election of tax treatment was neutral to Carbon and its tax attributes. Other open items at this time included the responsibility for payment of severance to employees not retained by the Purchaser, the calculation of certain adjustments to the purchase price, the amount of the indemnity escrow required to be funded at closing, the scope of services to be performed by Carbon post-closing under the Transition Services Agreement, the monthly fee payable to Carbon for performing the services, the term during which Carbon is to provide those services and Carbon’s position that such term could not be shortened by the Purchaser.

On April 6, MCG distributed a revised draft of the Purchase Agreement to Welborn, following which the parties discussed the remaining open issues in the agreement.

Also on April 6, 2020, Carbon’s board of directors held a telephonic board meeting attended by members of management and Welborn to receive an update on the status of negotiations with the Purchaser. During the meeting, Carbon’s board of directors reviewed Carbon’s strategic alternatives, the history of Carbon’s exploration of those alternatives, and Carbon’s prospects as an independent company, including Carbon’s financial and operating situation. Carbon’s management recommended to Carbon’s board of directors that they approve the Contemplated Transactions on the terms set forth in the Purchase Agreement. After discussion, including as to the matters discussed below in “—Carbon’s Reasons for the Contemplated Transactions,” Carbon’s board of directors unanimously approved the Contemplated Transactions and resolved to authorize management to execute the Purchase Agreement.

Following the conclusion of the Carbon board meeting, Carbon, the Purchaser and their respective legal counsel finalized the transaction documentation, and on April 7, 2020, the parties executed the Purchase Agreement. Prior to the execution of the Purchase Agreement, Carbon sought and obtained a written consent from funds affiliated with Yorktown Partners, L.P., representing approximately 64% of Carbon’s outstanding common stock on an as-converted basis, approving the Contemplated Transactions.

Following the execution of the Purchase Agreement, the Purchaser issued a press release prior to the commencement of trading in London and Carbon filed a current report on Form 8-K prior to the commencement of trading in the United States regarding the execution of the Purchase Agreement and the Contemplated Transactions.

Carbon’s Reasons for the Contemplated Transactions

In approving the Purchase Agreement, Carbon’s board of directors consulted with members of management and Welborn. Carbon’s board of directors also considered a number of factors, including:

Strategic Considerations.    Carbon’s board of directors considered a number of factors pertaining to the strategic rationale for the Contemplated Transactions, including the following:

•        the challenging environment for Appalachian natural gas properties given low natural gas prices and the general oversupply of natural gas in the U.S. in relation to depressed demand as economic activity is being curtailed in response to the COVID-19 pandemic;

•        the inability to access the equity and debt capital markets on attractive terms or at all in order to fund growth in the Appalachian Basin, as demonstrated by Carbon’s inability to complete a public offering in 2018;

•        the need to reduce indebtedness in a low commodity price environment;

•        concerns about CAC’s ability to comply with certain financial covenants if low prices were to persist;

•        the Purchase Agreement provides for an attractive purchase price that will be paid in cash;

•        the Purchaser has delivered evidence to Carbon that the Purchaser has sufficient financing commitments to pay the base cash purchase price at closing as contemplated by the Purchase Agreement;

•        that since the first quarter of 2018, Carbon had contacted or been contacted by three other potentially interested parties regarding a transaction involving a sale of the Appalachia Assets and had engaged in discussions and, in some cases, due diligence with those parties;

•        that the proposal from the Purchaser was the only viable proposal received for a transaction found to be in the best interests of Carbon and its stockholders relative to the alternative of continuing to operate its business as an independent, standalone company; and

•        operational and financial advantages to be realized following consummation of the Contemplated Transactions, including reduced general and administrative and lease operating expenses and capital expenditure savings.

Terms of the Purchase Agreement.    In addition, Carbon’s board of directors considered the terms of the Purchase Agreement, including the following:

•        the Purchase Agreement provides for up to an additional $15 million contingent payment to be paid based on natural gas prices and scheduled proved developed producing (“PDP”) quantities;

•        the Purchaser placed a performance deposit in the amount of $5 million into escrow with a third party escrow agent (the “Deposit”) upon the signing of the Purchase Agreement, which amount will be released from escrow to the Sellers at the closing as partial payment of the base cash purchase price or if the Contemplated Transactions do not close by the Outside Closing Date or as a result of the conditions to the Sellers’ obligations to close not being satisfied;

•        all of the terms and conditions of the Purchase Agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing and the form and structure of the consideration and the termination rights; and

•        the terms of the Purchase Agreement that permit (i) Carbon to discuss and negotiate, under specified circumstances, an unsolicited Takeover Proposal (as defined below) should one be made if Carbon’s board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Takeover Proposal constitutes or could be reasonably be expected to lead to a Superior Proposal (as defined below) and (ii) Carbon, under certain circumstances, to terminate the Purchase Agreement to enter into a Superior Proposal.

Risks and Potentially Negative Factors.    Carbon’s board of directors also considered a variety of risks and other potentially negative factors concerning the Purchase Agreement and the Contemplated Transactions, including the following:

•        that while Carbon will continue to exercise control and supervision over its operations prior to the closing, the Purchase Agreement prohibits Carbon from taking a number of actions relating to the conduct of its business prior to the closing without the Purchaser’s consent, which may delay or prevent Carbon from undertaking business opportunities that arise during the pendency of the Contemplated Transactions, whether or not the Contemplated Transactions are consummated;

•        the Purchase Agreement places certain conditions on Carbon’s ability to solicit or respond to competing acquisition proposals;

•        the risk that the Contemplated Transactions may be delayed or may not be completed, including the potential loss of value to the Carbon common stockholders and the potential negative impact on the operations and prospects of Carbon if for any reason the Contemplated Transactions are delayed or are not completed;

•        the significant costs involved in connection with negotiating the Purchase Agreement and completing the Contemplated Transactions, the substantial management time and effort required to effectuate the Contemplated Transactions and the related disruption to Carbon’s day-to-day operations and the risk of diverting management focus and resources from other strategic opportunities during the pendency of the Contemplated Transactions;

•        that the Contemplated Transactions are subject to the satisfaction of certain conditions prior to closing, including conditions that are outside of Carbon’s control, including the completion of the Purchaser’s title diligence, the obtaining of the R&W Insurance Policy by the Purchaser, and that certain adjustments to the base cash purchase price do not exceed 15% of the unadjusted base cash purchase price, as described herein;

•        that, under certain circumstances, Carbon may be required to pay a termination fee of $3.8 million upon termination of the Purchase Agreement;

•        the risk of disruption to Carbon’s business and customer reaction as a result of the public announcement of the Contemplated Transactions; and

•        the fact that Carbon did not obtain a fairness opinion regarding the Contemplated Transactions.

In addition, Carbon’s board of directors believes that it was aware of, and considered, the interests that its directors and executive officers have with respect to the Contemplated Transactions that are different from, or in addition to, those of Carbon’s stockholders generally, as described in “The Contemplated Transactions—Interests of Certain of Carbon’s Directors and Executive Officers in the Contemplated Transactions.”

After considering these factors, Carbon’s board of directors concluded that the positive factors relating to the Contemplated Transactions outweighed the potential negative factors and determined that the Contemplated Transactions were expedient and for the best interests of Carbon.

This discussion of the information and factors considered by Carbon’s board of directors in reaching its conclusions includes the principal factors considered by the board of directors, but it is not intended to be exhaustive and may not include all of the factors considered by Carbon’s board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Contemplated Transactions, and the complexity of these matters, the board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Contemplated Transactions. Rather, Carbon’s board of directors viewed its decisions as being made based on the totality of the information presented to it and the factors it considered, including its discussion with, and questioning of, members of Carbon’s management and outside legal advisors. In addition, individual members of Carbon’s board of directors may have assigned different weights to different factors.

Required Approvals for the Contemplated Transactions

Under Section 271 of the DGCL and Carbon’s organizational documents, the approval of Carbon’s board of directors and the approval by the holders of a majority of Carbon’s outstanding common stock and Series B convertible preferred stock, voting together as a single class, with the Series B convertible preferred stock voting on an as-converted basis, would be required to approve the Contemplated Transactions. Carbon’s board of directors approved the Purchase Agreement and the Contemplated Transactions on April 1, 2020.

Under Section 228(e) of the DGCL and Carbon’s organizational documents, the approval of Carbon’s stockholders may be provided by written consent. On April 1, 2020, the controlling stockholders, who collectively owned on such date approximately 64% of Carbon’s outstanding shares of common stock on an as-converted basis, delivered a written consent approving the Contemplated Transactions. The written consent constituted an approval of the Contemplated Transactions, by the holders of the requisite number of shares of Carbon’s common stock on an as-converted basis, in accordance with Section 271 of the DGCL and Carbon’s organizational documents. Accordingly, the Contemplated Transactions can occur without the vote of any of Carbon’s other stockholders, and there will not be a meeting of Carbon’s stockholders at which you will be asked to vote on the approval of the Contemplated Transactions.

In accordance with Rule 14c-2 of the Exchange Act, the Contemplated Transactions may not be completed until 20 calendar days after the date of mailing this information statement to Carbon’s stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Contemplated Transactions will not occur until that time has elapsed. However, there can be no assurance that the Contemplated Transactions will close at that time, or at all.

Record Date; Written Consent Approving the Contemplated Transactions

On April 1, 2020, the record date for determining stockholders entitled to act by written consent with respect to the approval of the Contemplated Transactions, there were 7,899,020 shares of Carbon common stock outstanding and 50,000 shares of Series B convertible preferred stock outstanding, which equated to 625,000 shares of common stock on an as-converted basis. Each share of Carbon common stock and Series B convertible preferred stock issued and outstanding is entitled to one vote.

You may be receiving this information statement because you owned shares of Carbon common stock on the record date.

Use of Proceeds

The Sellers will receive the proceeds from the Contemplated Transactions. Upon consummation of the Contemplated Transactions, net of expected purchase price adjustments, the Sellers expect to receive cash proceeds of $105 million, of which $3.3 million will be deposited in an escrow account to support the Sellers’ indemnification obligations and, subject to certain exceptions, released on the 18-month anniversary of the closing. The Sellers intend to use approximately $75.0 million of the proceeds to repay outstanding indebtedness, including accrued interest, under the Credit Agreement, approximately $10.0 million to pay estimated transaction expenses, including legal, accounting and severance and other employment-related costs, and approximately $12.7 million to pay indebtedness under the Promissory Notes. Nytis USA will retain the remaining proceeds, but, to the extent these funds are in excess of those required in the operations of Nytis USA, it may distribute those funds to Carbon who may use them for general corporate purposes, including the repayment of indebtedness. As of March 31, 2020, there was approximately $73.5 million of outstanding borrowings under the Credit Agreement and approximately $26.3 million outstanding under the Promissory Notes. Yorktown, as the holder of all of the Series B convertible preferred stock, has waived its right to be paid a liquidating distribution of approximately $5.6 million in connection with the closing of the Contemplated Transactions until the Payment Date, at which point the liquidating distribution will become immediately due and payable by Carbon out of Carbon’s assets legally available for distribution to its stockholders. To the extent that Carbon receives the contingent payment as described herein, it will use such proceeds for general corporate purposes. As of the date of this information statement, Carbon does not intend to pay any dividends to its common stockholders in connection with the closing of the Contemplated Transactions. See “Risk Factors—The holder of the Promissory Notes may claim that it is entitled to receive more of the proceeds of the Contemplated Transactions than we believe we are required to apply to the payment of the Promissory Notes” on page 7.

Interests of Certain of Carbon’s Directors and Executive Officers in the Contemplated Transactions

Certain of Carbon’s directors and named executive officers have interests in the Contemplated Transactions that may be different from, or in addition to, those of Carbon’s stockholders generally. The board of directors was aware of these interests and considered them, among other matters, (i) in evaluating the Purchase Agreement, (ii) in reaching its decision to approve the Purchase Agreement and the Contemplated Transactions, and (iii) in recommending to Carbon’s stockholders that the Purchase Agreement and the Contemplated Transactions be approved and adopted. These interests include those described below.

Termination Benefits of Named Executive Officers

Patrick R. McDonald, Carbon’s Chief Executive Officer, Mark D. Pierce, Carbon’s President, and Kevin D. Struzeski, Carbon’s Chief Financial Officer, Treasurer and Secretary, are each subject to an executive employment agreement with Carbon. Each of these executive employment agreements provides for severance payments or benefits upon a termination by us without cause or by such executive for good reason, which we refer to as a “qualifying termination.” These severance benefits are enhanced if such qualifying termination occurs within two years following a change in control of Carbon, which we refer to as the “change in control period.” The Contemplated Transactions will constitute a change in control of Carbon under the terms of each of these executive employment agreements.

In the event of a qualifying termination of Mr. McDonald’s employment during the change in control period, Mr. McDonald is entitled to receive (i) a lump sum cash payment equal to 275% of his “Compensation,” which is defined as the arithmetic average of Mr. McDonald’s annual base salary, bonus and other cash compensation for each of the three years prior to the termination, (ii) continued medical, dental, disability and life insurance coverage under the Company’s benefit plans at the same levels of coverage as in effect immediately prior to his termination for a period of 24 months following the date of termination, and (iii) cause any component of Compensation and any equity-based award that is subject to vesting to fully accelerate, provided that if the terms of any plan or other agreement relating to such Compensation or equity-based award provide for vesting upon the occurrence of a change in control, which includes a sale of substantially all assets, then the terms of such plan or agreement will control.

In the event of a qualifying termination of Mr. Pierce’s or Mr. Struzeski’s employment during the change in control period, such executive is entitled to receive (i) a lump sum cash payment equal to 200% of his Compensation (using the same arithmetic average calculation as provided in Mr. McDonald’s executive employment agreement), (ii) a lump sum cash payment equal to 100% of the annual cost to us to provide benefits to such executive, and (iii) cause any component of Compensation and any equity-based award that is subject to vesting to fully accelerate, provided that if the terms of any plan or other agreement relating to such Compensation or equity-based award provide for vesting upon the occurrence of a change in control, which includes a sale of substantially all assets, then the terms of such plan or agreement will control.

The severance benefits summarized above are subject to the named executive officer’s execution of a release of claims in favor of Carbon, and compliance with a one-year post-termination employee non-solicitation covenant. Messrs. Pierce and Struzeski are also subject to a three-year post-termination non-competition covenant.

Accelerated Payout of Annual Bonuses

Under the terms of Carbon’s annual bonus plan and the executive employment agreements with our named executive officers, in the event of a change in control of Carbon the plan year is terminated as of the date of closing of the change in control, and Carbon’s compensation committee shall make a determination as to whether bonuses under the annual bonus plan for the year during which the change in control occurs are due based on partial year results through the date of the change in control, and the amount of such bonuses. Such bonuses, if awarded by the compensation committee, are payable on or before the effective date of the change in control.

Treatment of Equity Awards

Each of our named executive officers holds restricted stock awards that vest over a three-year period, subject to continued service with Carbon. Under the terms of such restricted stock award agreements, any unvested shares will fully accelerate on the occurrence of a change in control of Carbon. In addition, our named executive officers hold performance-vested restricted stock units (“PSUs”) that vest upon the achievement of certain performance measures over a defined period of time and, in certain cases, based on continuous service. In the case of a change in control, the PSU award agreements provide that the relevant performance period will end as of the date of consummation of a change in control, and the compensation committee will determine the number of earned units under the awards based on actual performance through the shortened performance period.

In addition, each of our directors holds shares of restricted Carbon common stock that vest in full upon either a change in control of Carbon, which includes the Contemplated Transactions, or termination of their service on the board of directors other than for cause.

The table below summarizes the number of shares of restricted Carbon common stock and the number of PSUs covering Carbon common stock, held by Carbon’s named executive officers and directors that are unvested as of March 31, 2020.

	Restricted Stock	Performance Stock Units
John A. Bailey	4,000	—
James H. Brandi	42,000	—
David H. Kennedy	24,000	—
Peter A. Leidel	36,000	—
Patrick R. McDonald	63,000	88,080
Edwin H. Morgens	36,000	—
Mark D. Pierce	31,667	44,040
Kevin D. Struzeski	31,667	44,040

Deemed Liquidating Dividend

John A. Bailey and Peter A. Leidel are members of our board of directors and are also employees of Yorktown Energy Partners, L.P. Yorktown, as the holder of all of the Series B convertible preferred stock, has waived its right to be paid a liquidating distribution of approximately $5.6 million in connection with the closing of the Contemplated Transactions until the Payment Date, at which point the liquidating distribution will become immediately due and payable by Carbon out of Carbon’s assets legally available for distribution to its stockholders.

Quantification of Payments and Benefits to Carbon’s Named Executive Officers

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Contemplated Transactions that Carbon’s named executive officers could receive in connection with the Contemplated Transactions. These amounts have been calculated assuming that (i) the Contemplated Transactions constitute a sale of substantially all of Carbon’s assets and therefore represent a change in control of Carbon, (ii) the fair market value of a share of Carbon common stock immediately prior to completion of the Contemplated Transactions is $2.55 (which is the average quoted price of Carbon’s stock for the five trading days following announcement of the Contemplated Transactions), (iii) each named executive officer experiences a qualifying termination immediately following the completion of the Contemplated Transactions, and (iv) each named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits. The amounts indicated below are estimates that are based on multiple assumptions which may or may not actually occur, including assumptions described in this information statement. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the named executive officers below may materially differ from the amounts set forth below.

	Cash ($)(1)	Equity ($)(2)	Benefits ($)(3)	Total ($)
Patrick R. McDonald	3,107,960	385,556	48,161	3,541,677
Mark D. Pierce	1,299,438	112,390	39,936	1,451,764
Kevin D. Struzeski	1,268,526	193,204	39,936	1,501,666

____________

(1)      Amounts in this column include the amounts set forth in the table below and assume, solely for purposes of this information statement, that the named executive officer will receive his full target bonus for the fiscal year at the consummation of the Contemplated Transactions. Amounts in the column labeled “Cash Severance” are estimated amounts that would be payable if the named executive officer experiences a qualifying termination during the change in control period, which are calculated as a multiple of the named executive officer’s arithmetic average of annual base salary, bonus and other cash compensation for calendar years 2017, 2018 and 2019. The multiplier is 2.75x for Mr. McDonald and 2.0x for Messrs. Pierce and Struzeski.

	Annual Bonus (single trigger) ($)	Cash Severance (double trigger) ($)	Total ($)
Patrick R. McDonald	425,000	2,682,960	3,107,960
Mark D. Pierce	195,000	1,104,438	1,299,438
Kevin D. Struzeski	195,000	1,073,526	1,268,526

(2)      Amounts in this column are the estimated values for accelerated vesting of restricted stock and PSU awards that will be triggered as of the consummation of the Contemplated Transactions. The estimated amounts assume solely for purposes of this information statement that the named executive officer will earn 100% of the target shares underlying PSU awards. The actual number of PSUs that may be earned based on actual performance is between 0-150% of the target number of PSUs.

(3)      Amounts in this column for Mr. McDonald represent estimated medical and dental premiums based on the named executive officer’s current health insurance elections, as well as disability and life insurance premiums, which would be payable over a 24-month period following a qualifying termination of Mr. McDonald during the change in control period. For Messrs. Pierce and Struzeski, the amounts in this column reflect Carbon’s estimated annual costs for medical and dental premiums based on the named executive officer’s current health insurance elections, as well as disability and life insurance premiums, which would be payable in a lump sum upon termination.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to Carbon’s stockholders under Delaware law or under Carbon’s organizational documents in connection with the Contemplated Transactions.

Regulatory Waiting Periods

Except for the expiration of the 20-day waiting period from the mailing of this information statement required under federal securities laws, Carbon is not aware of any material federal, state or foreign regulatory requirements or approvals required for the consummation of the Contemplated Transactions or the other transactions contemplated by the Purchase Agreement.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of the Contemplated Transactions. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial opinions, and published positions of the Internal Revenue Service, all as in effect as of the date of this document. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements in this information statement. This discussion does not address any U.S. federal tax considerations other than those relating to income tax (e.g., estate and gift taxes), nor does it address any state, local, or foreign tax considerations or any tax reporting requirements.

The Contemplated Transactions are not expected to result in any U.S. federal income tax consequences to Carbon’s stockholders. Although the Contemplated Transactions will be treated as a taxable sale by the Sellers, it is expected that the Sellers will recognize a loss for U.S. federal income tax purposes after taking into account the Sellers’ existing tax basis and that, if any income or gain is recognized by the Sellers for U.S. federal income tax purposes, such income or gain will be offset by Carbon’s existing net operating losses. As a result, the Contemplated Transactions are not expected to result in any U.S. federal income tax liability to Carbon.

Accounting Treatment

Upon completion of the Contemplated Transactions, Carbon will remove the assets and liabilities of the Disposed Companies from its consolidated balance sheet, and Carbon’s financial statements will reflect, to the extent applicable, the effect of the receipt and the use of the proceeds of the Contemplated Transactions. Carbon will record a gain or loss on its consolidated statement of operations in connection with the Contemplated Transactions equal to the difference between the purchase price received over the net book value of the Disposed Companies, as recorded on Carbon’s consolidated balance sheet.

THE PURCHASE AGREEMENT

The following is a summary of the material provisions of the Purchase Agreement, which accompanies this information statement as Annex A. This summary is qualified in its entirety by reference to the full text of the Purchase Agreement. You are encouraged to read the Purchase Agreement carefully and in its entirety. The summary of the Purchase Agreement is included in this information statement only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses. You should read the information provided elsewhere in this information statement for information regarding the parties and their respective businesses.

The representations, warranties and covenants described below and included in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the Sellers, the Disposed Companies, the Purchaser and the CAC Subsidiaries, as applicable, and may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to stockholders. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Carbon, the Purchaser or any of their respective subsidiaries or affiliates since they are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement. The representations, warranties and covenants and other provisions of the Purchase Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this information statement.

Purchase and Sale of Membership Interests

On April 7, 2020, the Sellers entered into the Purchase Agreement, pursuant to which the Sellers agreed to sell the Membership Interests to the Purchaser. The sale of the Membership Interests, collectively, is referred to herein as the “Contemplated Transactions.”

Prior to the closing, the Sellers will cause the Company Entities to assign and transfer certain excluded assets to the Sellers. The excluded assets include, among others, (i) accounts receivable accruing or attributable to any period before the Effective Time (as defined below), (ii) all production of hydrocarbons from the Acquired Assets with respect to any period before the Effective Time, (iii) all insurance policies and any claims or proceeds thereunder, (iv) all deposits, surety bonds, letters of credit, collateral and other types of security or credit support posted prior to closing, (v) all information entitled to legal privilege and all information relating to the excluded assets and the Contemplated Transactions, (vi) studies related to reserve assessments and economic estimates and analyses, (vii) records relating to efforts to sell the Membership Interests or the Acquired Assets, (viii) certain surface properties identified in the Purchase Agreement and any proceeds from the sale or lease thereof, (ix) certain specifically identified assets and properties, (x) claims for refunds or loss carry forwards with respect to taxes attributable to the period prior to the Effective Time, (xi) the employment agreements between Nytis LLC and its officers, (xii) the Lexington Office Lease (as defined in the Purchase Agreement), and (xiii) certain contracts identified in the Purchase Agreement.

Additionally, upon closing, the Sellers will assume and discharge all liabilities relating to the following: (i) the ownership of the Membership Interests or the ownership, operation and use of the Acquired Assets attributable to periods prior to the closing date, (ii) the ownership, operation and use of the excluded assets, (iii) the offsite disposal of any hazardous materials from or generated by the Acquired Assets prior to closing by the Company Entities, (iv) all taxes for which the Sellers are responsible pursuant to the terms of the Purchase Agreement and any liabilities of the Sellers under Treasury Regulation Section 1.1502-6, as a transferee or as a result of a tax sharing or similar arrangement, (v) all obligations of the Company Entities for personal injury or death to the extent such personal injury or death occurs prior to the closing date, (vi) all liabilities arising from or related to certain specified tax matters and (vii) all liabilities arising from or related to certain specified proceedings retained by the Sellers (collectively, the “Retained Liabilities”).

Effective Time and Closing

Unless the parties mutually agree in writing otherwise, the closing of the Contemplated Transactions will occur on the later of (i) May 1, 2020 or (ii) the first business day following the satisfaction or waiver of the conditions to closing the Contemplated Transactions. In accordance with Rule 14c-2 of the Exchange Act, the Contemplated

Transactions may not be completed until 20 calendar days after the date of mailing this information statement to Carbon’s stockholders. Certain factors, including factors outside of our control, could result in the Contemplated Transactions being delayed or not occurring at all.

Upon the closing of the Contemplated Transactions, the effective time of the Contemplated Transactions will be (i) January 1, 2020 if the closing occurs on or prior to June 1, 2020 or (ii) February 1, 2020 if the closing occurs after June 1, 2020 (the “Effective Time”).

Transaction Consideration

Upon the terms and subject to the conditions of the Purchase Agreement, on the closing date, the aggregate consideration to be paid to the Sellers by the Purchaser will be an aggregate base cash amount equal to $110 million, subject to adjustment as described below. The Purchaser will also be obligated to pay a contingent payment of up to $15 million, in accordance with the contingent payment structure described below.

Upon signing of the Purchase Agreement, the Purchaser placed the Deposit, which amount will be released from escrow to the Sellers at the closing as partial payment of the base cash purchase price or if the Contemplated Transactions do not close by the Outside Closing Date or as a result of the conditions to the Sellers’ obligations to close not being satisfied, or will be released to the Purchaser if the Contemplated Transactions do not close for any other reason.

At the closing, the Purchaser will pay to the Sellers an amount equal to the base cash purchase price, subject to adjustment as described below, minus the Deposit, minus an amount to be placed in an indemnity escrow fund equal to the retention under the R&W Insurance Policy (as defined herein) plus the aggregate amount allocated to the Specified Retained Liabilities (as defined in the Purchase Agreement), minus an amount equal to the Sellers’ share of the costs and expenses under the R&W Insurance Policy to the extent not paid by the Sellers prior to the closing.

Adjustment to Base Cash Purchase Price

Pursuant to the Purchase Agreement, no later than seven business days prior to the closing, the Sellers are required to deliver to the Purchaser a statement setting forth the Sellers’s estimates of certain adjustments to the base cash purchase price under the Purchase Agreement. The Purchaser then has until two business days prior to the closing to provide the Sellers with the Purchaser’s adjustments thereto.

The base cash purchase price will be adjusted upward by, among other things:

•        the revenues and proceeds received after the Effective Time by the Sellers, the Purchaser, the Disposed Companies, the CAC Subsidiaries and/or Nytis LLC’s allocable share of the revenues and proceeds of the Nytis LLC Subsidiaries attributable to the sale of hydrocarbons produced from the Acquired Assets prior to the Effective Time;

•        the revenues and proceeds received after the Effective Time by the Purchaser, Coalfield Pipeline Company and Cranberry Pipeline Corporation attributable to their respective business of transporting, processing and marketing of hydrocarbons and associated operations prior to the Effective Time;

•        any costs and expenses paid by the Sellers, the Disposed Companies or any of the CAC Subsidiaries that are attributable to the ownership or operation of the Acquired Assets from and after the Effective Time;

•        the Sellers’, the Disposed Companies’, the CAC Subsidiaries’ and the Nytis LLC Subsidiaries’ general and administrative expenses between the Effective Time and the closing, in an amount of $175,000 per month; and

•        any payments made by the Sellers, the Disposed Companies, the CAC Subsidiaries, or the Nytis LLC Subsidiaries between the Effective Time and the closing with respect to certain hedging instruments.

The base cash purchase price will be adjusted downward by, among other things:

•        the revenues and proceeds received prior to closing by the Disposed Companies, the CAC Subsidiaries and/or Nytis LLC’s allocable share of the revenues and proceeds of the Nytis LLC Subsidiaries attributable to the sale of hydrocarbons produced from the Acquired Assets on or after the Effective Time;

•        the revenues and proceeds received prior to closing by Coalfield Pipeline Company and Cranberry Pipeline Corporation attributable to their respective business of transporting, processing and marketing of hydrocarbons and associated operations on or after the Effective Time;

•        any costs and expenses attributable to the ownership or operation of the Acquired Assets prior to the Effective Time which were incurred prior to the closing and remain unpaid as of the closing;

•        an amount equal to, subject to certain thresholds and deductibles described in the Purchase Agreement, (i) the reduction any Acquired Asset’s allocated value caused by an uncured title defect, if any, and (ii) the cost of implementing and completing the most cost-effective remediation reasonably available to address and resolve any adverse environmental conditions, if any;

•        the amount associated with any Acquired Asset affected by a required consent or preferential right that is excluded from the closing; and

•        any revenues and proceeds received by the Sellers, the Disposed Companies, the CAC Subsidiaries, or the Nytis LLC Subsidiaries between the Effective Time and the closing with respect to certain hedging instruments.

Contingent Payment Structure

The contingent payment of up to $15 million in the aggregate will be calculated and paid yearly by January 5 of each of 2021, 2022 and 2023 based on the contingent payment calculation for calendar years 2020, 2021 and 2022.

The contingent consideration payment for each calendar year, if any, will be an amount equal to (i) (A) the average NYMEX Henry Hub (three day settlement) monthly contract amount for such calendar year minus (B) the benchmark natural gas price for each year set forth below, multiplied by (ii) the scheduled PDP quantities set forth below, multiplied by (iii) the PDP multipliers set forth below.

The benchmark and multiplier amounts for each year are as follows:

Year	Benchmark Price	Scheduled PDP Quantities	PDP Multiplier
2020	$2.084	21,326,000 mmbtu	25%
2021	$2.342	20,472,000 mmbtu	50%
2022	$2.386	19,695,000 mmbtu	50%

Due Diligence Review

The Sellers, the Disposed Companies and the CAC Subsidiaries will provide the Purchaser and its representatives with reasonable access to the background materials and records of the Disposed Companies, the CAC Subsidiaries, and the Nytis LLC Subsidiaries for inspection and review to permit the Purchaser to perform its due diligence review. The Purchaser will not have the right to access information relating to bids received from others in connection with the Contemplated Transactions or information and analyses (including financial analyses) relating to such bids.

Additionally, the Purchaser will be entitled to conduct, at its expense, a Phase I Environmental Site Assessment of the Acquired Assets operated by the Sellers or their affiliates and may conduct visual inspections relating to such Acquired Assets, including their condition and compliance with environmental laws, all of which shall be completed prior to May 22, 2020. The Purchaser may not operate any equipment or conduct any testing or sampling of soil, groundwater or other materials (including any testing or sampling for hazardous materials, hydrocarbons or naturally occurring radioactive materials) on or with respect to the Acquired Assets prior to the closing without the prior written consent of the Sellers (which consent will not unreasonably withhold, condition or delay). If the Sellers withhold such consent for any invasive testing on any property, then such property may, at the Purchaser’s option, be excluded from the Contemplated Transactions, included in the excluded assets and transferred prior to closing to the Sellers, in which event the base cash purchase price will be reduced by an amount equal to the allocated value of such property. If the Sellers consent to any invasive testing, all such activities must be completed prior to May 22, 2020.

Title Matters

Special Warranty of Title

For a period of 24 months after the closing date, the Sellers will warrant and defend title to the Acquired Assets unto the Purchaser, its successors and assigns, against all claims by, through or under the Sellers, the Disposed Companies, the CAC Subsidiaries and the Nytis LLC Subsidiaries, but not otherwise.

Title Defects

The Purchaser must deliver any notice of alleged title defects to the Sellers no later than May 22, 2020. A title defect will be conclusively waived by the Purchaser, the Purchaser will not be entitled to any adjustment for such title defect, and the Sellers will not be obligated to cure such title defect, if: (i) the Purchaser fails to provide notice of such title defect on or before May 22, 2020; (ii) the amount of reduction in the asset’s allocated value caused by any uncured title defect not waived or cured (a “Title Defect Value”) with respect to such title defect is less than $35,000; or (iii) the allocated value of the assets affected by such title defect is less than $35,000. The Sellers will have the right and option, but not the obligation, to cure (at their sole cost and expense) any title defects that are not waived pursuant to the preceding sentence on or prior to the date that is five days prior to closing (any title defects not so waived or cured, a “Surviving Title Defect”).

In the event any title defect is not waived or cured, the Purchaser will elect to:

•        reject the assets impacted by the Surviving Title Defects and reduce the base cash purchase price by the allocated values thereof, but allow the Sellers, at the Sellers’ sole expense and to the reasonable satisfaction of the Purchaser, to attempt to cure for a period ending on the day that is 180 days after closing (such period, the “Post-Closing Title Cure Period”). Such rejected assets will be excluded assets and will be assigned to the Sellers prior to closing pursuant to an Assignment of the Excluded Assets which will be held in escrow by the Sellers’ counsel and not recorded prior to the Post-Closing Cure Title Period; or

•        permit the affected assets to remain with the Company Entities but provide an indemnity of the Purchaser and the Company Entities against all liability resulting from such title defect with respect to such assets pursuant to an indemnity agreement mutually agreeable to the Sellers and the Purchaser.

If the Sellers cure a Surviving Title Defect to the reasonable satisfaction of the Purchaser prior to expiration of the Post-Closing Title Cure Period, then in connection with the delivery of the final settlement statement, the Sellers’ counsel will destroy the applicable Assignment of the Excluded Assets covering such affected assets, and the Purchaser will pay to the Sellers the amount by which the base cash purchase price was reduced at the closing as a result of said Surviving Title Defect.

If a title defect is not cured by the Sellers, waived by the Purchaser or otherwise resolved through dispute resolution pursuant to the Purchase Agreement, from and after closing, the Purchaser will operate the assets affected by such title defect for the benefit of the Sellers.

Environmental Matters

The Purchaser must deliver any notice of alleged adverse environmental condition to the Sellers no later than May 22, 2020. An adverse environmental condition will be conclusively waived by the Purchaser, the Purchaser will not be entitled to any adjustment for such adverse environmental condition, and the Sellers will not be obligated to cure such adverse environmental condition, if (i) the Purchaser fails to provide notice of such adverse environmental condition on or before May 22, 2020; (ii) the remediation amount with respect to such adverse environmental condition is less than $50,000; and (iii) the allocated value of the assets affected by such adverse environmental condition is less than $50,000.

In the event any adverse environmental condition is not waived (a “Surviving Environmental Defect”), the Purchaser will elect to:

•        reject the assets impacted by the Surviving Environmental Defects and reduce the base cash purchase price by the allocated values thereof, but allow the Sellers, at the Sellers’ sole expense and to the reasonable satisfaction of the Purchaser, to attempt to remediate on or prior to the day that is 5 days prior to the

Sellers’ delivery of the final settlement statement to the Purchaser pursuant to the Purchase Agreement (such period, the “Post-Closing Environmental Cure Period”). Such rejected assets will be excluded assets and will be assigned to the Sellers prior to closing pursuant to an Assignment of the Excluded Assets which will be held in escrow by the Sellers’ counsel and not recorded prior to the Post-Closing Environmental Cure Period; or

•        permit the affected assets to remain with the Company Entities but provide an indemnity of the Purchaser and the Company Entities against all liability resulting from such adverse environmental condition with respect to such assets pursuant to an indemnity agreement mutually agreeable to the Sellers and the Purchaser.

If the Sellers cure a Surviving Environmental Defect to the reasonable satisfaction of the Purchaser prior to expiration of the Post-Closing Environmental Cure Period, then in connection with the delivery of the final settlement statement, the Sellers’ counsel will destroy the applicable Assignment of the Excluded Assets covering such affected assets, and the Purchaser will pay to the Sellers the amount by which the base cash purchase price was reduced at the closing as a result of said Surviving Environmental Defect.

Credit Facility Payoff

As partial delivery of the base cash purchase price payable at the closing, the Purchaser will pay, on behalf of Nytis USA and Carbon Appalachia Enterprises, LLC, the outstanding principal balance and accrued but unpaid interest due under the Credit Agreement at closing for the benefit of the lenders thereunder. As of March 31, 2020, there was approximately $73.5 million of outstanding borrowings under the Credit Agreement.

Representations and Warranties

The Purchase Agreement contains various representations and warranties made by the Sellers and the Purchaser. In some cases, these representations and warranties are subject to exceptions and qualifications contained in the Purchase Agreement or in connection with a confidential disclosure schedule delivered by the disclosing party to the other parties to the Purchase Agreement (which may or may not be specifically referenced in the text of the Purchase Agreement).

The representations and warranties by the Sellers relate to, among other things:

•        the corporate organization, good standing and qualification of the Sellers, the Disposed Companies, the Nytis LLC Subsidiaries and the CAC Subsidiaries;

•        the corporate authority of the Sellers, the Disposed Companies, the Nytis LLC Subsidiaries and the CAC Subsidiaries to enter into the Purchase Agreement and other transaction documents;

•        the Sellers’ ownership of the equity interests of the Disposed Companies;

•        brokers or finders entitled to any fees in connection with the Contemplated Transactions;

•        the accuracy of the financial statements of the Disposed Companies, the CAC Subsidiaries and the Nytis LLC Subsidiaries and the preparation of such financial statements in accordance with GAAP;

•        required consents;

•        preferential rights;

•        the absence of conflicts with the Sellers’ or the Company Entities’ respective organizational documents or applicable law, or the absence of an occurrence of default under or the creation of liens with respect to certain contracts, as a result of the execution, delivery and performance by the Sellers and the Company Entities of the Purchase Agreement and other transaction documents;

•        certain tax matters, including the Company Entities’ tax filings and compliance with laws relating to the payment and withholding of taxes;

•        legal and regulatory proceedings;

•        compliance with laws;

•        material contracts affecting the Acquired Assets;

•        production sales contracts;

•        leases;

•        outstanding authorizations for expenditures;

•        bonds and other surety arrangements relating to the Acquired Assets;

•        pending claims with respect to insurance policies;

•        employee benefits;

•        certain representations and warranties regarding the partnership subsidiaries of Nytis LLC, including, but not limited to, the organization, good standing and qualification of such partnership subsidiaries;

•        the information statement;

•        the absence of any untrue statement of a material fact in this information statement or omission to state a material fact necessary to make the statements herein, in light of the circumstances, not misleading;

•        certain environmental matters;

•        permits necessary to own or lease, operate and use the Acquired Assets and conduct each Company Entity’s business;

•        bankruptcy; and

•        the regulatory status of certain of the CAC Subsidiaries.

The representations and warranties by the Purchaser relate to, among other things:

•        the corporate organization, good standing and qualification of the Purchaser;

•        the corporate authority of the Purchaser to enter into the Purchase Agreement and other transaction documents;

•        brokers or finders entitled to any fees in connection with the Contemplated Transactions;

•        the absence of conflicts with the Purchaser’s organizational documents or applicable law, or the absence of an occurrence of default under certain contracts, as a result of the execution, delivery and performance by the Purchaser of the Purchase Agreement and other transaction documents;

•        legal and regulatory proceedings;

•        the Purchaser’s independent evaluation of the Contemplated Transactions;

•        the Purchaser’s compliance with securities laws; and

•        the Purchaser’s qualification to own the Membership Interests and the Acquired Assets.

Covenants and Agreements

The Purchase Agreement also contains a number of covenants and agreements that govern the actions of the Sellers and the Disposed Companies pending completion of the Contemplated Transactions and several covenants governing the actions of the Purchaser and cooperation among the parties after the closing of the Contemplated Transactions. In addition to the summary description of the covenants below, the Purchase Agreement contains certain other covenants of the parties, including, among other things, covenants related to confidentiality, public announcements, the Sellers’ ability to amend or supplement the disclosure schedules, the information statement and the cooperation of the Sellers with the Purchaser in obtaining the R&W Insurance Policy on behalf of the Purchaser.

Covenants and Agreements of the Sellers and the Disposed Companies

Pursuant to the Purchase Agreement, the Sellers and the Disposed Companies agreed to the following covenants:

Affirmative Operations Covenants.    Until the closing, with respect to the Seller operated properties, each of the Disposed Companies and the CAC Subsidiaries shall (i) operate and maintain the Acquired Assets in the ordinary course of business and consistent with the past practice of the Disposed Companies and the applicable CAC Subsidiary, and in compliance in all material respects with all applicable laws; (ii) pay or cause to be paid or appropriately accrued its proportionate share of all operating costs and expenses that become due and payable in connection with the operation and maintenance of the Acquired Assets; (iii) notify the Purchaser of any authorizations for expenditures received by any of the Disposed Companies or the CAC Subsidiaries that pertain to operations or capital projects to be conducted after January 1, 2020 with respect to the Acquired Assets and that either (A) related to the spudding, drilling or completion operations of any well located on any of the Acquired Assets or (B) provide for an amount that exceeds $100,000 per activity net to the interest of the applicable Disposed Company or CAC Subsidiary; (iv) keep the Purchaser reasonably informed of ongoing operations and capital projects with respect to the Acquired Assets; (v) use their respective commercially reasonable efforts to preserve intact the respective businesses, operations, and goodwill of the Disposed Companies and CAC Subsidiaries; and (vi) use their respective commercially reasonable efforts to preserve the current relationships of each of the Disposed Companies and the CAC Subsidiaries with distributors, Business Employees (as defined in the Purchase Agreement), consultants, customers, and suppliers.

Until the closing, each of the Sellers, the Disposed Companies and the CAC Subsidiaries shall not (i) amend the organizational documents of the Company Entities, issue any equity interests in the Company Entities, or take any action with respect to any recapitalization, reorganization, liquidation, dissolution or winding up of the Company Entities or their respective businesses; (ii) as to the Company Entities, acquire any material assets, material obligations or material liabilities (except as otherwise permitted by other provisions of this Agreement); or (iii) agree or commit to do any of the foregoing.

Restriction on Operations.    Until the closing, subject to certain exceptions, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, none of the Disposed Companies or the CAC Subsidiaries shall (i) approve any capital projects on the Acquired Assets for the spudding, drilling or completion operations of any well located on any of the Acquired Assets in excess of $100,000; (ii) convey or dispose of any part of the Acquired Assets or enter into any farmout, farmin or other similar contract affecting the Acquired Assets in excess of $250,000 in the aggregate; (iii) not waive, compromise or settle, or violate, breach or default under, any material right or claim that would, or would reasonably be expected to, adversely affect any of the Acquired Assets; (iv) mortgage or pledge any of the Acquired Assets or create or suffer to exist any lien thereupon, other than any permitted lien; (v) enter into any employment contract or modify the terms of any existing employment contract, in each case, with an employee whose compensation exceeds $50,000 per year; (vi) grant any increase in the base compensation of the Business Employees or consultants, except in the ordinary course of business; (vii) adopt, amend, modify or terminate any benefit plan or (viii) enter into certain material contracts, or amend, modify, terminate or waive any material provision under any lease or material contract.

Marketing.    Until the closing, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, none of the Disposed Companies, CAC Subsidiaries or Nytis LLC Subsidiaries shall amend or modify, terminate, waive any material provision under, any existing marketing contracts, or enter into any new marketing contracts providing for the sale of hydrocarbons for a term in excess of one month that cannot be cancelled or terminated on 60 days or less notice, to the extent any such contracts burden the Acquired Assets from and after the closing.

Material Required Consents.    The Disposed Companies and the CAC Subsidiaries shall use commercially reasonable efforts, with reasonable assistance from the Purchaser, to obtain all material required consents before the closing.

Preferential Purchase Rights.    The Company Entities shall comply with any preferential rights by sending written notice of the Purchase Agreement to all persons holding any such preferential rights and offering to sell such persons that portion of the Acquired Assets for which such a right is held.

Nytis LLC Membership Interests.    Prior to the closing, Nytis USA shall acquire the 1.89% of the issued and outstanding membership interests of Nytis LLC that are owned by a third party.

Employee Matters.    If the Purchaser determines not to employ any Business Employee, and makes such determination at least 14 days prior to closing, the Sellers shall terminate such Business Employee and pay such Business Employee severance costs pursuant to Sellers’ severance programs and policies. At the closing, the Purchaser shall reimburse the Sellers $200,000 for the severance costs paid to employees.

No Solicitation of Competing Acquisition Proposals.    Except as expressly contemplated by the Purchase Agreement, Carbon will not, and will cause each of the Sellers, the Disposed Companies and the CAC Subsidiaries, and each of its and their respective officers and directors not to, and will use its commercially reasonable efforts to cause its and the Sellers’, the Disposed Companies’ and the CAC Subsidiaries’ other employees not to, directly or indirectly:

•        initiate, solicit, knowingly induce or knowingly encourage, or take any action to knowingly facilitate the making of, any inquiry, offer or proposal which constitutes, or would reasonably be expected to lead to, a Takeover Proposal (as defined below);

•        participate in any discussions or negotiations regarding any Takeover Proposal or furnish, or otherwise afford access, to any person (other than the Purchaser) any non-public information or data with respect to Carbon, each of the Sellers, the Disposed Companies and the CAC Subsidiaries or otherwise in connection with or for the purpose of encouraging or facilitating a Takeover Proposal;

•        except as permitted pursuant to the Purchase Agreement or to the extent the board of directors of Carbon concludes, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the board of directors of Carbon under applicable law, release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Carbon, any Seller, any Disposed Company or any CAC Subsidiary is a party;

•        enter into, or approve or resolve to approve, any agreement, agreement in principle or letter of intent with respect to any Takeover Proposal; or

•        solicit or encourage the controlling stockholders to revoke, terminate, cancel, withdraw or otherwise modify the written consent delivered by the controlling stockholders approving the Contemplated Transactions.

The foregoing obligations, subject to certain limitations as described herein and in the Purchase Agreement, collectively, are referred to herein as the “No Solicitation Obligations.”

Notwithstanding the foregoing, prior to the expiration of the 20-day period after delivery of this information statement, Carbon may take certain actions that would otherwise be prohibited by the No Solicitation Obligations, if (i) Carbon has received a bona fide unsolicited written Takeover Proposal, (ii) Carbon’s board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisors and outside legal counsel, that such Takeover Proposal constitutes or could be reasonably be expected to lead to a Superior Proposal, (iii) Carbon notifies the Purchaser of such determination and (iv) prior to furnishing or affording access to any non-public information in connection with a Takeover Proposal, Carbon receives a confidentiality agreement from such person with terms no less favorable to Carbon than those contained in the confidentiality agreement with the Purchaser.

For purposes of the Purchase Agreement, “Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any person or group (other than the Purchaser), relating to any transaction or series of related transactions (other than the transactions contemplated by the Purchase Agreement), involving any: (a) direct or indirect acquisition of assets of the Disposed Companies or the CAC Subsidiaries (but excluding sales of assets in the ordinary course of business); (b) direct or indirect acquisition of all of the voting equity interests of the Disposed Companies; (c) tender offer or exchange offer that (i) if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 50% or more of the voting power of Carbon and (ii) does not contemplate by its terms the closing of the Contemplated Transactions; (d) merger, consolidation, other business combination, or similar transaction involving the Sellers, the Disposed Companies or any of the CAC Subsidiaries, (i) pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 50% or more of the consolidated net revenues, net income, or assets of the Sellers, the Disposed Companies, and the CAC Subsidiaries, taken as a whole and (ii) which does not contemplate by its terms the closing of the Contemplated Transactions; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Sellers, the Disposed Companies or the CAC Subsidiaries which, individually or in the aggregate, constitute 50% or more of the consolidated assets of the Sellers, the Disposed Companies and the CAC Subsidiaries, taken as a whole, and which does not contemplate by its terms the closing of the Contemplated Transactions; or (f) any combination of the foregoing.

For purposes of the Purchase Agreement, “Superior Proposal” means a bona fide written Takeover Proposal that Carbon’s board of directors determines in good faith (after consultation with outside legal counsel) is more favorable from a financial point of view to the holders of Carbon’s common stock than the Contemplated Transactions, taking into account: (a) all financial considerations; (b) the identity of the third party making such Takeover Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (d) the other terms and conditions of such Takeover Proposal and the implications thereof on Carbon, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by Carbon’s board of directors (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (e) any revisions to the terms of the Purchase Agreement proposed by the Purchaser during the Superior Proposal Notice Period (as defined in the Purchase Agreement).

Covenants and Agreements of the Purchaser

Pursuant to the Purchase Agreement, the Purchaser agreed to the following covenant:

Required Bonding.    The Purchaser shall obtain all necessary bonds, guarantees, letters of credit and other surety arrangements and credit support obligations required in connection with the ownership of the Membership Interests or the ownership, use or operation of the Acquired Assets necessary to cause the Sellers’ bonds, guarantees, letters of credit and other surety arrangements and credit support obligations with respect to the Acquired Assets to be released at the closing.

Mutual Covenants and Agreements

Casualty Loss.    In the event there are casualty losses that exceed $250,000 in the aggregate prior to the closing date, the Purchaser shall be required to close the Contemplated Transactions and the Sellers shall either, at the Sellers’ election by written notice to the Purchaser, (i) cause each affected Acquired Asset to be repaired, restored or replaced at the Sellers’ sole cost or (ii) reduce the base cash purchase price by the cost to repair, restore or replace each affected Acquired Asset.

Closing Conditions

Under the Purchase Agreement, various conditions are required to be met or waived, by mutual agreement of all parties, before each party is obligated to complete the transaction. These conditions are customary and include, among other things:

•        the absence of certain laws, orders or actions that prohibit or prevent the transactions contemplated by the Purchase Agreement;

•        certain adjustments to the base cash purchase price do not exceed 15% of the unadjusted base cash purchase price, as described below; and

•        this information statement shall have been mailed to Carbon’s stockholders at least 20 calendar days prior to the closing date in accordance with applicable securities laws.

The amount of adjustments to the base cash purchase price that are aggregated to determine whether the closing condition is met are (i) the aggregate Title Defect Value plus (ii) the cost of implementing and completing the most cost-effective remediation reasonably available to address and resolve any adverse environmental conditions that is not waived or cured plus (iii) the amount of any loss or reduction of value of the Acquired Assets or that occurs as a result of (A) acts of God, fire, explosion, terrorist attack, earthquake, windstorm, flood, drought, or similar occurrence or (B) a taking in condemnation or under right of eminent domain plus (iv) the allocated value of all Acquired Assets excluded from the closing due to (A) the exercise of rights of first refusal, rights of first offer or other preferential purchase rights or (B) the failure to obtain any material required consents.

Additional closing conditions must be met by the Purchaser before the Sellers are obligated to effect the closing, including, among other things:

•        the accuracy of the representations made by the Purchaser as of the closing date, subject to certain exceptions and limitations;

•        the performance or compliance, in all material respects, of each of the obligations and covenants required by the Purchase Agreement to be performed or complied with by the Purchaser on or before the closing; and

•        the delivery by the Purchaser of the executed copies of the Purchase Agreement and the other transaction documents to the Sellers.

Additional closing conditions must be met before the Purchaser is obligated to effect the closing, including, among other things:

•        the accuracy of the representations made by the Sellers as of the closing date, subject to certain exceptions and limitations;

•        the performance or compliance, in all material respects, of each of the obligations and covenants required by the Purchase Agreement to be performed or complied with by the Sellers, the Disposed Companies and the CAC Subsidiaries on or before the closing date;

•        the delivery by the Sellers, the Disposed Companies and the CAC Subsidiaries of the executed copies of the Purchase Agreement and the other transaction documents to the Purchaser;

•        the absence of a Material Adverse Effect;

•        the obtaining of the R&W Insurance Policy by the Purchaser; and

•        the execution and delivery by Mr. Patrick R. McDonald of a consulting agreement in a form mutually acceptable to Mr. McDonald and the Purchaser.

For purposes of the Purchase Agreement, a “Material Adverse Effect” means any event, occurrence, fact, condition or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition, operations or assets of the Company Entities considered as a whole, or (b) the ability of the Sellers to consummate the Contemplated Transactions; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (A) any adverse change, event, development, or effect arising from or relating to: (i) general business or economic conditions, including such conditions related to the oil and gas industry and/or the business or operations of the Company Entities; (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment, or personnel of the United States; natural disasters, weather conditions, outbreaks of disease, epidemics and pandemics (including the COVID-19 pandemic) and effects thereof, and similar force majeure events; (iii) financial, banking, commodities, products, or securities markets (including any disruption thereof and any decline in the price of any commodity, product, security or any market index); (iv) disruptions in transportation and distribution channels; (v) depreciation of any personal property through ordinary wear and tear; (vi) the taking of any action contemplated by the Purchase Agreement or the other transaction documents; (vii) changes in laws, orders, or other binding directives issued by any governmental authority, except to the extent arising as a result of any action or inaction of the Sellers or the Company Entities; (viii) any changes in applicable accounting regulations or principles or interpretations thereof; (ix) the failure of the Disposed Companies or the CAC Subsidiaries to meet any revenue or earnings projections; or (x) any change resulting from the announcement of the Contemplated Transactions; (B) any adverse change in or effect on the Acquired Assets or operations of the Company Entities that is cured or, if such adverse change is with respect to a material contract, waived in writing before the earlier of the closing date and the termination of the Purchase Agreement.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated and the transactions contemplated thereby abandoned, at any time prior to the closing:

•        by mutual written consent of the Sellers and the Purchaser;

•        by the Purchaser if:

•        (i) each of the conditions to closing the Contemplated Transactions have been met, (ii) the Purchaser has confirmed in writing to the Sellers that the Purchaser is ready, willing and able to consummate the closing, and (iii) the Sellers fail to consummate the closing in accordance with the requirements of the Purchase Agreement;

•        the conditions to the Purchaser’s obligations have not been satisfied;

•        the Sellers materially breach the No Solicitation Obligations; or

•        Carbon’s board of directors causes the Carbon Requisite Stockholder Approval (as defined in the Purchase Agreement) to be terminated, canceled, withdrawn or otherwise modified in a manner adverse to the Purchaser;

•        by the Sellers:

•        if (i) each of the conditions to closing the Contemplated Transactions have been met, (ii) the Sellers have confirmed in writing to the Purchaser that the Sellers are ready, willing and able to consummate the closing, and (iii) the Purchaser fails to consummate the closing in accordance with the requirements of the Purchase Agreement;

•        if the conditions to the Sellers’ obligations have not been satisfied; or

•        prior to the expiration of the 20-day period from the date of delivery of this information statement, in order to enter into a definitive agreement with respect to a Superior Proposal, which definitive agreement shall be entered into concurrently with, or promptly following, such termination;

•        by either the Sellers or the Purchaser:

•        if the closing has not occurred on or before the Outside Closing Date; or

•        if (i) the net aggregate Title Defect Value of Surviving Title Defects plus (ii) the remediation amount of Surviving Environmental Defects plus (iii) the amount of casualty losses plus (iv) the allocated value of all Acquired Assets excluded from the closing due to (A) the exercise of preferential rights or (B) the failure to obtain material required consents, exceeds 15% of the unadjusted base cash purchase price.

The Purchase Agreement provides that the Sellers will be required to pay a cash termination fee equal to $3.8 million to the Purchaser in the event of a termination of the Purchase Agreement resulting from:

•        a termination by the Purchaser if (i) each of the conditions to closing the Contemplated Transactions have been met, (ii) the Purchaser has confirmed in writing to the Sellers that the Purchaser is ready, willing and able to consummate the closing, and (iii) the Sellers fail to consummate the closing in accordance with the requirements of the Purchase Agreement;

•        a termination by the Purchaser if the Sellers materially breach the No Solicitation Obligations, or Carbon’s board of directors causes the Carbon Requisite Stockholder Approval to be terminated, canceled, withdrawn or otherwise modified in a manner adverse to the Purchaser; or

•        a termination by the Sellers in connection with a Superior Proposal.

Indemnification

Following the closing, the Sellers, jointly and severally, will indemnify the Purchaser and its affiliates, including the Disposed Companies and the CAC Subsidiaries after the closing, from and against any and all claims, proceedings and losses arising out of, attributable to, or in connection with (i) any inaccuracy in or breach of the representations and warranties of the Sellers in the Purchase Agreement or the other transaction documents, (ii) any breach by any Seller of any of its covenants or agreements contained in the Purchase Agreement or the other transaction documents, (iii) any Retained Liability, and (iv) certain other matters set forth in the Purchase Agreement.

Following the closing, the Purchaser, the Disposed Companies and the CAC Subsidiaries, jointly and severally, will indemnify the Sellers and their respective affiliates, excluding the Disposed Companies and the CAC Subsidiaries, from and against any and all claims, proceedings and losses arising out of, attributable to, or in connection with (i) any inaccuracy in or breach of the representations and warranties of the Purchaser in the Purchase Agreement or the other transaction documents, (ii) any breach by the Purchaser of any of its covenants or agreements contained in the Purchase Agreement or the other transaction documents, and (iii) any Assumed Liability (as defined in the Purchase Agreement).

The Purchaser is required to satisfy any losses from a breach of the Sellers’ representations and warranties first by recovery under the R&W Insurance Policy, second from the indemnity escrow fund and third from the Sellers. The indemnification obligations of the Sellers resulting from any breach by the Sellers of the Purchase Agreement, except with respect to breaches of certain fundamental representations and warranties and certain representations and warranties related to tax matters, are subject to a true deductible of $2,750,000 (the “Indemnity Deductible), provided that only claims that exceed $50,000 (the “Indemnity Threshold”) shall be counted towards meeting the Indemnity Deductible. Additionally, the aggregate liability of the Sellers under the Purchase Agreement, except with respect to breaches of certain fundamental representations and warranties and certain representations and warranties related to tax matters, is subject to a cap equal to $22,000,000.

Indemnity Escrow Fund

In connection with the closing, the Purchaser will place a performance deposit in an amount equal to the retention under the R&W Insurance Policy plus the aggregate amount allocated to the Specified Retained Liabilities into escrow with a third party escrow agent, which amount plus all income accrued thereon, will secure certain obligations of the Sellers resulting from claims of indemnification by the Purchaser arising or resulting from (i) any breach of any representation or warranty to the extent the resulting losses are in excess of the Indemnity Threshold and Indemnity Deductible, if applicable, and are not otherwise covered by the R&W Insurance Policy, (ii) any breach of any covenant or agreement in the Purchase Agreement or any other transaction document, and (iii) any Retained Liability.

Subject to certain exceptions and limitations set forth in the Purchase Agreement, upon the eighteen-month anniversary of the closing date, the amount remaining in the indemnity escrow fund will be released to the Sellers; provided that the amount of any unresolved claims as of such date that may be satisfied from the indemnity escrow fund will be retained until such claims are resolved.

Until the Sellers have delivered evidence of the satisfaction and release of the Specified Retained Liabilities, the amount of the indemnity escrow fund allocated to such Specified Retained Liability shall continue to be held in the indemnity escrow fund. Any portion of the indemnity escrow fund allocated to the Specified Retained Liabilities that has not been released on the third anniversary of the closing date will be disbursed to the Purchaser.

Representation and Warranty Insurance Policy

The Purchaser agreed to obtain a Purchaser-side representation and warranty insurance policy (the “R&W Insurance Policy”) prior to the closing on terms and conditions reasonably acceptable to the Purchaser and the Sellers. The Sellers agreed to pay all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commissions, and other fees and expenses. However, the Purchaser will pay one-half of the costs and expenses of the R&W Insurance Policy (up to a maximum of $150,000) and the Purchaser will pay the remainder of such costs and expenses, which amount shall be characterized as a transaction expense.

Fees and Expenses

Except as otherwise specifically provided in the Purchase Agreement, all fees, costs, and expenses incurred by a party in connection with the Purchase Agreement and the Contemplated Transactions will paid by the party incurring such fees or expenses, including legal, advisory, and accounting fees, costs, and expenses.

Amendment

The Purchase Agreement may not be amended except by a written agreement of the Sellers, the Disposed Companies, the Purchaser and the CAC Subsidiaries that is identified as an amendment to the Purchase Agreement.

Governing Law

The Purchase Agreement is governed by Delaware law, without regard to any choice-of-law or conflicts-of-law provision or rule.

FINANCIAL INFORMATION

Consolidated Financial Statements of Carbon

Carbon’s audited consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, and the notes thereto, are included in the financial statements beginning on page F-1 and incorporated by reference into this information statement.

Unaudited Pro Forma Consolidated Financial Information

Carbon has prepared unaudited pro forma consolidated financial statements and notes thereto for Carbon Energy Corporation, giving effect to the Contemplated Transactions, included in the financial statements beginning on page F-39. The unaudited pro forma consolidated financial statements have been prepared from Carbon’s historical consolidated financial statements and give effect to the Contemplated Transactions. There can be no assurance that the Contemplated Transactions will be consummated. The unaudited pro forma consolidated statements of operations for the fiscal years ended December 31, 2019 and 2018, have been prepared with the assumption that the Contemplated Transactions were completed as of the beginning of the applicable period.

The unaudited pro forma consolidated financial statements do not purport to present the financial position or results of operations of Carbon had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Carbon and the notes thereto contained in the financial statements beginning on page F-1, which includes Carbon’s audited financials for the fiscal years ended December 31, 2019 and 2018.

Unaudited Consolidated Carve-Out Financial Statements for the Disposed Companies

Carbon has prepared unaudited consolidated carve-out financial statements and notes thereto for the Disposed Companies, included in the financial statements beginning on page F-51. The unaudited consolidated carve-out balance sheets were prepared as of December 31, 2019 and December 31, 2018. The unaudited consolidated carve-out statements of operations, and the unaudited consolidated carve-out statements of cash flows were prepared for the years ended December 31, 2019 and 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Carbon’s common stock as of March 30, 2020 by:

•        each person known by Carbon to beneficially more than five percent (5%) of its common stock;

•        each of Carbon’s directors;

•        each of Carbon’s named executive officers; and

•        all of Carbon’s directors and executive officers as a group.

The following table sets forth, as of March 30, 2020, the amount and percentage of our outstanding shares of common stock beneficially owned by (i) each person (including any group) known to us that beneficially more than 5% of our outstanding shares of common stock, (ii) each director, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group:

Name of Beneficial Owners	Address of Beneficial Owners	Shares Beneficially Owned(1)	Percent of Class(2)
5% Holders:
Yorktown Energy Partners V, L.P.	410 Park Avenue 19th Floor New York, NY 10022	896,916	11.4%
Yorktown Energy Partners VI, L.P.	410 Park Avenue 19th Floor New York, NY 10022	896,916	11.4%
Yorktown Energy Partners IX, L.P.	410 Park Avenue 19th Floor New York, NY 10022	1,111,112	14.1%
Yorktown Energy Partners XI, L.P.(3)	410 Park Avenue 19th Floor New York, NY 10022	2,584,829	30.3%
Arbiter Partners Capital Management LLC(4)	530 Fifth Avenue 20th Floor New York, New York 10036	655,733	8.3%
AWM Investment Company Inc.(5)	c/o Special Situation Funds 527 Madison Avenue Suite 2600 New York, New York 10022	706,549	8.9%
Directors
Patrick R. McDonald(6)		281,736	3.6%
James H. Brandi(7)		—	*
David H. Kennedy(8)		8,154	*
John A. Bailey(9)		5,489,773	69.5%
Peter A. Leidel(10)		5,489,773	69.5%
Edwin H. Morgens(11)		83,334	1.1%
Executive Officers
Mark D. Pierce(12)		120,483	1.5%
Kevin D. Struzeski(13)		149,490	1.9%
All directors and executive officers as a group (8 persons)(14)		6,132,970	77.6%

____________

*        Represents less than 1%

(1)      The amounts and percentages of common stock beneficially owned are reported on the bases of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. The amounts shown in the table are based on the conversion of the Series B Convertible Preferred Stock assuming a public offering price of $8.00 per share.

(2)      Based on 7,899,020 shares of our common stock issued and outstanding on March 30, 2020.

(3)      The amount reported includes 50,000 shares of Series B convertible preferred stock which currently may be converted into up to 625,000 shares of our common stock.

(4)      Includes 655,733 shares owned by Arbiter Partners QP, LP. Arbiter Partners QP, LP holds sole voting and investment power over these shares. Arbiter Partners Capital Management LLC acts as investment advisor on behalf of Arbiter Partners QP, LP and on behalf of certain other managed accounts none of which hold more than five percent of our common stock.

(5)      Consists of (i) 490,186 common stock shares owned by Special Situations Fund III QP, L.P. (“SSFQP”), (ii) 144,134 common stock shares owned by Special Situations Cayman Fund, L.P. (“Cayman”), and (iii) 72,229 common stock shares owned by Special Situations Private Equity Fund L.P. (“SSPE”). AWM Investment Company, Inc., a Delaware Corporation (“AWM”) is the investment advisor to SSFQP, Cayman and SSPE. AWM holds sole voting and investment power over these shares.

(6)      Includes (i) 24,136 shares owned by McDonald Energy, LLC over which Mr. McDonald has voting and investment power, and (ii) 15,000 shares of restricted stock that will vest within 60 days. Does not include 48,333 and 88,080 shares of unvested restricted stock and performance units, respectively.

(7)      Does not include 42,000 restricted shares of our common stock, which vest upon the earlier of a change in control of us or the date the director’s membership on the Board is terminated other than for cause.

(8)      Does not include 24,000 restricted stock shares of our common stock which vest upon the earlier of a change in control of us or the date the director’s membership on the Board is terminated other than for cause.

(9)      Includes (i) 896,916 common stock shares owned by Yorktown Energy Partners V, L.P., (ii) 896,916 common stock shares owned by Yorktown Energy Partners VI, L.P., (iii) 1,111,112 common stock shares owned by Yorktown Energy Partners IX, L.P. and (iv) 2,584,829 (inclusive of 50,000 shares of Series B convertible preferred stock which currently may be converted into up to 625,000 shares of our common stock) common stock shares owned by Yorktown Energy Partners XI, L.P. over which Mr. Bailey and Mr. Leidel have voting and investment power. Pursuant to applicable reporting requirements, Messrs. Bailey and Leidel are reporting indirect beneficial ownership of the entire amount of our securities owned by Yorktown but they disclaim beneficial ownership of such shares. Does not include 4,000 restricted shares of our common stock, which vest upon the earlier of a change in control of us or the date the director’s membership on the Board is terminated other than for cause.

(10)    Includes (i) 896,916 common stock shares owned by Yorktown Energy Partners V, L.P., (ii) 896,916 common stock shares owned by Yorktown Energy Partners VI, L.P., (iii) 1,111,112 common stock shares owned by Yorktown Energy Partners IX, L.P. and (iv) 2,584,829 (inclusive of 50,000 shares of Series B convertible preferred stock which currently may be converted into up to 625,000 shares of our common stock) common stock shares owned by Yorktown Energy Partners XI, L.P. over which Mr. Bailey and Mr. Leidel have voting and investment power. Pursuant to applicable reporting requirements, Messrs. Bailey and Leidel are reporting indirect beneficial ownership of the entire amount of our securities owned by Yorktown but they disclaim beneficial ownership of such shares. Does not include 36,000 restricted shares of our common stock, which vest upon the earlier of a change in control of us or the date the director’s membership on the Board is terminated other than for cause.

(11)    Does not include 36,000 restricted shares of our common stock, which vest upon the earlier of a change in control of us or the date the director’s membership on the Board is terminated other than for cause.

(12)    Includes 7,500 shares of restricted stock that will vest within 60 days. Does not include 24,167 and 44,040 shares of unvested restricted stock and performance units, respectively.

(13)    Includes 7,500 shares of restricted stock that will vest within 60 days. Does not include 24,167 and 44,040 shares of unvested restricted stock and performance units, respectively.

(14)    The shares over which both Mr. Bailey and Mr. Leidel have voting and investment power are the same shares and the percentage of total shares has not been aggregated for purposes of these calculations.

BUSINESS AND PROPERTIES

Overview

Carbon, a Delaware corporation formed in 2007, is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of oil, natural gas and natural gas liquids (“NGLs”) properties located in the United States. We currently develop and operate oil and gas properties in the Appalachian Basin in Kentucky, Ohio, Tennessee, Virginia and West Virginia, in the Illinois Basin in Illinois and Indiana, and in the Ventura Basin in California through our wholly-owned and majority-owned subsidiaries. We own 100% of the outstanding interests of CAC and Nytis USA, which in turn owns 98.11% of Nytis LLC. Nytis LLC holds interests in our operating subsidiaries. We own 53.92% of Carbon California which we consolidate for financial reporting purposes as a majority-owned subsidiary. We focus on conventional and unconventional reservoirs, including shale, tight sands and coalbed methane.

As of December 31, 2019, directly and through our 53.92% proportionate share of Carbon California, we own working interests in approximately 7,200 gross wells (6,600 net), royalty interests in approximately 1,100 wells and have leasehold positions in approximately 314,000 net developed acres and approximately 1,257,000 net undeveloped acres.

The following table shows a summary of reserve and production data as of and for the year ended December 31, 2019:

Estimated Total Proved Reserves(1)				Average Net Daily Production (Mcfe/D)	Average Reserve Life (years)
Oil (MMBbls)	NGLs (MMBbls)	Natural Gas (Bcf)	Total (Bcfe)
17.7	1.3	450.4	564.9	68,993	22.8

____________

(1)      Represents 100% of Carbon, Carbon California and CAC. As of December 31, 2019, Carbon holds a 53.92% proportionate share in Carbon California. See Acquisition Highlights.

Upon the closing of the Contemplated Transactions, our operations will be limited to developing and operating oil properties in the Ventura Basin in California through Carbon California. See “Operational Areas—Ventura Basin” for a summary of Carbon California’s reserve and production data as of and for the year ended December 31, 2019.

Acquisition Highlights

We pursue acquisitions for investment which meet our criteria for investment returns, and which are consistent with our strategic plan and field development strategy. The acquisition of properties in our existing operating areas enable us to leverage our cost control abilities, technical expertise and existing land and infrastructure positions. Our acquisition program is focused on acquisitions of properties which have relatively low base decline, field development opportunities and undeveloped acreage.

CAC

CAC was formed in 2016 by us, entities managed by Yorktown Energy Partners XI, L.P. (“Yorktown”), a majority stockholder of ours, and entities managed by Old Ironsides Energy, LLC (“Old Ironsides”), to acquire producing assets in the Appalachian Basin in Kentucky, Tennessee, Virginia and West Virginia. Substantial operations commenced in April 2017. Prior to November 1, 2017, Yorktown held 7.95% of the voting interest and 7.87% of the profits interest in CAC. On November 1, 2017, Yorktown exercised a warrant, pursuant to which Yorktown obtained additional shares of common stock in us in exchange for the transfer and assignment by Yorktown of all of its rights in CAC. Following the exercise of this warrant by Yorktown, we owned 26.50% of the voting interest and 27.24% of the profits interest, and Old Ironsides held the remainder of the interests in CAC.

On December 31, 2018, we acquired all of the Class A Units of CAC owned by Old Ironsides for a purchase price of $58.2 million, subject to purchase price adjustments (“OIE Membership Acquisition”). As a result of the OIE Membership Acquisition, we now own 100% of the voting and profit interests of CAC, along with its direct and indirect subsidiaries. The acquisition was funded with cash, debt and the issuance of notes to Old Ironsides. See Note 3 to the consolidated financial statements.

Carbon California

Carbon California was formed in 2016 by us, Yorktown and Prudential Capital Energy Partners, L.P., to acquire producing assets in the Ventura Basin in California.

We currently serve as the manager of Carbon California and operate its day-to-day administration, pursuant to the terms of the limited liability company agreement of Carbon California and the management services agreement between Carbon California and us, subject to certain approval rights held by the board of directors of Carbon California.

Prior to February 1, 2018, we held 17.81% of the voting and profits interests, Yorktown held 38.59% of the voting and profits interests and Prudential Capital Energy Partners, L.P. held 43.59% of the voting and profits interests in Carbon California. On February 1, 2018, Yorktown exercised a warrant, pursuant to which Yorktown obtained additional shares of common stock in us in exchange for the transfer and assignment by Yorktown of all of its rights in Carbon California (the “California Warrant”). As of February 1, 2018, we consolidate Carbon California for financial reporting purposes.

In May 2018, but effective as of October 1, 2017, Carbon California acquired 309 operated and one non-operated oil wells covering approximately 6,800 gross acres (6,600 net), and fee interests in and to certain lands, situated in the Ventura Basin, together with associated wells, pipelines, facilities, equipment and other property rights for a purchase price of $43.0 million from Seneca Resources Corporation (the “Seneca Acquisition”). We contributed approximately $5.0 million to Carbon California to fund our portion of the purchase price with the remainder funded by debt. We raised the $5.0 million through the issuance of 50,000 shares of Series B convertible preferred stock to Yorktown.

Following the exercise of the California Warrant by Yorktown and the Seneca Acquisition, we own 53.92% of the voting and profits interests and Prudential Legacy Insurance Company of New Jersey and Prudential Insurance Company of America or its affiliates (“Prudential”) owns 46.08% voting and profits interest in Carbon California.

Strategy

We continuously evaluate our portfolio of oil and gas assets and make acquisitions, investments and divestitures as part of our strategic plan. In the current environment, we are actively analyzing options such as selling assets, including potentially our Appalachian business, primarily in order to reduce indebtedness and, to a lesser extent, to fund higher value acquisition or development opportunities. Any decision to divest would be made based upon several criteria, including but not limited to the value we could obtain for such assets, the outlook for commodity prices, our expected return on invested capital and the impact on our overall leverage.

Our primary business objective is to create stockholder value through consistent growth in cash flows, production and reserves through development of our existing oil and gas properties and through the acquisition of complementary properties. We invest in technical staff and geological and engineering technology to enhance the value of our properties.

We intend to accomplish our objective by executing the following strategies:

•        Capitalize on the development of our oil and gas properties.    Our assets consist of oil and gas properties in the Appalachian, Ventura and Illinois Basins. We aim to continue to safely optimize returns from our existing producing assets by using established technologies to maximize recoveries of in-place hydrocarbons. We expect the production from our properties will increase as we continue to develop and optimize the operation of our properties.

•        Acquire complementary properties.    A core part of our strategy is to grow our oil and gas asset base through the acquisition of properties in the vicinity of our existing properties that feature similar reserve and production attributes. During 2018, we partnered with Prudential to finance the acquisition of producing properties in the Ventura Basin through Carbon California and with Old Ironsides to finance the acquisition of producing properties in the Appalachian Basin through CAC, in addition to complementary properties acquired directly by the Company. We own significant interest in Carbon California and own 100% interest in CAC.

•        Reduce operating costs.    We plan to continue to realize economies of scale and efficiency gains and to reduce variable costs.

•        Replace reserves and production through execution of low risk development projects.    We intend to capitalize on our regional expertise in our core operating areas to continue to optimize field development spending to create production and reserve growth. We allocate capital among opportunities in these operating areas based on risked project economics, with a view to balancing our portfolio to achieve consistent and profitable growth in production and reserves.

Our technical team has significant experience in drilling vertical, horizontal and directional wells. We utilize geological, drilling and completion technologies that enhance the predictability and repeatability of finding and recovering hydrocarbons throughout our asset base.

•        Maintain financial flexibility.    We expect to fund activities and acquisitions from a combination of cash flow from operations and our bank credit facilities. In the past, we also have accessed outside capital through the use of joint ventures or similar arrangements.

•        Acquire and develop reserves with crude oil the primary objective in California and natural gas the primary objective in Appalachia.    We believe that a diverse commodity mix provides us with commodity optionality, which allows us to direct capital spending to develop the commodity that offers the best return on investment at the time. As of December 31, 2019, our proved reserves were composed of approximately 79.8% natural gas, 18.8% oil and 1.4% natural gas liquids.

•        Control operating decisions and capital program.    At December 31, 2019, we operated approximately 6,000 producing wells, or approximately 87.4% of the wells in which we have a working interest. This high percentage of operated wells allows us to manage the nature and timing of our capital expenditures, lease operating expenses and marketing of our oil and natural gas production.

•        Manage commodity price exposure through an active hedging program.    We maintain a hedging program designed to reduce exposure to fluctuations in commodity prices. We have hedged a portion of our estimated future oil and natural gas production from January 1, 2020 through the end of 2022. At December 31, 2019, the estimated fair value of our commodity net derivative contracts was approximately $6.5 million.

Upon the closing of the Contemplated Transactions, our operations will be limited to those in the Ventura Basin through Carbon California. If the Contemplated Transactions are consummated, our current strategy will continue to be implemented, but will be focused on our operations in the Ventura Basin through Carbon California.

Operational Areas

Appalachian and Illinois Basins

As of December 31, 2019, we own working interests in approximately 6,650 gross wells (6,070 net) and royalty interests located in Illinois, Indiana, Kentucky, Ohio, Tennessee, Virginia and West Virginia, and have leasehold positions in approximately 304,700 net developed acres and approximately 1,249,000 net undeveloped acres.

The following table is a summary of our reserve and production data in the Appalachian and Illinois Basins as of and for the year ended December 31, 2019:

Estimated Total Proved Reserves			Average Net Daily Production (Mcfe/D)	Average Reserve Life (years)
Oil (MMBbls)	Natural Gas (Bcf)	Total (Bcfe)
1.2	430.3	437.8	59,399	20.7

Ventura Basin

As of December 31, 2019, Carbon California owns working interests in approximately 550 gross wells (530 net) located in the Ventura Basin of California and has leasehold positions in approximately 9,200 net developed acres and approximately 7,900 net undeveloped acres. Upon the closing of the Contemplated Transactions, our operations will be limited to those in the Ventura Basin through Carbon California.

The following table is a summary of Carbon California’s reserve and production data in the Ventura Basin as of and for the year ended December 31, 2019:

Estimated Total Proved Reserves(1)				Average Net Daily Production (Mcfe/D)	Average Reserve Life (years)
Oil (MMBbls)	NGLs (MMBbls)	Natural Gas (Bcf)	Total (Bcfe)
16.5	1.3	20.1	127.1	9,594	35.3

____________

(1)      Represents 100% of Carbon California as of and for the year ending December 31, 2019. As of December 31, 2019, Carbon holds a 53.92% proportionate share of Carbon California. See Acquisition Highlights.

Commodity Price Risk Management

We hedge a portion of forecasted oil and gas production to reduce exposure to fluctuations in the prices of oil and natural gas and provide long-term cash flow predictability. By removing a portion of the price volatility associated with future production, we expect to mitigate, but not eliminate, the potential effects of variability in cash flow from operations due to adverse fluctuations in commodity prices.

We generally utilize swaps and collars designed to manage price risk.

Reserves

The following table summarizes our estimated quantities of proved reserves as of December 31, 2019 and 2018, inclusive of all non-controlling interests:

Carbon Energy Corporation

Estimated Consolidated Proved Reserves

Including Non-Controlling Interests

	December 31,
	2019	2018
Proved developed reserves:
Natural gas (MMcf)	444,104	450,424
Oil and liquids (MBbl)	13,908	15,808
Total proved developed reserves (MMcfe)	527,555	545,272

Proved undeveloped reserves:
Natural gas (MMcf)	6,261	4,976
Oil and liquids (MBbl)	5,180	5,013
Total proved undeveloped reserves (MMcfe)	37,338	35,054

Total proved reserves (MMcfe)	564,893	580,326

Percent developed	93.4%	94.0%

Average natural gas price used (per Mcf)	$2.58	$3.24
Average oil and liquids price used (per Bbl)	$55.69	$69.20

The estimated quantities of proved developed reserves for the non-controlling interest of Carbon California as of December 31, 2019 and 2018 are approximately 58.6 Bcfe and 47.8 Bcfe, respectively, which is approximately 10.4% and 8.2%, respectively, of total consolidated proved reserves. The estimated quantities of proved undeveloped reserves for the non-controlling interest of Carbon California as of December 31, 2019 and 2018 are approximately 17.2 Bcfe and 16.2 Bcfe, respectively, which is approximately 3.1% and 2.8%, respectively, of total consolidated proved reserves.

The estimated quantities of proved developed reserves for the non-controlling interests of the consolidated partnerships (not including Carbon California) as of December 31, 2019 and 2018 are approximately 3.4 Bcfe and 3.3 Bcfe, respectively, which is approximately 1.0% of total consolidated proved reserves. There were no proved undeveloped reserves associated with the non-controlling interests of the consolidated partnerships (not including Carbon California) as of December 31, 2019 and 2018.

The following table summarizes our estimated quantities of proved reserves, excluding non-controlling interests, as of December 31, 2019 and 2018:

Carbon Energy Corporation

Estimated Consolidated Proved Reserves

Excluding Non-Controlling Interests

	December 31,
	2019	2018
Proved developed reserves:
Natural gas (MMcf)	431,498	439,234
Oil and liquids (MBbl)	5,687	9,161
Total proved developed reserves (MMcfe)	465,618	494,199

Proved undeveloped reserves:
Natural gas (MMcf)	3,376	2,684
Oil and liquids (MBbl)	2,793	2,703
Total proved undeveloped reserves (MMcfe)	20,133	18,901

Total proved reserves (MMcfe)	485,751	513,100

Percent developed	95.9%	96.3%

Average natural gas price used (per Mcf)	$2.58	$3.24
Average oil and liquids price used (per Bbl)	$55.69	$69.20

The following table shows a summary of the changes in quantities of our estimated proved oil and gas reserves for the year ended December 31, 2019:

	Oil & Liquids MBbls	Natural Gas MMcf	Total MMcfe
Proved reserves, beginning of year	20,821	455,400	580,326
Revisions of previous estimates	(1,713)	69,295	59,019
Extensions and discoveries	2,194	22,218	35,380
Production	(625)	(21,436)	(25,182)
Demotions from proved	(1,544)	(63,980)	(73,247)
Sales of reserves in-place	(45)	(11,132)	(11,403)
Proved reserves, end of year	19,088	450,365	564,893

Preparation of Reserves Estimates

Our estimates of proved oil, natural gas and NGL reserves as of December 31, 2019 and 2018, were based on the average fiscal-year prices for oil, natural gas and NGL (calculated as the unweighted arithmetic average of the first-day-of-the month price for each month within the 12-month period ended December 31, 2019 and 2018, respectively). Proved developed oil, gas and NGL reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil, gas and NGL reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Proved undeveloped reserves on undrilled acreage are limited to those locations on development spacing areas that are offsetting economic producers that are reasonably certain of economic production when drilled. Proved undeveloped reserves for other undrilled development spacing areas are claimed only where it can be demonstrated with reasonable certainty that there is continuity of economic production from the existing productive formation. Proved undeveloped reserves are included when they are scheduled to be drilled within five years.

SEC rules dictate the types of technologies that a company may use to establish reserve estimates including the extraction of non-traditional resources, such as natural gas extracted from shales as well as bitumen extracted from oil sands. See Note 17 to the consolidated financial statements for additional information regarding our estimated proved reserves.

Uncertainties are inherent in estimating quantities of proved reserves, including many factors beyond our control. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and its interpretation. As a result, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing, and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices or development and production expenses, may require revision of such estimates. Accordingly, quantities of oil and natural gas ultimately recovered will vary from reserve estimates. See “Risk Factors” in our Annual Report on Form 10-K for a description of some of the risks and uncertainties associated with our business and reserves.

Reserve estimates are based on production performance, data acquired remotely or in wells, and are guided by petrophysical, geologic, geophysical and reservoir engineering models. Estimates of our proved reserves were based on deterministic methods. In the case of mature developed reserves, reserve estimates are determined by decline curve analysis and in the case of immature developed and undeveloped reserves, by analogy, using proximate or otherwise appropriate examples in addition to volumetric analysis. The technologies and economic data used in estimating our proved reserves include empirical evidence through drilling results and well performance, well logs and test data, geologic maps and available downhole and production data. Further, the internal review process of our wells and related reserve estimates includes but is not limited to the following:

•        A comparison is made and documented of actual data from our accounting system to the data utilized in the reserve database. Current production, revenue and expense information obtained from our accounting records is subject to external quarterly reviews, annual audits and additional internal controls over financial reporting. This process is designed to create assurance that production, revenues and expenses are accurately reflected in the reserve database.

•        A comparison is made and documented of land and lease records to ownership interest data in the reserve database. This process is designed to create assurance that the costs and revenues utilized in the reserves estimation match actual ownership interests.

•        A comparison is made of property acquisitions, disposals, retirements or transfers to the property records maintained in the reserve database to verify that all are accounted for accurately.

•        Natural gas pricing for the first flow day of every month is obtained from Platts Gas Daily. Oil pricing for the first flow day of every month is obtained from the U.S. Energy Information Administration. At the reporting date, 12-month average prices are determined. Regional variations in pricing and related deductions are similarly obtained and a 12-month average is calculated at year end.

For the years ended December 31, 2019 and 2018, the independent engineering firm, Cawley, Gillespie & Associates, Inc. (“CGA”) reviewed with us, technical personnel field performance and future development plans. Following these reviews, we furnished our internal reserve database and supporting data to CGA in order for them to prepare their independent reserve estimates and final report. We restrict access to our database containing reserve information to select individuals from our engineering and corporate development departments. CGA’s independent reserve estimates and final report are for our interests in the respective oil and gas properties and represents 100% of the total proved hydrocarbon reserves owned by us or 99% of the consolidated proved hydrocarbon reserves presented in our consolidated financial statements. CGA’s report does not include the hydrocarbon reserves owned by the non-controlling interests of our consolidated partnerships. We calculated the estimated reserves of the non-controlling interests of the consolidated partnerships’ oil and gas properties by multiplying CGA’s independent reserve estimates for such properties by the respective non-controlling interests in those properties.

Our Director of Corporate Planning and Development, Todd Habliston, is responsible for overseeing the preparation of the reserve estimates with consultations from our internal technical and accounting staff. Mr. Habliston started his career with ARCO Oil and Gas in 1983, has served as Adjunct Professor of Economics at the Colorado School of Mines, and has over 35 years of oil and gas experience in all aspects of reservoir and production engineering. Mr. Habliston earned a B.S. in Chemical and Petroleum Refining Engineering from the Colorado School of Mines and an MBA from Purdue University. He is a registered Professional Engineer and is a member of SPE, SPEE, AAPG and API.

Drilling Activities

During 2019, we drilled two oil-related wells associated with our Carbon California assets. One well was completed in the fourth quarter of 2019 and the other well was completed in the first quarter of 2020. We completed no drilling activities in the Appalachian or Illinois Basins. Our 2019 capital expenditures consisted principally of oil-related drilling, remediation, return to production and recompletion projects in California and the optimization and streamlining of our natural gas gathering and compression facilities in Appalachia to provide more efficient and lower cost operations and greater flexibility in moving our production to markets with more favorable pricing.

The following table summarizes the number of wells drilled for the years ended December 31, 2019, 2018 and 2017. Gross wells reflect the sum of all wells in which we own an interest. Net wells reflect the sum of our working interests in gross wells.

	Year Ended December 31,
	2019		2018		2017
	Gross	Net	Gross	Net	Gross	Net
Development wells:
Productive(1)	1	1	—	—	2	1.2
Non-productive(2)	—	—	—	—	—	—
Total development wells	1	1	—	—	2	1.2

Exploratory wells:
Productive(1)	—	—	—	—	—	—
Non-productive(2)	—	—	—	—	—	—
Total exploratory wells	—	—	—	—	—	—

____________

(1)      A well classified as productive does not always provide economic levels of activity.

(2)      A non-productive well is a well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well; also known as a dry well (or dry hole).

Oil and Natural Gas Wells and Acreage

Productive Wells

Productive wells consist of producing wells and wells capable of production, including shut-in wells. A well bore with multiple completions is counted as only one well. The following table summarizes our productive wells as of December 31, 2019:

	December 31, 2019
	Gross	Net
Gas	6,696	5,275
Oil	901	843
Total	7,597	6,118

Acreage

The following table summarizes our gross and net developed and undeveloped acreage by state as of December 31, 2019. Acreage related to royalty, overriding royalty and other similar interests is excluded from this summary, as well as acreage related to any options held by us to acquire additional leasehold interests.

	December 31, 2019
	Developed Acres		Undeveloped Acres(1)		Total Acres
	Gross	Net	Gross	Net	Gross	Net
California	11,476	9,148	8,013	7,896	19,489	17,044
Indiana	—	—	9,079	9,079	9,079	9,079
Illinois	3,758	1,879	20,225	12,613	23,983	14,492
Kentucky	10,540	10,415	78,172	76,881	88,712	87,296
Ohio	2,440	374	7,366	7,366	9,806	7,740
Tennessee	69,095	65,847	115,883	115,761	184,978	181,608
Virginia	3,740	1,385	124,569	124,569	128,309	125,954
West Virginia	399,003	224,837	934,366	902,748	1,333,369	1,127,585
Total	500,052	313,885	1,297,673	1,256,913	1,797,725	1,570,798

____________

(1)      As of December 31, 2019, approximately 16,000, 3,000 and 2,000 net acres of undeveloped acreage are scheduled to expire by December 31, 2020, 2021 and 2022, respectively.

Production, Average Sales Prices and Production Costs

The following table reflects our production, average sales price, and production cost information for the years ended December 31, 2019, 2018 and 2017:

	Year Ended December 31,
	2019	2018(1)	2017(1)
Production data:
Natural gas (MMcf)	21,436	5,320	4,896
Oil (MBbl)	589	451	86
Natural gas liquids (MBbl)	36	33	—
Combined (MMcfe)	25,182	8,223	5,414
Gas, oil and natural gas liquids production revenue (in thousands)	$93,841	$48,052	$19,511
Commodity derivative gain (in thousands)	$3,044	$4,894	$2,928
Prices:
Average sales price before effects of hedging;
Natural gas (per Mcf)	$2.63	$3.01	$3.12
Oil (per Bbl)	$62.50	$68.53	$48.83
Natural gas liquids (per Bbl)	$16.18	$34.55	$—
Average sale price after effects of hedging(2):
Natural gas (per Mcf)	$2.80	$2.96	$3.25
Oil (per Bbl)	62.38	$60.65	$50.38
Natural gas liquids (per Bbl)	$16.18	$34.55	$—
Average costs per Mcfe:
Lease operating costs	$1.18	$1.94	$1.13
Transportation costs	$0.24	$0.54	$0.40
Production and property taxes	$0.22	$0.22	$0.24

____________

(1)      The 2018 and 2017 activity shown above includes only that which is included in the consolidated financial statements. Therefore, the above represents all of Carbon’s activities for the years ended December 31, 2018 and 2017 and only the activity of Carbon California for the period February 1, 2018 through December 31, 2018. It does not include any activity for CAC as the OIE Membership Acquisition, which resulted in consolidation of CAC, did not occur until December 31, 2018.

(2)      Includes effect of settled commodity derivative gains and losses.

Present Activities

At December 31, 2019, we have successfully drilled and completed one well and we were actively completing a second well in the Ventura Basin.

Marketing and Delivery Commitments

As of December 31, 2019, we have delivery commitments of approximately 1,289,000 Btu of natural gas through February 2020 as part of a storage contract. These delivery commitments were fulfilled subsequent to year-end.

Through our acquisition activities, we acquired long-term firm transportation contracts that were entered into to ensure the transport of certain gas production to purchasers. Any shortfall of capacity use upon acquisition was recorded as a liability and is included in firm transportation obligations on the consolidated balance sheets of each entity.

Total firm transportation volumes and related demand charges for the remaining term of these contracts at December 31, 2019 related to us are summarized in the following table:

Period	Dekatherms per day	Demand Charges
Apr 2020 – May 2020	57,791	$0.20 – 0.56
Jun 2020 – Oct 2020	56,641	$0.20 – 0.56
Nov 2020 – Aug 2022	50,341	$0.20 – 0.56
Sep 2022 – May 2027	30,990	$0.20 – 0.21
Jun 2027 – May 2036	1,000	$0.20

Major Purchasers

Our oil and natural gas production are generally sold on a month-to-month basis in the spot market, or in accordance with negotiated purchase contracts, and are priced in reference to published indices. We believe that the loss of one or more of our purchasers would not have a material adverse effect on our ability to sell our production, because any individual purchaser could be readily replaced by another purchaser, absent a broad market disruption.

For the year ended December 31, 2019, approximately 29.0% of our revenue was generated from sales to two purchasers.

Competition

We encounter competition in all aspects of business, including acquisition of properties and oil and natural gas leases, marketing oil and natural gas, obtaining services and labor, and securing drilling rigs and other equipment and materials necessary for drilling and completing wells. Our ability to increase reserves in the future will depend on our ability to generate successful projects on existing properties, execute development programs, and acquire additional producing properties and leases for future development and exploration. Competitors include independent oil and gas companies, major oil and gas companies and individual producers and operators within and outside of the Appalachian, Illinois and Ventura Basins. A number of the companies with which we compete with have larger staffs and greater financial and operational resources than we have. Because of the nature of our oil and natural gas assets and management’s experience in developing reserves and acquiring properties, we believe that we effectively compete in our and their markets. See “Risk Factors—Competition in the oil and natural gas industry is intense, making it more difficult for us to acquire properties, market oil and natural gas and secure trained personnel” in our Annual Report on Form 10-K.

Regulation

Federal, state and local agencies have extensive rules and regulations applicable to oil and natural gas exploration, production and related operations. These laws and regulations may change in response to economic or political conditions. Matters subject to current governmental regulation and/or pending legislative or regulatory changes include the discharge or other release into the environment of wastes and other substances in connection with drilling and production activities (including fracture stimulation operations), bonds or other financial responsibility requirements to cover drilling risks and well plugging and abandonment, reclamation or restoration costs, reports concerning our operations, the spacing of wells, unitization and pooling of properties, taxation, and the use of derivative hedging instruments. Failure to comply with laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations and the issuance of injunctions that could delay, limit or prohibit certain of our operations. In the past, regulatory agencies have imposed price controls and limitations on production. In order to conserve supplies of oil and gas, oil and gas conservation commissions and other agencies may restrict the rates of flow of wells below actual production capacity, generally prohibit the venting or flaring of natural gas, and may impose certain requirements regarding the ratability or fair apportionment of production from fields and individual wells. Further, a significant spill from one of our facilities could have a material adverse effect on our results of operations, competitive position or financial condition. The laws regulate, among other things, the production, handling, storage, transportation and disposal of oil and natural gas, by-products from each and other substances and materials produced or used in connection with our operations. Although we believe we are in substantial compliance with applicable laws and regulations, such laws and regulations may be amended or reinterpreted. In addition, unforeseen environmental incidents may occur or past non-compliance with environmental laws or regulations may be discovered. Therefore, we cannot predict the ultimate cost of compliance with these requirements or their effect on our operations.

Most states require drilling permits, drilling and operating bonds and the filing of various reports and impose other requirements relating to the exploration and production of oil and natural gas. Many states also have statutes or regulations regarding conservation matters including rules governing the size of drilling and spacing units, the density of wells and the unitization of oil and natural gas properties. The federal and state regulatory burden on the oil and natural gas industry increases our cost of doing business and affects our profitability.

Federal legislation and regulatory controls have historically affected the prices received for natural gas production. The Federal Energy Regulatory Commission (“FERC”) has jurisdiction over the transportation and sale or resale of natural gas in interstate commerce under the Natural Gas Act of 1938 (“NGA”), the Natural Gas Policy Act of 1978 (“NGPA”), and the regulations promulgated under those statutes. We own an intrastate natural gas pipeline through our ownership of the Cranberry Pipeline, that provides interstate transportation and storage services pursuant to Section 311 of the NGPA, as well as intrastate transportation and storage services that are regulated by the West Virginia Public Service Commission. For qualified intrastate pipelines, FERC allows interstate transportation service “on behalf of” interstate pipelines or local distribution companies served by interstate pipelines without subjecting the intrastate pipeline to the more comprehensive NGA jurisdiction of FERC. We provide Section 311 service in accordance with a publicly available Statement of Operating Conditions filed with FERC under rates that are subject to approval by the FERC. By Letter Order issued May 15, 2013, the FERC approved the current Cranberry Pipeline rates. The May 15, 2013 Letter Order required Cranberry Pipeline to file a renewed rate petition by December 18, 2017. On November 21, 2017, FERC extended this filing deadline to December 18, 2018 in recognition of potential rate impacts of the September 2017 Acquisition. On December 12, 2018, FERC extended this filing deadline to February 19, 2019. We filed the renewed rate petition on February 19, 2019 proposing rates that were higher than the existing rates. Following settlement discussions with FERC staff, we submitted an updated rate petition on April 17, 2019 proposing to re-adopt the rates that had been in effect prior to February 19, 2019. No protests were filed, and the rates became effective on April 18, 2019.

In 2005, Congress enacted the Energy Policy Act of 2005 (“EPAct 2005”), which amends the NGA to make it unlawful for any entity, including non-jurisdictional producers such as Carbon, CAC and Carbon California, to use any deceptive or manipulative device or contrivance in connection with the purchase or sale of natural gas or the purchase or sale of transportation services subject to regulation by the FERC, or contravention of rules prescribed by FERC. EPAct 2005 also gives FERC authority to impose civil penalties for violations of the NGA up to approximately $1,300,000 per day per violation, and this amount is adjusted for inflation on an annual basis. The anti-manipulation rule does not apply to activities that relate only to intrastate or other non-jurisdictional sales or gathering, but does apply to activities of otherwise non-jurisdictional entities to the extent the activities are conducted “in connection with” natural gas sales, purchases or transportation subject to FERC jurisdiction. It therefore reflects a significant expansion of FERC’s enforcement authority. We do not anticipate we will be affected any differently than other producers of natural gas in respect of EPAct 2005.

In 2007, FERC issued rules requiring that any market participant that engages in physical sales for resale or purchases for resale of natural gas that equal or exceed 2.2 million MMBtus during a calendar year, must annually report such sales or purchases to FERC, beginning on May 1, 2009. These rules are intended to increase the transparency of the wholesale natural gas markets and to assist FERC in monitoring such markets and in detecting market manipulation. In 2008, FERC issued its order on rehearing, which largely approved the existing rules, except FERC exempted from the reporting requirement certain types of purchases and sales, including purchases and sales of unprocessed natural gas and bundled sales of natural gas made pursuant to state regulated retail tariffs. In addition, FERC clarified that other end use purchases and sales are not exempt from the reporting requirements. The monitoring and reporting required by the rules have increased our administrative costs. We do not anticipate we will be affected any differently than other producers of natural gas.

Gathering service, which occurs on pipeline facilities located upstream of jurisdictional transmission services, is regulated by the states onshore and in state waters. Section 1(b) of the NGA exempts natural gas gathering facilities from regulation by FERC as a natural gas company under the NGA. Although FERC has set forth a general test for determining whether facilities perform a nonjurisdictional gathering function or a jurisdictional transmission function, FERC’s determinations as to the classification of facilities are done on a case-by-case basis. To the extent that FERC issues an order that reclassifies certain non-jurisdictional gathering facilities as FERC-jurisdictional transportation facilities, and depending on the scope of that decision, the costs of getting gas to point of sale locations may increase. We believe that the natural gas pipelines in our gathering systems meet the traditional tests FERC has used to establish a pipeline’s status as a gatherer not subject to regulation as a natural gas company. However, the distinction between FERC-regulated transmission services and federally unregulated gathering services is often the subject of litigation, so the classification and regulation of our gathering facilities is subject to change based on future determinations by FERC, the courts or Congress. In addition, state regulation of natural gas gathering facilities generally includes various occupational safety, environmental and, in some circumstances, nondiscriminatory-take requirements. Although such regulation has not generally been affirmatively applied by state agencies, natural gas gathering may receive greater regulatory scrutiny in the future.

Additional proposals and proceedings that might affect the oil and natural gas industry are regularly considered by Congress, the states, FERC and the courts. For instance, legislation has previously been introduced in Congress to amend the federal Safe Drinking Water Act to subject hydraulic fracturing operations-an important process used in the completion of our oil and natural gas wells-to regulation under the Safe Drinking Water Act. If adopted, this legislation could establish an additional level of regulation, and impose additional cost, on our operations. We cannot predict when or whether any such proposal, or any additional new legislative or regulatory proposal, may become effective. No material portion of our business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the federal government.

Our sales of oil and natural gas are affected by the availability, terms and cost of transportation. Interstate transportation of oil and natural gas by pipelines is regulated by FERC pursuant to the Interstate Commerce Act, the NGA, the Energy Policy Act of 1992 and the rules and regulations promulgated under those laws. Intrastate oil and natural gas pipeline transportation rates may also be subject to regulation by state regulatory commissions. We do not believe that the regulation of oil transportation rates will affect our operations in any way that is materially different that those of our competitors who are similarly situated.

Regulation of Pipeline Safety and Maintenance

The Pipeline and Hazardous Materials Safety Administration (“PHMSA”) has established safety requirements pertaining to the design, installation, testing, construction, operation and maintenance of gas pipeline facilities, including requirements that pipeline operators develop a written qualification program for individuals performing covered tasks on pipeline facilities and implement pipeline integrity management programs. PHMSA has the statutory authority to impose civil penalties for pipeline safety violations up to a maximum of approximately $200,000 per day for each violation and approximately $2 million for a related series of violations. This maximum penalty authority established by statute will continue to be adjusted periodically to account for inflation.

The Protecting Our Infrastructure of Pipelines and Enhancing Safety Act of 2016 (“PIPES 2016 Act”), extended PHMSA’s statutory mandate under prior legislation through 2019. Congress did not pass a reauthorization bill in 2019 and the PHMSA is operating under a continuing resolution until a new bill is passed. In addition, the PIPES 2016 Act empowered PHMSA to address imminent hazards by imposing emergency restrictions, prohibitions and safety measures on owners and operators of gas or hazardous liquid pipeline facilities without prior notice or an opportunity for a hearing. Additionally, in April 2016, PHMSA proposed rules that would, if adopted, strengthen existing integrity management requirements, expand assessment and repair requirements to pipelines in areas with medium population densities and extend regulatory requirements to onshore gas gathering lines that are currently exempt. The issuance of a final rule is uncertain at this time. The extension of regulatory requirements to our gathering pipelines would impose additional obligations on us and could add material costs to our and their operations. States are largely preempted by federal law from regulating pipeline safety for interstate lines, but most states are certified by the U.S. Department of Transportation to assume responsibility for enforcing federal intrastate pipeline regulations and inspection of intrastate pipelines. In practice, because states can adopt stricter standards for intrastate pipelines than those imposed by the federal government for interstate lines, states vary considerably in their authority and capacity to address pipeline safety. However, we do not expect that any such costs would be material to our financial condition or results of operations. The adoption of new or amended regulations by PHMSA or the states that result in more stringent or costly pipeline integrity management or safety standards could have a significant adverse effect on us and similarly situated midstream operators. We cannot predict what future action the DOT will take, but we do not believe that any regulatory changes will affect us in a way that materially differs from the way they will affect our or their competitors.

We believe our operations are in substantial compliance with all existing federal, state and local pipeline safety laws and regulations.

Environmental

As an operator of oil and natural gas properties in the U.S., we are subject to federal, state and local laws and regulations relating to environmental protection as well as the manner in which various substances, including wastes generated in connection with exploration, production, and transportation operations, are released into the environment. Compliance with these laws and regulations can affect the location or size of wells and facilities, prohibit or limit the extent to which exploration and development may be allowed, and require proper closure of wells and restoration of properties when production ceases. Failure to comply with these laws and regulations may result in the assessment of administrative, civil, or criminal penalties, imposition of remedial obligations, incurrence of capital or increased operating costs to comply with governmental standards, and even injunctions that limit or prohibit exploration and production activities or that constrain the disposal of substances generated by oil field operations.

The most significant of these environmental laws that may apply to our operations are as follows:

•        The Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”) and comparable state statutes which impose liability on owners and operators of certain sites and on persons who dispose of or arrange for the disposal of hazardous substances at sites where hazardous substances releases have occurred or are threatening to occur. Parties responsible for the release or threatened release of hazardous substances under CERCLA may by subject to joint and several liability for the cost of cleaning up those substances and for damages to natural resources;

•        The Oil Pollution Act of 1990 (“OPA”) subjects owners and operators of facilities to strict, joint and several liability for containment and cleanup costs and certain other damages arising from oil spills, including the government’s response costs. Spills subject to the OPA may result in varying civil and criminal penalties and liabilities;

•        The Resource Conservation and Recovery Act, as amended (“RCRA”), and comparable state statues which govern the treatment, storage and disposal of solid nonhazardous and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance;

•        The Federal Water Pollution Control Act, as amended, also known as the Clean Water Act (“CWA”), and analogous state laws that govern the discharge of pollutants, including natural gas wastes, into federal and state waters, including spills and leaks of hydrocarbons and produced water. These controls have become more stringent over the years, and it is possible that additional restrictions will be imposed in the future. Permits are required to discharge pollutants into certain state and federal waters and to conduct construction activities in those waters and wetlands. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for any unauthorized discharges of oil and other pollutants and impose liability for the costs of removal or remediation of contamination resulting from such discharges;

•        The Safe Drinking Water Act (“SDWA”), which governs the disposal of wastewater in underground injection wells; and

•        The Clean Air Act (“CAA”) and similar state and local requirements which govern the emission of pollutants into the air. Greenhouse gas record keeping and reporting requirements under the CAA took effect in 2011 and impose increased administrative and control costs. In recent years, the Environmental Protection Agency (“EPA”) issued final rules to subject oil and natural gas operations to regulation under the New Source Performance Standards, or NSPS, and National Emission Standards for Hazardous Air Pollutants, or NESHAPS, programs under the CAA, and to impose new and amended requirements under both programs. The EPA rules include NSPS standards for completions of hydraulically fractured oil and natural gas wells, compressors, controllers, dehydrators, storage tanks, natural gas processing plants and certain other equipment. In addition, the EPA finalized a more stringent National Ambient Air Quality Standard (“NAAQS”) for ozone in October 2015. This more stringent ozone NAAQS could result in additional areas being designated as non-attainment, which may result in an increase in costs for emission controls and requirements for additional monitoring and testing, as well as a more cumbersome permitting process. EPA anticipates promulgating final area designations under the new standard in the first half of 2018.

Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, storage, transport, disposal, cleanup or operating requirements could materially adversely affect our operations and financial condition, as well as those of the oil and natural gas industry in general. For instance, recent scientific studies have suggested that emissions of certain gases, commonly referred to as “greenhouse gases,” and including carbon dioxide and methane, may be contributing to the warming of the Earth’s atmosphere. Based on these findings, the EPA has begun adopting and implementing a comprehensive suite of regulations to restrict emissions of greenhouse gases under existing provisions of the CAA. Legislative and regulatory initiatives related to climate change and greenhouse gas emissions could, and in all likelihood would, require us to incur increased operating costs adversely affecting our profits and could adversely affect demand for the oil and natural gas we and they produce, depressing the prices we and they receive for oil and natural gas. In addition to the regulatory efforts described above, there have also been efforts in recent years in the investment community promoting the divestment of fossil fuel equities as well as to pressure lenders and other financial services companies to limit or curtail activities with companies engaged in the extraction of fossil fuel reserves. Members of the investment community have recently increased their focus on sustainability practices, including practices related to GHGs and climate change, in the oil and natural gas industry. As a result of these efforts, our ability to access capital markets may be limited and our stock price may be negatively impacted. See “The adoption of climate change legislation or regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the oil and natural gas we produce” in our Annual Report on Form 10-K.

We currently operate or lease, and have in the past operated or leased, a number of properties that have been subject to the exploration and production of oil and natural gas. Although we have utilized operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties operated or leased by us or on or under other locations where such wastes have been taken for disposal. In addition, these properties may have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes was not under our or their control. These properties and the wastes disposed thereon may be subject to laws and regulations imposing joint and several liability and strict liability without regard to fault or the legality of the original conduct that could require us to remove previously disposed wastes or remediate property contamination, or to perform well or pit closure or other actions of a remedial nature to prevent future contamination.

Oil and natural gas deposits exist in shale and other formations. It is customary in our industry to recover oil and natural gas from these formations through the use of hydraulic fracturing, combined with horizontal drilling. Hydraulic fracturing is the process of injecting substances such as water, sand, and other additives under pressure into subsurface formations to create or expand fractures, thus creating a passageway for the release of oil and natural gas.

Most of our Appalachian Basin oil and natural gas reserves are subject to or have been subjected to hydraulic fracturing and we expect to continue to employ hydraulic fracturing extensively in future wells that we drill and complete. The reservoir rock in these areas, in general, has insufficient permeability to flow enough oil or natural gas to be economically viable without stimulation. The controlling regulatory agencies for well construction have standards that are designed specifically in anticipation of hydraulic fracturing. The cost of the stimulation process varies according to well location and reservoir.

We contract with established service companies to conduct our hydraulic fracturing. The personnel of these service companies are trained to handle potentially hazardous materials and possess emergency protocols and equipment to deal with potential spills and carry Safety Data Sheets for all chemicals. We require these service companies to carry insurance covering incidents that could occur in connection with their activities. In addition, these service companies are responsible for obtaining any regulatory permits necessary for them to perform their service in the relevant geographic location. We have not had any incidents, citations or lawsuits resulting from hydraulic fracture stimulation.

In the well completion and production process, an accidental release could result in possible environmental damage. All wells have manifolds with escape lines to containment areas. High pressure valves for flow control are on the wellhead. Valves and piping are designed for higher pressures than are typically encountered. Piping is tested prior to any procedure and regular safety inspections and incident drill records are kept on those tests.

All fracturing is designed with the minimum water requirements necessary since there is a cost of accumulating, storing and disposing of the water recovered from fracturing. Water is drawn from nearby streams that are tributaries to the Ohio River and flow 365 days per year. Water recovered from the fracturing is injected into EPA or state approved underground injection wells. In some instances, the operation of underground injection wells has been alleged to cause earthquakes (induced seismicity) as a result of flawed well design or operation. This has resulted in stricter regulatory requirements in some jurisdictions relating to the location and operation of underground injection wells. In addition, the California Division of Oil, Gas & Geothermal Resources (“DOGGR”), renamed the Geologic Energy Management Division, or CalGEM, effective January 1, 2020, adopted regulations intended to bring California’s Class II Underground Injection Control (“UIC”) program into compliance with the federal Safe Drinking Water Act, under which some wells may require an aquifer exemption. DOGGR reviewed all active UIC projects, regardless of whether an exemption is required. DOGGR has obtained aquifer exemptions for UIC wells identified as requiring an aquifer exemption. In addition, DOGGR, now CalGEM, has undertaken a comprehensive examination of existing regulations and is in the process of issuing additional regulations with respect to certain oil and gas activities, such as management of idle wells, pipelines, underground fluid injection and well construction. CalGEM announced in November 2019 that these rule updates would include public health and safety protections for communities near oil and gas production and independent reviews of permitting processes for hydraulic fracturing and other well stimulation practices. The potential adoption of federal, state and local legislation and regulations in the areas in which we operate could restrict our or their ability to dispose of produced water gathered from drilling and production activities, which could result in increased costs and additional operating restrictions or delays.

While hydraulic fracturing historically has been regulated by state and natural gas commissions, the practice has become increasingly controversial in certain parts of the country, resulting in increased scrutiny and regulation from federal agencies. The EPA has asserted federal regulatory authority pursuant to the federal SDWA over hydraulic fracturing involving fluids that contain diesel fuel and published permitting guidance in February 2014 for hydraulic fracturing operations that use diesel fuel in fracturing fluids in those states in which EPA is the permitting authority. In recent years, the EPA has issued final regulations under the federal CAA establishing performance standards for completions of hydraulically fractured oil and natural gas wells, compressors, controllers, dehydrators, storage tanks, natural gas processing plants and certain other equipment, and also finalized rules in June 2016 that prohibit the discharge of wastewater from hydraulic fracturing operations to publicly owned wastewater treatment plants. Many producing states, cities and counties have adopted, or are considering adopting, regulations that could impose more stringent permitting, public disclosure and well construction requirements on hydraulic fracturing operations or otherwise seek to ban fracturing activities altogether. In addition, separate and apart from the referenced potential connection between injection wells and seismicity, concerns have been raised that hydraulic fracturing activities may be correlated to induced seismicity. The scientific community and regulatory agencies at all levels are studying the possible linkage between oil and gas activity and induced seismicity, and some state regulatory agencies have modified their regulations or guidance to mitigate potential causes of induced seismicity. If legislation or regulations are adopted at the federal, state or local level imposing any restrictions on the use of hydraulic fracturing, this could have a significant impact on our financial condition, results of operations and cash flows. Additional burdens upon hydraulic fracturing, such as reporting or permitting requirements, will result in additional expense and delay in our operations. Restrictions on hydraulic fracturing could also reduce the amount of oil and natural gas that we are ultimately able to produce from our or their reserves. See “Environmental legislation and regulatory initiatives, including those relating to hydraulic fracturing and underground injection could result in increased costs and additional operating restrictions or delays” in our Annual Report on Form 10-K.

Any of the above factors could have a material adverse effect on our financial position, results of operations or cash flows and could make it more difficult or costly for us to perform hydraulic fracturing.

We are subject to the requirements of OSHA and comparable state statutes. The OSHA Hazard Communication Standard, the “community right-to-know” regulations under Title III of the federal Superfund Amendments and Reauthorization Act and similar state statutes require us to organize information about hazardous materials used, released or produced in our operations. Certain of this information must be provided to employees, state and local governmental authorities and local citizens. We are also subject to the requirements and reporting set forth in OSHA workplace standards.

We believe that it is reasonably likely that the trend in environmental legislation and regulation will continue toward stricter standards. While we believe that we are in substantial compliance with applicable environmental laws and regulations in effect at the present time and that continued compliance with existing requirements will not have a material adverse impact on us, we cannot give any assurance that we will not be adversely affected in the future. We have established internal guidelines to be followed in order to comply with environmental laws and regulations in the U.S. Although we maintain pollution insurance against the costs of cleanup operations, public liability, and physical damage, there is no assurance that such insurance will be adequate to cover all such costs or that such insurance will continue to be available in the future.

Employees

As of December 31, 2019, our workforce consisted of 215 employees, all of which are full-time employees. None of the members of our workforce are represented by a union or covered by a collective bargaining agreement. We believe we have a good relationship with the members of our workforce.

Offices

Our executive offices are located at 1700 Broadway, Suite 1170, Denver, Colorado 80290. We maintain offices in Lexington, Kentucky and Santa Paula, California from which we conduct our oil and gas operations.

Title to Properties

Title to our oil and gas properties is subject to royalty, overriding royalty, carried, net profits, working, and similar interests customary in the oil and gas industry. Under the terms of our bank credit facility, we have granted our lenders a lien on a substantial majority of our properties. In addition, our properties may also be subject to liens incident to operating agreements, as well as other customary encumbrances, easements, and restrictions, and for current taxes not yet due. Our general practice is to conduct title examinations on material property acquisitions. Prior to the commencement of drilling operations, a title examination and, if necessary, curative work is performed. The methods of title examination that we have adopted are reasonable in the opinion of management and are designed to ensure that production from our properties, if obtained, will be salable by us.

Glossary of Oil and Gas Terms

Many of the following terms are used throughout this information statement. The definitions of proved developed reserves, proved reserves, and proved undeveloped reserves have been abbreviated from the applicable definitions contained in Rule 4-10(a) of Regulation S-X adopted by the Securities and Exchange Commission (the “SEC”). The entire definitions of those terms can be viewed on the SEC’s website at http://www.sec.gov.

Bbl means one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or liquid hydrocarbons.

Bcf means one billion cubic feet of natural gas.

Bcfe means one billion cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one bbl of crude oil, condensate, or natural gas liquids.

Btu means a British Thermal Unit, or the amount of heat necessary to raise the temperature of one pound of water one degree Fahrenheit.

Condensate means liquid hydrocarbons associated with the production of a primarily natural gas reserve.

Dekatherm means one million British Thermal Units.

Developed acreage means the number of acres which are allocated or held by producing wells or wells capable of production.

Development wells means a well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Exploratory well means a well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir. Generally, an exploratory well is any well that is not a development well or a service well.

Farmout is an assignment of an interest in a drilling location and related acreage conditional upon the drilling of a well on that location or the undertaking of other work obligations.

Field means an area consisting of either a single reservoir or multiple reservoirs, all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Full cost pool means the full cost pool consisting of all costs associated with property acquisition, exploration, and development activities for a company using the full cost method of accounting. Additionally, any internal costs that can be directly identified with acquisition, exploration, and development activities are included. Any costs related to production, general and administrative expense, or similar activities are not included.

Gross acres or gross wells means the total acres or wells, as the case may be, in which a working interest is owned.

Henry Hub means the natural gas pipeline located in Erath, Louisiana that serves as the official delivery location for futures contracts on the NYMEX.

Lease operating expenses means the expenses of lifting oil or natural gas from a producing formation to the surface, constituting part of the current operating expenses of a working interest, and also including labor, superintendence, supplies, repairs, short-lived assets, maintenance, allocated overhead costs, and other expenses incidental to production, but not including lease acquisition or drilling or completion expenses.

Liquids describes oil, condensate, and natural gas liquids.

MBbls means one thousand barrels of crude oil or other liquid hydrocarbons.

Mcf means one thousand cubic feet of natural gas.

Mcfe means one thousand cubic feet equivalent determined using the ratio of six Mcf of natural gas to one bbl of crude oil, condensate, or natural gas liquids.

MMBbls means one million barrels of crude oil or other liquid hydrocarbons.

MMBtu means one million British Thermal Units, a common energy measurement.

MMcf means one million cubic feet of natural gas.

MMcfe means one million cubic feet equivalent determined using the ratio of six Mcf of natural gas to one bbl of crude oil, condensate, or natural gas liquids.

Net acres or net wells is the sum of the fractional working interest owned in gross acres or gross wells expressed in whole numbers and fractions of whole numbers.

Non-productive well means a well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

NYMEX means New York Mercantile Exchange.

Productive wells means producing wells and wells that are capable of production, and wells that are shut-in.

Proved developed reserves means estimated proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved reserves means quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. Existing economic conditions include prices that are the average price during the twelve-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved undeveloped reserves means estimated proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recovery to occur.

Reservoir means a porous and permeable underground formation containing a natural accumulation of producible natural gas and/or oil that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Royalty means an interest in an oil or natural gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner’s royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.

Undeveloped acreage means acreage on which wells have not been drilled or completed to a point that would permit the production of economic quantities of oil or natural gas, regardless of whether such acreage contains proved reserves.

Working interest means an operating interest which gives the owner the right to drill, produce, and conduct operating activities on the property, and to receive a share of production.

Available Information

We are subject to the information and reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC.

Our SEC filings, including this information statement, are available to you through our website at http://www.carbonenergycorp.com, free of charge, after we file them with the SEC. Our filings with the SEC are also available on the SEC’s website at http://www.sec.gov. You can request copies of these documents, for a copying fee, by writing to the SEC. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors. We intend to use our website as a regular means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD promulgated by the SEC. Such disclosures will be included on the website under the heading “Investor Relations.”

Information contained on our website is not incorporated by reference into this information statement.

LEGAL PROCEEDINGS

We are subject to legal claims and proceedings in the ordinary course of our business. Management believes that should the controversies be resolved against us, none of the current pending proceedings would have a material adverse effect on us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF CARBON

The following discussion should be read in conjunction with “Forward-Looking Statements,” “Risk Factors” and “Financial Statements of Carbon,” including the notes thereto appearing elsewhere in this information statement.

Overview

Carbon is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of oil, natural gas and natural gas liquids properties located in the United States. We currently develop and operate oil and gas properties in the Appalachian Basin in Kentucky, Ohio, Tennessee, Virginia and West Virginia, in the Illinois Basin in Illinois and Indiana, and in the Ventura Basin in California through our wholly-owned and majority-owned subsidiaries. We own 100% of the outstanding interests of Nytis USA, which in turn owns 98.11% of Nytis LLC. Nytis LLC holds interests in our operating subsidiaries. We own 53.92% of Carbon California which consolidates as a majority-owned subsidiary. We focus on conventional and unconventional reservoirs, including shale, tight sands and coalbed methane.

For a description of our assets, please see “Business and Properties” of this information statement.

At December 31, 2019, our proved developed reserves comprised 18.8% oil, 79.8% natural gas and 1.4% NGL. Our current capital expenditure program is focused on the acquisition and development of oil and natural gas properties in areas where we currently operate. We believe that our asset and lease position, combined with our low operating expense structure and technical expertise, provides us with a portfolio of opportunities for the development of our oil and natural gas properties. Our growth plan is centered on the following activities:

•        acquire and develop oil and gas producing properties that provide attractive risk adjusted rates of return, field development projects and complement our existing asset base; and

•        develop, optimize and maintain a portfolio of low risk, long-lived oil and natural gas properties that provide stable cash flows and attractive risk adjusted rates of return.

Factors That Significantly Affect Our Financial Condition and Results of Operations

Our revenue, profitability and future growth rate depend on many factors which are beyond our control, including but not limited to, economic, political and regulatory developments and competition from other industry participants. Our financial results are sensitive to fluctuations in oil and natural gas prices. Oil and gas prices historically have been volatile and may fluctuate widely in the future due to a variety of factors, including but not limited to, prevailing economic conditions, supply and demand of hydrocarbons in the marketplace, actions by speculators, and geopolitical events such as wars or natural disasters. In March 2020, in response to the failure of the Organization of the Petroleum Exporting Countries and the Russian Federation to agree on production quotas, the Kingdom of Saudi Arabia announced its intent to maximize near-term oil production, which, together with the decline in demand due to slowed economic conditions attributable to COVID-19, contributed to a decline in the price of crude oil from $61.14 per barrel on December 31, 2019 to $18.84 per Bbl on April 30, 2020. The following table highlights the quarterly average of NYMEX oil and natural gas prices for the last eight calendar quarters:

	2019				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Oil (Bbl)	$54.90	$59.96	$56.43	$56.87	$62.89	$67.90	$69.50	$58.83
Natural Gas (MMBtu)	$3.00	$2.57	$2.38	$2.40	$3.13	$2.77	$2.88	$3.62

Low oil and natural gas prices may decrease our revenues, may reduce the amount of oil, natural gas and natural gas liquids that we can produce economically and potentially lower our oil and natural gas reserves. Our estimated proved reserves may decrease if the economic life of the underlying producing wells is shortened as a result of lower oil and natural gas prices. A substantial or extended decline in oil or natural gas prices may result in future impairments of our proved reserves and may materially and adversely affect our future business, financial condition, cash flows, results of operations or liquidity. Lower oil and natural gas prices may also reduce the amount of borrowing base under our bank credit facility, which is determined at the discretion of our lenders and may make it more difficult to comply with the covenants and other restrictions under our bank credit facility.

We use the full cost method of accounting for our oil and gas properties and perform a ceiling test quarterly. The ceiling calculation utilizes a rolling 12-month average commodity price. We did not recognize an impairment in 2019 or 2018.

Future write downs or impairments, if any, are difficult to predict and will depend not only on commodity prices, but also other factors that include, but are not limited to, incremental proved reserves that may be added each period, revisions to previous reserve estimates, capital expenditures and operating costs. There are numerous uncertainties inherent in the estimation of proved reserves and accounting for oil and natural gas properties in subsequent periods.

We use commodity derivative instruments, such as swaps and costless collars, to manage and reduce price volatility and other market risks associated with our production. These arrangements are structured to reduce our exposure to commodity price decreases, but they can also limit the benefit we might otherwise receive from commodity price increases. Please read “Business—Risk Management” for additional discussion of our commodity derivative contracts.

Impairment charges do not affect cash flows from operating activities but do adversely affect net income and stockholders’ equity. An extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, cash flows and liquidity.

Future property acquisitions or dispositions could have a material impact on our financial condition and results of operations by increasing or decreasing our reserves, production and revenues as well as expenses and future capital expenditures. We currently anticipate that we would finance any future acquisitions with available borrowings under our credit facility, sales of properties or the issuance of additional equity or debt.

Operational Highlights

During 2019 and 2018, we concentrated our efforts on the acquisition and development of producing properties through the acquisitions consummated by Carbon California and CAC. On December 31, 2018, we completed the purchase of Old Ironsides’ interests in CAC, resulting in ownership of 100% of CAC. Our field development activities have consisted principally of oil-related drilling, remediation and return to production and recompletion projects in California. Since closing these acquisitions, we have focused on operating efficiencies and reduction of operating expenses, optimization of natural gas gathering and compression facilities, greater flexibility in transporting our production to markets with more favorable pricing, and the identification of development project opportunities to provide more efficient and lower-cost operations. During the second half of 2019, we executed a two-well drilling program in California, and as a result of such drilling program, one well was completed in the fourth quarter of 2019 and the other was completed during the first quarter of 2020. Subject to the recovery of oil pricing in the remainder of 2020, we plan to execute a five-well drilling program in California in 2020.

As of December 31, 2019, we owned working interests in approximately 7,200 gross wells (6,600 net), royalty interests located primarily in California, Illinois, Indiana, Kentucky, Ohio, Tennessee, Virginia, and West Virginia and had leasehold positions in approximately 313,900 net developed acres and approximately 1,256,900 net undeveloped acres. Approximately 75.0% of the undeveloped acreage is held by production and of the remaining undeveloped acreage, approximately 88.0% have lease terms of greater than five years remaining in the primary term or contractual extension periods.

Our oil and natural gas assets contain an inventory of field development projects which may provide growth opportunities when oil and natural gas commodity prices warrant capital investment to develop the properties.

How We Evaluate Our Operations

In evaluating our financial results, we focus on the mix of our revenues from oil, natural gas, and NGLs, the average realized price from sales of our production, our production margins, and our capital expenditures.

We also evaluate our rates of return on invested capital in our wells. We believe the quality of our assets combined with the technical capabilities of our management team can generate attractive rates of return as we develop our extensive resource base. Additionally, by focusing on concentrated acreage positions, we can utilize centralized production infrastructure, which enable us to reduce reliance on outside service companies, minimize costs, and increase our returns.

Principal Components of Our Cost Structure

•        Lease operating expenses.    Lease operating expenses are costs incurred to bring oil and natural gas out of the ground, together with the costs incurred to maintain our producing properties. Such costs include maintenance, repairs and workover expenses related to our oil and natural gas properties.

•        Pipeline operating expenses.    Pipeline operating expenses are costs incurred to accept, transport and deliver gas across our midstream assets.

•        Transportation and gathering costs.    Transportation and gathering costs are incurred to bring oil and natural gas to market. Gathering refers to the utilization of low-pressure pipelines to move the oil and natural gas from the wellhead into a transportation pipeline, or in case of oil, into a tank battery from which sales of oil are made.

•        Production and property taxes.    Production and property taxes consist of severance, property and ad valorem taxes. Production and severance taxes are paid on oil and natural gas produced based on a percentage of market prices or at fixed rates established by federal, state or local taxing authorities. Ad valorem tax rates, which can fluctuate by year, are determined by individual counties where we have production and are assessed on our sales one or two years in arrears depending on the location of the production.

•        Marketing gas purchases.    Marketing gas purchases consist of third-party purchases of gas associated with our midstream operations.

•        Depreciation, amortization and impairment.    We use the full cost method of accounting for oil and gas properties. All costs incidental to the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. We perform a quarterly ceiling test based on average first-of-the-month prices during the twelve-month period prior to the reporting date. The full cost ceiling test is a limitation on capitalized costs prescribed by the SEC. The ceiling test is not a fair value-based measurement; rather, it is a standardized mathematical calculation that compares the net capitalized costs of our full cost pool to estimated discounted cash flows. Should the net capitalized costs exceed the sum of the estimated discounted cash flows, a ceiling test write-down would be recognized to the extent of the excess.

•        Depletion.    Depletion is calculated using capitalized costs in the full cost pool, including estimated asset retirement costs and estimated future expenditures to be incurred in developing proved reserves, net of estimated salvage values and depleted based on a unit-of-production method.

•        General and administrative expense.    General and administrative expense includes payroll and benefits for our corporate staff, non-cash stock-based compensation, costs of maintaining our offices, costs of managing our production, marketing, development and acquisition operations, franchise taxes, audit, tax, legal and other professional fees and legal compliance. Certain of these costs were recovered as management reimbursements in place with Carbon California and, prior to the completion of the OIE Membership Acquisition on December 31, 2018, CAC.

•        Interest expense.    We finance a portion of our working capital requirements for project development activities and acquisitions with borrowings under our bank credit facilities. As a result, we incur interest expense that is affected by both fluctuations in interest rates and our financing decisions.

•        Income tax expense.    We are subject to state and federal income taxes but typically have not been in a tax paying position for regular federal income taxes, primarily due to the current deductibility of intangible drilling costs (“IDC”) and until 2023 tangible drilling costs and net operating loss (“NOL”) carryforwards. We pay alternative minimum tax, state income or franchise taxes where IDC or NOL deductions do not exceed taxable income or where state income or franchise taxes are determined on another basis. See Note 12—Income Taxes in the consolidated financial statements for more information.

Factors Affecting Our Business and Outlook

The price we receive for our oil, natural gas and NGL production heavily influences our revenue, profitability, access to capital and future rate of growth. Our revenues, cash flow from operations, and future growth depend substantially on factors beyond our control, such as economic, political, and regulatory developments and competition from other sources of energy. Oil, natural gas and NGLs are commodities, and therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Sustained periods of low prices for oil, natural gas, or NGLs could materially and adversely affect our financial condition, our results of operations, the quantities of oil and natural gas that we can economically produce, and our ability to access capital. See “Risk Factors—Oil, NGL and natural gas prices and differentials are highly volatile. Declines in commodity prices, especially steep declines in the price of oil, have adversely affected, and in the future will adversely affect, our financial condition and results of operations, cash flow, access to the capital markets and ability to grow” in our Annual Report on Form 10-K. See “Risk Factors—Carbon cannot be sure if or when the Contemplated Transactions will be completed” on page 6 and “—The recent spread of COVID-19, or the novel coronavirus, and measures taken to mitigate the impact of the COVID-19 pandemic, are adversely affecting our business, operations and financial condition” on page 12.

We use commodity derivative instruments, such as swaps and collars, to manage and reduce price volatility and other market risks associated with our production. These arrangements are structured to reduce our exposure to commodity price decreases, but they can also limit the benefit we might otherwise receive from commodity price increases. We do not apply hedge accounting, and therefore designate our current portfolio of commodity derivative contracts as hedges for accounting purposes and all changes in commodity derivative fair values are immediately recorded to earnings.

Like all businesses engaged in the exploration and production of oil and natural gas, we face the challenge of natural production declines. As initial reservoir pressures are depleted, oil and natural gas production from a given well naturally decreases. Thus, an oil and natural gas exploration and production company depletes part of its asset base with each unit of oil or natural gas it produces. We attempt to overcome this natural decline by acquiring more reserves than we produce, conducting field development projects or drilling to find additional reserves. Our future growth will depend on our ability to continue to acquire reserves in a cost-effective manner and enhance production levels from our existing reserves. Our ability to continue to acquire reserves and to add reserves through drilling is dependent on our capital resources and commodity prices and can be limited by many factors, including our ability to access capital in a cost-effective manner and to timely obtain drilling permits and regulatory approvals.

As with our historical acquisitions, any future acquisitions could have a substantial impact on our financial condition and results of operations. In addition, funding future acquisitions may require us to incur additional indebtedness or issue additional equity.

Factors Affecting Comparability of Results of Operations

Acquisitions affect the comparability of our financial statements from period to period. In December 2018, we completed the OIE Membership Acquisition and as a result, we now hold all of the issued and outstanding ownership interests of CAC, along with its direct and indirect subsidiaries. As a result, we consolidate CAC for financial reporting purposes. As discussed in Note 3—Acquisitions in the consolidated financial statements, we completed several acquisitions during 2018 in addition to the OIE Membership Acquisition; therefore, the financial data for 2018 is not comparable in all respects to the financial data for 2019 and is not necessarily indicative of our future results.

Results of Operations

The following table sets forth for the periods presented our selected historical statements of operations and production data.

	Year Ended December 31,		Percent Change
(in thousands except production and per unit data)	2019	2018(1)
Revenue:
Natural gas sales	$56,468	$16,018	253%
Natural gas liquids sales	578	1,143	(49)%
Oil sales	36,795	30,891	19%
Transportation and handling	1,928	—	*
Marketing gas sales	16,920	—	*
Commodity derivative gain	3,044	4,894	*
Other income	892	105	*
Total revenues	116,625	53,051	120%

Expenses:
Lease operating expenses	29,714	15,960	86%
Pipeline operating expenses	11,153	—	*
Transportation and gathering costs	6,086	4,453	37%
Production and property taxes	5,507	1,813	204%
Marketing gas purchases	18,684	—	*
General and administrative	16,342	13,779	(19)%
General and administrative–deferred fees write-down	—	1,999	*
General and administrative–related party reimbursement	—	(4,547)	*
Depreciation, depletion and amortization	15,757	8,108	94%
Accretion of asset retirement obligations	1,625	868	87%
Total expenses	104,868	42,433	147%

Operating income	$11,757	$10,618	11%

Other income and (expense):
Interest expense	$(12,848)	$(5,920)	117%
Warrant derivative gain	—	225	*
Gain on derecognized equity investment in affiliate-Carbon California	—	5,390	*
Investment in affiliates	90	2,469	*
Other income	—	(3)	*
Total other (expense) income	$(12,758)	$2,161	*

Production data:
Natural gas (MMcf)	21,436	5,320	303%
Oil (MBbl)	589	451	31%
Natural gas liquids (MBbl)	36	33	8%
Combined (MMcfe)	25,182	8,223	206%

Average prices before effects of hedges:
Natural gas (per Mcf)	$2.63	$3.01	(13)%
Oil and liquids (per Bbl)	$62.50	$68.53	(9)%
Natural gas liquids (per Bbl)	$16.18	34.55	(53)%
Combined (per Mcfe)	$3.73	$5.84	(36)%

	Year Ended December 31,		Percent Change
(in thousands except production and per unit data)	2019	2018(1)
Average prices after effects of hedges**:
Natural gas (per Mcf)	$2.80	$2.96	(5)%
Oil and liquids (per Bbl)	$62.38	$60.65	3%
Natural gas liquids (per Bbl)	$16.18	34.55	(53)%
Combined (per Mcfe)	$3.87	$5.38	(28)%

Average costs (per Mcfe):
Lease operating expenses	$1.18	$1.94	(39)%
Transportation costs	$0.24	$0.54	(56)%
Production and property taxes	$0.22	$0.22	0%
Depreciation, depletion and amortization	$0.63	$0.99	(36)%

____________

*        Not meaningful or applicable

**      Includes effect of settled commodity derivative gains and losses

(1)      Includes Carbon California activity for the period of consolidation from February 1, 2018 through December 31, 2018, and other than investment in affiliates does not include CAC activity during 2018 as CAC did not consolidate until December 31, 2018 upon the closing of the OIE Membership Acquisition. As of December 31, 2019, Carbon owned 100% of CAC and holds a 53.92% proportionate share of Carbon California. See Factors Affecting Comparability of Results of Operations.

2019 Compared to 2018

Oil and natural gas sales — Sales of natural gas, natural gas liquids and oil increased by approximately $46.0 million during 2019 as compared to 2018 primarily due to a 206% increase in natural gas, natural gas liquids and oil sales volumes, partially offset by a 36% decrease in combined product pricing. The increases in production were primarily due to the acquisitions of CAC and Carbon California and the resultant consolidation of the related activity for the year ended December 31, 2019.

Commodity derivative gains (losses) — To achieve more predictable cash flows and to reduce our exposure to downward price fluctuations, we enter into derivative contracts using fixed price swap contracts and costless collars. Because we do not designate these derivatives as cash flow hedges, they do not receive hedge accounting treatment and all mark-to-market gains or losses, as well as settlement gains or losses on the derivative instruments, are currently recognized in our results of operations. The unrealized gains and losses represent the changes in the fair value of these contracts as oil and natural gas futures prices fluctuate relative to the fixed price we will receive from these contracts. For the years ended December 31, 2019 and 2018, we had commodity derivative gains of approximately $3.0 million and $4.9 million, respectively.

Lease operating expenses — Lease operating expenses increased approximately $14.0 million during 2019 as compared to 2018, primarily due to the OIE Membership Acquisition and the resultant increased production volumes. Lease operating expenses associated with oil production are generally higher on a per Mcfe basis versus gas production.

Transportation and gathering costs — Transportation and gathering costs increased by 37% during 2019, as compared to 2018 primarily due to the OIE Membership Acquisition and a full year of Carbon California operations.

Production and property taxes — Production and property taxes increased 204% during 2019 as compared to 2018 due to increased oil and natural gas sales as a result of the consolidation of CAC and a full year of Carbon California production, partially offset by decreased ad valorem estimated tax rates. Production taxes averaged approximately 4% and 2% of product sales for the years ended December 31, 2019 and 2018, respectively. Production taxes associated with oil production are generally lower on a per Mcfe basis versus gas production. Oil production accounted for approximately 14% and 33% of our production mix for the years ended December 31, 2019 and 2018, respectively.

Depreciation, depletion and amortization (DD&A) — DD&A increased approximately $8.0 million during 2019 as compared to 2018, primarily due to increased oil and natural gas production and the increase in oil and gas properties associated with the OIE Membership Acquisition.

General and administrative expenses — General and administrative expenses decreased by 4% during 2019 as compared to 2018, primarily due to $2.0 million in financing costs written off during 2018 for an abandoned equity offering. Such financing costs were not incurred during 2019. As a result of the consolidation of CAC and Carbon California, management reimbursements which partially offset general and administrative expenses are now eliminated. These management reimbursements account for a decrease of approximately $4.6 million during 2019 as compared to 2018. On a per Mcfe basis, cash-based general and administrative expenses, net of related party reimbursements, decreased from $1.23 per Mcfe for 2018 to $0.59 per Mcfe for 2019. Cash-based general and administrative expenses for the years ended December 31, 2019 and 2018 are summarized in the following table:

General and administrative expenses (in thousands)	Year Ended December 31,
	2019	2018
General and administrative expenses	$16,342	$15,778
Adjustments:
Stock-based compensation	(1,448)	(1,133)
General and administrative – related party reimbursement	—	(4,547)
Cash-based general and administrative expense	$14,894	$10,098

Interest expense — Interest expense increased by 117% during 2019 as compared to 2018, primarily due to higher outstanding debt balances related to borrowings to complete the OIE Membership Acquisition.

Transportation and handling, marketing gas sales, pipeline operating expenses and marketing gas purchases — Subsequent to the OIE Membership Acquisition on December 31, 2018, we consolidate CAC operations. The associated revenues and expenses are presented within our consolidated statements of operations during the year ended December 31, 2019. These revenues and expenses were not presented in our consolidated statements of operations during the year ended December 31, 2018.

Liquidity and Capital Resources

Our primary sources of liquidity and capital resources are cash flows from operations, borrowings under our credit facility and Carbon California Senior Revolving Notes, and the sale of non-core assets. Borrowings under the credit facility and Carbon California Senior Revolving Notes may be used to fund field development projects, to fund future complementary acquisitions and for general working capital purposes. We may use other sources of capital, including the issuance of debt or equity securities, to fund acquisitions or maintain financial flexibility.

As of December 31, 2019, our liquidity was approximately $17.9 million, consisting of cash on hand of approximately $900,000 and approximately $17.0 million of available borrowing capacity on our credit facility and Carbon California Senior Revolving Notes. On February 14, 2020, we amended our credit facility, resulting in a borrowing base of $73.0 million with subsequent borrowing base reductions totaling $6.0 million scheduled through May 1, 2020.

On December 31, 2018, we closed the OIE Membership Acquisition. As a result, we now own 100% of all interests in CAC; therefore, we receive 100% of the cash flows associated with CAC.

Prior to the consolidation of Carbon California and CAC effective February 1, 2018 and December 31, 2018, respectively, we generated operating cash flow by providing management services to these unconsolidated subsidiaries. These management service reimbursements were included in general and administrative — related party reimbursement on our consolidated statement of operations. We also received reimbursements of operating expenses, our share of which were included in investments in affiliates on our consolidated statement of operations. As we now consolidate Carbon California and CAC, these management and operating reimbursements are eliminated in the consolidated statement of operations for the year ended December 31, 2019.

We continuously evaluate our portfolio of oil and gas assets and make acquisitions, investments and divestitures as part of our strategic plan. In the current environment, we are actively analyzing options such as selling assets, including potentially our Appalachian business, primarily in order to reduce indebtedness and, to a lesser extent, to fund higher value acquisition or development opportunities. Any decision to divest would be made based upon several criteria, including but not limited to the value we could obtain for such assets, the outlook for commodity prices, our expected return on invested capital and the impact on our overall leverage.

Commodity Derivatives

Our exploration, development and acquisition activities may require us to make significant operating and capital expenditures. Changes in the market prices for oil and natural gas directly impact our level of cash flow generated from operations. The prices we receive for our production are determined by prevailing market conditions and greatly influence our revenue, cash flow, profitability, access to capital and future rate of growth. We employ a commodity hedging strategy in an attempt to moderate the effects of commodity price fluctuations on our cash flow.

This hedge program mitigates uncertainty regarding cash flow that we will receive with respect to a portion of our expected production through 2022. Future hedging activities may result in reduced income or even financial losses to us. See “Risk Factors—The use of derivative instruments used in hedging arrangements could result in financial losses or reduce income,” in our Annual Report on Form 10-K for further details of the risks associated with our hedging activities. In the future, we may determine to increase or decrease our hedging positions. See Note 14—Commodity Derivatives in the consolidated financial statements for more information, including further details about our outstanding derivatives.

Credit Facilities and Notes Payable

We have a $500.0 million bank credit facility with Prosperity Bank (formerly known as LegacyTexas Bank), as the administrative agent, and a syndicate of financial institutions, as lenders. The credit facility has a borrowing base of $75.0 million at December 31, 2019 and $72.0 million at March 16, 2020, the outstanding balance of which was approximately $69.2 million at December 31, 2019 and $71.2 million at March 16, 2020. Additionally, we have $15.0 million associated with a term loan under the same facility, which balance was approximately $5.8 million at December 31, 2019 and $3.3 million at March 16, 2020. Finally, we have notes payable to Old Ironsides, the balance of which was approximately $25.7 million as of December 31, 2019 and March 16, 2020.

For further information about our outstanding debt, see Note 7—Credit Facilities and Notes Payable in the consolidated financial statements.

Sources and Uses of Cash

The following table presents net cash provided by or used in operating, investing and financing activities:

	Year Ended December 31,
(in thousands)	2019	2018
Net cash provided by operating activities	$18,856	$10,845
Net cash used in investing activities	$(6,570)	$(70,436)
Net cash (used in) provided by financing activities	$(17,118)	$63,677

Operating Activities

Net cash provided by operating activities is primarily affected by production volumes and commodity prices, net of the effects of settlements of our derivative contracts, and changes in working capital. Operating cash flows increased approximately $8.0 million for the year ended December 31, 2019 as compared to the same period in 2018. This increase was primarily due to increased revenues attributable to the OIE Membership Acquisition and Seneca Acquisition.

Investing Activities

Net cash used in investing activities is primarily comprised of the acquisition, exploration and development of oil and natural gas properties in addition to expenditures to fund our drilling program in Carbon California, net of dispositions of oil and natural gas properties. Net cash used in investing activities decreased approximately $63.9 million for the year ended December 31, 2019 as compared to the same period in 2018, primarily due to the OIE Membership Acquisition and Seneca Acquisition consummated in 2018.

Financing Activities

Net cash provided by or used in financing activities is primarily comprised of activities associated with our credit facility and the Carbon California Senior Revolving Notes. During the year ended December 31, 2019, the Company paid $2.0 million in principal associated with the Old Ironsides Notes, paid approximately $14.2 million in principal associated with our credit facility, and paid approximately $7.5 million in principal associated with the Carbon California Senior Revolving Notes. The payments were partially offset by borrowings under our credit facility and Senior Revolving Notes of approximately $7.0 million.

During the year ended December 31, 2018, the Company borrowed approximately $28.0 million to partially fund the Seneca Acquisition in May 2018, borrowed approximately $3.0 million to partially fund the Liberty Acquisition (as defined in Note 3 to the consolidated financial statements) in July 2018, and borrowed approximately $84.2 million, netted against approximately $64.2 million in repayments of the previous credit facility, to partially fund the OIE Membership Acquisition in December 2018. Also in 2018, the Company received $5.0 million in proceeds from the issuance of preferred stock to Yorktown and received an equity contribution of $5.0 million from Prudential related to the Seneca Acquisition.

Capital Expenditures

Capital expenditures in the table below represent cash used for capital expenditures:

	Year Ended December 31,
(in thousands)	2019	2018
Acquisition of oil and gas properties:
Unevaluated properties	$—	$3,464
Oil and natural gas producing properties	—	63,517

Drilling and development	7,676	2,074
Pipeline and gathering	—	460
Other	352	921
Total capital expenditures	$8,028	$70,436

During the second half of 2019, we executed a two-well drilling program in California, and as a result of such drilling program, one well was completed in the fourth quarter of 2019 and the other was completed during the first quarter of 2020. Due to low natural gas prices, the Company has focused its Appalachia operations on the optimization of our gathering, compression and storage facilities and marketing arrangements to provide greater flexibility in moving natural gas production to markets with more favorable pricing. Other factors impacting the level of our capital expenditures include the cost and availability of oil field services, general economic and market conditions and weather disruptions. Due to the recent developments surrounding the COVID-19 virus and relative pricing volatility, we are currently evaluating our 2020 capital program.

Off-balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2019.

Critical Accounting Policies, Estimates, Judgments, and Assumptions

We prepare our financial statements and the accompanying notes in conformity with GAAP, which require management to make estimates and assumptions about future events that affect the reported amounts in the financial statements and the accompany notes. We identify certain accounting policies as critical based on, among other things, their impact on the portrayal of our financial condition, results of operations, or liquidity and the degree of difficulty, subjectivity, and complexity in their deployment. Critical accounting policies cover accounting matters that are inherently uncertain because the future resolution of such matters is unknown. The following is a discussion of our most critical accounting policies that require management to make difficult, subjective or complex accounting estimates.

Full Cost Method of Accounting

The accounting for our business is subject to special accounting rules that are unique to the oil and natural gas industry. There are two allowable methods of accounting for oil and natural gas business activities: the full cost method and the successful efforts method. The differences between the two methods can lead to significant variances in the amounts reported in financial statements. We use the full cost method of accounting as defined by SEC Release No. 33-8995 and FASB ASC 932 because we believe it appropriately reports the costs of our exploration programs as part of an overall investment in discovering and developing proved reserves.

Under the full cost method, separate cost centers are maintained for each geographic area in which we incur costs. All costs incurred in the acquisition, exploration, and development of properties (including costs of surrendered and abandoned leaseholds, delay lease rentals, dry holes, and overhead related to exploration and development activities) are capitalized. The fair value of estimated future costs of site restoration, dismantlement, and abandonment activities is capitalized, and a corresponding asset retirement obligation liability is recorded.

Capitalized costs applicable to each full cost center are depleted using the units-of-production method based on conversion to common units of measure using one barrel of oil as an equivalent to six thousand cubic feet of natural gas. Changes in estimates of reserves or future development costs are accounted for prospectively in the depletion calculations. Based on this accounting policy, our December 31, 2019 and 2018 reserve estimates were used for our respective period depletion calculations. These reserve estimates were calculated in accordance with SEC rules. See “Business—Reserves” and Notes 2 and 17 to the consolidated financial statements for a more complete discussion of the rule and our estimated proved reserves as of December 31, 2019 and 2018.

Companies that use the full cost method of accounting for oil and natural gas exploration and development activities are required to perform a quarterly ceiling test for each cost center. The full cost ceiling test is a limitation on capitalized costs prescribed by SEC Regulation S-X Rule 4-10. The ceiling test is not a fair value-based measurement. Rather, it is a standardized mathematical calculation. The test determines a limit, or ceiling, on the book value of our oil and natural gas properties. That limit is basically the after-tax present value of the future net cash flows from proved oil and natural gas reserves. This ceiling is compared to the net book value of the oil and natural gas properties reduced by any related net deferred income tax liability. If the net book value reduced by the related deferred income taxes exceeds the ceiling, an impairment or non-cash write-down is required. Such impairments are permanent and cannot be recovered even if the sum of the components noted above exceeds capitalized costs in future periods. The two primary factors impacting this test are reserve levels and oil and natural gas prices and their associated impact on the present value of estimated future net revenues. In 2019 and 2018, we did not recognize a ceiling test impairment. Lower oil and natural gas prices may not only decrease our revenues but may also reduce the amount of oil and natural gas that we can produce economically and potentially lower our oil and natural gas reserves. Negative revisions to estimates of oil and natural gas reserves and decreases in prices can have a material impact on the present value of estimated future net revenues which may require us to recognize impairments of our oil and natural gas properties in future periods.

In areas where the existence of proved reserves has not yet been determined, leasehold costs, seismic costs, and other costs incurred during the exploration phase remain capitalized as unproved property costs until proved reserves have been established or until exploration activities cease. If exploration activities result in the establishment of proved reserves, amounts are reclassified as proved properties and become subject to depreciation, depletion and amortization and the application of the ceiling limitation. Unproved properties are assessed periodically to ascertain whether impairment has occurred. Unproved properties whose costs are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geologic data obtained relating to the properties. Where it is not practical to individually assess properties whose costs are not individually significant, such properties are grouped for purposes of assessing impairment. The amount of impairment assessed is added to the costs to be amortized in the appropriate full cost pool. Subject to industry conditions, evaluation of most of our unproved properties and inclusion of these costs in proved property costs subject to amortization are expected to be completed within five years.

Oil and Natural Gas Reserve Estimates

Our estimates of proved reserves are based on the quantities of oil and natural gas that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operating costs, production and property taxes, development costs, and workover costs, all of which may in fact vary considerably from actual results. In addition, as prices and cost levels change from year to year, the estimate of proved reserves also changes. Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves. Despite the inherent uncertainty in these engineering estimates, our reserves are used throughout our financial statements. For example, since we use the units-of-production method to amortize our oil and natural gas properties, the quantity of reserves could significantly impact our DD&A expense. Our oil and natural gas properties are also subject to a “ceiling test” limitation based in part on the quantity of our proved reserves.

Reference should be made to “Business—Reserves” above and “Risk Factors—Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our proved reserves” in our Annual Report on Form 10-K.

Accounting for Derivative Instruments

We recognize all derivative instruments as either assets or liabilities at fair value. We have elected not to use hedge accounting and as a result, all changes in the fair values of our derivative instruments are recognized in commodity derivative gain or loss in our consolidated statements of operations.

The fair value of our commodity derivative assets and liabilities are measured utilizing a third-party valuation specialist. The valuations consider various inputs including (a) quoted forward prices for commodities, (b) time value, (c) notional quantities, (d) current market and contractual prices for the underlying instruments; and (e) the counterparty’s credit risk. We review these valuations and analyze changes in the fair value of the derivatives. Volatility in oil and natural gas prices could have a significant impact on the fair value of our derivative contracts. The values we report in our consolidated financial statements are as of a point in time and subsequently change as these estimates are revised to reflect actual results, changes in market conditions or other factors, many of which are beyond our control.

Due to the volatility of oil and natural gas prices, the estimated fair values of our commodity derivative instruments are subject to large fluctuations from period to period and we expect the volatility to continue. Actual gains or losses recognized related to our commodity derivative instruments will likely differ from those estimated at December 31, 2019 and will depend exclusively on the price of the commodities on the specified settlement dates provided by the derivative contracts.

Income Taxes

We use the asset and liability method of accounting for income taxes. Under this method, income tax assets and liabilities are determined based on differences between the financial statement carrying values of assets and liabilities and their respective income tax bases (temporary differences). Income tax assets and liabilities are measured using the tax rates expected to be in effect when the temporary differences are likely to reverse. The effect on income tax assets and liabilities of a change in tax rates is included in earnings in the period in which the change is enacted. The book value of income tax assets is limited to the amount of the tax benefit that is more likely than not to be realized in the future.

In assessing the need for a valuation allowance on our deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon whether future book income is sufficient to reverse existing temporary differences that give rise to deferred tax assets, as well as whether future taxable income is sufficient to utilize net operating loss and credit carryforwards. Assessing the need for, or the sufficiency of, a valuation allowance requires the evaluation of all available evidence, both positive and negative. Positive evidence considered by management includes current book income in 2017, 2018 and 2019, and forecasted book income if commodity prices increase. Negative evidence considered by management includes book losses in certain years which were driven primarily from ceiling test write-downs, which are not fair value-based measurements and current commodity prices which will impact forecasted income or loss.

As of December 31, 2019 and 2018, management assessed the available positive and negative evidence to estimate if sufficient future taxable income would be generated to use our deferred tax assets and determined that it is more-likely-than-not that the deferred tax assets will not be realized in the near future. Based on this assessment, we recorded a net valuation allowance of approximately $13.1 million and $14.6 million on our deferred tax assets as of December 31, 2019 and 2018, respectively.

Asset Retirement Obligations

We have obligations to remove tangible equipment and restore locations at the end of oil and natural gas production operations. FASB ASC Topic 410, Asset Retirement and Environmental Obligations, requires that the discounted fair value of a liability for an asset retirement obligation (“ARO”) be recognized in the period in which it is incurred with the associated asset retirement cost capitalized as part of the carrying cost of the oil and natural gas asset. Estimating the future restoration and removal costs, or ARO, is difficult and requires management to make estimates and judgments, because most of the obligations are many years in the future, and contracts and regulations often have vague descriptions of what constitutes removal. Asset removal technologies and costs are constantly changing, as are regulatory, political, environmental, safety, and public relations considerations.

Inherent in the calculation of the present value of our ARO are numerous assumptions and judgments, including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental, and political environments. To the extent future revisions to these assumptions impact the present value of the existing ARO liability, a corresponding adjustment is made to the oil and natural gas property balance. Increases in the discounted ARO liability resulting from the passage of time are reflected as accretion expense in the consolidated statements of operations. See Note 6—Asset Retirement Obligations in the consolidated financial statements for more information.

Accounting for Business Combinations

Accounting for the acquisition of a business requires the allocation of the purchase price to the various assets and liabilities acquired based on their estimated fair value as of the acquisition date. Various assumptions are made when estimating fair values assigned to proved and unproved oil and gas properties including: (i) reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices, including price differentials; (v) future cash flows; and (vi) a market participant-based weighted average cost of capital rate. We may use the cost, income, or market valuation approaches depending on the quality of the information available to support management’s assumptions. There is no assurance the underlying assumptions or estimates associated with the valuation will occur as initially expected.

Revenue Recognition

We derive our revenue from the sale of oil, natural gas and NGLs. Revenues are recognized when we meet our performance obligations to deliver the production volumes and control is transferred. Oil, natural gas and NGL revenues are recognized on the basis of our net working revenue interest. Payment is received 30 to 90 days after the date of production. At the end of each month, we make estimates of the amount of production delivered and the price we will receive. Variances between our estimated revenue and actual amounts received are recorded in the month payment is received.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the reporting requirements of the Exchange Act. Accordingly, the Company files current, quarterly and annual reports, information statements and other information with the SEC. The Company also makes available free of charge through its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and reports on Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company’s Internet website address is http://carbonenergycorp.com. The information located on, or hyperlinked or otherwise connected to, the Company’s website is not, and shall not be deemed to be, a part of this information statement or incorporated into any other filings that Carbon makes with the SEC. The Company’s SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated May 4, 2020. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this information statement.

Carbon has not authorized anyone to give you any information or to make any representation about the proposed Contemplated Transactions or the Company that is different from or adds to the information contained in this information statement. Therefore, if anyone does give you any different or additional information, you should not rely on it.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Carbon will send only one information statement and other corporate mailings to stockholders who share a single address unless Carbon received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the information statement, to the Company at Corporate Secretary, Carbon Energy Corporation, 1700 Broadway, Suite 1170, Denver, Colorado 80290; tel: (720) 407-7030.

If multiple stockholders sharing an address have received one copy of this information statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

COMMUNICATION WITH THE BOARD

Stockholders may communicate with our board of directors, including the non-management directors, by sending a letter to the Carbon Energy Corporation Board of Directors, c/o Corporate Secretary, Carbon Energy Corporation, 1700 Broadway, Suite 1170, Denver, Colorado 80290. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the chairman of the board of directors or to any specific director to whom the correspondence is directed.

Report of Independent Public Accounting Firm

To the Stockholders and Board of Directors

Carbon Energy Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Carbon Energy Corporation (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2019 and 2018, and the related notes (collectively, referred to as the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinions.

/s/ Plante & Moran, PLLC

We have served as the Company’s auditor since 2005.

Denver, Colorado
March 30, 2020

CARBON ENERGY CORPORATION
Consolidated Balance Sheets
(In thousands, except share amounts)

	December 31,
	2019	2018
ASSETS

Current assets:
Cash and cash equivalents	$904	$5,736
Accounts receivable:
Revenue	12,886	20,223
Joint interest billings and other	1,552	1,218
Insurance receivable (Note 2)	—	522
Commodity derivative asset (Note 14)	5,915	3,517
Prepaid expenses, deposits, and other current assets	2,500	1,645
Inventory	2,512	1,149
Total current assets	26,269	34,010

Non-current assets:
Property and equipment (Note 4)
Oil and gas properties, full cost method of accounting:
Proved, net	242,144	248,455
Unproved	4,872	5,416
Other property and equipment, net	15,984	17,563
Total property and equipment, net	263,000	271,434

Investments in affiliates	625	598
Commodity derivative asset – non-current (Note 14)	1,164	3,505
Right-of-use assets (Note 8)	6,104	—
Other non-current assets	1,092	1,344
Total non-current assets	271,985	276,881
Total assets	$298,254	$310,891

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities (Note 5)	$35,157	$34,816
Firm transportation contract obligations (Note 15)	5,679	6,129
Lease liability – current (Note 8)	1,625	—
Commodity derivative liability (Note 14)	469	—
Credit facilities and notes payable (Note 7)	5,788	11,910
Total current liabilities	48,718	52,855

Non-current liabilities:
Firm transportation contract obligations (Note 15)	8,905	12,729
Lease liability – non-current (Note 8)	4,383	—
Commodity derivative liability – non-current (Note 14)	87	—
Production and property taxes payable	2,815	2,914
Asset retirement obligations (Note 6)	17,514	19,211
Credit facilities and notes payable (Note 7)	94,870	97,228
Notes payable – related party (Note 7)	44,741	49,919
Total non-current liabilities	173,315	182,001

CARBON ENERGY CORPORATION
Consolidated Balance Sheets
(In thousands, except share amounts) — Continued

	December 31,
	2019	2018
Commitments and contingencies (Note 15)

Stockholders’ equity:
Preferred stock, $0.01 par value; liquidation preference of $524 and $224 at December 31, 2019 and 2018, respectively; authorized 1,000,000 shares, 50,000 shares issued and outstanding at December 31, 2019 and 2018	1	1
Common stock, $0.01 par value; authorized 35,000,000 shares, 7,796,085 and 7,655,759 shares issued and outstanding at December 31, 2019 and 2018, respectively	78	77
Additional paid-in capital	85,834	84,612
Accumulated deficit	(35,842)	(36,939)
Total Carbon stockholders’ equity	50,071	47,751
Non-controlling interests	26,150	28,284
Total stockholders’ equity	76,221	76,035

Total liabilities and stockholders’ equity	$298,254	$310,891

See accompanying Notes to Consolidated Financial Statements.

CARBON ENERGY CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Year Ended December 31,
	2019	2018
Revenue:
Natural gas sales	56,468	16,018
Natural gas liquids sales	578	1,143
Oil sales	36,795	30,891
Transportation and handling	1,928	—
Marketing gas sales	16,920	—
Commodity derivative gain	3,044	4,894
Other income	892	105
Total revenue	116,625	53,051

Expenses:
Lease operating expenses	29,714	15,960
Pipeline operating expenses	11,153	—
Transportation and gathering costs	6,086	4,453
Production and property taxes	5,507	1,813
Marketing gas purchases	18,684	—
General and administrative	16,342	13,779
General and administrative – deferred fees write-down	—	1,999
General and administrative – related party reimbursement	—	(4,547)
Depreciation, depletion, and amortization	15,757	8,108
Accretion of asset retirement obligations	1,625	868
Total expenses	104,868	42,433

Operating income	11,757	10,618

Other income and (expense):
Interest expense	(12,848)	(5,920)
Warrant derivative gain	—	225
Gain on derecognized equity investment in affiliate-Carbon California	—	5,390
Investments in affiliates	90	2,469
Other	—	(3)
Total other (expense) income	(12,758)	2,161

(Loss) income before income taxes	(1,001)	12,779

Provision for income taxes	—	—

Net (loss) income before non-controlling interests and preferred shares	(1,001)	12,779

Net (loss) income attributable to non-controlling interests	(2,098)	4,375

Net income attributable to controlling interests before preferred shares	1,097	8,404

Net income attributable to preferred shares – beneficial conversion feature	—	1,125
Net income attributable to preferred shares – preferred return	300	224

Net income attributable to common shares	$797	$7,055

Net income per common share:
Basic	$0.10	$0.94
Diluted	$0.10	$0.87
Weighted average common shares outstanding:
Basic	7,794	7,525
Diluted	8,095	7,839

See accompanying Notes to Consolidated Financial Statements.

CARBON ENERGY CORPORATION
Consolidated Statements of Stockholders’ Equity
(In thousands)

	Common Stock		Preferred Stock		Additional Paid-In Capital	Non- controlling Interests	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2017	6,006	$60	—	—	$58,813	$1,841	$(44,218)	$16,496
Stock based compensation	—	—	—	—	1,133	—	—	1,133
Vested restricted stock	60	1	—	—	(1)	—	—	—
Vested performance units	108	1	—	—	(1)	—	—	—
Restricted stock and performance units exchanged for tax withholding	(46)	—	—	—	(197)	—	—	(197)
Preferred share issuance	—	—	50	1	4,999	—	—	5,000
Beneficial conversion feature	—	—	—	—	1,125	—	(1,125)	—
California Warrant exercise – share issuance	1,528	15	—	—	8,312	16,465	—	24,792
Majority control of Carbon California (Note 4)	—	—	—	—	10,429	—	—	10,429
Units issued with 2018 Subordinated Notes, related party (Note 7)	—	—	—	—	—	489		489
Non-controlling interest contributions, net	—	—	—	—	—	5,114	—	5,114
Net income	—	—	—	—	—	4,375	8,404	12,779
Balance as of December 31, 2018	7,656	$77	50	$1	$84,612	$28,284	$(36,939)	$76,035
Stock based compensation	—	—	—	—	1,448	—	—	1,448
Vested restricted stock	106	1	—	—	(1)	—	—	—
Vested performance units	95	1	—	—	(1)	—	—	—
Restricted stock and performance units exchanged for tax withholding	(61)	(1)	—	—	(224)	—	—	(225)
Non-controlling interest distributions, net	—	—	—	—	—	(36)	—	(36)
Net (loss) income	—	—	—	—	—	(2,098)	1,097	(1,001)
Balance as of December 31, 2019	7,796	$78	50	$1	$85,834	$26,150	$(35,842)	$76,221

See accompanying Notes to Consolidated Financial Statements.

CARBON ENERGY CORPORATION
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(1,001)	$12,779
Items not involving cash:
Depreciation, depletion and amortization	15,757	8,108
Accretion of asset retirement obligations	1,625	868
Unrealized commodity derivative loss (gain)	499	(8,742)
Warrant derivative gain	—	(225)
Stock-based compensation expense	1,448	1,133
Investments in affiliates	(77)	(7,734)
Amortization of debt costs	846	966
Interest expense paid-in-kind	2,481	—
Other	(57)	—
Net change in:
Accounts receivable	7,619	545
Prepaid expenses, deposits and other current assets	(809)	1,067
Accounts payable, accrued liabilities and firm transportation contract obligations	(9,033)	2,472
Other non-current assets	(442)	(392)
Net cash provided by operating activities	18,856	10,845

Cash flows from investing activities:
Development and acquisition of properties and equipment	(8,028)	(2,995)
Acquisition of oil and gas properties, asset acquisitions (Note 3)	—	(46,980)
Acquisition of oil and gas properties, business combinations, net of cash received (Note 3)	—	(20,461)
Distribution from affiliate	50	—
Proceeds received – disposition of oil and gas properties and other property and equipment	1,408	—
Net cash used in investing activities	(6,570)	(70,436)

Cash flows from financing activities:
Vested restricted stock and performance units exchanged for tax withholding	(225)	(197)
Proceeds from credit facilities and notes payable	7,000	118,628
Proceeds from preferred shares	—	5,000
Payments on credit facilities and notes payable	(23,708)	(64,150)
Payments of debt issuance costs	(149)	(718)
(Distributions to) contributions from non-controlling interests, net	(36)	5,114
Net cash (used in) provided by financing activities	(17,118)	63,677

Net (decrease) increase in cash and cash equivalents	(4,832)	4,086

Cash and cash equivalents, beginning of period	5,736	1,650

Cash and cash equivalents, end of period	$904	$5,736

See Note 16 – Supplemental Cash Flow Disclosure

See accompanying Notes to Consolidated Financial Statements.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 1 — Organization

Carbon Energy Corporation (formerly known as Carbon Natural Gas Company) is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of oil, natural gas and natural gas liquids properties located in the United States. The terms “we”, “us”, “our”, the “Company” or “Carbon” refer to Carbon Energy Corporation and our consolidated subsidiaries (described below). The following is an organization chart of the key subsidiaries discussed in this report as of December 31, 2019:

Appalachian and Illinois Basin Operations

In the Appalachian and Illinois Basins, operations are conducted by Nytis Exploration Company, LLC (“Nytis LLC”). The following organizational chart illustrates this relationship as of December 31, 2019:

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 1 — Organization (cont.)

In December 2018, we completed the acquisition of all of the Class A Units of Carbon Appalachian Company, LLC, a Delaware limited liability company (“Carbon Appalachia”), owned by Old Ironside Fund II-A Portfolio Holding Company, LLC, a Delaware limited liability company, and Old Ironside Fund II-B Portfolio Holding Company, LLC, a Delaware limited liability company (collectively, “Old Ironsides”) for a purchase price of $58.2 million, subject to customary and standard purchase price adjustments (“OIE Membership Acquisition”). As a result of the OIE Membership Acquisition, we now hold all of the issued and outstanding ownership interests of Carbon Appalachia, along with its direct and indirect subsidiaries (Carbon Appalachia Group, LLC, Carbon Tennessee Mining Company, LLC, Carbon Appalachia Enterprises, LLC, Carbon West Virginia Company, LLC, Cranberry Pipeline Corporation, Knox Energy, LLC, Coalfield Pipeline Company and Appalachia Gas Services Company, LLC).

Ventura Basin Operations

In California, Carbon California Operating Company, LLC conducts operations on behalf of Carbon California Company, LLC, a Delaware limited liability company (“Carbon California”). On February 1, 2018, Yorktown Energy Partners XI, L.P. (“Yorktown”) exercised a warrant, resulting in our aggregate sharing percentage in Carbon California increasing from 17.81% to 56.40% (the “California Warrant”). On May 1, 2018, Carbon California closed an acquisition with Seneca Resources Corporation (the “Seneca Acquisition”). Following the exercise of the California Warrant by Yorktown and the Seneca Acquisition, we own 53.92% of the voting and profits interests and Prudential Legacy Insurance Company of New Jersey and Prudential Insurance Company of America or its affiliates (collectively, “Prudential”) owns 46.08% of the voting and profits interest in Carbon California. As of February 1, 2018, we consolidate Carbon California for financial reporting purposes. The following organizational chart illustrates this relationship as of December 31, 2019:

Carbon Energy Corporation (CRBO)
Carbon California Operating Company, LLC (CRBO owns 100%)
Operator
Carbon California Company, LLC (CRBO owns 53.92%)

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Carbon Energy Corporation and its consolidated subsidiaries. In addition to Carbon Appalachia and Carbon California, we consolidate 46 partnerships in which we have a controlling interest. We reflect the non-controlling ownership interest of the portion we do not own on our consolidated balance sheets within stockholders’ equity and our consolidated statements of operations.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

In accordance with established practice in the oil and gas industry, our consolidated financial statements also include our pro-rata share of assets, liabilities, income, lease operating costs and general and administrative expenses of the oil and gas partnerships in which we have a non-controlling interest.

We utilize the equity method to account for investments that do not meet the criteria for pro rata consolidation when we have the ability to significantly influence the operating decisions of the investee.

All significant intercompany accounts and transactions have been eliminated.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities. Significant items subject to such estimates and assumptions include the carrying value of oil and gas properties, the estimate of proved oil and gas reserve volumes and the related depletion and present value of estimated future net cash flows and the ceiling test applied to capitalized oil and gas properties, determining the amounts recorded for deferred income taxes, fair value of commodity derivative instruments, fair value of assets acquired and liabilities assumed qualifying as business combinations and asset retirement obligations. Actual results could differ from the estimates and assumptions used.

Reclassifications

Certain prior period balances in the consolidated balance sheets and statements of operations have been reclassified to conform to the current year presentation. Specifically, a portion of credit facilities and notes payable balances as of December 31, 2018 were reclassified from non-current liabilities to current liabilities. The remaining reclassifications include certain immaterial balance sheet and expense accounts. These reclassifications had no impact on net income or stockholders’ equity previously reported.

Fair Value of Financial Instruments

The carrying value of our cash and cash equivalents, accounts receivables, prepaid expenses, deposits and other current assets and accounts payable and accrued liabilities approximate fair value due to the short maturity of these instruments. The carrying value of our notes payable and credit facilities approximate fair value based on the variable nature of interest rates and current market rates available to us. Commodity derivatives are recorded at fair value.

Cash and Cash Equivalents

Cash and cash equivalents have been generally invested in money market accounts, certificates of deposits and other cash equivalents with maturities of three months or less. Such investments are deemed to be cash equivalents for purposes of the financial statements. At times, the Company may have cash and cash equivalent balances more than federal insured amounts within their accounts.

Accounts Receivable

We grant credit to all qualified customers, which potentially subjects us to credit risk resulting from, among other factors, adverse changes in the industries in which we operate and the financial condition of our customers. We continuously monitor collections and payments from our customers and, if necessary, maintain an allowance for doubtful accounts based upon our historical experience and any specific customer collection issues that we have identified.

At December 31, 2019 and 2018, we had not identified any collection issues related to our oil and gas operations and consequently no allowance for doubtful accounts was provided for on those dates.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Revenue

Accounts receivable — Revenue is comprised of oil, natural gas and NGL revenues from producing activities.

We recognize an asset or a liability, whichever is appropriate, for revenues associated with over-deliveries or under-deliveries of natural gas to purchasers. A purchaser imbalance asset occurs when we deliver more natural gas than we nominated to deliver to the purchaser and the purchaser pays only for the nominated amount. Conversely, a purchaser imbalance liability occurs when we deliver less natural gas than we nominated to deliver to the purchaser and the purchaser pays for the amount nominated. As of December 31, 2019, and 2018, we had a purchaser imbalance receivable of $956,000 and $551,000, respectively, within accounts receivable-revenue.

Joint Interest Billings and Other

Our accounts receivable — joint interest billings and other is comprised of receivables due from other exploration and production companies and individuals who own working interests in the properties that we operate. For receivables from joint interest owners, we typically have the ability to withhold future revenues disbursements to recover any non-payment of joint-interest billings.

Insurance Receivable

Insurance receivable is comprised of insurance claims for the loss of property as a result of wildfires that impacted Carbon California in December 2017. The Company filed claims with its insurance provider. In January 2019, we reached a settlement agreement and received an $800,000 final settlement payment from our insurance provider related to the damage caused by the California wildfires. As of December 31, 2019, we were in receipt of all funds associated with the claims.

Revenue Recognition

Oil, natural gas and natural gas liquids revenues are recognized when the performance obligation to deliver the production volumes is met and control is transferred to the customer. All product revenues are recognized on the basis of our net revenue interest.

Oil and natural gas are typically sold in an unprocessed state to third party purchasers. We recognize revenue based on the net proceeds received from the purchaser when control of oil or natural gas passes to the purchaser. For oil sales, control is typically transferred to the purchaser upon receipt at the wellhead or a contractually agreed upon delivery point. Under our natural gas contracts with purchasers, control transfers upon delivery at the wellhead or the inlet of the purchaser’s system. For our other natural gas contracts, control transfers upon delivery to the inlet or to a contractually agreed upon delivery point.

Transfer of control drives the presentation of transportation and gathering costs within the accompanying consolidated statements of operations. Transportation and gathering costs incurred prior to control transfer are recorded within the transportation and gathering expense line item on the accompanying consolidated statements of operations, while transportation and gathering costs incurred subsequent to control transfer are recognized as a reduction to the related revenue.

We record revenue in the month production is delivered to the purchaser, but settlement statements may not be received until 30 to 90 days after the month of production. As such, we estimate the production delivered and the related pricing. The estimated revenue is recorded within Accounts receivable – Revenue on the consolidated balance sheets. Any differences between our initial estimates and actuals are recorded in the month payment is received from the customer. These differences have not historically been material.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Purchaser Concentration

We sell our oil, natural gas and natural gas liquids production to various purchasers in the industry. The table below presents purchasers that account for 10% or more of total oil, natural gas, and natural gas liquids sales for the years ended December 31, 2019 and 2018. There are several purchasers in the areas where we sell our production. We do not believe that changing our primary purchasers or a loss of any other single purchaser would materially impact our business.

	Year Ended December 31,
Purchaser	2019	2018
Purchaser A	18%	*
Purchaser B	11%	*
Purchaser C	*	17%
Purchaser D	*	16%
Purchaser E	*	12%

____________

*        less than 10%

As of December 31, 2019, none of the above purchasers comprised more than 10% of total accounts receivable. One purchaser’s receivable acquired with the closing of the OIE Membership Acquisition accounted for approximately 10% of accounts receivable as of December 31, 2018.

Inventory

Inventory includes natural gas, which is recorded at the lower of weighted average cost or market value. Inventory also consists of material and supplies used in connection with the Company’s maintenance, storage and handling and gas that is available for immediate use, referred to as working gas, which are stated at the lower of cost or net realizable value.

Accounting for Oil and Gas Operations

We use the full cost method of accounting for oil and gas properties. Accordingly, all costs related to the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Overhead costs incurred that are directly identified with acquisition, exploration and development activities undertaken by us for our own account, and which are not related to production, general corporate overhead or similar activities, are also capitalized.

Unproved properties are excluded from amortized capitalized costs until it is determined whether or not proved reserves can be assigned to such properties. We assess our unproved properties for impairment at least annually.

Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of six thousand cubic feet of natural gas to one barrel of oil. Depletion is calculated using capitalized costs, including estimated asset retirement costs, plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves, net of estimated salvage values.

No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves. All costs related to production activities, including work-over costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

We perform a ceiling test quarterly. The full cost ceiling test is a limitation on capitalized costs prescribed by SEC Regulation S-X Rule 4-10. The ceiling test is not a fair value-based measurement, rather it is a standardized mathematical calculation. The ceiling test provides that capitalized costs less related accumulated depletion and

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

deferred income taxes may not exceed the sum of (1) the present value of future net revenue from estimated production of proved oil and gas reserves using the un-weighted arithmetic average of the first-day-of-the month price for the previous twelve month period, excluding the future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, at a discount factor of 10%; plus (2) the cost of properties not being amortized, if any; plus (3) the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less (4) income tax effects related to differences in the book and tax basis of oil and gas properties. Should the net capitalized costs exceed the sum of the components noted above, a ceiling test write-down or impairment would be recognized to the extent of the excess capitalized costs. Such impairments are permanent and cannot be recovered in future periods even if the sum of the components noted above exceeds capitalized costs in future periods.

For the years ended December 31, 2019 and 2018, we did not recognize a ceiling test impairment as our full cost pool did not exceed the ceiling limitations. Future declines in oil and natural gas prices, increases in future operating expenses and future development costs could result in impairments of our oil and gas properties in future periods. Impairment changes are a non-cash charge and accordingly would not affect cash flows but would adversely affect our net income and stockholders’ equity.

We capitalize interest in accordance with Financial Accounting Standards Board (“FASB”) ASC 932-835-25, Extractive Activities-Oil and Gas, Interest. Therefore, interest is capitalized for any unusually significant investments in unproved properties or major development projects not currently being depleted. We capitalize the portion of general and administrative costs that is attributable to our acquisition, exploration and development activities.

Other Property and Equipment

Other property and equipment are recorded at cost or, in the case of assets acquired in a business combination, at fair value. Costs of renewals and improvements that substantially extend the useful lives of assets are capitalized. Maintenance and repair costs which do not extend the useful lives of property and equipment are charged to expense as incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of assets. Office furniture, automobiles, and computer hardware and software are depreciated over three to five years. Buildings are depreciated over 27.5 years, and pipeline facilities and equipment are depreciated over twenty years. Leasehold improvements are capitalized and amortized over the shorter of the lease term or the estimated useful life of the asset.

We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. We look primarily to the estimated undiscounted future cash flows in our assessment of whether or not property and equipment have been impaired.

Base Gas

Gas that is used to maintain wellhead pressures within the storage fields, referred to as base gas, is recorded in other property and equipment, net on the consolidated balance sheets. Base gas is held in a storage field that is not intended for sale but is required for efficient and reliable operation of the facility.

Asset Retirement Obligations

Our asset retirement obligations (“ARO”) relate to future costs associated with the plugging and abandonment of oil and gas wells, removal of equipment and facilities from leased acreage and returning such land to its original condition. The fair value of a liability for an ARO is recorded in the period in which it is incurred, and the cost of such liability is recorded as an increase in the carrying amount of the related non-current asset by the same amount. The liability is accreted each period and the capitalized cost is depleted on a units-of-production basis as part of the full cost pool. Revisions to estimated AROs result in adjustments to the related capitalized asset and corresponding liability.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

The estimated ARO liability is based on estimated economic lives, estimates as to the cost to abandon the wells in the future, and federal and state regulatory requirements. The liability is discounted using a credit-adjusted risk-free rate estimated at the time the liability is incurred or increased as a result of a reassessment of expected cash flows and assumptions inherent in the estimation of the liability. Upward revisions to the liability could occur due to changes in estimated abandonment costs or well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells. AROs are valued utilizing Level 3 fair value measurement inputs (see Notes 6 and 13).

Commodity Derivative Instruments

We enter into commodity derivative contracts to manage our exposure to oil and natural gas price volatility with an objective to reduce exposure to downward price fluctuations. Commodity derivative contracts may take the form of futures contracts, swaps, collars or options. We have elected not to designate our derivatives as cash flow hedges. All derivatives are initially and subsequently measured at estimated fair value and recorded as assets or liabilities on the consolidated balance sheets. Changes in the fair value of commodity derivative contracts are recognized in revenues in the consolidated statements of operations and gains and losses are included within the cash flows from operating activities in the consolidated statements of cash flows. We do not believe we are exposed to credit risk in our derivative activities as the counterparties are established, well-capitalized financial institutions.

Stock-Based Compensation

For restricted stock, compensation cost is measured at the grant date, based on the fair value of the awards and is recognized on a straight-line basis over the requisite service period (usually the vesting period). For restricted performance units, once it becomes probable that the performance measure will be achieved, expense is recognized over the remainder of the performance period.

Income Taxes

We account for income taxes using the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis, as well as the future tax consequences attributable to the future utilization of existing tax net operating losses and other types of carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

We account for uncertainty in income taxes for tax positions taken or expected to be taken in a tax return. Only tax positions that meet the more likely than not recognition threshold are recognized.

Earnings Per Common Share

Basic earnings (loss) per common share is computed by dividing the net income (loss) attributable to common stockholders for the period by the basic weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share includes potentially issuable shares consisting primarily of non-vested restricted stock and contingent restricted performance units, using the treasury stock method. In periods when we report a net loss, all common stock equivalents are excluded from the calculation of diluted weighted average shares outstanding because they would have an anti-dilutive effect, meaning the loss per share would be reduced.

Recently Adopted Accounting Pronouncement

On January 1, 2019, we adopted Accounting Standards Update No. 2016-02, Leases (“Topic 842”) (ASU 2016-02), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

arrangements. We adopted the new guidance using the modified retrospective transition approach by applying the new standard to all leases existing at the date of initial application and not restating comparative periods. The most significant impact was the recognition of right-of-use assets and lease liabilities for operating leases. See Note 8 for further information on our implementation of this standard.

Note 3 — Acquisitions

Majority Control of Carbon Appalachia

On December 31, 2018, we acquired all of Old Ironsides’ Class A Units of Carbon Appalachia for approximately $58.2 million, representing approximately 72.76% share ownership. We paid $33.0 million in cash and delivered promissory notes of approximately $25.2 million to Old Ironsides (the “Old Ironsides Notes”). See Note 7 for additional information.

The OIE Membership Acquisition was accounted for as a business combination in accordance with ASC 805, Business Combinations (“ASC 805”). We finalized the determination of the fair values of the assets acquired and liabilities assumed in the fourth quarter of 2019. There were no material changes in the fair values of the assets acquired and the liabilities assumed from the preliminary amounts. The following table summarizes the final fair values:

Amount (in thousands)
Cash consideration	$33,000
Old Ironsides Notes	25,194
Fair value of previously held equity interest	14,029
Fair value of business acquired	$72,223

Assets acquired and liabilities assumed are as follows:

Amount (in thousands)
Cash	$12,283
Accounts receivable:
Revenue	12,834
Trade receivable	1,941
Commodity derivative asset	198
Inventory	2,022
Prepaid expenses, deposits, and other current assets	456
Oil and gas properties:
Proved	107,694
Unproved	1,869
Other property and equipment, net	15,441
Other non-current assets	514
Accounts payable and accrued liabilities	(20,468)
Due to related parties	(236)
Firm transportation contract obligations	(18,724)
Asset retirement obligations	(5,626)
Notes payable	(37,975)
Total net assets acquired	$72,223

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 3 — Acquisitions (cont.)

On the date of the acquisition, we derecognized our equity investment in Carbon Appalachia and recognized a gain of approximately $1.3 million based on the fair value of our previously held interest compared to its carrying value, which is recorded in investments in affiliates in our consolidated statement of operations for the year ended December 31, 2018.

Consolidation of Carbon Appalachia and OIE Membership Acquisition Pro Forma Results of Operations (Unaudited)

Below are unaudited pro forma consolidated results of operations for the year ended December 31, 2018, as though the OIE Membership Acquisition had been completed as of January 1, 2018:

(in thousands, except per share amounts)	Year Ended December 31, 2018 (unaudited)
Revenue	$136,592
Net income before non-controlling interests	$11,320
Net income attributable to non-controlling interests	$4,375
Net income attributable to controlling interests before preferred shares	$5,596
Net income per share, basic	$0.74
Net income per share, diluted	$0.69

Liberty Acquisition

On July 11, 2018, we completed an acquisition of 54 operated oil and gas wells covering approximately 55,000 gross acres (22,000 net) and associated mineral interests in the Appalachian Basin for a purchase price of $3.0 million (the “Liberty Acquisition”).  The Liberty Acquisition increased our working interest in the acquired wells from 60% to 100%.  The Liberty Acquisition was funded through borrowings under our previous credit facility. The Liberty Acquisition was accounted for as a non-significant asset acquisition.

Majority Control of Carbon California

The acquisition of additional ownership interest in Carbon California on February 1, 2018, was accounted for as a step acquisition in which we obtained control in accordance with ASC 805 (referred to herein as the “Carbon California Acquisition”). We recognized 100% of the identifiable assets acquired, liabilities assumed and the non-controlling interest at their respective fair value as of the date of the acquisition. We exchanged 1,527,778 common shares at a fair value of approximately $8.3 million ($5.45 per share), for 11,000 Class A Units of Carbon California, representing a 38.59% profits ownership interest in Carbon California. We followed the fair value method to allocate the consideration transferred to the identifiable net assets acquired and non-controlling interest as follows:

Amount (in thousands)
Fair value of Carbon common shares transferred as consideration	$8,327
Fair value of non-controlling interest	16,466
Fair value of previously held interest	7,243
Fair value of contribution associated with acquisition of Yorktown’s interest in Carbon California	8,637
Fair value of business acquired	$40,673

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 3 — Acquisitions (cont.)

Assets acquired and liabilities assumed are as follows:

Amount (in thousands)
Cash	$275
Accounts receivable:
Joint interest billings and other	690
Receivable – related party	1,610
Prepaid expenses, deposits, and other current assets	1,723
Oil and gas properties:
Proved	65,114
Unproved	1,495
Other property and equipment, net	877
Other non-current assets	475
Accounts payable and accrued liabilities	(6,054)
Commodity derivative liability – current	(916)
Commodity derivative liability – non-current	(1,729)
Asset retirement obligations – current	(384)
Asset retirement obligations – non-current	(2,537)
Subordinated Notes, related party, net	(8,874)
Senior Revolving Notes, related party	(11,000)
Notes payable	(92)
Total net assets acquired	$40,673

On the date of the acquisition, we derecognized our equity investment in Carbon California and recognized a gain of approximately $5.4 million based on the fair value of our previously held interest compared to its carrying value.

During the fourth quarter of 2018, the Company finalized the determination of fair value and purchase price allocation related to the Carbon California Acquisition.  Based on the final valuation received, the allocation of fair value exceeded the consideration by $8.6 million, which has been reflected in equity as a capital contribution from Yorktown who held a significant membership interest in Carbon California and is the Company’s largest stockholder.

Seneca Acquisition

On May 1, 2018, Carbon California acquired approximately 309 oil wells and approximately 6,800 gross acres (6,600 net) of oil and gas leases, and fee interests in and to certain lands, situated in the Ventura Basin, together with associated pipelines, facilities, equipment and other property rights from Seneca Resources Corporation (“Seneca Acquisition”) for a purchase price of $43.0 million. We contributed approximately $5.0 million to Carbon California to fund our portion of the purchase price through the issuance of 50,000 shares of preferred stock to Yorktown. Prudential also contributed $5.0 million to fund its share of the equity portion of the purchase price. Carbon California funded the remaining purchase price from cash, increased borrowings under the Carbon California Senior Revolving Notes and $3.0 million in proceeds from the issuance of Senior Subordinated Notes.

The Seneca Acquisition was accounted for as an asset acquisition as substantially all of the value related to proved oil and gas properties.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 3 — Acquisitions (cont.)

Consolidation of Carbon California and Seneca Acquisition Pro Forma Results of Operations (Unaudited)

Below are unaudited pro forma consolidated results of operations for the year ended December 31, 2018, as though the Carbon California Acquisition and the Seneca Acquisition had been completed as of January 1, 2018:

(in thousands, except per share amounts)	Year Ended December 31, 2018 (unaudited)
Revenue	$33,256
Net income before non-controlling interests	$5,232
Net loss attributable to non-controlling interests	(2,334)
Net income attributable to controlling interests	$7,566
Net income per share (basic)	$1.00
Net income per share (diluted)	$0.96

Note 4 — Property and Equipment, Net

Property and equipment, net consists of the following:

	As of December 31,
(in thousands)	2019	2018
Oil and gas properties:
Proved oil and gas properties	$351,488	$347,059
Unproved properties	4,872	5,416
Accumulated depreciation, depletion, amortization and impairment	(109,344)	(98,604)
Oil and gas properties, net	247,016	253,871

Pipeline facilities and equipment	12,814	12,714
Base gas	1,937	2,122
Furniture and fixtures, computer hardware and software, and other equipment	6,762	6,649
Accumulated depreciation and amortization	(5,529)	(3,922)
Other property and equipment, net	15,984	17,563

Total property and equipment, net	$263,000	$271,434

Unproved properties not subject to depletion consist principally of leasehold acquisition costs in the following areas:

	As of December 31,
(in thousands)	2019	2018
Ventura Basin:
California	$1,602	$1,595
Illinois Basin:
Indiana	432	432
Illinois	136	136
Appalachian Basin:
Kentucky	461	920
Ohio	66	66
Tennessee	1,869	1,869
West Virginia	306	398

Total unproved properties	$4,872	$5,416

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 4 — Property and Equipment, Net (cont.)

Unproved properties are assessed for impairment at least annually. During the year ended December 31, 2019, approximately $1.0 million of expired leasehold costs were reclassified into proved property. During the year ended December 31, 2018, there were no leasehold costs reclassified into proved property.

We capitalized overhead applicable to acquisition, development and exploration activities, primarily in California, of approximately $790,000 and $337,000 for the years ended December 31, 2019 and 2018, respectively.

Depletion expense related to oil and gas properties for the years ended December 31, 2019 and 2018 was approximately $14.1 million and $7.3 million, respectively.

Note 5 — Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	As of December 31,
(in thousands)	2019	2018
Accounts payable	$9,875	$7,670
Oil and gas revenue suspense	3,620	2,675
Gathering and transportation payables	1,877	1,774
Production taxes payable	3,212	1,860
Accrued lease operating costs	664	3,155
Accrued ad valorem taxes-current	4,407	3,474
Accrued general and administrative expenses	3,260	3,111
Asset retirement obligations-current	5,021	3,099
Accrued interest	1,335	955
Accrued gas purchases	1,392	5,441
Other liabilities	494	1,602

Total accounts payable and accrued liabilities	$35,157	$34,816

Note 6 — Asset Retirement Obligations

The following table is a reconciliation of the ARO:

	December 31,
(in thousands)	2019	2018
Balance at beginning of year	$22,310	$7,357
Accretion expense	1,625	868
Additions and revisions	294	—
Obligations discharged with divestitures	(1,694)	—
Change in estimate of cash outflow	—	361
Additions from Carbon California (Note 3)	—	2,921
Additions from Seneca Acquisition (Note 3)	—	5,132
Additions from Liberty Acquisition (Note 3)	—	45
Additions from OIE Membership Acquisition	—	5,626
Balance at end of year	$22,535	$22,310
Less: Current portion	(5,021)	(3,099)
Non-current portion	$17,514	$19,211

See Note 2 for additional details on the ARO.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 7 — Credit Facilities and Notes Payable

The table below summarizes the outstanding credit facilities and notes payable:

(in thousands)	December 31, 2019	December 31, 2018
2018 Credit Facility – revolver	$69,150	$69,150
2018 Credit Facility – term note	5,833	15,000
Old Ironsides Notes	25,675	25,065
Other debt	45	57
Total debt	100,703	109,272
Less: unamortized debt discount	(45)	(134)
Total credit facilities and notes payable	100,658	109,138
Current portion of credit facilities and notes payable	(5,788)	(11,910)
Non-current debt, net of current portion and unamortized debt discount	$94,870	$97,228

Carbon Appalachia

2018 Credit Facility

In connection with and concurrently with the closing of the OIE Membership Acquisition, the Company and its subsidiaries amended and restated our prior credit facilities and entered into a $500.0 million senior secured asset-based revolving credit facility maturing December 31, 2022 and a $15.0 million term loan maturing in 2020 (the “2018 Credit Facility”). The 2018 Credit Facility includes a sublimit of $1.5 million for letters of credit. The borrowers under the 2018 Credit Facility are Carbon Appalachia Enterprises, LLC (“CAE”) and various other subsidiaries of the Company (including Nytis USA, together with CAE, the “Borrowers”). Under the 2018 Credit Facility, Carbon Energy Corporation is neither a borrower nor a guarantor. The initial borrowing base under the 2018 Credit Facility was $75.0 million and remained so as of December 31, 2019.

The 2018 Credit Facility is guaranteed by each existing and future direct or indirect subsidiary of the Borrowers and certain other subsidiaries of the Company (subject to various exceptions) and the obligations under the 2018 Credit Facility are secured by essentially all tangible, intangible and real property (subject to certain exclusions).

Interest accrues on borrowings under the 2018 Credit Facility at a rate per annum equal to either (i) the base rate plus a margin equal to 0.25% - 0.75% depending on the utilization percentage or (ii) the Adjusted London Interbank Offered Rate (“LIBOR”) plus a margin equal to 2.75% - 3.75% depending on the utilization percentage, at the Borrowers’ option. The Borrowers are obligated to pay certain fees and expenses in connection with the 2018 Credit Facility, including a commitment fee for any unused amounts of 0.50% and an origination fee of 0.50%. Loans under the 2018 Credit Facility may be prepaid without premium or penalty.

The 2018 Credit Facility also provides for a $15.0 million term loan which bears interest at a rate of 6.25% and is payable in 18 equal monthly installments beginning February 1, 2019 with the last payment due on July 1, 2020.

The 2018 Credit Facility contains certain affirmative and negative covenants that, among other things, limit the Company’s ability to (i) incur additional debt; (ii) incur additional liens; (iii) sell, transfer or dispose of assets; (iv) merge or consolidate, wind-up, dissolve or liquidate; (v) make dividends and distribution on, or repurchase of, equity; (vi) make certain investments; (vii) enter into certain transactions with their affiliates; (viii) enter in sale-leaseback transactions; (ix) make optional or voluntary payment of debt other than obligations under the 2018 Credit Facility; (x) change the nature of their business; (xi) change their fiscal year or make changes to the accounting treatment or reporting practices; (xii) amend their constituent documents; and (xiii) enter into certain hedging transactions.

The affirmative and negative covenants are subject to various exceptions, including certain basket amounts and acceptable transaction levels. In addition, the 2018 Credit Facility requires the Borrowers’ compliance, on a

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 7 — Credit Facilities and Notes Payable (cont.)

consolidated basis, with a maximum Net Debt (all debt of the Borrowing Parties minus all unencumbered cash and cash equivalents of the Borrowers not to exceed $3.0 million) / EBITDAX (as defined) ratio of 3.50 to 1.00 and a current ratio, as defined, minimum of 1.00 to 1.00, tested quarterly, commencing with the quarter ending March 31, 2019.

In August 2019, we amended the 2018 Credit Facility, effective October 1, 2019, to restrict the aging of our accounts payable to 90 days or less, maintain minimum liquidity of $3.0 million and require the sale of certain non-core assets by December 31, 2019.

In February 2020, we amended the 2018 Credit Facility to eliminate the minimum liquidity requirement and reduce the borrowing base to $73.0 million, with subsequent borrowing base reductions totaling $6.0 million scheduled through May 1, 2020. Also, in connection with this amendment, the lenders agreed to waive our noncompliance with the hedging requirement for the fiscal quarter ended September 30, 2019 and waive the asset sale covenant included in the amendment from August 2019.

As of December 31, 2019, there was approximately $69.2 million in outstanding borrowings and $5.0 million of additional borrowing capacity under the 2018 Credit Facility. After considering the waivers granted in the February 2020 amendment, we were in compliance with our December 31, 2019 financial covenants.

As a result of borrowing base reductions in 2020 discussed above and currently depressed oil and natural gas prices, certain of our covenants under the 2018 Credit Facility may be stressed and may require negotiations and adjustments with our lenders. While we have historically been successful in renegotiating covenant requirements with our lenders, there can be no assurance that we will be able to do so successfully in the future. The Company believes given these circumstances it is appropriate to keep the borrowings associated with the 2018 Credit Facility as non-current.

The terms of the 2018 Credit Facility require us to enter into derivative contracts at fixed pricing for a certain percentage of our production. We are party to International Swaps and Derivatives Association Master Agreements (“ISDA Master Agreements”) that establish standard terms for the derivative contracts and inter-creditor agreements with the lenders whereby any credit exposure related to the derivative contracts entered into by us is secured by the collateral and backed by the guarantees supporting the 2018 Credit Facility.

Fees paid in connection with the 2018 Credit Facility totaled approximately $824,000, of which $134,000 was associated with the term loan. The current portion of unamortized fees associated with the credit facility is included in prepaid expenses, deposits and other current assets and the non-current portion is included in other non-current assets. The unamortized portion associated with the term loan was $45,000 as of December 31, 2019 and is directly offset against the loan in current liabilities. As of December 31, 2019, we had unamortized deferred issuance costs of approximately $519,000 associated with the 2018 Credit Facility. During the years ended December 31, 2019 and 2018, we amortized approximately $260,000 and $786,000, respectively, as interest expense associated with the 2018 Credit Facility.

Old Ironsides Notes

On December 31, 2018, as part of the OIE Membership Acquisition, we delivered unsecured, promissory notes in the aggregate original principal amount of approximately $25.2 million to Old Ironsides (the “Old Ironsides Notes”). The Old Ironsides Notes bear interest at 10.0% per annum and have a term of five years, the first three of which require interest-only payments at the end of each calendar quarter beginning with the quarter ending March 31, 2019. At the end of the three-year interest-only period, the then current outstanding principal balance and interest is to be paid in 24 equal monthly payments. The Old Ironsides Notes also require mandatory prepayments upon the occurrence of certain subsequent liquidity events. A mandatory, one-time principal reduction payment in the aggregate amount of $2.0 million was made to Old Ironsides on February 1, 2019. Subsequent to the closing of the OIE Membership Acquisition, Old Ironsides ceased to be a related party.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 7 — Credit Facilities and Notes Payable (cont.)

The interest payable under the Old Ironsides Notes can be paid-in-kind at the election of the Company. This provision allows the Company to increase the principal balance associated with the Old Ironsides Notes. This election creates a second tranche of principal, which bears interest at 12.0% per annum. For the year ended December 31, 2019, the Company elected payment-in-kind interest of approximately $2.5 million.

Carbon California

The table below summarizes the outstanding notes payable – related party:

(in thousands)	December 31, 2019	December 31, 2018
Senior Revolving Notes, related party, due February 15, 2022	$33,000	$38,500
Subordinated Notes, related party, due February 15, 2024	13,000	13,000
Total principal	46,000	51,500
Less: Deferred notes costs	(175)	(235)
Less: unamortized debt discount	(1,084)	(1,346)
Total notes payable – related party	$44,741	$49,919

Senior Revolving Notes, Related Party

On February 15, 2017, Carbon California entered into a Note Purchase Agreement (the “Note Purchase Agreement”) for the issuance and sale of Senior Secured Revolving Notes to Prudential with an initial revolving borrowing capacity of $25.0 million which mature on February 15, 2022 (the “Senior Revolving Notes”). Carbon Energy Corporation is not a guarantor of the Senior Revolving Notes. The closing of the Note Purchase Agreement on February 15, 2017 resulted in the sale and issuance by Carbon California of Senior Revolving Notes in the principal amount of $10.0 million. The maximum principal amount available under the Senior Revolving Notes is based upon the borrowing base attributable to Carbon California’s proved oil and gas reserves which is to be determined at least semi-annually. As of December 31, 2019, the borrowing base was $45.0 million, of which $33.0 million was outstanding.

Carbon California may elect to incur interest at either (i) 5.50% plus LIBOR or (ii) 4.50% plus the Prime Rate (which is defined as the interest rate published daily by JPMorgan Chase Bank, N.A.). As of December 31, 2019, the effective borrowing rate for the Senior Revolving Notes was 7.10%. In addition, the Senior Revolving Notes include a commitment fee for any unused amounts at 0.50% as well as an annual administrative fee of $75,000, payable on February 15 each year.

The Senior Revolving Notes are secured by all the assets of Carbon California. The Senior Revolving Notes require Carbon California, as of January 1 and July 1 of each year, to hedge its anticipated proved developed production for year one, two and three at a rate of 75%, 65% and 50%, respectively. Carbon California may make principal payments in minimum installments of $500,000. Distributions to equity members are generally restricted.

Carbon California incurred fees directly associated with the issuance of the Senior Revolving Notes and amortizes these fees over the life of the Senior Revolving Notes. The current portion of these fees are included in prepaid expenses, deposits and other current assets and the non-current portion is included in other non-current assets for a combined value of approximately $599,000 as of December 31, 2019. For the years ended December 31, 2019 and 2018, Carbon California amortized fees of $273,000 and $217,000, respectively.

Subordinated Notes, Related Party

On February 15, 2017, Carbon California entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Prudential Capital Energy Partners, L.P. for the issuance and sale of Subordinated Notes due February 15, 2024, bearing interest of 12.0% per annum (the “Subordinated Notes”). Carbon Energy Corporation

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 7 — Credit Facilities and Notes Payable (cont.)

is not a guarantor of the Subordinated Notes. The closing of the Securities Purchase Agreement on February 15, 2017 resulted in the sale and issuance by Carbon California of Subordinated Notes in the original principal amount of $10.0 million, all of which remains outstanding as of December 31, 2019.

Prudential received an additional 1,425 Class A Units, representing 5.0% of the total sharing percentage, for the issuance of the Subordinated Notes. Carbon California valued this unit issuance based on the relative fair value by valuing the units at $1,000 per unit and aggregating the amount with the outstanding Subordinated Notes of $10.0 million. The Company then allocated the non-cash value of the units of approximately $1.3 million, which was recorded as a discount to the Subordinated Notes. As of December 31, 2019, Carbon California has an outstanding discount of $735,000, which is presented net of the Subordinated Notes within Notes payable-related party on the consolidated balance sheets. During the years ended December 31, 2019 and 2018, Carbon California amortized fees of $178,000 and $58,000, respectively, associated with the Subordinated Notes.

The Subordinated Notes require Carbon California, as of January 1 and July 1 of each year, to hedge its anticipated production for year one, two and three at a rate of 67.5%, 58.5% and 45%, respectively.

Prepayment of the Subordinated Notes is allowed at 100%, subject to a 3.0% fee of outstanding principal. Prepayment is not subject to a prepayment fee after February 17, 2020. Distributions to equity members are generally restricted.

2018 Subordinated Notes, Related Party

On May 1, 2018, Carbon California entered into an agreement with Prudential for the issuance and sale of $3.0 million in subordinated notes due February 15, 2024, bearing interest of 12.0% per annum (the “2018 Subordinated Notes”), of which $3.0 million remains outstanding as of December 31, 2019.

Prudential received 585 Class A Units, representing an approximate 2.0% additional sharing percentage, for the issuance of the 2018 Subordinated Notes. Carbon California valued this unit issuance based on the relative fair value by valuing the units at $1,000 per unit and aggregating the amount with the outstanding 2018 Subordinated Notes of $3.0 million. The Company then allocated the non-cash value of the units of approximately $490,000, which was recorded as a discount to the 2018 Subordinated Notes. As of December 31, 2019, Carbon California had an outstanding discount of $349,000 associated with these notes, which is presented net of the 2018 Subordinated Notes within Notes payable - related party on the consolidated balance sheet. During the year ended December 31, 2019 and 2018, Carbon California amortized fees of $84,000 and $57,000, respectively, associated with the 2018 Subordinated Notes.

The 2018 Subordinated Notes require Carbon California, as of January 1 and July 1 of each year, to hedge its anticipated production for year one, two and three at a rate of 67.5%, 58.5% and 45%, respectively.

Prepayment of the 2018 Subordinated Notes is allowed at 100%, subject to a 3.0% fee of outstanding principal. Prepayment is not subject to a prepayment fee after February 17, 2020. Distributions to equity members are generally restricted.

Restrictions and Covenants

The Senior Revolving Notes, Subordinated Notes and 2018 Subordinated Notes contain affirmative and negative covenants that, among other things, limit Carbon California’s ability to (i) incur additional debt; (ii) incur additional liens; (iii) sell, transfer or dispose of assets; (iv) merge or consolidate, wind-up, dissolve or liquidate; (v) make dividends and distributions on, or repurchases of, equity; (vi) make certain investments; (vii) enter into certain transactions with our affiliates; (viii) enter into sales-leaseback transactions; (ix) make optional or voluntary payments of debt; (x) change the nature of our business; (xi) change our fiscal year to make changes to the accounting treatment or reporting practices; (xii) amend constituent documents; and (xiii) enter into certain hedging transactions.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 7 — Credit Facilities and Notes Payable (cont.)

In December 2019, Carbon California amended the Senior Revolving Notes, the Subordinated Notes and the 2018 Subordinated Notes to amend the total leverage ratio and senior leverage ratio, effective September 30, 2019. The Senior Revolving Notes were also amended to provide a mechanism to determine a successor reference rate to LIBOR.

The affirmative and negative covenants are subject to various exceptions, including basket amounts and acceptable transaction levels. In addition, (i) the Senior Revolving Notes require at December 31, 2019 Carbon California’s compliance with (A) a maximum Debt/EBITDA ratio of 4.5 to 1.0 (B) a maximum Senior Revolving Notes/EBITDA ratio of 3.5 to 1.0 and (C) a minimum interest coverage ratio of 2.0 to 1 and (ii) the Subordinated Notes require at December 31, 2019 Carbon California’s compliance with (A) a maximum Debt/EBITDA ratio of 5.18 to 1.0, (B) a maximum Senior Revolving Notes/EBITDA ratio of 4.03 to 1.0, (C) a minimum interest coverage ratio of 1.6 to 1.0, (D) an asset coverage test whereby indebtedness may not exceed the product of 0.65 times Adjusted PV-10 of proved developed reserves set forth in the most recent reserve report, (E) maintenance of a minimum borrowing base of $30.0 million under the Senior Revolving Notes and (F) a minimum current ratio of 0.85 to 1.00.

As of December 31, 2019, Carbon California was in compliance with its financial covenants.

Note 8 — Leases

On January 1, 2019, we adopted Topic 842. Results for reporting periods beginning January 1, 2019 are presented in accordance with Topic 842, while prior period amounts are reported in accordance with Topic 840 — Leases. On January 1, 2019, we recognized approximately $7.7 million in right-of-use assets and approximately $7.7 million in lease liabilities, representing the present value of minimum payment obligations associated with compressor, vehicle, and office space operating leases with non-cancellable lease terms in excess of one year. We do not have any finance leases, nor are we the lessor in any leasing arrangements. We have elected certain practical expedients available under Topic 842 including those that permit us to (i) account for lease and non-lease components in our contracts as a single lease component for all asset classes; (ii) not evaluate existing and expired land easements; (iii) not apply the recognition requirements of Topic 842 to leases with a lease term of twelve months or less; and (iv) retain our existing lease assessment and classification. As such, there was no cumulative-effect adjustment to retained earnings required at January 1, 2019.

The lease amounts disclosed herein are presented on a gross basis. A portion of these costs may have been or will be billed to other working interest owners, and our net share of these costs, once paid, are or will be included in lease operating expenses, pipeline operating expenses or general and administrative expenses, as applicable.

Our right-of-use assets and lease liabilities are recognized at their discounted present value on the balance sheet. All leases recognized on our consolidated balance sheet as of December 31, 2019 are classified as operating leases, which include leases related to the asset classes reflected in the table below:

(in thousands)	Right-of-Use Assets	Lease Liability
Compressors	$3,282	$3,282
Corporate leases	2,065	2,083
Vehicles	757	643
Total	$6,104	$6,008

We recognize lease expense on a straight-line basis excluding short-term and variable lease payments which are recognized as incurred. Short-term lease cost represents payments for leases with a lease term of twelve months or less, excluding leases with a term of one month or less. Short-term leases include certain compressors and vehicles that have a non-cancellable lease term of less than one year.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 8 — Leases (cont.)

The following table summarizes the components of our gross operating lease costs incurred during the year ended December 31, 2019:

(in thousands)	Amount
Operating lease cost	$2,116
Short-term lease cost	629
Total lease cost	$2,745

We do not have any leases with an implicit interest rate that can be readily determined. As a result, we calculate collateralized incremental borrowing rates to use as discount rates. We utilize the benchmark rates defined in our credit facilities, and adjust for facility utilization and term considerations, to establish collateralized incremental borrowing rates.

Our weighted-average lease term and discount rate used are as follows:

December 31, 2019
Weighted-average lease term (years)	3.59
Weighted-average discount rate	6.4%

The following table summarizes supplemental cash flow information related to operating leases:

(in thousands)	Year Ended December 31, 2019
Cash paid for operating leases	$2,212
Right-of-use assets obtained in exchange for operating lease obligations	$465

Minimum future commitments by year for our long-term operating leases as of December 31, 2019 are presented in the table below. Such commitments are reflected at undiscounted values and are reconciled to the discounted present value recognized on the balance sheet as follows:

(in thousands)	Amount
2020	$1,960
2021	1,902
2022	1,704
2023	1,157
2024	11
Thereafter	—
Total future minimum lease payments	$6,734
Less: imputed interest	(726)
Total lease liabilities	$6,008

Note 9 — Revenue

Oil, Natural Gas and Natural Gas Liquid Sales

We sell oil and natural gas products in the United States primarily within two regions of the United States: Appalachia and Illinois Basins and the Ventura Basin. We enter into contracts that generally include one type of distinct product in variable quantities and priced based on a specific index related to the type of product. Most of our contract pricing provisions are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality of the oil or natural gas, and prevailing supply and demand conditions.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 9 — Revenue (cont.)

Transportation and Handling

We generally purchase natural gas from producers at the wellhead or other receipt points, gather the wellhead natural gas through our gathering systems, and then sell the natural gas based on published index market prices. We remit to the producers either an agreed-upon percentage of the actual proceeds that we receive from our sales of natural gas or an agreed-upon percentage of the proceeds based on index related prices for the natural gas, regardless of the actual amount of the sales proceeds we receive. Our revenues under percent-of-proceeds/index arrangements generally correlate to the price of natural gas. Under fee-based arrangements, we receive a fee for storing natural gas. The storage revenues earned are directly related to the volume of natural gas that flows through our systems and are not directly dependent on commodity prices.

Marketing Gas Sales

We sell production purchased from third parties as well as production from our own oil and gas producing properties. Marketing gas sales are recognized on a gross basis as we purchase and take control of the gas prior to sale and are the principal in the transaction.

The following tables present our disaggregated revenue by primary region within the United States and major product line (in thousands):

	Appalachian and Illinois Basins		Ventura Basin		Total
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018	2019	2018
Natural gas sales	$55,279	$14,768	$1,189	$1,250	$56,468	$16,018
Natural gas liquids sales	—	—	578	1,143	578	1,143
Oil sales	5,805	4,963	30,990	25,928	36,795	30,891
Transportation and handling	1,928	—	—	—	1,928	—
Marketing gas sales	16,920	—	—	—	16,920	—
Total	$79,932	$19,731	$32,757	$28,321	$112,689	$48,052

Note 10 — Stock-Based Compensation Plans and Employee Benefit Plans

Carbon Stock Incentive Plans

We have three stock plans, the Carbon 2011 Stock Incentive Plan, the Carbon 2015 Stock Incentive Plan and the Carbon 2019 Long Term Incentive Plan (collectively the “Carbon Plans”). The Carbon 2019 Long Term Incentive Plan was approved by the Company’s stockholders in May 2019. The Carbon Plans provide for the issuance of approximately 1.6 million shares of common stock to our officers, directors, employees or consultants eligible to receive the awards under the Carbon Plans.

The Carbon Plans provide for the granting of incentive stock options, non-qualified stock options, restricted stock awards, performance awards and phantom stock awards, or a combination of the foregoing, to employees, officers, directors or consultants, provided that only employees may be granted incentive stock options and directors may only be granted restricted stock awards and phantom stock awards.

Restricted Stock

Restricted stock awards for employees vest ratably over a three-year service period or cliff vest at the end of a three-year service period. For non-employee directors, the awards vest upon the earlier of a change in control of us or

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 10 — Stock-Based Compensation Plans and Employee Benefit Plans (cont.)

the date their membership on the Board of Directors is terminated other than for cause. We recognize compensation expense for these restricted stock grants based on the grant date fair value. The following table shows a summary of our unvested restricted stock under the Carbon Plans as of December 31, 2019 and 2018 as well as activity during the years then ended:

	Number of Shares	Weighted Average Grant Date Fair Value
Restricted stock awards, unvested, January 1, 2018	269,997	$7.54
Granted	106,000	9.80
Vested	(59,550)	6.82
Forfeited	(2,240)	7.41

Restricted stock awards, unvested, December 31, 2018	314,207	$8.40
Granted	99,000	10.00
Vested	(105,628)	6.75
Forfeited	(6,682)	9.74
Restricted stock awards, unvested, December 31, 2019	300,897	$9.41

Compensation costs recognized for these restricted stock grants were approximately $811,000 and $725,000 for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, there was approximately $1.5 million of unrecognized compensation costs related to these restricted stock grants which we expect to recognize over the next 6.3 years.

Restricted Performance Units

Performance units represent a contractual right to receive one share of our common stock subject to the terms and conditions of the agreements, including the achievement of certain performance measures over a defined period of time as well as, in some cases, continued service requirements. The following table shows a summary of our unvested performance units as of December 31, 2019 and 2018 as well as activity during the years then ended:

Number of Shares
Restricted performance units, unvested, January 1, 2018	258,811
Granted	136,159
Vested	(108,484)
Forfeited	(6,610)

Restricted performance units, unvested, December 31, 2018	279,876
Granted	101,864
Vested	(95,451)
Forfeited	(11,084)
Restricted performance units, unvested, December 31, 2019	275,205

We account for the performance units granted during 2017 through 2019 at their fair value determined at the date of grant, which were $7.20, $9.80 and $10.00 per share, respectively. The final measurement of compensation cost will be based on the number of performance units that ultimately vest. At December 31, 2019, we estimated that none of the performance units granted in 2019 and 2018 would vest, and, accordingly, no compensation cost has been recorded for

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 10 — Stock-Based Compensation Plans and Employee Benefit Plans (cont.)

these performance units. At December 31, 2019, we estimated that it was probable that the performance units granted in 2015, 2016 and 2017 would vest and therefore compensation costs of approximately $637,000 and $408,000 related to these performance units were recognized for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, compensation costs related to the performance units granted in 2015, 2016 and 2017 have been fully recognized. As of December 31, 2019, if a change in control and other performance provisions pursuant to the terms and conditions of these award agreements were met in full, the estimated unrecognized compensation cost related to unvested performance units would be approximately $3.2 million.

401(k) Plan

We have a 401(k) plan available to eligible employees. The plan provides for 6.0% matching which vests immediately. For the years ended December 31, 2019 and 2018, we contributed approximately $527,000 and $441,000, respectively, for 401(k) contributions and related administrative expenses.

Note 11 — Earnings (Loss) Per Common Share

The following table sets forth the calculation of basic and diluted income (loss) per share:

	Year Ended December 31,
(in thousands, except per share amounts)	2019	2018
Net income attributable to controlling interests before preferred shares	$1,097	$8,404
Less: beneficial conversion feature	—	1,125
Less: net income attributable to preferred shares – preferred return	300	224
Net income attributable to common stockholders, basic	797	7,055
Less: warrant derivative gain	—	225
Net income attributable to common stockholders, diluted	$797	$6,830

Weighted-average number of common shares outstanding, basic	7,794	7,525

Add dilutive effects of non-vested shares of restricted stock and restricted performance units	301	314

Weighted-average number of common shares outstanding, diluted	8,095	7,839

Net income per common share, basic	$0.10	$0.94
Net income per common share, diluted	$0.10	$0.87

For the years ended December 31, 2019 and 2018, approximately 275,000 and 280,000 restricted performance units subject to future contingencies were excluded from the computation of basic and diluted earnings per share.

Series B Convertible Preferred Stock – Related Party

In connection with the closing of the Seneca Acquisition, we raised $5.0 million through the issuance of 50,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”) to Yorktown. The Preferred Stock converts into common stock at the election of the holder or will automatically convert into shares of our common stock upon completion of a qualifying equity financing event. The number of shares of common stock issuable upon conversion is dependent upon the price per share of common stock issued in connection with any such qualifying equity financing but has a floor conversion price equal to $8.00 per share. The conversion ratio at which the Preferred Stock will convert into common stock is equal to an amount per share of $100 plus all accrued but unpaid dividends payable in respect thereof divided by the greater of $8.00 per share or the price that is 15.0% less than the lowest price per share of shares sold to the public in the next equity financing. Using the floor of $8.00

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 11 — Earnings (Loss) Per Common Share (cont.)

per share would yield 12.5 shares of common stock for every unit of Preferred Stock. The conversion price will be proportionately increased or decreased to reflect changes to the outstanding shares of common stock, such as the result of a combination, reclassification, subdivision, stock split, stock dividend or other similar transaction involving the common stock. Additionally, after the third anniversary of the issuance of the Preferred Stock, we have the option to redeem the shares for cash.

The Preferred Stock accrues cash dividends at a rate of 6.0% of the initial issue price of $100 per share per annum. The holders of the Preferred Stock are entitled to the same number of votes of common stock that such share of Preferred Stock would represent on an as converted basis. The holders of the Preferred Stock receive liquidation preference based on the initial issue price of $100 per share plus a preferred return over common stockholders and the holders of any junior ranking stock. The preferred return was approximately $524,000 and $224,000 as of December 31, 2019 and 2018, respectively.

Note 12 — Income Taxes

The provision for income taxes consists of the following:

	Year Ended December 31,
(in thousands)	2019	2018
Current income tax benefit	$—	$—
Deferred income tax expense (benefit)	895	(590)
Change in valuation allowance	(895)	590

Total income tax benefit	$—	$—

The effective income tax rate for the years ended December 31, 2019 and 2018 differed from the statutory U.S. federal income tax rate as follows:

	Year Ended December 31,
	2019	2018
Federal income tax rate	21.0%	21.0%
State income taxes, net of federal benefit	4.9	4.9
Permanent differences	(3.3)	(1.2)
Non-controlling interest in consolidated partnerships	(46.2)	(11.4)
True-up of prior year depletion in excess of basis	(6.5)	1.3
Stock-based compensation deficiency	(16.0)	1.1
Purchase accounting adjustments	(45.0)	(22.9)
Rate changes of prior year deferred	1.8	(0.5)
True-up of prior year deferred	—	3.0
Decrease in valuation allowance and other	89.3	4.7

Total effective income tax rate	—%	—%

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 12 — Income Taxes (cont.)

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities are presented below:

	As of December 31,
(in thousands)	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$6,232	$7,573
Depletion carryforwards	2,569	2,166
Accrual and other	3,997	1,372
Stock-based compensation	469	445
Asset retirement obligations	4,659	4,567
Property and equipment	(2,253)	(42)
Total deferred tax assets	15,673	16,081

Deferred tax liabilities:
Interest in partnerships	(338)	(512)
ASC 842 Operating Leases	(12)	—
Derivative and other	(1,689)	(1,008)

Less valuation allowance	(13,634)	(14,561)

Net deferred tax asset	$—	$—

The Company has net operating losses (“NOL”) of approximately $21.6 million available to reduce future years’ federal taxable income. The federal net operating losses expire beginning in 2031 through 2037, while the current 2018 and 2019 net operating losses will never expire. The Company has various state NOL carryforwards available to reduce future years’ state taxable income, which are dependent on apportionment percentages and state laws that can change from year to year and impact the amount of such carryforwards. These state NOL will expire beginning in 2023 through 2039 depending upon each jurisdiction’s specific law surrounding NOL carryforwards. Tax returns are subject to audit by various taxation authorities. The results of any audits will be accounted for in the period in which they are determined.

The Company believes that the tax positions taken in the Company’s tax returns satisfy the more likely than not threshold for benefit recognition. Accordingly, no liabilities have been recorded by the Company. Any potential adjustments for uncertain tax positions would be a reclassification between the deferred tax asset related to the Company’s NOL and another deferred tax asset.

The Company’s policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2019 and 2018, the Company did not have any uncertain tax positions.

Note 13 — Fair Value Measurements

Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of us. Unobservable inputs are inputs that reflect our assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities;
Level 2:	Quoted prices in active markets for similar assets or liabilities that are observable for the asset or liability; or

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 13 — Fair Value Measurements (cont.)

Level 3:	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. Our policy is to recognize transfers in and/or out of fair value hierarchy as of the end of the reporting period for which the event or change in circumstances caused the transfer. We have consistently applied the valuation techniques discussed below for all periods presented.

The following table presents our financial assets and liabilities that were accounted for at fair value on a recurring basis by level within the fair value hierarchy:

	Fair Value Measurements Using
(in thousands)	Level 1	Level 2	Level 3	Total
December 31, 2019
Assets:
Commodity derivatives	$—	$7,079	$—	$7,079
Liabilities:
Commodity derivatives	$—	$556	$—	$556
December 31, 2018
Assets:
Commodity derivatives	$—	$7,022	$—	$7,022

Commodity Derivatives

As of December 31, 2019, our commodity derivative financial instruments are comprised of natural gas and oil swaps and costless collars. The fair values of these agreements are determined under an income valuation technique. The valuation model requires a variety of inputs, including contractual terms, published forward prices, volatilities for options and discount rates, as appropriate. Our estimates of fair value of derivatives include consideration of the counterparty’s credit worthiness, our credit worthiness and the time value of money. The consideration of these factors results in an estimated exit-price for each derivative asset or liability under a market place participant’s view. All significant inputs are observable, either directly or indirectly; therefore, our derivative instruments are included within the Level 2 fair value hierarchy.

Assets and Liabilities Measured and Recorded at Fair Value on a Non-Recurring Basis

Certain assets and liabilities are measured at fair value on a non-recurring basis. These assets and liabilities are not measured at fair value on an ongoing basis; however they are subject to fair value adjustments in certain circumstances. The fair value of the following assets and liabilities are based on unobservable pricing inputs and therefore, are included within the Level 3 fair value hierarchy.

Firm transportation contracts.    We assume, at times, certain firm transportation contracts as part of our acquisitions of oil and natural gas properties. The fair value of the firm transportation contract obligations was determined based upon the contractual obligations assumed by us and discounted based upon our effective borrowing rate.

Debt Discount.    The fair value of the debt discount from the 1,425 and 585 additional Class A Units issued in connection with the Subordinated Notes and 2018 Subordinated Notes was $1.3 million and $490,000, respectively. The debt discount was based on the relative fair value of Class A Units. Class A Units were issued contemporaneously at $1,000 per Class A Unit.

Asset Retirement Obligation.    The fair value of our asset retirement obligation liability is recorded in the period in which it is incurred or assumed by taking into account the cost of abandoning oil and gas wells ranging from $20,000 to $45,000, which is based on our historical experience and industry expectations for similar work; the

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 13 — Fair Value Measurements (cont.)

estimated timing of reclamation ranging from one to 75 years based on estimates from reserve engineers; an inflation rate between 1.52% to 2.79%; and a credit adjusted risk-free rate between 3.28% to 8.27%, which takes into account our credit risk and the time value of money. During the year ended December 31, 2019, we had minimal additions and approximately $290,000 of revisions to asset retirement obligations. During the year ended December 31, 2018, we recorded additions to asset retirement obligations of approximately $14.1 million, which was the result of the Carbon California, Seneca, Liberty, and OIE Membership Acquisitions.

Note 14 — Commodity Derivatives

We historically use commodity-based derivative contracts to manage exposures to commodity price on a portion of our oil and natural gas production. We do not hold or issue derivative financial instruments for speculative or trading purposes. We also have entered into, on occasion, oil and natural gas physical delivery contracts to effectively provide commodity price hedges. Because these contracts are not expected to be net cash settled, they are considered to be normal sales contracts and not derivatives. These contracts are not recorded at fair value in the consolidated financial statements.

We have entered into swap and costless collar derivative agreements to hedge a portion of our oil and natural gas production through 2022. As of December 31, 2019, these derivative agreements consisted of the following:

	Natural Gas Swaps		Natural Gas Collars
		Weighted Average Price(a)		Weighted Average Price Range(a)
Year	MMBtu		MMBtu
2020	12,433,000	$2.73	3,430,000	$2.10 – $2.75
2021	6,448,000	$2.58	1,745,000	$2.25 – $2.75
	Oil Swaps*				Oil Collars*
Year	WTI Bbl	Weighted Average Price(b)	Brent Bbl	Weighted Average Price(c)	WTI Bbl	Weighted Average Price(b)	Brent Bbl	Weighted Average Price(c)
2019	17,523	$53.30	13,805	$64.87	1,700	$47.50 – $57.35	4,500	$47.00 – $75.00
2020	121,147	$55.37	207,182	$64.62	28,200	$47.00 – $60.15	57,900	$47.00 – $75.00
2021	—	$—	86,341	$67.12	66,200	$47.00 – $60.15	190,000	$47.00 – $75.00
2022	—	$—	—	$—	—	$—	199,900	$50.00 – $61.00

____________

*        Includes 100% of Carbon California’s outstanding derivative hedges at December 31, 2019, and not our proportionate share.

(a)      NYMEX Henry Hub Natural Gas futures contracts for the respective period.

(b)      NYMEX Light Sweet Crude West Texas Intermediate futures contracts for the respective period.

(c)      Brent future contracts for the respective period.

For our swap instruments, we receive a fixed price for the hedged commodity and pay a floating price to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty. Costless collars are designed to establish floor and ceiling prices on anticipated future oil and gas production. The ceiling establishes a maximum price that the Company will receive for the volumes under contract, while the floor establishes a minimum price.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 14 — Commodity Derivatives (cont.)

The following table summarizes the fair value of the derivatives recorded in the consolidated balance sheets. These derivative instruments are not designated as cash flow hedging instruments for accounting purposes.

	As of December 31,
(in thousands)	2019	2018
Commodity derivative contracts:
Commodity derivative asset	$5,915	$3,517
Commodity derivative asset – non-current	$1,164	$3,505

Commodity derivative liability	$469	$—
Commodity derivative liability – non-current	$87	$—

The following table summarizes the commodity derivative gain presented in the accompanying consolidated statements of operations:

	Year Ended December 31,
(in thousands)	2019	2018
Commodity derivative contracts:
Settlement gain (loss)	$3,543	$(3,848)
Unrealized (loss) gain	(499)	8,742

Total commodity derivative gain	$3,044	$4,894

We net our derivative instrument fair value amounts pursuant to ISDA Master Agreements, which provide for the net settlement over the term of the contracts and in the event of default or termination of the contracts. The following table summarizes the effect of netting arrangements for recognized derivative assets and liabilities that are subject to master netting arrangements or similar arrangements in the consolidated balance sheet as of December 31, 2019:

Balance Sheet Classification (in thousands)	Gross Recognized Assets/ Liabilities	Gross Amounts Offset	Net Recognized Fair Value Assets/ Liabilities
Commodity derivative assets:
Commodity derivative asset	$6,917	$(1,002)	$5,915
Commodity derivative asset – non-current	3,478	(2,314)	1,164
Total derivative assets	$10,395	$(3,316)	$7,079

Commodity derivative liabilities:
Commodity derivative liability	$(1,471)	$1,002	$(469)
Commodity derivative liability – non-current	(2,401)	2,314	(87)
Total derivative liabilities	$(3,872)	$3,316	$(556)

Due to the volatility of oil and natural gas prices, the estimated fair values of our derivatives are subject to fluctuations from period to period.

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 15 — Commitments and Contingencies

We have entered into firm transportation contracts to ensure the transport for certain of our gas production to purchasers. Firm transportation volumes and the related demand charges for the remaining term of these contracts as of December 31, 2019 are summarized in the table below.

Period	Dekatherms per day	Demand Charges
Jan 2020 – Mar 2020	58,871	$0.20 – 0.62
Apr 2020 – May 2020	57,791	$0.20 – 0.56
Jun 2020 – Oct 2020	56,641	$0.20 – 0.56
Nov 2020 – Aug 2022	50,341	$0.20 – 0.56
Sep 2022 – May 2027	30,990	$0.20 – 0.21
Jun 2027 – May 2036	1,000	$0.20

As of December 31, 2019, the remaining commitment related to the firm transportation contracts assumed in the EXCO Acquisition in October 2016 and the OIE Membership Acquisition is $14.6 million and reflected in the Company’s consolidated balance sheet. These contractual obligations are reduced monthly as the Company pays these firm transportation obligations.

Natural gas processing agreement

We have entered into an initial five-year gas processing agreement expiring in 2022. We have an option to extend the term of the agreement by another five years. The related demand charges for volume commitments over the remaining term of the agreement are approximately $1.8 million per year. We will pay a processing fee of $2.50 per Mcf for the term of the agreement, with a minimum annual volume commitment of 720,000 Mcf.

Capital Commitments

As of December 31, 2019, we had no capital commitments.

Note 16 — Supplemental Cash Flow Disclosure

Supplemental cash flow disclosures are presented below:

	Year Ended December 31,
(in thousands)	2019	2018
Cash paid during the period for:
Interest	$9,191	$4,217

Non-cash transactions:
Capital expenditures included in accounts payable and accrued liabilities	$(2,563)	$(206)
Adjustments to OIE Membership Acquisition purchase price	$1,505	—

Note 17 — Supplemental Financial Data — Oil and Gas Producing Activities (unaudited)

Estimated Proved Oil, Natural Gas, and Natural Gas Liquid Reserves

The reserve estimates as of December 31, 2019 and 2018 presented herein were made in accordance with oil and gas reserve estimation and disclosure authoritative accounting guidance.

Proved oil, natural gas, and natural gas liquid reserves as of December 31, 2019 and 2018 were calculated based on the prices for oil, natural gas, and natural gas liquids during the twelve-month period before the reporting date, determined as an un-weighted arithmetic average of the first-day-of-the month price for each month within such period. This average price is also used in calculating the aggregate amount and changes in future cash inflows related

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 17 — Supplemental Financial Data — Oil and Gas Producing Activities (unaudited) (cont.)

to the standardized measure of discounted future cash flows. Undrilled locations can be classified as having proved undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time. SEC rules dictate the types of technologies that a company may use to establish reserve estimates, including the extraction of non-traditional resources, such as bitumen extracted from oil sands as well as oil and gas extracted from shales.

Our estimates of our net proved, net proved developed, and net proved undeveloped oil, gas and natural gas liquids reserves and changes in our net proved oil, natural gas, and natural gas liquid reserves for 2019 and 2018 are presented in the table below. Proved oil, natural gas, and natural gas liquid reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulation before the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain. Existing economic conditions include the average prices for oil and gas during the twelve-month period prior to the reporting date of December 31, 2019 and 2018 unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. Prices do not include the effects of commodity derivatives. The independent engineering firm, Cawley, Gillespie & Associates, Inc. (“CGA”) evaluated and prepared independent estimated proved reserves quantities and related pre-tax future cash flows as of December 31, 2019 and 2018. To facilitate the preparation of an independent reserve study, we provided CGA our reserve database and related supporting technical, economic, production and ownership information. Estimated reserves and related pre-tax future cash flows for the non-controlling interests of the consolidated partnerships included in our consolidated financial statements were based on CGA’s estimated reserves and related pre-tax future cash flows for the specific properties in the partnerships and have been added to CGA’s reserve estimates for December 31, 2019 and 2018.

Proved developed oil and gas reserves are proved reserves that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared with the cost of a new well or (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Proved undeveloped oil and gas reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

A summary of the changes in quantities of proved oil, natural gas, and natural gas liquid reserves for the years ended December 31, 2019 and 2018 are as follows (in thousands):

	2019				2018
	Oil MBbls	Natural Gas MMcf	NGL MBbls	Total MMcfe	Oil MBbls	Natural Gas MMcf	NGL MBbls	Total MMcfe
Proved reserves, beginning of year	18,898	455,400	1,923	580,326	919	81,702	—	87,216
Revisions of previous estimates	(1,362)	24,194	(618)	12,310	(2,803)	1,832	(1,147)	(21,868)
Extensions and discoveries	826	1,187	77	6,605	—	—	—	—
Production	(589)	(21,436)	(36)	(25,182)	(451)	(4,798)	(33)	(7,702)
Purchases of reserves in-place	—	—	—	—	21,233	376,664	3,103	522,680
Sales of reserves in-place	(31)	(8,980)	—	(9,166)	—	—	—	—
Proved reserves, end of year	17,742	450,365	1,346	564,893	18,898	455,400	1,923	580,326

Proved developed reserves at:
End of year	12,972	444,104	936	527,555	14,336	450,424	1,472	545,272
Proved undeveloped reserves at:
End of year	4,770	6,261	410	37,338	4,562	4,976	451	35,054

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 17 — Supplemental Financial Data — Oil and Gas Producing Activities (unaudited) (cont.)

The estimated proved reserves for December 31, 2019 and 2018 includes approximately 3.4 Bcfe and 3.3 Bcfe, respectively, attributed to non-controlling interests of consolidated partnerships.

Aggregate Capitalized Costs

The aggregate capitalized costs relating to oil and gas producing activities at the end of each of the years indicated were as follows:

(in thousands)	2019	2018
Oil and gas properties:
Proved oil and gas properties	$351,488	$347,059
Unproved properties	4,872	5,416
Accumulated depreciation, depletion, amortization and impairment	(109,344)	(98,604)
Total	$247,016	$253,871

Costs Incurred in Oil and Gas Property Acquisition, Exploration, and Development Activities

The following costs were incurred in oil and gas property acquisition, exploration, and development activities during the years ended December 31, 2019 and 2018:

(in thousands)	2019	2018
Property acquisition costs:
Unevaluated properties	$—	$3,464
Proved properties and gathering facilities	—	63,517
Development costs	7,676	2,074
Gathering facilities	—	460
Asset retirement obligations	—	14,085
Total	$7,676	$83,600

Our investment in unproved properties as of December 31, 2019, by the year in which such costs were incurred is set forth in the table below:

(in thousands)	2019	2018	2017 and Prior
Acquisition costs	$496	$3,464	$912

Results of Operations from Oil and Gas Producing Activities

Results of operations from oil and gas producing activities for the years ended December 31, 2019 and 2018 are presented below:

(in thousands)	2019	2018
Revenues:
Oil, gas and NGL sales, including commodity derivative gains and losses	$96,885	$52,946

Expenses:
Production expenses	41,307	22,226
Depletion expense	14,062	7,305
Accretion of asset retirement obligations	1,625	868
Total expenses	56,994	30,399

Results of operations from oil and gas producing activities	$39,891	$22,547

Depletion rate per Mcfe	$0.56	$0.89

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 17 — Supplemental Financial Data — Oil and Gas Producing Activities (unaudited) (cont.)

Standardized Measure of Discounted Future Net Cash Flows

Future oil and gas sales are calculated applying the prices used in estimating our proved oil and gas reserves to the year-end quantities of those reserves. Future price changes were considered only to the extent provided by contractual arrangements in existence at each year-end. Future production and development costs, which include costs related to plugging of wells, removal of facilities and equipment, and site restoration, are calculated by estimating the expenditures to be incurred in producing and developing the proved oil and gas reserves at the end of each year, based on year-end costs and assuming continuation of existing economic conditions. Future income tax expenses are computed by applying the appropriate year-end statutory tax rates to the estimated future pretax net cash flows relating to proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses give effect to tax deductions, credits, and allowances relating to the proved oil and gas reserves. All cash flow amounts, including income taxes, are discounted at 10%.

Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of our proved reserves. Management does not rely upon the information that follows in making investment decisions.

	December 31,
(in thousands)	2019	2018
Future cash inflows	$2,212,049	$2,878,392
Future production costs	(1,306,608)	(1,538,870)
Future development costs	(77,952)	(76,852)
Future income taxes	(146,951)	(258,277)
Future net cash flows	680,538	1,004,393
10% annual discount	(408,690)	(612,325)
Standardized measure of discounted future net cash flows	$271,848	$392,068

Changes in the Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

An analysis of the changes in the standardized measure of discounted future net cash flows during each of the last two years is as follows:

	December 31,
(in thousands)	2019	2018
Standardized measure of discounted future net cash flows, beginning of period	$392,068	$57,082
Sales of oil and gas, net of production costs and taxes	(49,746)	(25,681)
Price revisions	(158,799)	133,789
Extensions, discoveries and improved recovery, less related costs	10,822	—
Changes in estimated future development costs	(3,041)	(32,711)
Development costs incurred during the period	6,685	926
Quantity revisions	5,565	(23,484)
Accretion of discount	39,207	5,708
Net changes in future income taxes	39,929	(89,117)
Purchases of reserves-in-place	—	391,877
Sales of reserves-in-place	(4,004)	—
Changes in production rate timing and other	(6,838)	(26,321)

Standardized measure of discounted future net cash flows, end of period	$271,848	$392,068

CARBON ENERGY CORPORATION
Notes to Consolidated Financial Statements

Note 17 — Supplemental Financial Data — Oil and Gas Producing Activities (unaudited) (cont.)

The twelve-month weighted averaged adjusted prices in effect at December 31, 2019 and 2018 were as follows:

	2019	2018
Oil (per Bbl)	$55.69	$65.56
Natural Gas (per Mcf)	$2.58	$3.10

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma consolidated financial statements present the historical consolidated financial statements of Carbon adjusted to give effect to the sale of all of the issued and outstanding membership interests of each of CAC and Nytis LLC pursuant to the Contemplated Transactions during the periods presented. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2019 and 2018 give effect to the Contemplated Transactions as if they were consummated on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet as of December 31, 2019 gives effect to the Contemplated Transactions as if they had been consummated on December 31, 2019. See “The Contemplated Transactions” for additional information regarding the Contemplated Transactions.

The pro forma adjustments (as defined below) are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma consolidated financial statements presented below. Upon completion of the Contemplated Transactions, final valuations will be performed. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statements of operations. Such differences may be material.

Assumptions and estimates underlying the unaudited adjustments to the pro forma consolidated financial statements (the “pro forma adjustments”) are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are: (1) directly attributable to the Contemplated Transactions; (2) factually supportable; and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the results of Carbon following the Contemplated Transactions. The unaudited pro forma consolidated financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Contemplated Transactions occurred on the dates indicated. Further, the unaudited pro forma consolidated financial statements do not purport to project the future operating results or financial position of Carbon following the Contemplated Transactions.

The unaudited pro forma consolidated financial statements have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma consolidated financial statements;

•        the historical audited consolidated financial statements of Carbon for the fiscal years ended December 31, 2019 and 2018, included in the financial statements provided elsewhere in this information statement;

•        the unaudited combined and consolidated carve-out financial statements for the Disposed Companies as of and for the years ended December 31, 2019 and 2018, included in the financial statements provided elsewhere in this information statement; and

•        other information relating to Carbon contained in this information statement.

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(In thousands)

	As of December 31, 2019
	Historical	Disposition of Business(2a)	Other Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$904	$972	$105,000	2c	$4,000
			(75,000)	2c
			(10,000)	2c
			(3,282)	2c
			(12,718)	2c
			68	2g
Restricted Cash	—	—	3,282	2c	3,282
Accounts receivable:
Revenue	12,886	10,013	—		2,873
Joint interest billings and other	1,551	1,380	—		171
Insurance receivable	—	—	—		—
Firm transportation	—	—	—		—
Due from related parties	—	—	—		—
Other	—	—	—		—
Prepaid expenses, deposits and other current assets	2,500	1,250	—		1,250
Commodity derivative asset – current	5,915	5,915	—		—
Inventories	2,512	2,115	—		397
Total current assets	26,268	21,645	7,350		11,973

Due from related parties	—	26,474	26,474	2f	—

Property, plant and equipment, at cost:
Oil & gas properties
Proved, net	242,145	99,531	(30,199)	2e	112,415
Unevaluated	4,872	3,270	—		1,602
Other property and equipment, net	15,984	14,777	—		1,207
	263,001	117,578	(30,199)		115,224

Investments in affiliates	625	625	46,061	2d	—
			(73,463)	2d
			27,402	2e
Commodity derivative asset – non-current	1,164	732	—		432
Right of use assets	6,104	4,109	—		1,995
Deferred tax asset	—	—	—		—
Other non-current assets	1,091	774	3,400	2b	3,717
Total non-current assets	271,985	123,818	(26,799)		121,368
Total assets	$298,253	$171,937	$7,025		$133,341

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET — (Continued)
(In thousands)

	As of December 31, 2019
	Historical	Disposition of Business(2a)		Other Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$35,155	$21,614		$68	2g	$13,609
Firm transportation contract obligations	5,679	3,737		(1,942)	2e	—
Lease liability – current	1,626	1,119		—		507
Commodity derivative liability – current	469	27		—		442
Credit facilities and notes payable – current	5,789	5,789	2b	—		—
Total current liabilities	48,718	32,286		(1,874)		14,558
Non-current liabilities:						—
Firm transportation contract obligations	8,905	8,905		—		—
Lease liability – non-current	4,383	2,990		—		1,393
Ad valorem taxes payable	2,815	2,815		—		—
Commodity derivative liability – non-current	87	87		—		—
Warrant derivative liability	—	—		—		—
Asset retirement obligations	17,514	12,132		651	2e	6,033
Credit facilities and notes payable – non-current	94,870	69,150	2b	(12,718)	2c	13,002
Notes payable – related party	44,741	—		—		44,741
Other long-term liability	—	—		—		—
Total non-current liabilities	173,315	96,079		(12,067)		65,169

Stockholders’ equity:
Preferred stock	1	—		—		1
Common stock	78	—		—		78
Additional paid-in capital	85,834	—		—		85,834
Membership contributions	—	46,061		46,061	2d	—
Accumulated deficit	(35,842)	(3,965)		(50,063)	2d	(56,972)
				(1,506)	2e
				26,474	2f
Total Carbon stockholders’ equity	50,071	42,096		20,966		28,941
Non-controlling interest	26,149	1,476		—		24,673
Total stockholders’ equity	76,220	43,572		20,966		53,614
Total liabilities and stockholders’ equity	$298,253	$171,937		$7,025		$133,341

See the accompanying notes which are an integral part of these unaudited pro forma consolidated financial statements.

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Year Ended December 31, 2019
	Historical	Disposition of Business	Other Adjustments		Pro Forma
Revenue:
Natural gas sales	$56,468	$55,279	$—		$1,189
Natural gas liquids	578	$—	$—		578
Oil sales	36,795	$5,806	$—		30,989
Transportation and handling	1,928	$1,928	$—		—
Marketing gas sales	16,920	$16,920	$—		—
Commodity derivative gain (loss)	3,044	$8,208	$—		(5,164)
Other (loss) income	892	$243	$—		649
Total revenue	116,625	88,384	—		28,241

Expenses:
Lease operating expenses	29,714	$16,038	$—		13,676
Pipeline operating expenses	11,153	$11,153	$—		—
Transportation costs	6,086	$3,698	$—		2,388
Production and property taxes	5,507	$3,674	$—		1,833
Marketing gas purchases	18,684	$18,684	$—		—
General and administrative	16,342	$7,147	$(2,750)	2h	6,443
General and administrative – related party reimbursement	—	$—	$—		—
Depreciation of property, plant and equipment	15,757	$11,152	$—		4,605
Accretion of asset retirement obligations	1,625	$1,084	$—		541
Impairment of oil and gas properties	—	$—	$—		—
Total expenses	104,868	72,630	(2,750)		29,486

Operating income	11,757	15,754	2,750		(1,245)

Other income and (expense):
Interest income	2	$2	$—		—
Interest expense	(12,850)	$(5,359)	$1,187	2i	(6,304)
Other expenses	—	$—	$—		—
Warrant derivative income	—	$—	$—		—
Equity investment income (loss)	90	$93	$—		(3)
Gain on sale of oil and gas properties	—	$—	$—		—
Total other income and (expense)	(12,758)	(5,264)	1,187		(6,307)

Loss before income taxes	(1,001)	10,490	3,937		(7,552)

Income taxes:
Provision for income taxes	—	—	—		—
Net income attributable before non-controlling interest	(1,001)	10,490	3,937		(7,552)
Net income (loss) attributable to non-controlling interests	(2,098)	$(195)	$—		(1,903)

Net income (loss) attributable to controlling interests before preferred shares	1,097	$10,684	$3,937		(5,648)

Net income attributable to preferred shares – preferred return	300	$—	$—		300
Net income attributable to common shares	$797	$10,684	$3,937		$(5,948)

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS — (Continued)
(In thousands, except per share data)

	For the Year Ended December 31, 2019
	Historical	Disposition of Business	Other Adjustments	Pro Forma
Net income (loss) per common share:
Basic	$0.10			$(0.76)
Diluted	$0.10			$(0.76)
Weighted average common shares outstanding:
Basic	7,794			7,794
Diluted	8,095			8,095

See the accompanying notes which are an integral part of these unaudited pro forma consolidated financial statements.

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Year Ended December 31, 2018
	Historical	Disposition of Business	Other Adjustments		Pro Forma
Revenue:
Natural gas sales	$16,018	$14,778	$—		$1,240
Natural gas liquids	1,143	$—	$—		1,143
Oil sales	30,891	$5,724	$—		25,167
Transportation and handling	—	$—	$—		—
Marketing gas sales	—	$—	$—		—
Commodity derivative gain (loss)	4,894	$(45)	$—		4,939
Other (loss) income	105	$80	$—		25
Total revenue	53,051	20,537	—		32,514

Expenses:
Lease operating expenses	15,960	$7,229	$—		8,731
Pipeline operating expenses	—	$—	$—		—
Transportation costs	4,453	$2,519	$—		1,934
Production and property taxes	1,813	$1,035	$—		778
Marketing gas purchases	—	$—	$—		—
General and administrative	15,778	$3,536	$(750)	2j	5,546
			(3,947)	2k
			(1,999)	2n
General and administrative – related party reimbursement	(4,547)	$(600)	$3,947	2k	—
Depreciation of property, plant and equipment	8,108	$4,398	$—		3,710
Accretion of asset retirement obligations	868	$476	$—		392
Impairment of oil and gas properties	—	$—	$—		—
Total expenses	42,433	18,593	(2,749)		21,091

Operating income	10,618	1,944	2,749		11,423

Other income and (expense):
Interest income	2	$2	$—		—
Interest expense	(5,922)	$(8)	$1,814	2l	(4,100)
Other expenses	(3)	$—	$—		(3)
Warrant derivative income	225	$(2)	$—		227
Equity investment income (loss)	2,469	$85	$(2,383)	2m	1
Gain on sale of oil and gas properties	5,390	$—	$—		5,390
Total other income and (expense)	2,161	77	(569)		1,515

Loss before income taxes	12,779	2,021	2,180		12,938

Income taxes:
Provision for income taxes	—	—	—		—

Net income attributable before non-controlling interest	12,779	2,021	2,180		12,938
Net income (loss) attributable to non-controlling interests	4,375	$(82)	$—		4,457
Net income (loss) attributable to controlling interests before preferred shares	8,404	$2,103	$2,179		8,481
Net income attributable to preferred shares – beneficial conversion feature	1,125	$—	$—		1,125
Net income attributable to preferred shares – preferred return	224	$—	$—		224
Net income attributable to common shares	$7,055	$2,103	$2,179		$7,132

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS — (Continued)
(In thousands, except per share data)

	For the Year Ended December 31, 2018
	Historical	Disposition of Business	Other Adjustments	Pro Forma
Net income (loss) per common share:
Basic	$0.94			$0.95
Diluted	$0.87			$0.91
Weighted average common shares outstanding:
Basic	7,525			7,525
Diluted	7,839			7,839

See the accompanying notes which are an integral part of these unaudited pro forma consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1. Basis of Pro Forma Presentation

The pro forma adjustments have been prepared as if the Contemplated Transactions had taken place on December 31, 2019 in the case of the pro forma balance sheet and on January 1, 2018 in the case of the pro forma statements of operations. The pro forma adjustments are described in Note 2. “Unaudited Pro Forma Adjustments” to these unaudited pro forma consolidated financial statements.

The pro forma adjustments represent management’s estimates based on information available as of the date of this document and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect transaction or other costs following the Contemplated Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Contemplated Transactions are not included in the pro forma statements of operations. However, the impact of such transaction expenses is reflected in the pro forma balance sheet.

2. Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma statements.

All dollar amounts (except share and per share data) presented in the notes to our unaudited pro forma condensed consolidated financial statements are stated in thousands of dollars, unless otherwise noted. Amounts may not foot due to rounding.

(a)     Recording of the disposition of CAC and Nytis LLC

The amounts include the assets and liabilities attributable to the business being sold.

(b)    Recording of the net proceeds, net of estimated transaction related expenses

Set forth below is a calculation of the net proceeds. The fair value of the contingent payment receivable of $3,400 has been estimated using a discounted, probability-weighted model based on Nymex strip pricing for Henry Hub as of April 3, 2020.

Cash proceeds from sale, net of adjustments	$105,000
Contingent payment receivable	3,400
Less: repayment of Credit Facility	(75,000)
Less: estimated transaction costs, including legal, accounting and severance-related items	(10,000)
Net proceeds	$23,400

(c)     Recording of repayment of Credit Facility and Promissory Notes

Net cash proceeds from the sale will allow for repayment of approximately $75,000 associated with revolver principal, term note principal and associated interest.

Cash proceeds from sale, net of adjustments	$105,000
Less: repayment of Credit Facility	(75,000)
Less: estimated transaction costs	(10,000)
Less: funds to be held in escrow (restricted cash)	(3,282)
Less: proceeds retained by Nytis USA	(4,000)
Net cash proceeds from sale	$12,718
Partial repayment of Promissory Notes	(12,718)
Total cash proceeds less repayment of debt	$—

(d)    The estimated loss on the sale of the business if we had completed the sale as of December 31, 2019 is calculated as follows:

Net proceeds less transaction costs (Note 2(b))	$23,400
Net assets sold	(73,463)
Loss on sale	$(50,063)

Carbon’s Investments in affiliates account (representing its investments in Nytis LLC and CAC) is eliminated against Nytis LLC’s and CAC’s Membership contributions account when presented on a consolidated basis, as represented in the Historical balance sheet above. Therefore, when Nytis LLC and CAC are represented on a combined standalone basis (without consolidating with Carbon), an adjustment of $46,061 to reverse the effects of this elimination is required to re-establish the Investment in affiliates balance on Carbon’s balance sheet. Net assets sold are removed from Carbon’s Investments in affiliates account. The loss on sale is adjusted within accumulated deficit.

(e)     Recording reversal of historical purchase price accounting basis step up

In December 2018, Carbon purchased Old Ironsides’ membership interests in CAC, requiring Carbon to consolidate CAC. Historical purchase price accounting entries associated with the consolidation of CAC included (i) a step up in basis of the purchased proved oil and gas assets of $30,199, which is reversed above; (ii) an increase in firm transportation contract obligations of $1,942, which is reversed above; (iii) a decrease in asset retirement obligation of $651, which is reversed above; (iv) an adjustment to Carbon’s investment in CAC of $27,402, which is reversed above within Investments in affiliates; and (v) an increase in intercompany receivable between Carbon and CAC of $1,505, which is reversed above within accumulated deficit as a partial offset to the elimination described in Note 2(f).

(f)     Recording elimination of intercompany balances between Carbon and the disposed entities of CAC and Nytis LLC

(g)    Presentation adjustment

A reclassification entry is made between cash and cash equivalents and accounts payable to reflect a pro forma zero cash balance.

(h)    Recording reduction in staffing and consulting expenses associated with disposed assets

(i)     Recording reduction in interest expense associated with partial payment of OIE Notes (See Note 2(c))

(j)     Recording reduction of approximately $750 in consulting expenses associated with the disposition of CAC and Nytis LLC

(k)    Prior to Carbon’s consolidation of CAC in December 2018, Carbon earned management fees from CAC, which were included within General and administrative – related party reimbursement on its consolidated statements of operations. An adjustment is made to eliminate these management fees and the associated staffing costs incurred at Carbon in providing those services, each in the amount of $3,947 (after giving effect to the $600 partial elimination associated with the disposition of CAC and Nytis LLC).

(l)     Recording reduction in interest expense associated with prior credit facility at Carbon that was collateralized by the Nytis LLC assets

(m)   Recording elimination of CAC-related equity investment income

Prior to Carbon’s consolidation of CAC in December 2018, Carbon accounted for its minority equity interest in CAC as an equity investment. The adjustment removes the associated equity investment income.

(n)    Recording elimination of expenses associated with abandoned equity raise

In 2018, Carbon incurred $1,999 in non-recurring expenses associated with a potential equity raise that was abandoned.

3. Supplemental Financial Data — Oil and Gas Producing Activities

Estimated Proved Oil, Natural Gas, and Natural Gas Liquid Reserves

The following tables present the estimated pro forma net proved, net proved developed, and net proved undeveloped oil, natural gas, and natural gas liquid reserves as of December 31, 2019, along with a summary of changes in the net proved oil, natural gas, and natural gas liquids reserves during the year ended December 31, 2019. The pro forma reserve information set forth below gives effect to the Contemplated Transactions as if they had been completed on January 1, 2019. Proved oil, natural gas, and natural gas liquid reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulation before the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain. Proved developed oil, natural gas, and natural gas liquids reserves are proved reserves that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared with the cost of a new well or (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well. Proved undeveloped oil, natural gas, and natural gas liquids reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

	Oil MBbls

	Historical	Disposition of Business	Pro Forma
Proved reserves, beginning of year	18,898	1,382	17,516
Revisions of previous estimates	(1,362)	1	(1,363)
Extensions and discoveries	826	—	826
Production	(589)	(109)	(480)
Purchases of reserves in-place	—	—	—
Sales of reserves in-place	(31)	(27)	(4)
Proved reserves, end of year	17,742	1,247	16,495

Proved developed reserves at:
End of year	12,972	1,247	11,725
Proved undeveloped reserves at:
End of year	4,770	—	4,770
	Natural Gas MMcf

	Historical	Disposition of Business	Pro Forma
Proved reserves, beginning of year	455,400	433,296	22,104
Revisions of previous estimates	24,194	27,052	(2,858)
Extensions and discoveries	1,187	—	1,187
Production	(21,436)	(21,026)	(410)
Purchases of reserves in-place	—	—	—
Sales of reserves in-place	(8,980)	(8,980)	—
Proved reserves, end of year	450,365	430,342	20,023

Proved developed reserves at:
End of year	444,104	430,342	13,762
Proved undeveloped reserves at:
End of year	6,261	—	6,261

	NGL MBbls

	Historical	Disposition of Business	Pro Forma
Proved reserves, beginning of year	1,923	—	1,923
Revisions of previous estimates	(618)	—	(618)
Extensions and discoveries	77	—	77
Production	(36)	—	(36)
Purchases of reserves in-place	—	—	—
Sales of reserves in-place	—	—	—
Proved reserves, end of year	1,346	—	1,346

Proved developed reserves at:
End of year	936	—	936
Proved undeveloped reserves at:
End of year	410	—	410
	Total MMcfe

	Historical	Disposition of Business	Pro Forma
Proved reserves, beginning of year	580,326	441,586	138,740
Revisions of previous estimates	12,310	27,055	(14,745)
Extensions and discoveries	6,605	—	6,605
Production	(25,182)	(21,680)	(3,502)
Purchases of reserves in-place	—	—	—
Sales of reserves in-place	(9,166)	(9,143)	(23)
Proved reserves, end of year	564,893	437,818	127,075

Proved developed reserves at:
End of year	527,555	437,818	89,737
Proved undeveloped reserves at:
End of year	37,338	—	37,338

Standardized Measure of Discounted Future Net Cash Flows

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2019 is as follows. Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of our proved reserves. Management does not rely upon the information that follows in making investment decisions.

	December 31, 2019
(in thousands)	Historical	Disposition of Business	Pro Forma
Future cash inflows	$2,212,049	$1,098,503	$1,113,546
Future production costs	(1,306,608)	(665,403)	(641,204)
Future development costs	(77,952)	—	(77,952)
Future income taxes	(146,951)	(63,757)	(83,194)
Future net cash flows	680,539	369,343	311,196
10% annual discount	(408,691)	(235,265)	(173,426)
Standardized measure of discounted future net cash flows	$271,848	$134,078	$137,770

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2019 are as follows:

	December 31, 2019
(in thousands)	Historical	Disposition of Business	Pro Forma
Standardized measure of discounted future net cash flows, beginning of period	$392,068	$190,360	$201,708
Sales of oil and gas, net of production costs and taxes	(49,746)	(34,787)	(14,959)
Price revisions	(158,799)	(98,429)	(60,370)
Extensions, discoveries and improved recovery, less related costs	10,822	—	10,822
Changes in estimated future development costs	(3,041)	(157)	(2,884)
Development costs incurred during the period	6,685	542	6,143
Quantity revisions	5,565	26,321	(20,756)
Accretion of discount	39,207	19,036	20,171
Net changes in future income taxes	39,929	17,932	21,997
Purchases of reserves-in-place	—	—	—
Sales of reserves-in-place	(4,004)	(3,954)	(49)
Changes in production rate timing and other	(6,838)	17,214	(24,052)
Standardized measure of discounted future net cash flows, end of period	$271,848	$134,078	$137,770

The twelve-month weighted averaged adjusted prices in effect at December 31, 2019 were as follows:

2019
Oil (per Bbl)	$55.69
Natural Gas (per Mcf)	$2.58

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Combined and Consolidated Balance Sheet

(in thousands)

	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$972	$524
Accounts receivable:
Revenue	10,013	15,796
Joint interest billings and other receivables	1,380	2,654
Commodity derivative asset (Note 7)	5,915	884
Inventory	2,115	900
Prepaid expenses, deposits and other current assets	1,250	764
Total current assets	21,645	21,522

Property and equipment (Note 3)
Oil and gas properties, full cost method of accounting:
Proved, net	99,531	112,068
Unproved	3,270	3,821
Other property and equipment, net	14,777	15,909
Total property and equipment	117,578	131,798

Due from related parties (Note 12)	26,474	19,632
Investments in affiliates	625	598
Commodity derivative asset – non-current (Note 7)	732	1,028
Right-of-use assets (Note 9)	4,109	—
Other non-current assets	774	898
Total non-current assets	150,292	153,954
Total assets	$171,937	$175,476

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$21,614	$25,313
Firm transportation contract obligations	3,737	4,187
Lease liability – current (Note 9)	1,119	—
Commodity derivative liability (Note 7)	27	—
Term loan (Note 4)	5,789	9,167
Total current liabilities	32,286	38,667

Non-current liabilities:
Firm transportation contract obligations	8,905	13,195
Lease liability – non-current (Note 9)	2,990	—
Ad valorem taxes payable	2,815	2,914
Commodity derivative liability (Note 7)	87	—
Asset retirement obligations	12,132	12,729
Credit facility (Note 4)	69,150	74,849
Total non-current liabilities	96,079	103,687

Commitments and contingencies

Members’ equity:
Membership contributions	46,061	46,061
Accumulated deficit	(3,965)	(14,648)
Total controlling members’ equity	42,096	31,413
Non-controlling interests	1,476	1,709
Total members’ equity	43,572	33,122
Total liabilities and members’ equity	$171,937	$175,476

See accompanying Notes to Unaudited Combined and Consolidated Financial Statements

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Combined and Consolidated Statement of Operations

(in thousands)

	Year Ended December 31, 2019	Year Ended December 31, 2018
	(unaudited)	(unaudited)
Revenue:
Natural gas sales	$55,279	$68,098
Oil sales	5,806	7,259
Transportation and handling	1,928	2,248
Marketing gas sales	16,920	28,886
Commodity derivative gain (loss)	8,208	(2,413)
Other income	243	—
Total revenue	88,384	104,078

Expenses:
Lease operating expenses	16,038	17,960
Pipeline operating expenses	11,153	12,607
Transportation costs	3,698	14,632
Production and property taxes	3,674	5,902
Marketing gas purchases	18,684	23,378
General and administrative	7,147	10,232
Depreciation, depletion and amortization	11,152	9,936
Accretion of asset retirement obligations	1,084	1,029
Total expenses	72,630	95,676

Operating income	15,754	8,402

Other income (expense):
Interest expense	(5,357)	(3,014)
Equity investment income	93	85
Total other expense	(5,264)	(2,929)

Net income before non-controlling interests	10,490	5,473
Net loss attributable to non-controlling interests	(195)	(82)
Net income attributable to controlling interests	$10,685	$5,555

See accompanying Notes to Unaudited Combined and Consolidated Financial Statements

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Combined and Consolidated Statement of Cash Flows

(In thousands)

	Year Ended December 31, 2019	Year Ended December 31, 2018
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income before non-controlling interests	$10,490	$5,473
Items not involving cash:
Depreciation, depletion and amortization	11,152	9,936
Accretion of asset retirement obligations	1,084	1,029
Commodity derivative gain (loss)	(4,621)	352
Investments in affiliates	(77)	40
Amortization of credit facility costs	233	684
Net change in:
Accounts receivable	5,860	(3,721)
Inventory and other non-current assets	(86)	(331)
Prepaid expenses, deposits and other current assets	(440)	243
Accounts payable, accrued liabilities and firm transportation contract obligations	(7,904)	828
Due from related parties	(5,398)	(35,661)
Net cash provided by (used in) operating activities	10,293	(21,128)

Funds provided by (used in) investing activities:
Development of oil and gas properties and property and equipment	(1,731)	(332)
Acquisition	—	(3,898)
Proceeds from sale of assets	1,112	—
Equity method distribution	50	—
Net cash used in investing activities	(569)	(4,230)

Funds provided by (used in) financing activities:
Proceeds from credit facility	5,000	85,000
Payments on credit facility and term loan	(14,167)	(64,150)
Payments of credit facility costs	(71)	(718)
Distributions to non-controlling interests, net	(38)	(50)
Net cash (used in) provided by financing activities	(9,276)	20,082

Net increase in cash and cash equivalents	448	(5,276)

Cash and cash equivalents, beginning of period	524	5,800
Cash and cash equivalents, end of period	$972	$524

See Note 13–Supplemental Cash Flow Disclosure

See accompanying Notes to Unaudited Combined and Consolidated Financial Statements

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 1 — Organization

Nytis Exploration Company, LLC (“Nytis”) is a Delaware limited liability company formed in 2003. Nytis is owned 98.11% by Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”). Nytis USA is owned 100% by Carbon Energy Corporation (“Carbon”), a Delaware Corporation. Carbon Appalachian Company, LLC (“CAC”) is a Delaware limited liability company and wholly-owned subsidiary of Carbon. CAC was formed by Carbon, entities managed by Yorktown Energy Partners XI, L.P. (“Yorktown”), and entities managed by Old Ironsides Energy (“Old Ironsides”). Nytis and CAC are engaged primarily in acquiring, developing, exploiting, producing, processing, marketing, and transporting oil and natural gas in the Appalachia Basin. The terms “we”, “us”, “our”, or the “Company” refer to Nytis and CAC combined.

Note 2 — Summary of Significant Accounting Policies

Accounting policies used by the Company reflect industry practices and conform to accounting principles generally accepted in the United States of America. Significant accounting policies are briefly discussed below.

Principles of Consolidation

The consolidated financial statements of Nytis include its interests in 46 consolidated partnerships and 18 non-consolidated partnerships.

The consolidated financial statements of CAC include Carbon Tennessee Mining Company, LLC, Carbon Appalachia Group, LLC, Carbon Appalachia Enterprises, LLC, Coalfield Pipeline Company, Knox Energy, LLC, Appalachia Gas Services Company, LLC, Carbon West Virginia Company, LLC and Cranberry Pipeline Corporation.

Principles of Combination

The accompanying unaudited Combined and Consolidated Financial Statements combine the consolidated accounts of Nytis and its consolidated partnerships and CAC and its consolidated subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of money market accounts, certificates of deposits and other cash equivalents with maturities of three months or less. At times, the Company may have cash and cash equivalent balances more than federal insured amounts within their accounts.

The Company continually monitors its position with and the credit quality of the financial institutions in which it invests.

Accounts Receivable

The Company’s accounts receivable include (i) revenue receivables primarily comprised of revenues from gas marketing sales from large, well-known industrial companies totaling approximately $4.2 million as of December 31, 2019; and (ii) revenue receivables primarily comprised of oil and natural gas revenues from producing wells activities and from other large well-known exploration and production companies and recorded on a net basis to the Company’s revenue interest totaling approximately $5.8 million as of December 31, 2019.

A purchaser imbalance asset occurs when the Company delivers more natural gas than it nominated to deliver to the purchaser and the purchaser pays only for the nominated amount. Conversely, a purchaser imbalance liability occurs when the Company delivers less natural gas than it nominated to deliver to the purchaser and the purchaser pays for the amount nominated. As of December 31, 2019, the Company had a purchaser imbalance receivable of approximately $956,000 which is recognized as a current asset in revenue receivables on the combined and consolidated balance sheet.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Joint interest billings and other receivables are those from joint interest billing in the properties that the Company operates which are subject to joint operating agreements as well as any outstanding receivables associated with its acquisitions. The Company grants credit to all qualified customers, which potentially subjects the Company to credit risk resulting from, among other factors, adverse changes in the oil and natural gas production in which the Company operates and the financial condition of its customers. The Company continuously monitors collections and payments from its customers and is developing historical experience with specific customer collection issues that it has identified. At December 31, 2019, the Company had not identified any collection issues related to its oil and gas operations; and, therefore, no allowance for doubtful accounts was provided for.

Inventory

Inventory includes natural gas, which is recorded at the lower of weighted average cost or market value. Inventory also consists of material and supplies used in connection with the Company’s maintenance, storage and handling and gas that is available for immediate use, referred to as working gas, which are stated at the lower of cost or net realizable value.

Revenue

Oil and Natural Gas Sales

Oil and natural gas revenues are recognized when the performance obligation to deliver the production volumes is met and control is transferred to the customer. All product revenues are recognized on the basis of our net revenue interest.

Oil and natural gas are typically sold in an unprocessed state to third party purchasers. We recognize revenue based on the net proceeds received from the purchaser when control of oil or natural gas passes to the purchaser. For oil sales, control is typically transferred to the purchaser upon receipt at the wellhead or a contractually agreed upon delivery point. Under our natural gas contracts with purchasers, control transfers upon delivery at the wellhead or the inlet of the purchaser’s system. For our other natural gas contracts, control transfers upon delivery to the inlet or to a contractually agreed upon delivery point.

Transfer of control drives the presentation of transportation and gathering costs within the accompanying combined and consolidated statement of operations. Transportation and gathering costs incurred prior to control transfer are recorded within the transportation and gathering expense line item on the accompanying combined and consolidated statement of operations, while transportation and gathering costs incurred subsequent to control transfer are recognized as a reduction to the related revenue.

We record revenue in the month production is delivered to the purchaser, but settlement statements may not be received until 30 to 90 days after the month of production. As such, we estimate the production delivered and the related pricing. The estimated revenue is recorded within Accounts receivable – Revenue on the combined and consolidated balance sheet. Any differences between our initial estimates and actuals are recorded in the month payment is received from the customer. These differences have not historically been material.

Transportation and Handling

We generally purchase natural gas from producers at the wellhead or other receipt points, gather the wellhead natural gas through our gathering systems, and then sell the natural gas based on published index market prices. We remit to the producers either an agreed-upon percentage of the actual proceeds that we receive from our sales of natural gas or an agreed-upon percentage of the proceeds based on index related prices for the natural gas, regardless of the actual amount of the sales proceeds we receive. Our revenues under percent-of-proceeds/index arrangements generally correlate to the price of natural gas. Under fee-based arrangements, we receive a fee for storing natural gas. The storage revenues earned are directly related to the volume of natural gas that flows through our systems and are not directly dependent on commodity prices.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Marketing Gas Sales

We sell production purchased from third parties as well as production from our own oil and gas producing properties. Marketing gas sales are recognized on a gross basis as we purchase and take control of the gas prior to sale and are the principal in the transaction.

Concentrations of Credit Risk

There are numerous significant purchasers in the areas where the Company sells its production. Management does not believe that changing its primary purchasers or a loss of any other single purchaser would materially impact the Company’s business.

For the year ended December 31, 2019, four customers accounted for more than 10% of natural gas revenues.

Accounting for Oil and Gas Operations

The Company uses the full cost method of accounting for oil and gas properties. Accordingly, all costs related to the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Overhead costs incurred that are directly identified with acquisition, exploration and development activities undertaken by the Company for its own account, and which are not related to production, general corporate overhead or similar activities, are also capitalized.

Unproved properties are excluded from amortized capitalized costs until it is determined whether or not proved reserves can be assigned to such properties. The Company assesses its unproved properties for impairment at least annually. Significant unproved properties are assessed individually. For the year ended December 31, 2019, the Company did not recognize an unproved property impairment.

Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of six thousand cubic feet of natural gas to one barrel of oil. Depletion is calculated using capitalized costs, including estimated asset retirement costs, plus estimated future expenditures (based on current costs) to be incurred in developing proved reserves and related estimated asset retirement costs, net of estimated salvage values.

No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves. All costs related to production activities, including work-over costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

The Company performs a ceiling test on a quarterly basis. The full cost ceiling test is a limitation on capitalized costs prescribed by SEC Regulation S-X Rule 4-10. The ceiling test is not a fair value-based measurement, rather it is a standardized mathematical calculation. The ceiling test provides that capitalized costs less related accumulated depletion and deferred income taxes may not exceed the sum of (1) the present value of future net revenue from estimated production of proved oil and gas reserves using the unweighted arithmetic average of the first-day-of-the month price for the previous twelve month period, excluding the future cash outflows associated with settling asset retirement obligations that have been accrued on the combined and consolidated balance sheet, at a discount factor of 10%; plus (2) the cost of properties not being amortized, if any; plus (3) the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any; less (4) income tax effects related to differences in the book and tax basis of oil and gas properties. Should the net capitalized costs exceed the sum of the components noted above, a ceiling test write-down or impairment would be recognized to the extent of the excess capitalized costs. Such impairments are permanent and cannot be recovered in future periods even if the sum of the components noted above exceeds capitalized costs in future periods.

For the year ended December 31, 2019, the Company did not recognize a ceiling test impairment. Future declines in oil and natural gas prices could result in impairments of the Company’s oil and gas properties in future periods. The effect of price declines will impact the ceiling test value until such time commodity prices stabilize or improve. Impairments are a non-cash charge and accordingly would not affect cash flows but would adversely affect the Company’s results of operations and members’ equity.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

When applicable, we capitalize interest on the costs related to the acquisition of undeveloped acreage in accordance with Financial Accounting Standards Board (“FASB”) ASC 835-20, Capitalization of Interest. When the unproved property costs are moved to proved developed and undeveloped oil and gas properties, or the properties are sold, we cease capitalizing interest related to these properties. We capitalize the portion of general and administrative costs that is attributable to our acquisition, exploration and development activities.

Oil and Gas Reserves

Oil and gas reserves represent theoretical quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are numerous uncertainties inherent in estimating oil and gas reserves and their values, including many factors beyond the Company’s control. Accordingly, reserve estimates and the projected economic value of acquired properties will differ from the actual future quantities of oil and gas ultimately recovered and the corresponding value associated with the recovery of these reserves.

Other Property and Equipment

Other property and equipment are recorded at cost. Costs of renewals and improvements that substantially extend the useful lives of assets are capitalized. Maintenance and repair costs which do not extend the useful lives of property and equipment are charged to expense as incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of assets. Office furniture, automobiles, and computer hardware and software are depreciated over three to five years. Buildings are depreciated over 27.5 years, and pipeline facilities and equipment are depreciated over twenty years. Leasehold improvements are capitalized and amortized over the shorter of the lease term or the estimated useful life of the asset.

We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. We look primarily to the estimated undiscounted future cash flows in our assessment of whether or not property and equipment have been impaired.

Base Gas

Gas that is used to maintain wellhead pressures within the storage fields, referred to as base gas, is recorded in other property and equipment on the combined and consolidated balance sheet. Base gas is held in a storage field that is not intended for sale but is required for efficient and reliable operation of the facility.

Long-Lived Assets

The Company reviews its long-lived assets other than oil and gas properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the estimated undiscounted future cash flows in its assessment of whether long-lived assets have been impaired. During the year ended December 31, 2019, the Company did not recognize any long-lived asset impairment.

Asset Retirement Obligations

The Company’s asset retirement obligations (“ARO”) relate to future costs associated with the plugging and abandonment of oil and gas wells, removal of equipment and facilities from leased acreage and returning such land to its original condition. The fair value of a liability for an ARO is recorded in the period in which it is incurred or assumed, and the cost of such liability is recorded as an increase in the carrying amount of the related long-lived asset by the same amount. The liability is accreted each period and the capitalized cost is depleted on a units-of-production basis as part of the full cost pool. Revisions to estimated ARO result in adjustments to the related capitalized asset and corresponding liability.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

The estimated ARO liability is based on estimated economic lives, estimates as to the cost to abandon the wells in the future, and federal and state regulatory requirements. The liability is discounted using a credit-adjusted risk-free rate estimated at the time the liability is incurred or increased from a reassessment of expected cash flows and assumptions inherent in the estimation of the liability. Revisions to the liability could occur due to changes in estimated abandonment costs or well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells. ARO is valued utilizing Level 3 fair value measurement inputs (Note 6).

The following table is a reconciliation of ARO (in thousands):

	Year Ended December 31, 2019	Year Ended December 31, 2018
Balance at beginning of period	$14,525	$7,357
Additions and revisions	294	6,139
Obligations discharged with divestitures	(1,703)	—
Accretion expense	1,084	1,029
Balance at end of period	$14,200	$14,525

Lease Operating Expenses

Lease operating expenses are costs incurred to bring oil and natural gas out of the ground and to market, together with costs incurred to maintain our producing properties. Costs include maintenance, repairs, pipeline operations and workover expenses related to our oil and gas properties, and pipeline facilities and equipment.

Production and Property Taxes

Production and property taxes consist of severance and ad valorem taxes and are paid on oil and natural gas produced based on a percentage of market prices or at fixed rates established by federal, state or local taxing authorities.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, commodity derivative asset, prepaid expense and deposits, other non-current assets, accounts payable and accrued liabilities, due to related parties, and credit facility and term loan. The carrying value of cash and cash equivalents, accounts receivables, accounts payables and accrued liabilities, due to related parties and the term loan are representative of their fair value, due to the short maturity of these instruments. The Company’s commodity derivative instruments are recorded at fair value, as discussed below and in Note 6. The credit facility approximated fair value with a variable interest rate, which is representative of the Company’s credit adjusted borrowing rate plus London Inter-Bank Offered Rate (“LIBOR”).

Commodity Derivative Instruments

The Company enters into commodity derivative contracts to manage its exposure to oil and natural gas price volatility with an objective to reduce its exposure to downward price fluctuations. Commodity derivative contracts may take the form of futures contracts, swaps, collars or options. The Company has elected not to designate its derivatives as cash flow hedges. All derivatives are initially and subsequently measured at estimated fair value and recorded as assets or liabilities on the combined and consolidated balance sheet and the changes in fair value are recognized as gains or losses in revenues in the combined and consolidated statement of operations.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Income Taxes

Nytis and CAC have each elected to be treated as a partnership for income tax purposes. Accordingly, taxable income and losses are reported on the income tax returns of the Company’s members and no provision for income taxes has been recorded on the accompanying unaudited Combined and Consolidated Financial Statements. Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. The Company’s tax returns are subject to examination by tax authorities through the current period for state and federal tax reporting purposes.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities. Significant items subject to such estimates and assumptions include the carrying value of oil and gas properties, estimates of proved oil and gas reserve volumes and the related depletion and present value of estimated future net cash flows and the ceiling test applied to capitalized oil and gas properties, determining the amounts recorded for fair value of commodity derivative instruments, estimated lives of other property and equipment, asset retirement obligations and accrued liabilities and revenues.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which establishes a comprehensive new lease standard designed to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. ASU 2016-02 is effective for fiscal years, beginning after December 15, 2020 and should be applied using a modified retrospective approach. Early adoption is permitted. We early adopted this guidance on January 1, 2019, using the modified retrospective approach.

As part of the assessment process, the Company utilized external consultants to evaluate agreements under this guidance as well as assess the completeness of the lease population. The Company continues to evaluate the effect of adopting ASU 2016-02 on the unaudited Combined and Consolidated Financial Statements, accounting policies, and internal controls. The adoption resulted in an increase in the assets and liabilities recorded on its combined and consolidated balance sheet and additional disclosures. The adoption did not have a material impact on its combined and consolidated statement of operations.

In May 2014, the FASB issued Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which establishes a comprehensive new revenue recognition standard designed to depict the transfer of goods or services to a customer in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. In March 2016, the FASB released certain implementation guidance through ASU 2016-08 (collectively with ASU 2014-09, the “Revenue ASUs”) to clarify principal versus agent considerations. The Revenue ASUs allow for the use of either the full or modified retrospective transition method, and the standard is effective for annual reporting periods beginning after December 15, 2018 including interim periods within that period. We early adopted the guidance using the modified retrospective method with the effective date of January 1, 2019. We did not record a cumulative-effect adjustment to the opening balance of retained earnings as no adjustment was necessary. The adoption of the Revenue ASUs did not impact net income or cash flows. See Note 10 for the new disclosures required by the Revenue ASUs.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 3 — Property and Equipment

Total property and equipment at December 31, consists of the following (in thousands):

	As of December 31, 2019	As of December 31, 2018
Oil and gas properties:
Proved oil and gas properties	$200,321	202,853
Unproved properties	3,270	3,821
Accumulated depreciation, depletion, amortization and impairment	(100,790)	(90,785)
Oil and gas properties, net	102,801	115,889

Pipeline facilities and equipment	12,814	12,713
Base gas	1,937	2,122
Buildings	1,920	1,920
Vehicles	1,491	1,491
Furniture and fixtures, computer hardware and software, and other equipment	943	844
Accumulated depreciation and amortization	(4,328)	(3,181)
Property and equipment, net	14,777	15,909
Total property and equipment, net	$117,578	131,798

Unproved properties are assessed for impairment at least annually. During the years ended December 31, 2019 and 2018, approximately $1.0 million and $0.1 million, respectively, of expired leasehold costs were reclassified into proved property.

We capitalized overhead applicable to development and exploration activities of approximately $302,000 and $337,000 for the years ended December 31, 2019 and 2018, respectively.

Depletion expense related to oil and gas properties for the years ended December 31, 2019 and 2018, was approximately $10.0 million or $0.46 per Mcfe and $8.4 million or $0.42 per Mcfe, respectively. Depreciation and amortization expense related to pipeline facilities and equipment, buildings, furniture and fixtures, computer hardware and software, and other equipment for the years ended December 31, 2019 and 2018 was approximately $1.2 million and $1.5 million, respectively.

Note 4 — Credit Facility and Term Loan

On April 3, 2017, Carbon Appalachia Enterprises, LLC (“CAE”), a wholly-owned subsidiary of CAC, entered into a 4-year $100.0 million senior secured asset-based revolving credit facility (the “Revolver”) with an initial borrowing base of $10.0 million.

During 2017 CAE and its subsidiaries completed multiple acquisitions resulting in borrowing base increases of the Revolver. As of December 31, 2017, the borrowing base of the Revolver was $50.0 million.

The Company incurred fees directly associated with the issuance of the Revolver and amortizes these fees over the life of the Revolver. The current portion of these fees are recorded as prepaid expense and deposits and the non-current portion as other non-current assets and had a combined value of approximately $763,000 as of December 31, 2018. For the year ended December 31, 2018, the Company amortized approximately $183,000 associated with these fees.

In December 2018, CAE amended and restated the Revolver and entered into a $500.0 million senior secured asset-based revolving credit facility maturing December 31, 2022 (the “Credit Facility”) and a $15.0 million term loan (“the Term Loan”) maturing in 2020 (combined, the “2018 Credit Facility”). The 2018 Credit Facility includes a sublimit of $1.5 million for letters of credit. The borrowers under the 2018 Credit Facility are CAE and Nytis USA (the “Borrowers”). The initial borrowing base under the Credit Facility was $75.0 million and remained so as of December 31, 2019.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 4 — Credit Facility and Term Loan (cont.)

The 2018 Credit Facility is guaranteed by each existing and future direct or indirect subsidiary of the Borrowers and certain other subsidiaries of Carbon (subject to various exceptions) and the obligations under the 2018 Credit Facility are secured by essentially all tangible, intangible and real property (subject to certain exclusions).

Interest accrues on borrowings under the Credit Facility at a rate per annum equal to either (i) the base rate plus a margin equal to 0.25% - 0.75% depending on the utilization percentage or (ii) Adjusted LIBOR plus a margin equal to 2.75% - 3.75% depending on the utilization percentage, at the Borrowers’ option. The Borrowers are obligated to pay certain fees and expenses in connection with the Credit Facility, including a commitment fee for any unused amounts of 0.50% and an origination fee of 0.50%. Loans under the Credit Facility may be prepaid without premium or penalty.

The Term Loan bears interest at a rate of 6.25% and is payable in 18 equal monthly installments beginning February 1, 2019 with the last payment due on July 1, 2020.

The 2018 Credit Facility contains certain affirmative and negative covenants that, among other things, limit the Company’s ability to (i) incur additional debt; (ii) incur additional liens; (iii) sell, transfer or dispose of assets; (iv) merge or consolidate, wind-up, dissolve or liquidate; (v) make dividends and distribution on, or repurchase of, equity; (vi) make certain investments; (vii) enter into certain transactions with their affiliates; (viii) enter in sale-leaseback transactions; (ix) make optional or voluntary payment of debt other than obligations under the 2018 Credit Facility; (x) change the nature of their business; (xi) change their fiscal year or make changes to the accounting treatment or reporting practices; (xii) amend their constituent documents; and (xiii) enter into certain hedging transactions.

The affirmative and negative covenants are subject to various exceptions, including certain basket amounts and acceptable transaction levels. In addition, the 2018 Credit Facility requires the Borrowers’ compliance, on a consolidated basis, with a maximum Net Debt (all debt of the Borrowing Parties minus all unencumbered cash and cash equivalents of the Borrowers not to exceed $3.0 million) / EBITDAX (each as defined therein) ratio of 3.50 to 1.00 and a current ratio, as defined, minimum of 1.00 to 1.00, tested quarterly.

In August 2019, the Company amended the 2018 Credit Facility, effective October 1, 2019, to restrict the aging of our accounts payable to 90 days or less, maintain minimum liquidity of $3.0 million and require the sale of certain non-core assets by December 31, 2019.

In February 2020, the Company amended the 2018 Credit Facility to eliminate the minimum liquidity requirement and reduce the borrowing base to $73.0 million, with subsequent borrowing base reductions totaling $6.0 million scheduled through May 1, 2020. Also, in connection with this amendment, the lender agreed to waive our noncompliance with the hedging requirement for the fiscal quarter ended September 30, 2019 and waive the sale of non-core assets covenant included in the amendment from August 2019.

As a result of borrowing base reductions in 2020 discussed above and currently depressed oil and natural gas prices, certain of our covenants under the 2018 Credit Facility may be stressed and may require negotiations and adjustments with our lenders. While we have historically been successful in renegotiating covenant requirements with our lenders, there can be no assurance that we will be able to do so successfully in the future. The Company believes given these circumstances it is appropriate to keep the borrowings associated with the 2018 Credit Facility as non-current.

Interest Expense

For the year ended December 31, 2019, the Company incurred interest expense of approximately $5.4 million, of which approximately $171,000 related to the amortization of the Credit Facility costs.

For the year ended December 31, 2018, the Company incurred interest expense of approximately $3.0 million, of which approximately $183,000 related to the amortization of its prior credit facility’s issuance costs.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 5 — Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consists of the following (in thousands):

	December 31, 2019	December 31, 2018
Accounts payable	$3,910	$4,788
Accrued general and administrative expenses and other liabilities	700	7,894
Accrued lease operating cost	693	2,658
Transportation, gathering and compression	1,080	1,181
Production taxes payable	3,180	1,825
Accrued ad valorem taxes-current	4,405	3,040
Accrued interest	1,135	—
Asset retirement obligations-current	2,068	1,320
Accrued gas purchases	1,392	—
Oil and gas revenue suspense	3,051	2,607
Total accounts payable and accrued liabilities	$21,614	$25,313

Note 6 — Fair Value Measurements

Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:    Quoted prices are available in active markets for identical assets or liabilities;

Level 2:    Quoted prices in active markets for similar assets or liabilities that are observable for the asset or liability; or

Level 3:    Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in and/or out of fair value hierarchy as of the end of the reporting period for which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below throughout the periods presented.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 6 — Fair Value Measurements (cont.)

The following table presents the Company’s financial assets that were accounted for at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total
December 31, 2019
Assets:
Commodity derivatives – current	$—	$5,915	$—	$5,915
Commodity derivatives – non-current	$—	$732	$—	$732
Liabilities:
Commodity derivatives – current	$—	$27	$—	$27
Commodity derivatives – non-current	$—	$87	$—	$87

December 31, 2018
Assets:
Commodity derivatives – current	$—	$884	$—	$884
Commodity derivatives – non-current	$—	$1,028	$—	$1,028
Liabilities:
Commodity derivatives – current	$—	$—	$—	$—
Commodity derivatives – non-current	$—	$—	$—	$—

As of December 31, 2019 and 2018, the Company’s commodity derivative financial instruments are comprised of natural gas and oil swap and collar agreements. The fair values of these agreements are determined under an income valuation technique. Swaps are valued using the income technique. Collars are valued using the option model. The valuation model requires a variety of inputs, including contractual terms, published forward prices, volatilities for options and discount rates, as appropriate. The Company’s estimates of the fair value of derivatives include consideration of the counterparty’s credit worthiness, the Company’s credit worthiness and the time value of money. The consideration of these factors results in an estimated exit-price for each derivative asset or liability under a market place participant’s view. All significant inputs are observable, either directly or indirectly; therefore, the Company’s derivative instruments are included within the Level 2 fair value hierarchy.

Assets and Liabilities Measured and Recorded at Fair Value on a Non-Recurring Basis

The fair value of each of the following assets and liabilities measured and recorded at fair value on a non-recurring basis are based on unobservable pricing inputs and therefore, are included within the Level 3 fair value hierarchy.

Asset Retirement Obligation

The fair value of the Company’s asset retirement obligation liability is calculated as of the date of closing of each of the Company’s acquisitions, when the liability was assumed, by estimating i) the cost of abandoning oil and gas wells ranging from $15,000 to $30,000 based on market participant expectations for similar work; ii) the timing of reclamation ranging from 2-92 years based on economic lives of its properties as estimated by reserve engineers; iii) an inflation rate between 1.52% and 2.79%; and iv) a credit adjusted risk-free rate between of 3.28% and 11%, which takes into account the Company’s credit risk and the time value of money (asset acquisitions) or a range of 11.0% – 13.5% representing a market participant’s weighted average cost of capital (business combinations). Given the unobservable nature of the inputs, the initial measurement of the asset retirement obligation liability is deemed to use Level 3 inputs (see Note 2).

Firm Transportation Obligations

The Company assumed liabilities associated with firm transportation contracts in connection with acquisitions in 2017. The fair value of these acquired firm transportation obligations was estimated based upon i) the contractual

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 6 — Fair Value Measurements (cont.)

obligations assumed by the Company (including the length of contracts, committed volumes, and demand charges described in Note 8), ii) estimated usage from a market-participant perspective, and iii) a discount rate of 11.0% based upon a market participant’s estimated weighted average cost of capital. The liability is being amortized over the remaining life of the contracts. Approximately $4.2 million and $4.7 million was amortized for the year ended December 31, 2019 and 2018, respectively.

Class B Units

On April 3, 2017, Carbon, Yorktown and Old Ironsides entered into a limited liability company agreement for CAC (the “Carbon Appalachia LLC Agreement”) and CAC issued Class B units to Carbon thereunder. The $924,000 fair value of the Class B units was estimated by CAC utilizing the assistance of third-party valuation specialists. The fair value was based upon enterprise values derived from inputs including estimated future production rates, future commodity prices including price differentials as of the date of closing, future operating and development costs and comparable market participants.

Note 7 — Commodity Derivatives

The Company entered into commodity-based derivative contracts at various times during 2019 to manage exposures to commodity price on certain of its oil and natural gas production. The Company does not hold or issue derivative financial instruments for speculative or trading purposes.

Pursuant to the terms of the Company’s 2018 Credit Facility, the Company has entered into derivative agreements to hedge certain of its oil and natural gas production through 2021. As of December 31, 2019, these derivative agreements consisted of the following:

Year	Natural Gas Swaps		Natural Gas Collars
	MMBtu	Weighted Average Price(a)	MMBtu	Weighted Average Price Range(a)
2020	12,433,000	$2.73	3,430,000	$2.10 – $2.75
2021	6,448,000	$2.58	1,745,000	$2.10 – $2.75
Year	Oil Swaps		Oil Collars
	WTI Bbl	Weighted Average Price Range(a)	WTI Bbl	Weighted Average Price(a)	Brent Bbl	Weighted Average Price(b)
2019	6,200	$47.50 – $57.35	—	—	1,700	$47.50 – $57.35
2020	48,000	$47.50 – $57.35	—	—	28,200	$47.50 – $57.35
2021	—	—	—	—	66,200	$47.50 – $57.35

____________

(a)      NYMEX Henry Hub Natural Gas futures contract for the respective period.

(b)      NYMEX Light Sweet Crude West Texas Intermediate futures contract for the respective period.

For its swap instruments, the Company receives a fixed price for the hedged commodity and pays a floating price to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty. Collars are designed to establish floor and ceiling prices on anticipated future oil and gas production. The ceiling establishes a maximum price that the Company will receive for the volumes under contract, while the floor establishes a minimum price.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 7 — Commodity Derivatives (cont.)

The following table summarizes the fair value of the derivatives recorded in the combined and consolidated balance sheet. These derivative instruments are not designated as cash flow hedging instruments for accounting purposes (in thousands):

Commodity derivative contracts:	As of December 31, 2019	As of December 31, 2018
Commodity derivative asset – current	$5,915	$884
Commodity derivative asset – non-current	$732	$1,028

Commodity derivative liability – current	$27	$—
Commodity derivative liability – non-current	$87	$—

The table below summarizes the commodity settlements and unrealized gains and losses related to the Company’s derivative instruments for the years ended December 31, 2019 and 2018 and are included in commodity derivative gain or loss in the accompanying combined and consolidated statement of operations (in thousands):

Commodity derivative contracts:	Year Ended December 31, 2019	Year Ended December 31, 2018
Commodity derivative gain (loss) – realized	$3,587	$(2,061)
Commodity derivative gain (loss) – unrealized	4,621	(352)
Total commodity derivative gain (loss)	$8,208	$(2,413)

Commodity derivative gain or loss, inclusive of unrealized gain or loss, is included in cash flows from operating activities in the combined and consolidated statement of cash flows.

The terms of the 2018 Credit Facility require Carbon to enter into derivative contracts at fixed pricing for a certain percentage of our production. We are party to International Swaps and Derivatives Association Master Agreements (“ISDA Master Agreements”) with two counterparties that establish standard terms for the derivative contracts and inter-creditor agreements with our lenders whereby any credit exposure related to the derivative contracts entered into by us is secured by the collateral and backed by the guarantees supporting the 2018 Credit Facility.

We net our derivative instrument fair value amounts pursuant to ISDA Master Agreements, which provide for the net settlement over the term of the contracts and in the event of default or termination of the contracts. The following table summarizes the effect of netting arrangements for recognized derivative assets and liabilities that are subject to master netting arrangements or similar arrangements in the combined and consolidated balance sheet as of December 31, 2019:

	Gross Recognized Assets/ Liabilities	Gross Amounts Offset	Net Recognized Fair Value Assets/ Liabilities
Commodity derivative assets:
Commodity derivative asset	$6,330	$(415)	$5,915
Commodity derivative asset – non-current	1,304	(572)	732
Total derivative assets	$7,634	$(987)	$6,647

Commodity derivative liabilities
Commodity derivative liability	$(442)	$415	$(27)
Commodity derivative liability – non-current	(659)	572	(87)
Total derivative liabilities	$(1,101)	$987	$(114)

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 7 — Commodity Derivatives (cont.)

The following table summarizes the effect of netting arrangements for recognized derivative assets and liabilities that are subject to master netting arrangements or similar arrangements in the combined and consolidated balance sheet as of December 31, 2018:

	Gross Recognized Assets/ Liabilities	Gross Amounts Offset	Net Recognized Fair Value Assets/ Liabilities
Commodity derivative assets:
Commodity derivative asset	$1,930	$(1,046)	$884
Commodity derivative asset – non-current	2,213	(1,185)	1,028
Total derivative assets	$4,143	$(2,231)	$1,912

Commodity derivative liabilities
Commodity derivative liability	$(1,046)	$1,046	$—
Commodity derivative liability – non-current	(1,185)	1,185	—
Total derivative liabilities	$(2,231)	$2,231	$—

Due to the volatility of oil and natural gas prices, the estimated fair values of the Company’s derivatives are subject to large fluctuations from period to period.

Note 8 — Commitments and Contingencies

In connection with certain acquisitions during 2017, the Company acquired long-term firm transportation contracts that were entered into to ensure the transport for certain gas production to purchasers. Firm transportation volumes and the related demand charges for the remaining term of these contracts at December 31, 2019 are summarized in the table below:

Period	Dekatherms per day	Demand Charges
Jan 2020 – Oct 2020	55,641	$0.21 – $0.56
Nov 2020 – Aug 2022	49,341	$0.21 – $0.56
Sept 2022 – May 2027	29,990	$0.56

As of December 31, 2019 and 2018, liabilities of approximately $12.6 million and $16.9 million, respectively, related to firm transportation obligations are reflected on the Company’s combined and consolidated balance sheet. The fair values of these firm transportation obligations were determined based upon the contractual obligations assumed by the Company and discounted based upon the Company’s effective borrowing rate. The commitment associated with these contracts is greater than the liability as the liability represents only the expected unused capacity. These contractual obligations are being amortized monthly as the Company pays these firm transportation obligations in the future.

Legal and Environmental

We are not aware of any legal or environmental material pending or threatened litigation or of any proceedings known to be contemplated by governmental authorities or regulators which are, or would be, likely to have a material adverse effect upon the Company or our operations, taken as a whole.

Note 9 — Leases

On January 1, 2019, we early adopted Topic 842. Results for reporting periods beginning January 1, 2019 are presented in accordance with Topic 842, while prior period amounts are reported in accordance with Topic 840 — Leases. On January 1, 2019, we recognized approximately $5.5 million in right-of-use assets and approximately $5.5 million in lease liabilities, representing the present value of minimum payment obligations associated with compressor, vehicle,

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 9 — Leases (cont.)

and office space operating leases with non-cancellable lease terms in excess of one year. We do not have any finance leases, nor are we the lessor in any leasing arrangements. We have elected certain practical expedients available under Topic 842 including those that permit us to (i) account for lease and non-lease components in our contracts as a single lease component for all asset classes; (ii) not evaluate existing and expired land easements; (iii) not apply the recognition requirements of Topic 842 to leases with a lease term of twelve months or less; and (iv) retain our existing lease assessment and classification. As such, there was no cumulative-effect adjustment to retained earnings required at January 1, 2019.

The lease amounts disclosed herein are presented on a gross basis. A portion of these costs may have been or will be billed to other working interest owners, and our net share of these costs, once paid, are included in lease operating expenses, pipeline operating expenses or general and administrative expenses, as applicable.

Our right-of-use assets and lease liabilities are recognized at their discounted present value on the combined and consolidated balance sheet. All leases recognized on our combined and consolidated balance sheet are classified as operating leases, which include leases related to the asset classes reflected in the table below:

(in thousands)	Right-of-Use Assets	Lease Liability
Corporate leases	379	379
Compressors	3,281	3,281
Vehicles	449	449
Total	$4,109	$4,109

We recognize lease expense on a straight-line basis excluding short-term and variable lease payments which are recognized as incurred. Short-term lease cost represents payments for leases with a lease term of twelve months or less, excluding leases with a term of one month or less. Short-term leases include certain compressors and vehicles that have a non-cancellable lease term of less than one year.

The following table summarizes the components of our gross operating lease costs incurred during the year ended December 31, 2019:

(in thousands)
Operating lease cost	$352

We do not have any leases with an implicit interest rate that can be readily determined. As a result, we calculate collateralized incremental borrowing rates to use as discount rates. We utilize the benchmark rates defined in our credit facilities, and adjust for facility utilization and term considerations, to establish collateralized incremental borrowing rates.

Our weighted-average lease term and discount rate used are as follows:

December 31, 2019
Weighted-average lease term (years)	3.68
Weighted-average discount rate	6.27%

The following table summarizes supplemental cash flow information related to operating leases:

(in thousands)	Year Ended December 31, 2019
Cash paid for operating leases	$1,486
Right-of-use assets obtained in exchange for operating lease obligations	$98

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 9 — Leases (cont.)

Minimum future commitments by year for our long-term operating leases as of December 31, 2019 are presented in the table below. Such commitments are reflected at undiscounted values and are reconciled to the discounted present value recognized on the combined and consolidated balance sheet as follows:

(in thousands)	Amount
2020	1,341
2021	1,273
2022	1,065
2023	928
2024	—
Thereafter	—
Total future minimum lease payments	$4,607
Less: imputed interest	(498)
Total lease liabilities	$4,109

Note 10 — Revenue

The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer. Revenue is measured based on the consideration we expect to receive in exchange for those products. Revenues from contracts with customers are recorded on the combined and consolidated statement of operations based on the type of product being sold.

Performance Obligations and Significant Judgments

We sell oil and natural gas products in the United States within the Appalachia and Illinois Basins. We enter into contracts that generally include one type of distinct product in variable quantities and priced based on a specific index related to the type of product. Most of our contract pricing provisions are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality of the oil or natural gas, and prevailing supply and demand conditions.

The oil and natural gas is typically sold in an unprocessed state to third party purchasers. We recognize revenue based on the net proceeds received from the purchaser when control of the oil or natural gas passes to the purchaser. For oil sales, control is typically transferred to the purchaser upon receipt at the wellhead or a contractually agreed upon delivery point. Under our natural gas contracts with purchasers, control transfers upon delivery at the wellhead or the inlet of the purchaser’s system. For our other natural gas contracts, control transfers upon delivery to the inlet or to a contractually agreed upon delivery point.

A portion of our product sales are short-term in nature. For those contracts, we use the practical expedient in ASC 606-10-50-14 exempting us from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

For our product sales that have a contract term greater than one year, we have utilized the practical expedient in ASC 606-10-50-14(a) which states we are not required to disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to an unsatisfied performance obligation. Under these sales contracts, each unit of product represents a separate performance obligation; therefore, future volumes are unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required. We have no unsatisfied performance obligations at the end of each reporting period.

We do not believe that significant judgments are required with respect to the determination of the transaction price, including any variable consideration identified. There is a low level of uncertainty due to the precision of measurement and use of index-based pricing with predictable differentials. Additionally, any variable consideration identified is not constrained.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 10 — Revenue (cont.)

Disaggregation of Revenues

In the following table, revenue for the years ended December 31, 2019 and 2018, is disaggregated by major product line.

(in thousands)	2019	2018
Type
Natural gas	$55,279	$68,098
Oil	5,806	7,259
Total natural gas and oil revenue	$61,085	$73,357

Contract Balances

Under our product sales contracts, we invoice customers once our performance obligations have been satisfied, at which point payment is unconditional. Accordingly, our product sales contracts do not typically give rise to contract assets or liabilities under ASC 606.

Prior Period Performance Obligations

We record revenue in the month production is delivered to the purchaser, but settlement statements may not be received until 30 to 90 days after the month of production. As such, we estimate the production delivered and the related pricing. Any differences between our initial estimates and actuals are recorded in the month payment is received from the customer. These differences have not historically been material. For the year ended December 31, 2019, revenue recognized in the reporting period related to prior period performance obligations is immaterial.

The estimated revenue is recorded within Accounts receivable – Revenue on the combined and consolidated balance sheet.

Note 11 — Members’ Equity

Nytis Exploration Company, LLC

Nytis is owned 98.11% by Nytis USA, which is a wholly-owned subsidiary of Carbon.

Carbon Appalachian Company, LLC

As of December 31, 2017, CAC had 37,000 Class A Units outstanding, of which 9,805 and 27,195 Class A Units were held by Carbon and Old Ironsides, respectively. As of December 31, 2017, CAC had 1,000 Class B Units outstanding, of which Carbon held all such units. As of December 31, 2017, had 121 Class C Units outstanding, of which Carbon held all such units.

On December 31, 2018, Carbon acquired all of the Class A Units owned by Old Ironsides for a purchase price of $58.0 million, subject to purchase price adjustments.

As of December 31, 2019, Carbon held 37,000 Class A Units, 1,000 Class B Units and 121 Class C Units, which represents all the outstanding units of CAC.

Note 12 — Related Parties

The Company had amounts due from Nytis USA and Carbon of approximately $1,000 and $26.5 million, respectively, as of December 31, 2019 that is included in due from related parties on the combined and consolidated balance sheet.

The Company had approximately $19.6 million due from Carbon as of December 31, 2018 that is included in due from related parties on the combined and consolidated balance sheet.

NYTIS EXPLORATION COMPANY, LLC AND CARBON APPALACHIAN COMPANY, LLC

Notes to Unaudited Combined and Consolidated Financial Statements

Note 12 — Related Parties (cont.)

Management services

On April 3, 2017, CAC entered into a management services agreement with Carbon whereby Carbon provides general management and administrative services to CAC. CAC initially paid Carbon a quarterly fee of $75,000. The management service agreement was amended and the amount of the reimbursement to Carbon varies quarterly based upon the percentage of production of CAC as a percentage of the total volume of production from Carbon and CAC. CAC reimburses Carbon for all management-related expenses such as travel, required third-party geological and/or accounting consulting, and other necessary expenses incurred by Carbon in the normal course of managing CAC.

CAC incurred approximately $3.9 million in management reimbursements for each of the years ended December 31, 2019 and 2018.

Note 13 — Supplemental Cash Flow Disclosure

Supplemental cash flow disclosures for the years ended December 31, 2019 and 2018 are presented below (in thousands):

	2019	2018
Cash paid during the period for:
Interest payments	$3,948	$2,322

Annex A

Execution Version

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

by and among

CARBON Energy corporation and nytis exploration (USA) Inc.

as Sellers,

DIVERSIFIED GAS & OIL CORPORATION,

as Purchaser,

nytis exploration company LLC and carbon appalachian company, llc,

as the Companies,

and

Carbon Tennessee Mining Company, LLC, Carbon Appalachia Group, LLC, Carbon Appalachia Enterprises, LLC, Appalachia Gas Services Company, LLC, Coalfield Pipeline Company, Knox Energy, LLC, Carbon West Virginia Company LLC, and Cranberry Pipeline Corporation,

as the CAC Subsidiaries

April 7, 2020

A-i

A-ii

A-iii

Appendix

Appendix	Description
A	Defined Terms

Exhibits

Exhibit	Description
A	Leases, Lands and Mineral Fee Interests
B	Wells and Units
C	Midstream Assets
D	Rights-of-Way, Easements, Surface Use Agreements, Surface Leases
E	Material Contracts
F	Permits
G	Equipment, Machinery, Fixtures
H	Field Offices and Office Leases
I	Storage Fields
J	Vehicles
K	Miscellaneous Assets
L	Hedging Instruments
M	Suspense Funds
N	Nytis LLC Subsidiaries
O	Excluded Surface Properties
P	Specific Excluded Assets
Q	Excluded Contracts and Other Assets
R	Form of Assignment of the Excluded Assets
S	Contingent Payment Structure
T	Form of Transition Services Agreement
U	Form of Assignment of CAC Membership Interests
V	Form of Assignment of Nytis LLC Membership Interests
W	Form of Closing Certification of Sellers and the Companies
X	Form of Closing Certification of Purchaser

A-iv

Sellers’ Schedules

Schedule	Description
3.3(b)	Illustration of Calculation of Net Adjusted Capital
3.5	Purchase Price Allocation Between Sellers
7.1	States of Formation and Qualifications of the Companies and the CAC Subsidiaries
7.5(a)	Equity Interests in Third Parties
7.5(b)	Equity Interests in the Company Entities
7.7(b)	Undisclosed Liabilities
7.9	Material Required Consents
7.10	Preferential Rights
7.11	Conflicts
7.12	Proceedings regarding Rentals and Royalties
7.13	Taxes
7.14	Claims and Proceedings
7.15	Compliance with Law
7.16	Breaches/Defaults Under Material Contracts
7.17(a)	Production Sales Contracts that require more than 60 days’ notice to terminate
7.17(b)	Hedging Instruments Burdening the Acquired Assets
7.18	Breaches/Defaults Under Leases
7.19	Outstanding AFEs
7.20	Bond and Surety Requirements
7.21	Pending Insurance Claims
7.22(a)	Employees
7.22(b)	Consultants
7.22(c)	Employee/Benefit Proceedings
7.22(e)	Union Activity
7.23(b)	Equity Interests in Partnerships
7.25	Environmental
7.26(b)	Permits
7.27	Plugging and Abandonment Obligations
7.28	Guarantees
7.29	Imbalances
7.30	Bank Accounts

Purchaser’S Schedules

Schedule	Description
8.7	Conflicts
8.8	Proceedings
15.3(a)(iv)	Indemnification Matters
15.8(c)(ii)	Specified Retained Liabilities

A-v

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This Membership Interest Purchase and Sale Agreement (this “Agreement”), dated as of April 7, 2020 (the “Execution Date”), is by and among Carbon Energy Corporation, a Delaware corporation (“Carbon”), Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”), Diversified Gas & Oil Corporation, a Delaware corporation (“Purchaser”), Nytis Exploration Company LLC, a Delaware limited liability company (“Nytis LLC”), Carbon Appalachian Company, LLC, a Delaware limited liability company (“CAC”), Carbon Tennessee Mining Company, LLC, a Delaware limited liability company, Carbon Appalachia Group, LLC, a Delaware limited liability company, Carbon Appalachia Enterprises, LLC, a Delaware limited liability company, Appalachia Gas Services Company, LLC, a Delaware limited liability company, Coalfield Pipeline Company, a Tennessee corporation, Knox Energy, LLC, a Tennessee limited liability company, Carbon West Virginia Company LLC, a Delaware limited liability company, and Cranberry Pipeline Corporation, a Delaware corporation. Carbon and Nytis USA are each individually referred to herein as a “Seller” and collectively as the “Sellers.” Nytis LLC and CAC are each individually referred to herein as a “Company” and collectively as the “Companies.” Carbon Tennessee Mining Company, LLC, Carbon Appalachia Group, LLC, Carbon Appalachia Enterprises, LLC, Appalachia Gas Services Company, LLC, Coalfield Pipeline Company, Knox Energy, LLC, Carbon West Virginia Company, LLC and Cranberry Pipeline Corporation are each referred to herein as a “CAC Subsidiary” and collectively as the “CAC Subsidiaries.” Set forth on Exhibit N hereto is a list of various partnerships (each a “Partnership” and collectively, the “Partnerships”) and an Indiana limited liability company partially owned by Nytis LLC (each, a “Nytis LLC Subsidiary” and collectively, the “Nytis LLC Subsidiaries”). The Purchaser, each Seller, each Company and each CAC Subsidiary is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

A. Carbon owns 100% of the issued and outstanding membership interests in and to CAC (the “CAC Membership Interests”).

B. Nytis USA owns 100% of the issued and outstanding membership interests in and to Nytis LLC (the “Nytis LLC Membership Interests” and collectively with the CAC Membership Interests, the “Membership Interests”).

C. Prior to the execution and delivery of this Agreement, holders of approximately 65.0% of the outstanding shares of the common and preferred stock of Carbon (voting together as a single class) (each, a “Carbon Consenting Stockholder”) have executed and delivered a written consent (the “Carbon Stockholder Consent”), which satisfies the Carbon Requisite Stockholder Approval, approving this Agreement and the Contemplated Transactions for purposes of Section 271 of the Delaware General Corporation Law (the “DGCL”), which consent shall become effective immediately following the approval of this Agreement by the Carbon Board of Directors (the “Carbon Board”) and the execution of this Agreement in accordance with Section 228(c) of the DGCL.

D. Prior to the execution and delivery of this Agreement, Carbon, the holder of 100% of the outstanding shares of the common stock of Nytis USA has executed and delivered a written consent (the “Nytis USA Stockholder Consent”), adopting and approving this Agreement and the Contemplated Transactions which consent shall become effective immediately following the approval of this Agreement by the Nytis USA Board of Directors and the execution of this Agreement in accordance with Section 228(c) of the DGCL.

E. Carbon desires to sell the CAC Membership Interests and Nytis USA desires to sell the Nytis LLC Membership Interests in exchange for consideration to be paid by Purchaser under the terms of, and subject to the conditions in, this Agreement.

F. Purchaser desires to purchase the Membership Interests under the terms of, and subject to the conditions in, this Agreement.

Agreement

ARTICLE 1
DEFINED TERMS; RULES OF CONSTRUCTION

1.1 Defined Terms. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement are defined in Appendix A.

1.2 Rules of Construction.

(a) References to any agreement or other document are to such agreement or document as amended, modified, superseded, supplemented, and restated now or from time to time after the date of this Agreement.

(b) References to any Law are references to such Law as amended, modified, supplemented, and restated now or from time to time after the date of this Agreement, and to any corresponding provisions of successor Laws, and, unless the context requires otherwise, any reference to any statute shall be deemed also to refer to all rules and regulations promulgated and Orders issued thereunder;

(c) All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(d) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear. The term “cost” includes expense and the term “expense” includes “cost.”

(e) The Parties acknowledge that each Party and its attorneys have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(f) All references to currency herein shall be to, and all payments required hereunder shall be paid in, US Dollars.

(g) Any event hereunder requiring the payment of cash or cash equivalents and any action to be taken hereunder on a day that is not a Business Day shall be deferred until the first Business Day occurring after such day.

(h) Each exhibit and schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit or schedule, the provisions of the main body of this Agreement shall prevail.

ARTICLE 2
PURCHASE AND SALE

2.1 Purchase and Sale of Membership Interests. At the Closing, Carbon shall sell and convey to Purchaser, and Purchaser shall purchase and receive from Carbon, the CAC Membership Interests, free and clear of all Liens and Preferential Rights except Statutory Transfer Restrictions, under the terms of, and subject to the conditions in, this Agreement. At the Closing, Nytis USA shall sell and convey to Purchaser, and Purchaser shall purchase and receive from Nytis USA, the Nytis LLC Membership Interests free and clear of all Liens and Preferential Rights except Statutory Transfer Restrictions, under the terms of, and subject to the conditions in, this Agreement.

2.2 Acquired Assets. As used herein, “Acquired Assets” shall mean all of the assets of the Company Entities, including but not limited to all of the interest of each of the Company Entities in and to the following:

(a) the oil and gas leases described on Exhibit A (collectively, the “Leases”), together with all other interests of any kind or character in and to the Leases (including all working interests, net revenue interests, overriding royalties, production payments, net profits interests, carried interests, reversionary interests and other Hydrocarbon interests of any kind or character derived from the Leases) and the lands covered by the Leases (the “Lands”);

(b) the mineral fee interests described on Exhibit A (the “Mineral Fee Interests”);

(c) all oil, gas, water, carbon dioxide, water disposal, injection and other wells located on any of the Leases or Mineral Fee Interests or on any other lease or lands with which any Lease or Mineral Fee Interest has been unitized, whether such wells are producing or non-producing, including but not limited to those wells described on Exhibit B (the “Wells” and together with the Leases, Lands and Mineral Fee Interests, the “Acquired Properties”);

(d) all rights and interests in, under or derived from all unitization, pooling, and communitization agreements, declarations, and orders in effect with respect to any of the Leases, Mineral Fee Interests or Wells and the units created thereby, including but not limited to the unit agreements described on Exhibit B (the “Units”);

(e) those certain natural gas pipeline systems described on Exhibit C, which, for the sake of clarity, shall include all pipelines, gathering lines and flowlines owned by the Company Entities and the associated rights-of-way, easements, equipment and machinery including, without limitation, the meters and compressors described on said Exhibit C (the “Midstream Assets”);

(f) the rights-of-way, Easements, surface leases, surface use agreements and other surface rights necessary or useful for or related to the Acquired Properties, Units and Midstream Assets, including without limitation, those described on Exhibit D (the “Surface Rights Agreements”);

(g) all Hydrocarbon sales, purchase, gathering, and processing contracts, operating agreements, balancing agreements, and other contracts and agreements in connection with the operations of the Acquired Assets to which any of the Company Entities is a party and/or which bind the Acquired Assets described in this Section 2.2, including without limitation the contracts and agreements listed on Exhibit E (the “Material Contracts”);

(h) the Permits described on Exhibit F;

(i) all Hydrocarbons attributable to the Leases, Mineral Fee Interests and/or Wells to the extent such Hydrocarbons were produced from and after the Effective Time and all Imbalances;

(j) all owned and leasehold interests in the equipment, machinery, fixtures and other personal property described on Exhibit G (which exhibit separately identifies whether such property is owned or leased);

(k) the owned field offices (“Owned Real Estate”) and the leased field offices (“Leased Real Estate”) described on Exhibit H;

(l) the storage fields described on Exhibit I (“Storage Fields”);

(m) the vehicles described on Exhibit J;

(n) the computers, servers, information systems, and miscellaneous items described on Exhibit K;

(o) to the extent not subject to (i) payment of a transfer, licensing or similar fee, penalty or other consideration under third party agreements or (ii) obtaining any consent that is not obtained after the exercise of commercially reasonable efforts by Sellers and any of the Company Entities, a non-exclusive, non-transferable license to receive copies of all Technical Data to the extent relating to the Acquired Properties (the “Data”);

(p) except for Claims, payments, and proceeds under insurance policies (the proceeds of which are not transferred in connection with any Casualty Losses that are covered under Section 9.10), all rights to payment arising out of or attributable to the Acquired Properties accruing or attributable to any period from and after the Effective Time, and all rights, Claims, refunds, causes of action, or choses in action relating to the foregoing;

(q) those Hedging Instruments described in Exhibit L and any rights or obligations under any such Hedging Instruments;

(r) all warranties and rights to indemnification and defenses attributable to the assets described in subsections (a) through (q) above;

(s) to the extent in the possession or under the control of Sellers or any of the Company Entities, all land records, lease records, well files, division order files, contract files, title records (including abstracts of title, title opinions and memoranda, title curative documents, broker run sheets and landowner contact information) but excluding any information covered by the attorney-client or attorney work-product privilege (other than title opinions and title memoranda) or other confidentiality restrictions that prevent their disclosure to Purchaser (the “Records”); and

(t) all funds held in suspense by any of the Companies and the CAC Subsidiaries with respect to the operation or ownership of the Acquired Properties as described in Exhibit M (“Suspense Funds”)

“Acquired Assets” shall also include all of Nytis LLC’s right, title and interest in and to the Nytis LLC Subsidiaries as described on Exhibit N.

2.3 Excluded Assets. Notwithstanding Section 2.2, the Acquired Assets shall not include the following assets of any of the Company Entities (the “Excluded Assets”):

(a) all accounts receivable or rights to payment, refund, or indemnity accruing or attributable to any period before the Effective Time, including the right to any payments with respect to any Royalties, the full benefit of all Liens, security for such accounts or rights to payment accruing or attributable to any period before the Effective Time or that include or relate to any of the Retained Liabilities, and all rights, Claims, refunds, causes of action, or choses in action relating to the foregoing;

(b) all production of Hydrocarbons (and proceeds from the sale of Hydrocarbons) from or attributable to the Acquired Assets with respect to any period before the Effective Time;

(c) except as contemplated in Section 9.10 in respect of Casualty Losses, all insurance policies, and any Claims, payments, and proceeds under any such insurance policies;

(d) all deposits, surety bonds, letters of credit, collateral and other type of security or credit support posted prior to Closing;

(e) all information entitled to legal privilege, including attorney work product and attorney-client communications (excluding title opinions and title memoranda), and all information relating to the Excluded Assets and the Contemplated Transactions;

(f) studies related to reserve assessments and economic estimates and analyses, including but not limited to internal valuation data, business plans, reserve reports and business studies, but excluding the Technical Data to the extent the same is Data;

(g) all records relating to efforts to sell the Membership Interests or the Acquired Assets;

(h) Excluded Surface Properties described in Exhibit O and any proceeds from the sale or lease thereof;

(i) any assets and properties specifically listed on Exhibit P regardless that such assets and properties may be used or held for use in connection with the Acquired Assets;

(j) all proceeds from the settlement or disposition of any Claims, Proceedings, or disputes against Persons that are not an Indemnified Purchaser Party to the extent such proceeds relate to the other Excluded Assets described in this Section 2.3;

(k) to the extent relating to the other Excluded Assets described in this Section 2.3 or relating to matters for which Sellers have agreed to indemnify the Indemnified Purchaser Parties hereunder or relating to any of the Retained Liabilities, all warranties and rights to indemnification;

(l) audit rights under operating agreements or other contracts or agreements with respect to periods before the Effective Time or in connection with any other Excluded Assets described in this Section 2.3, Retained Liabilities or matters for which Purchaser has agreed to indemnify the Indemnified Seller Parties hereunder (and Purchaser will cooperate with Sellers to facilitate Sellers’ exercise of such rights);

(m) Assets excluded pursuant to Section 5.3(c) and 6.2(b);

(n) all rights, Claims, refunds, causes of action, or choses in action (i) under the Transaction Documents, (ii) arising out of or relating to any of the other Excluded Assets described in this Section 2.3, the Retained Liabilities or any other matters for which Sellers are obligated hereunder to indemnify any Person or (iii) attributable to Title Defects to the extent the Base Purchase Price has been reduced as a result of such Title Defect;

(o) data, software and Records to the extent disclosure or transfer is prohibited by a change of control provision or otherwise, or subjected to payment of a fee, penalty or other consideration by any license agreement or other agreement with a Person other than Affiliates of Sellers, or by applicable Law, and for which no consent to transfer has been received after the exercise of commercially reasonable efforts by Sellers and the Company Entities to obtain a consent, or for which Purchaser has not agreed in writing to pay such fee, penalty or other consideration, as applicable;

(p) Claims for refunds or loss carry forwards with respect to Taxes attributable to the period prior to the Effective Time or Taxes attributable to the Excluded Assets;

(q) the Excluded Employment Agreements;

(r) the Lexington Office Lease; and

(s) the Contracts and other assets listed in Exhibit Q .

2.4 Assignments of Excluded Assets of the Companies. The Parties agree and acknowledge that, prior to Closing, Sellers shall cause the Company Entities to assign and transfer to Sellers (or an Affiliate thereof) all of the right, title and interest of any of the Company Entities in and to the Excluded Assets on an assignment in substantially the form attached hereto as Exhibit R (the “Assignment of the Excluded Assets”).

2.5 Effective Time. The purchase and sale of the Membership Interests and the assumption of the Assumed Liabilities related thereto shall be effective as of 12:01 a.m. Eastern Time on January 1, 2020; provided, however, if Closing has not occurred on or prior to June 1, 2020, the Effective Time of the purchase and sale of the Membership Interests and the assumption of the Assumed Liabilities related thereto shall be effective as of 12:01 a.m. Eastern Time on February 1, 2020 (as applicable, the “Effective Time”).

ARTICLE 3
PURCHASE PRICE; DEPOSIT; PRELIMINARY SETTLEMENT STATEMENTS

3.1 Purchase Price.

(a) Subject to the other terms and provisions of this Agreement, the consideration to be paid at Closing by Purchaser to Sellers for the Membership Interests shall be One Hundred Ten Million Dollars (US$110,000,000.00) (the “Base Purchase Price”), as adjusted under Section 3.3. The adjustments under Section 3.3 shall be preliminarily determined under Section 3.4(a) pursuant to the Preliminary Settlement Statement and subject to final adjustment after the Closing under Section 13.1 pursuant to the Final Settlement Statement.

(b) In addition to the Base Purchase Price, as adjusted, the consideration to be paid by Purchaser to Sellers shall include a contingent payment of up to an aggregate of Fifteen Million Dollars ($15,000,000.00) payable in accordance with the Contingent Payment Structure attached hereto as Exhibit S and incorporated herein for all purposes (the “Contingent Payment”).

3.2 Deposit; Escrow Agent. Within twenty-four (24) hours of the Parties’ execution of this Agreement, (a) Purchaser shall deposit with Wilmington Trust, National Association (the “Escrow Agent”) by federal funds wire transfer of immediately available funds Five Million Dollars ($5,000,000.00) (the “Deposit”) as earnest money in connection with the sale and purchase of the Membership Interests. The Deposit shall be held by Escrow Agent in accordance with the Escrow Agreement and this Agreement. The Deposit shall be non-refundable, unless the Closing does not take place and/or this Agreement is terminated, in which case the Deposit shall be retained or refunded as described in Section 11.2. The Parties agree that the Deposit is reasonable liquidated damages (and is not a penalty) considering all the circumstances existing on the Execution Date, including the relationship of the sum to the range of harm to Sellers that reasonably could be anticipated and the anticipation that proof of actual damages would be costly or inconvenient. In the event the Contemplated Transactions Close, the Parties shall direct the Escrow Agent to release the Deposit to Sellers, and such Deposit shall be credited against the Base Purchase Price payable by Purchaser hereunder, as described in Section 3.4(b). Sellers, on the one hand, and Purchaser, on the other hand, shall each bear one-half of any costs of Escrow Agent under the Escrow Agreement.

3.3 Adjustments to Base Purchase Price. The Base Purchase Price shall be adjusted as follows:

(a) Adjustments for Revenues and Expenses. The Base Purchase Price shall be adjusted for revenues and expenses as follows (without duplication):

(i) Upward Adjustments. The Base Purchase Price shall be adjusted upward by the following:

(A) revenues and proceeds received after the Effective Time by Sellers, Purchaser, the Companies, the CAC Subsidiaries and/or Nytis LLC’s allocable share of the revenues and proceeds of the Nytis LLC Subsidiaries attributable to the sale of Hydrocarbons produced from the Acquired Assets prior to the Effective Time;

(B) revenues and proceeds received after the Effective Time by Purchaser, Coalfield Pipeline Company and Cranberry Pipeline Corporation attributable to their respective business of transporting, processing and marketing of Hydrocarbons and associated operations prior to the Effective Time;

(C) any costs and expenses (including rentals, Royalties, Taxes, capital expenditures, lease operating expenses, and actual overhead charges paid to third-parties under joint operating agreements, joint interest billings, shut-in payments, drilling expenses, workover expenses, geological costs, geophysical costs, and other exploration or development expenditures and costs) paid by Sellers, the Companies or any of the CAC Subsidiaries that are attributable to the ownership or operation of the Acquired Assets from and after the Effective Time;

(D) Sellers’, the Companies’, CAC Subsidiaries’ and Nytis LLC Subsidiaries’ general and administrative expenses in the amount of $175,000 per month (prorated for any partial month) from and after the Effective Time until the Closing Date; and

(E) any payments made by Sellers, the Companies, the CAC Subsidiaries, or the Nytis LLC Subsidiaries from and after the Effective Time until the Closing Date in respect of any settlement of any Hedging Instrument described on Exhibit L.

(ii) Downward Adjustments. The Base Purchase Price shall be adjusted downward by the following:

(A) revenues and proceeds received prior to Closing by the Companies, the CAC Subsidiaries and/or Nytis LLC’s allocable share of the revenues and proceeds of the Nytis LLC Subsidiaries attributable to the sale of Hydrocarbons produced from the Acquired Assets on or after the Effective Time;

(B) revenues and proceeds received prior to Closing by Coalfield Pipeline Company and Cranberry Pipeline Corporation attributable to their respective business of transporting, processing and marketing of Hydrocarbons and associated operations on or after the Effective Time;

(C) any costs and expenses (including rentals, Royalties, Taxes, capital expenditures, lease operating expenses, and overhead charges under joint operating agreements, capital expenses, joint interest billings, shut-in payments, drilling expenses, workover expenses, geological costs, geophysical costs, and other exploration or development expenditures and costs (but excluding the general and administrative expenses that are an upward adjustment to the Base Purchase Price pursuant to Section 3.3(a)(i)(D)) attributable to the ownership or operation of the Acquired Assets prior to the Effective Time which were incurred prior to Closing and remain unpaid as of Closing;

(D) the amount of the Defect Adjustment, if any;

(E) the amount of the Allocated Value of each Acquired Asset affected by a Material Required Consent or Preferential Right that has been excluded from Closing pursuant to Section 9.8(c) or Section 9.9(c); and

(F) any revenues and proceeds received by Sellers, the Companies, the CAC Subsidiaries, or the Nytis LLC Subsidiaries from and after the Effective Time until the Closing Date in respect of any settlement of any Hedging Instrument described on Exhibit L.

(b) Net Adjusted Capital. The Net Adjusted Capital of the Companies, on a consolidated basis, shall be determined as of the Closing Date and adjust the Base Purchase Price as follows:

(i) if the Net Adjusted Capital is a positive amount, the Base Purchase Price shall be adjusted upward by the amount of the Net Adjusted Capital; and

(ii) if the Net Adjusted Capital is a negative amount, the Base Purchase Price shall be adjusted downward by the amount of the Net Adjusted Capital.

3.4 Preliminary Settlement Statement; Closing Payment.

(a) Preliminary Settlement Statement. The Base Purchase Price shall be preliminarily adjusted at the Closing pursuant to a settlement statement (the “Preliminary Settlement Statement”) mutually agreed upon by Sellers and Purchaser, acting in good faith, on or before the Closing; provided, however, if Sellers and Purchaser are unable to agree upon and approve such settlement statement prior to Closing, the settlement statement provided by Sellers as adjusted by Purchaser shall constitute the Preliminary Settlement Statement used to determine the Preliminary Adjustment Amount and Closing Payment. A draft of the Preliminary Settlement Statement shall be prepared by Sellers, acting in good faith, and provided to Purchaser at least Seven (7) Business Days before the Closing Date, and the Purchaser shall deliver to Sellers its adjustments at least two (2) Business Days before the Closing Date. The Preliminary Settlement Statement shall set forth: (i) the Base Purchase Price; (ii) estimates of the adjustments under Section 3.3; and (iii) the resulting Preliminary Adjustment Amount and Closing Payment.

(b) Closing Payments. The Base Purchase Price, as increased or decreased by the net amount of the estimated upward and downward adjustments under Section 3.3 set forth in the Preliminary Settlement Statement (the “Preliminary Adjustment Amount”), less the Deposit, is referred to as the “Closing Payment.” At the Closing, the Closing Payment shall be paid as follows:

(i) Purchaser shall deposit an amount equal to (A) the retention under the R&W Insurance Policy, plus (B) the aggregate amount allocated to the Specified Retained Liabilities as set forth on Schedule 15.8(c)(ii) (the “Indemnity Escrow Amount”) with the Escrow Agent and such funds plus all income accrued thereon (the “Indemnity Escrow Fund”) shall be maintained by the Escrow Agent to secure certain obligations of Sellers under this Agreement and shall be administered and payable in accordance with this Agreement and the Indemnity Escrow Agreement;

(ii) Purchaser, on behalf of Nytis USA and Carbon Appalachia Enterprises, LLC, shall pay an amount equal to the then outstanding principal balance and accrued but unpaid interest due under the Credit Agreement (the “Credit Facility Payoff”) to the Administrative Agent under the Credit Agreement for the benefit of the Lenders thereunder, by federal funds wire transfer of immediately available funds to an account(s) designated by Sellers in writing; and

(iii) To the extent not paid by Sellers prior to the Closing, Purchaser, on behalf of Sellers, shall pay an amount equal to Sellers’ share of the costs and expenses due with respect to the R&W Insurance Policy pursuant to Section 9.21 (the “R&W Insurance Policy Costs”) to the R&W Insurer, by federal funds wire transfer of immediately available funds to an account designated by the R&W Insurer in writing; and

(iv) Purchaser shall pay to Sellers an amount equal to (A) the Closing Payment minus (B) the Indemnity Escrow Amount, minus (C) the R&W Insurance Policy Costs (the “Seller Closing Payment”), by federal funds wire transfer of immediately available funds to an account or accounts designated by Sellers in writing.

3.5 Allocation.

(a) The Base Purchase Price is hereby allocated among the Company Entities as set forth on Schedule 3.5 attached hereto. Sellers make no representation or warranty concerning the accuracy of such allocation. The allocation of value by the Parties among the Assets was arrived at by arms’-length negotiations and shall be used by the Parties in reporting the Contemplated Transactions for Tax purposes.

(b) The Base Purchase allocated pursuant to Section 3.5(a) to any Company Entity that is a limited liability company shall be further allocated among the Acquired Assets held by such Company Entity as determined in the sole discretion of Purchaser in accordance with Section 1060 of the Code and the applicable Treasury Regulations thereunder. Buyer shall prepare and deliver Form 8594 to Sellers no later than 60 days after the Final Determination Date and the Parties shall report the Contemplated Transactions for Tax purposes consistent therewith.

(c) Solely for purposes of determining the amount of the Defect Adjustment pursuant to Title Defects and/or Adverse Environmental Conditions, if any, the Base Purchase Price is hereby allocated among the Leases, Mineral Fee Interests, Wells, Midstream Assets, and Owned Real Estate as set forth on Exhibit A, Exhibit B, Exhibit C, and Exhibit H attached hereto. Each portion of the Acquired Assets to which a value is separately allocated is referred to as an “Asset” (or collectively, the “Assets”) and such value shall be referred to herein as the “Allocated Value.”

ARTICLE 4
DUE DILIGENCE REVIEW

4.1 Due Diligence.

(a) Sellers, the Companies and the CAC Subsidiaries shall provide Purchaser and its Entity Representatives with reasonable access, during normal business hours and in such manner as not to unreasonably interfere with normal operations of the business of Sellers, the Companies, the CAC Subsidiaries, or the Nytis LLC Subsidiaries, to the Background Materials and Records of the Companies, the CAC Subsidiaries, and the Nytis LLC Subsidiaries for inspection and review to permit Purchaser to perform its due diligence review (the “Due Diligence Review”) as provided for in this Agreement. Sellers, the Companies and the CAC Subsidiaries shall make such Background Materials and Records available to Purchaser in a virtual data room and/or at the Lexington, Kentucky offices of Sellers, during Sellers’ normal business hours. Notwithstanding the foregoing, Purchaser shall have no right of access to, and Sellers shall have no right or obligation to provide to Purchaser, information relating to bids received from others in connection with the Contemplated Transactions or information and analyses (including financial analyses) relating to such bids.

(b) Notwithstanding Section 4.1(a) or any other provision in this Agreement to the contrary, any obligation of Sellers, the Companies or the CAC Subsidiaries under Section 4.1(a) to make any such Background Materials and Records available to Purchaser shall be: (i) only to the extent that doing so does not violate any confidentiality or other obligation under any contract or agreement of Sellers, the Companies, the CAC Subsidiaries or the Nytis LLC Subsidiaries or any of their respective Affiliates to any third party; (ii) only to the extent such Background Materials or Records, but excluding any title opinions and title memoranda, are not protected by the attorney-client privilege, the work product doctrine, or other applicable privilege or any such privilege would be likely to be waived, voided, rendered voidable or destroyed by disclosure to Purchaser or any of its respective Entity Representatives; and (iii) only to the extent that such disclosure does not result in a violation of Law.

(c) Purchaser shall be entitled to conduct, at Purchaser’s expense, a Phase I Environmental Site Assessment of the Seller Operated Properties and may conduct visual inspections relating to the Seller Operated Properties, including their condition and compliance with Environmental Laws, all of which shall be completed prior to the Defect Notice Deadline; provided, however, that if Purchaser conducts a Phase I Environmental Site Assessment on any of the Seller Operated Properties, it will provide Sellers with a copy of any final reports or findings generated in connection therewith. Neither Purchaser nor its Entity Representatives may operate any equipment or conduct any testing or sampling of soil, groundwater or other materials (including any testing or sampling for Hazardous Materials, Hydrocarbons or NORM) on or with respect to the Acquired Assets (the “Invasive Activity”) prior to the Closing without the prior written consent of Sellers (which consent Sellers will not unreasonably withhold, condition or delay), and all such activities without Sellers’ consent shall be deemed outside of the scope of a Phase I Environmental Site Assessment; provided, however, should Sellers withhold such consent with respect to any Seller Operated Property, then such Seller Operated Property may, at Purchaser’s option, be excluded from the transactions contemplated hereby, included in Excluded Assets and transferred prior to Closing to Sellers (or an Affiliate) pursuant to an Assignment of the Excluded Assets, in which event the Base Purchase Price shall be reduced by an amount equal to the Allocated Value of such Seller Operated Property. If and to the extent Sellers consent to any Invasive Activity, all such activities must be completed prior to the Defect Notice Deadline. Purchaser and its Entity Representatives shall abide by the safety rules, regulations, and operating policies of Sellers, the Companies and the CAC Subsidiaries and all applicable Laws while conducting their due diligence evaluation of the Acquired Assets. During all periods that Purchaser or any of Purchaser’s Entity Representatives are on the Seller Operated Properties, Purchaser and its Entity Representatives shall each maintain at their sole expense insurance reasonably satisfactory to Sellers, and shall provide proof of such insurance to Sellers upon request.

(d) Sellers shall have the right to have a representative present at all times during the review or assessment by Purchaser or its Entity Representatives of the Seller Operated Properties. Purchaser shall hold in confidence all such information.

4.2 Purchaser’s Independent Investigation. Except for the representations and warranties specifically contained in this Agreement, Sellers, the Companies and the CAC Subsidiaries make no warranty or representation of any kind as to the accuracy, completeness, or materiality of any Records or Background Materials provided by Sellers, the Companies, or the CAC Subsidiaries, any of their respective Affiliates, or any of their respective Entity Representatives to Purchaser, its Entity Representatives, or their respective representatives, agents, or attorneys. Purchaser agrees that any conclusions drawn from the Records or Background Materials or any such other information shall be the result of its own independent review, investigation and judgment.

4.3 Indemnity. In connection with the rights of access, examination and inspection granted to Purchaser under this Article 4, (i) PURCHASER WAIVES AND RELEASES ALL CLAIMS AGAINST THE INDEMNIFIED SELLER PARTIES AND THEIR ENTITY REPRESENTATIVES ARISING IN ANY WAY THEREFROM OR IN ANY WAY CONNECTED THEREWITH AND (ii) PURCHASER HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLERS AND THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE MEMBERS, MANAGERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS, AND REPRESENTATIVES, FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES ATTRIBUTABLE TO PERSONAL INJURY, DEATH OR PHYSICAL PROPERTY DAMAGE, OR VIOLATION OF THE RULES, REGULATIONS, OR OPERATING POLICIES OF SELLERS OR THEIR AFFILIATES, ARISING OUT OF, RESULTING FROM OR RELATING TO ANY FIELD VISIT OR OTHER DUE DILIGENCE ACTIVITY CONDUCTED BY PURCHASER OR ITS ENTITY REPRESENTATIVES WITH RESPECT TO THE ACQUIRED ASSETS, REGARDLESS OF FAULT. NOTWITHSTANDING THE FOREGOING, HOWEVER, PURCHASER SHALL NOT WAIVE OR RELEASE ANY SUCH CLAIMS AND SHALL NOT BE OBLIGATED TO INDEMNIFY, DEFEND OR HOLD HARMLESS SUCH INDEMNIFIED SELLER PARTIES TO THE EXTENT SUCH CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF ANY SUCH INDEMNIFIED SELLER PARTIES.

ARTICLE 5
Title Matters

5.1 Title Warranty. The Parties agree and acknowledge as follows: (a) Carbon makes no warranty or representation, express, implied, statutory or otherwise, with respect to Carbon’s ownership of the CAC Membership Interests except for Carbon’s representation in Section 7.5; and (b) Nytis USA makes no warranty or representation, express, implied, statutory or otherwise, with respect to Nytis USA’s ownership of the Nytis LLC Membership Interests except for Nytis USA’s representation in Section 7.5. For a period of twenty-four (24) months after the Closing Date (the “Special Warranty Period”) and subject to the Permitted Liens, Sellers shall warrant and defend title to the Acquired Assets unto Purchaser, its successors and assigns, against all claims by, through or under Sellers, the Companies, the CAC Subsidiaries and the Nytis LLC Subsidiaries, but not otherwise (the “Special Warranty of Title”). The Parties agree and acknowledge that, except as expressly set forth herein, neither Sellers, the Companies, the CAC Subsidiaries nor the Nytis LLC Subsidiaries make any warranty or representation regarding title to the Acquired Assets. Purchaser hereby acknowledges and agrees that Purchaser’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Acquired Assets shall be pursuant to the procedures set forth in this Article 5.

5.2 Title Defect Notices

(a) As a condition to asserting any claim with respect to any alleged Title Defect affecting the Acquired Assets, Purchaser must deliver to Sellers a valid written Notice of Title Defects as to any alleged Title Defects affecting the Acquired Assets no later than 5:00 p.m. Eastern Time on on the date that is 45 days after the Execution Date (the “Defect Notice Deadline”). Notwithstanding the foregoing, Purchaser shall use reasonable efforts to notify Sellers of any alleged Title Defects affecting the Acquired Assets at least once every week during the period between the Execution Date and the Defect Notice Deadline.

(b) On or before the Defect Notice Deadline, Purchaser shall deliver to Sellers a written notice (the “Notice of Title Defects”) that sets forth all Title Defects affecting the Acquired Assets that Purchaser desires to assert under this Agreement and all Interest Additions discovered by Purchaser or of which Purchaser has been notified under Section 5.5. The Notice of Title Defects shall, with respect to each such Title Defect or Interest Addition set forth therein: (i) describe such Title Defect or Interest Addition and the Assets affected thereby; (ii) describe the basis of such Title Defect or Interest Addition; (iii) include documentation supporting the basis of such Title Defect or Interest Addition; (iv) in the case of each Title Defect, describe in general terms the curative actions that Purchaser reasonably anticipates are required to cure such Title Defect; (v) in the case of each Title Defect, describe Purchaser’s good faith estimate of the Title Defect Value with respect to each Asset affected by such Title Defect in accordance with and subject to the limitations in Section 5.9; and (vi) in the case of each Interest Addition, describe Purchaser’s good faith estimate of the value of such Interest Addition.

(c) A Title Defect shall be conclusively waived by Purchaser and Purchaser shall not be entitled to any adjustment for such Title Defect, and Sellers shall not be obligated to cure such Title Defect, if Purchaser fails to provide a Notice of Title Defect to Sellers of such Title Defect in accordance with Section 5.2(b) on or before the Defect Notice Deadline; provided, however, that the foregoing shall not modify or limit the Special Warranty of Title and no Title Defect arising from events and circumstance first occurring (and not due to the acts or omissions of Purchaser) during the period from and after the Defect Notice Deadline and prior to the Closing Date will become a Permitted Lien or Assumed Liability (and the same shall be a Retained Liability) unless Purchaser agrees in writing to include the same as a Permitted Lien and/or Assumed Liability. To the extent any such Title Defect arises pursuant to the foregoing and is a Retained Liability, Purchaser shall grant Sellers reasonable access, from and after the Closing Date, and shall reasonably cooperate with Sellers, including providing documentation as reasonably requested by Sellers, in each case, with respect to any cure efforts of Sellers related to such Sellers’ Retained Liability

5.3 Title Defect Threshold; Cure.

(a) Title Defect Threshold. A Title Defect shall be conclusively waived by Purchaser, Purchaser shall not be entitled to any adjustment for such Title Defect, and Sellers shall not be obligated to cure such Title Defect, if: (i) the Title Defect Value with respect to such Title Defect is less than the Title Defect Threshold; or (ii) the Allocated Value of the Assets affected by such Title Defect is less than the Title Defect Threshold.

(b) Pre-Closing Cure. Sellers shall have the right and option, but not the obligation, to cure (at their sole cost and expense) any Title Defects that are not waived under Section 5.3(a) on or prior to 5:00 p.m., Eastern Time on the date that is five (5) days prior to Closing (the “Pre-Closing Cure Deadline”). A Title Defect that is not waived under Section 5.3(a) or otherwise waived by Purchaser or cured under this Section 5.3(b), including without limitation an Open Title Defect, prior to the Pre-Closing Cure Deadline is referred to in this Agreement as a “Surviving Title Defect.”

(c) Remedies for Surviving Title Defects. Subject to Sellers’ continuing right to dispute the existence of a Title Defect or the Title Defect Value asserted with respect thereto under Section 5.4(d) below and subject to the Title Defect Threshold and the Defect Deductible with respect to clause (i) below, in the event that any Title Defect properly asserted by Purchaser in accordance with Section 5.2 is not waived in writing by Purchaser or cured on or before the Pre-Closing Cure Deadline, Purchaser shall elect in a writing delivered to Sellers no less than five days prior to the Closing:

(i) to reject the Assets impacted by the Surviving Title Defects and reduce the Base Purchase Price by the Allocated Values thereof, but allow Sellers, at Sellers’ sole expense and to the reasonable satisfaction of Purchaser, to attempt to cure for a period ending at 5:00 pm Eastern Time on the day that is one-hundred eighty (180) days after Closing (such period, the “Post-Closing Title Cure Period”) such asserted Title Defect pursuant to Section 5.3(d). Such rejected Assets will be Excluded Assets and will be assigned to Sellers (or an Affiliate thereof) prior to Closing pursuant to an Assignment of the Excluded Assets which will be held in escrow by Sellers’ counsel and not recorded prior to the Post-Closing Title Cure Period as provided in Section 5.3 (d); or

(ii) to permit the affected Assets to remain with the Company Entities but provide an indemnity of Purchaser and the Company Entities against all Liability resulting from such Title Defect with respect to such Assets pursuant to an indemnity agreement mutually agreeable to the Sellers and Purchaser (a “Title Indemnity Agreement”).

If such Title Defect is not cured by Sellers, waived by Purchaser or resolved in accordance with Section 5.6 hereof, from and after the Closing, Purchaser shall operate the Assets affected by such Title Defect for the benefit of Sellers and in accordance with a Contract Operating Agreement in the form mutually agreed to by Sellers and Purchaser.

(d) Sellers Attempt to Cure Surviving Title Defects. An attempt by Sellers to cure a Surviving Title Defect shall be without prejudice to their rights under Section 5.6 with respect to Title Disputed Matters and shall not constitute an admission against interest or a waiver of Sellers’ right to dispute the existence, nature or value of the alleged Surviving Title Defect or the adequacy of any Notice of Title Defects or any curative action. If Sellers cure a Surviving Title Defect to the reasonable satisfaction of Purchaser prior to expiration of the Post-Closing Title Cure Period, then in connection with the delivery of the Final Settlement Statement, Sellers’ counsel will destroy, and will certify in writing to Sellers and Purchaser the destruction of, the applicable Assignment of the Excluded Assets covering such affected Assets, and Purchaser will pay to Sellers the amount by which the Base Purchase Price was reduced at the Closing as a result of said Surviving Title Defect. If Sellers fail to cure a Surviving Title Defect prior to the expiration of the Post-Closing Period, then Sellers’ counsel will release the Assignment of the Excluded Assets to Purchaser and such Assets permanently will be Excluded Assets and Retained Liabilities of Sellers.

5.4 Agreement on Title Defects and Interest Additions.

(a) Attempt to Agree. With respect to each Title Defect that the Parties do not agree has been waived or cured under Section 5.3(a) or Section 5.3(b) (each, an “Open Title Defect”), from the receipt by Sellers of Purchaser’s Notice of Title Defects until the Closing or the earlier acknowledgement of Purchaser in writing that it is not entitled to a Defect Adjustment in connection with Title Defects, Purchaser and Sellers shall attempt in good faith to agree on the existence and associated Title Defect Value of each such Open Title Defect, and the existence and associated value of each such Interest Addition.

(b) Agreement. If Sellers and Purchaser agree on the existence and Title Defect Value of any such Open Title Defect, then the Title Defect Value for such Open Title Defect shall be the agreed Title Defect Value for purposes of determining the Defect Adjustment, if any. If Sellers and Purchaser agree on the existence and value of any Interest Addition, then the value of such Interest Addition shall be the agreed upon value for purposes of determining the Defect Adjustment, if any. Upon any such agreement, Sellers and Purchaser shall execute a written instrument reflecting such agreement.

(c) Agreement Before Closing. If, before the Closing Date, Sellers and Purchaser agree on the existence and Title Defect Values of all Open Title Defects, and the existence and value of all Interest Additions, then the amount of the Defect Adjustment shall be deducted from and the value of all Interest Additions shall be added to the Base Purchase Price at the Closing, and shall be reflected in the Preliminary Adjustment Amount.

(d) Failure to Agree. If, before the Closing Date, Sellers and Purchaser do not agree on the existence and Title Defect Values of all Open Title Defects, and the existence and value of all Interest Additions, then: (i) the existence and Title Defect Value of those Open Title Defects that are not agreed upon, and the existence and value of those Interest Additions that are not agreed upon, shall be deemed to be Title Disputed Matters to be settled by the Title Expert under Section 5.6; and (ii) the Base Purchase Price shall be adjusted in the Final Settlement Statement pursuant to Section 13.1 by the amount of the Defect Adjustment (net of the values of any Interest Additions), if any, based on the Title Defect Values of any Open Title Defects, and the values of any Interest Additions, and any Allocated Value of the Acquired Assets held back at Closing, as applicable, in each case determined under this Section 5.4 or Section 5.6, as applicable.

5.5 Interest Additions.

(a) Notice of Interest Additions. If, prior to the Defect Notice Deadline, Sellers or Purchaser discover any additional ownership interests in Leases or Wells that are not listed on Exhibit A or Exhibit B, including but not limited to any interest that entitles the Company Entities to receive more than the Net Revenue Interest with respect to any such Asset set forth in Exhibit A or Exhibit B, or obligates Sellers or the Company Entities to bear costs and expenses in an amount less than the Working Interest with respect to any such Asset set forth in Exhibit A or Exhibit B and assuming no corresponding reduction in the Net Revenue Interest (each an “Interest Addition”), Sellers or Purchaser, as applicable, shall promptly (but in any event prior to the Defect Notice Deadline) provide written notice to the other Parties of such Interest Addition. Such notice shall be in writing and shall include: (i) a description of each such Interest Addition; (ii) the basis for each such Interest Addition, and supporting documentation with respect thereto; (iii) the Assets affected by each such Interest Addition and the Allocated Values thereof; and (iv) the value of the Interest Addition or the amount by which Sellers or Purchaser, as applicable, reasonably believe the Allocated Values of the affected Assets should be increased by the Interest Addition, and the computations upon which such belief is based.

(b) Effect of Interest Additions. Interest Additions shall offset any Defect Adjustment.

5.6 Dispute Resolution. If any Open Title Defects, including the existence, waiver, cure, and Title Defect Values thereof, or any Interest Additions, including the existence and values thereof (collectively, “Title Disputed Matters”), are not agreed upon under Section 5.4(c), then any such Title Disputed Matters shall, in each case be resolved by a single Title Expert under the dispute resolution procedure in this Section 5.6. As used herein, a “Title Expert” means an attorney licensed to practice law in the State(s) where the Acquired Assets subject to the Open Title Defects are located with at least 15 years of experience in oil and gas title and related matters that does not have a material relationship with any Party, whose law firm has not represented any Party or its Affiliates within the previous five (5) years, and that is reasonably acceptable to Sellers and Purchaser. For avoidance of doubt, if there are Open Title Defects in more than one State, a separate Title Expert may be retained for each such State.

(a) Selection of Title Expert. Sellers and Purchaser shall act in good faith to promptly execute such engagement letters and other documents as shall be necessary to engage the Title Expert within 20 Business Days after the Closing. After the Title Expert has been engaged, if the Title Expert dies or resigns or is removed upon mutual agreement of Sellers and Purchaser, then such Title Expert shall be replaced within 20 Business Days thereafter by Purchaser and Sellers in accordance with this Section 5.6, and the time periods in this Section 5.6 shall be extended as necessary or appropriate. The fees and expenses of the Title Expert shall be paid fifty percent (50%) by Sellers and fifty percent (50%) by Purchaser. In the event that Sellers and Purchaser do not agree on a Title Expert within 20 Business Days after the Closing, then Sellers, on the one hand, and Purchaser, on the other hand, shall each propose a Title Expert during such 20 Business Day period and such two (2) proposed individuals shall name the Title Expert.

(b) Materials to Title Expert. Within 10 Business Days after the selection of the Title Expert, the Parties shall provide to the Title Expert and to the other Party (to the extent not previously provided) the following materials:

(i) Purchaser’s Notice of Title Defects and all documentation provided by Purchaser to Sellers prior to the Closing Date in connection with any Open Title Defects or Interest Additions and values with respect thereto;

(ii) such evidence as Sellers deem appropriate to dispute the existence, waiver, cure, and alleged Title Defect Values with respect to all Open Title Defects, and the Interest Additions and values with respect thereto, in each case assigned thereto by Purchaser in the Notice of Title Defects, together with Sellers’ good faith estimate of the Title Defect Values with respect to all such Open Title Defects, if any, and the values with respect to all such Interest Additions, if any; and

(iii) a copy of this Agreement, including all Exhibits.

(c) Decisions of Title Expert. The Title Expert shall use commercially reasonable efforts to make his or her determination and provide to the Parties written findings within 30 days after he or she has received the materials under Section 5.6(b). The decision of the Title Expert shall be final and non-appealable and shall be limited to awarding only Sellers’ position or Purchaser’s position with respect to the Title Disputed Matters associated with each Open Title Defect and Interest Addition, in each case that are not agreed upon by the Parties under Section 5.4. The Title Expert shall make a separate determination with respect to each Open Title Defect and Interest Addition. The written findings of the Title Expert shall set forth the Title Expert’s decision with respect to each applicable Open Title Defect and Interest Addition and the Title Expert’s rationale and supporting documentation for the decision. The Title Expert shall not make any other award or grant any other remedy, whether or not prohibited or contemplated by this Agreement, and shall certify, as necessary, the resolution of such Title Disputed Matters, as applicable, to the Accounting Referee under Section 13.1(d).

5.7 Changes in Prices. Without prejudice to Purchaser’s rights under any provisions in this Agreement pertaining to Casualty Losses, with respect to the operational covenants in Article 9, the Purchaser shall assume all risk of Loss with respect to: (a) changes in commodity or product prices and any other market factors or conditions affecting the Membership Interests and the Acquired Assets from and after the Effective Time; (b) production declines or any adverse change in the production characteristics or downhole condition of any Well, including any well watering out, or experiencing a collapse in the casing or sand infiltration, before, on or after the Closing; and (c) depreciation of any of the Acquired Assets that constitute personal property through ordinary wear and tear, and none of the foregoing shall constitute Title Defects or otherwise give rise to any Claims by Purchaser before, on, or after the Closing.

5.8 Exclusive Remedy. Except for Purchaser’s rights under Sellers’ Special Warranty of Title, Purchaser’s right to terminate this Agreement pursuant to Section 11.1(b), and Purchaser’s rights under any INDEMNIFICATION PROVISION OF THIS AGREEMENT AND ANY Title Indemnity Agreement, THIS Article 5 SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE THE EXCLUSIVE RIGHT AND REMEDY OF PURCHASER WITH RESPECT TO TITLE DEFECTS AND OTHER DEFICIENCIES IN TITLE WITH RESPECT TO THE ACQUIRED ASSETS. Except for Purchaser’s rights under Sellers’ Special Warranty of Title, Purchaser’s right to terminate this Agreement pursuant to Section 11.1(b), and Purchaser’s rights under any INDEMNIFICATION PROVISION OF THIS AGREEMENT AND under any Title Indemnity Agreement, PURCHASER RELEASES, REMISES AND FOREVER DISCHARGES SELLERS AND THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE MEMBERS, MANAGERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS, AND REPRESENTATIVES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, LOSSES, COSTS, LIABILITIES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO OR ARISING OUT OF, ANY TITLE DEFECT OR OTHER DEFICIENCY IN TITLE TO ANY OF THE ACQUIRED ASSETS.

5.9 Title Defect Value. “Title Defect Value” means, with respect to an Asset, the reduction in such Asset’s Allocated Value as of the Defect Notice Deadline caused by an uncured Title Defect with respect to such Asset, taking into account any subsequent cure of such Title Defect by Sellers or the Company Entities as described herein; provided, however, that:

(a) in determining the Title Defect Value, the reduction in the Asset’s value shall be based on the Allocated Value thereof;

(b) the Title Defect Value shall not exceed the cost to cure the related Title Defect (if the cost to cure is reasonably determinable);

(c) the aggregate amount of Title Defect Values attributable to all Title Defects affecting an Asset shall not exceed the Allocated Value of such Asset;

(d) notwithstanding the foregoing, if a Title Defect is a Lien which is undisputed and liquidated in amount, the Title Defect Value shall be the amount necessary to be paid to remove the Lien; provided, further, Liens established in connection with the Credit Agreement and which are to be paid off and released in connection with Closing will not be considered a Title Defect;

(e) if a Title Defect affects an Asset for less than its full productive life, the Title Defect Value shall be reduced to take into account the applicable time period only;

(f) the Title Defect Value attributable to any Title Defect shall not include any amount with respect to which Purchaser receives credit in the calculation of the adjusted Base Purchase Price attributable to any other Title Defect; and

(g) Subject to Sections 5.9(a) through (f) above, the Title Defect Value shall be determined in accordance with the following methodology, terms and conditions:

(i) if Purchaser and Sellers agree on the Title Defect Value, that amount shall be the Title Defect Value;

(ii) if the Title Defect reflects a discrepancy between (A) the actual Net Revenue Interest for the affected Asset and (B) the Net Revenue Interest stated on the applicable Exhibit for such Asset, then the Title Defect Value shall be an amount equal to the product of the Allocated Value of such Asset multiplied by a fraction, the numerator of which is the amount of the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest stated in the applicable Exhibit for such Asset; provided, however, that with respect to any discrepancy in a reversionary Net Revenue Interest, the Title Defect Value shall be appropriately adjusted to reflect the economic effect of the asserted Title Defect over the life of the affected Asset;

(iii) if the Title Defect results from Sellers having more Net Mineral Acres in the Asset than the Net Mineral Acres stated on Exhibit A without a corresponding increase in the Net Revenue Interest stated in Exhibit A for such Asset, then the Title Defect Value shall be an amount equal to the product of the Allocated Value of such Asset multiplied by a fraction, the numerator of which is the amount of the Net Mineral Acres increase and the denominator of which is the Net Mineral Acres stated in Exhibit A for such Asset;

(iv) if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the Asset of a type not described in clauses (i)-(iii) above, the Title Defect Value shall be determined by taking into account the Allocated Value of the Asset, the portion of the Asset adversely affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Asset, the values placed upon the asserted Title Defect by Purchaser and Sellers and such other factors as are reasonably necessary to make a proper evaluation; and

(v) the Title Defect Value with respect to a Title Defect shall be determined without duplication of any costs or losses included in any other Title Defect Value hereunder or of any amounts for which Purchaser otherwise receives credit in the calculation of the adjustments to the Base Purchase Price and shall be calculated in a manner that is net to the interest of the applicable Company Entity in the applicable Asset.

(h) If an instrument creating or conveying (or purporting to create or convey) any Mineral Fee Interest or leasehold interest (which shall include but not be limited to overriding royalty interests) is the basis for Purchaser asserting a Title Defect and the Title Defect affects more than one Asset, then the Title Defect Threshold and the Title Defect Value shall apply cumulatively to all impacted Assets. If an Asset is affected by more than one (1) Title Defect, then Purchaser may assert a cumulative Title Defect in respect of all such Title Defects affecting such Acquired Asset and the Title Defect Threshold shall apply cumulatively to all such Title Defects.

ARTICLE 6
ENVIRONMENTAL MATTERS

6.1 Notice of Environmental Conditions.

(a) As a condition to asserting any claim with respect to any alleged Adverse Environmental Condition affecting the Acquired Assets, Purchaser must deliver to Sellers a valid written Notice of Environmental Condition no later than the Defect Notice Deadline. Notwithstanding the foregoing, Purchaser shall use reasonable efforts to notify Sellers of any alleged Adverse Environmental Condition affecting the Acquired Assets at least once every week during the period between the Execution Date and the Defect Notice Deadline which notice may be preliminary in nature and supplemented prior to the Defect Notice Deadline; provided that failure of Purchaser to provide preliminary notice of any Adverse Environmental Condition shall not be deemed to be a waiver of or otherwise prejudice Purchaser’s right to assert an Adverse Environmental Condition on or before the Defect Notice Deadline.

(b) On or before the Defect Notice Deadline, Purchaser shall deliver to Sellers a written notice (a “Notice of Environmental Conditions”) that sets forth all Adverse Environmental Conditions affecting the Acquired Assets that Purchaser desires to assert under this Agreement. The Notice of Environmental Conditions shall, with respect to each such alleged Adverse Environmental Condition set forth therein:

(i) a specific description of each Asset that is affected by the alleged Adverse Environmental Condition (the “Environmental Defect Property”);

(ii) a description of the alleged Adverse Environmental Condition and the facts and circumstances giving rise thereto, including all materials compiled by Purchaser which supports the existence of such alleged Adverse Environmental Condition;

(iii) the Allocated Value of each Environmental Defect Property; and

(iv) a good-faith estimate of the Remediation Amount (itemized in reasonable detail) that Purchaser asserts is attributable to such alleged Adverse Environmental Condition.

Purchaser’ good-faith estimate of the Remediation Amount must describe the Remediation proposed for the Adverse Environmental Condition and identify all material assumptions used by Purchaser in estimating the Remediation Amount, including any applicable standards the Purchaser asserts must be met to comply with Environmental Laws.

(c) An Adverse Environmental Condition shall be conclusively waived by Purchaser and Purchaser shall not be entitled to any adjustment for such Adverse Environmental Condition, and Sellers shall not be obligated to cure such Adverse Environmental Condition, if Purchaser fails to provide a Notice of Environmental Defect to Sellers of such Adverse Environmental Condition in accordance with Section 6.1(b) on or before the Defect Notice Deadline.

6.2 Environmental Defect Threshold; Remediation; Remedies.

(a) Environmental Defect Threshold. An Adverse Environmental Condition shall be conclusively waived by Purchaser, Purchaser shall not be entitled to any adjustment for such Adverse Environmental Condition, and Sellers shall not be obligated to cure such Adverse Environmental Condition, if: (i) the Remediation Amount with respect to such Adverse Environmental Condition is less than the Environmental Defect Threshold; and (ii) the Allocated Value of the Environmental Defect Properties affected by such Environmental Defect is less than the Environmental Defect Threshold.

(b) Election of Remedies. Subject to Sellers’ continuing right to dispute the existence of an Adverse Environmental Condition or the Remediation Amount asserted with respect thereto under Section 6.3 below and subject to the Environmental Defect Threshold and the Defect Deductible with respect to clause (i) below, an Adverse Environmental Condition that is not waived under Section 6.2(a) or otherwise waived by Purchaser or Remediated under this Section 6.2(b) prior to such time and date is referred to in this Agreement as a “Surviving Environmental Defect.” To the extent Purchaser delivers any valid Notice of Environmental Conditions prior to the Defect Notice Deadline, then for any Adverse Environmental Conditions that are not waived under Section 6.2(a), Purchaser may elect any of the following remedies with written notice to Sellers no less than five (5) days prior to Closing:

(i) reject the Environmental Defect Properties and reduce the Base Purchase Price by the Allocated Values thereof, but allow Sellers to attempt to Remediate in accordance with Environmental Laws at Sellers’ sole cost such Adverse Environmental Condition, which Remediation work must be completed to Purchaser’s reasonable satisfaction on or prior to 5:00 pm Eastern Time on the day that is five (5) days prior to Sellers’ delivery of the Final Settlement Statement to Purchaser (such period, the “Post-Closing Environmental Cure Period”). Such rejected Environmental Defect Properties will be Excluded Assets and will be assigned to Sellers (or an Affiliate thereof) pursuant to the Assignment of Excluded Assets which will be held in escrow by Sellers’ counsel and not recorded prior to the Post-Closing Environmental Cure Period as provided in Section 6.2(d); or

(ii) permit the Environmental Defect Properties to remain with the applicable Company Entity and indemnify such Company Entity and Purchaser against all Liability resulting from such Adverse Environmental Condition with respect to such Environmental Defect Properties pursuant to an indemnity agreement mutually agreeable to the Sellers and Purchaser (an “Environmental Indemnity Agreement”).

(c) Effect of Attempted Remediation by Sellers. An attempt by Sellers to Remediate a Surviving Environmental Defect shall be without prejudice to their rights under Section 6.3 with respect to Disputed Environmental Matters and shall not constitute an admission against interest or a waiver of Sellers’ right to dispute the existence, nature or value of, or cost to Remediate, the alleged Adverse Environmental Condition or the adequacy of any Notice of Environmental Conditions or any curative action. If Sellers Remediate a Surviving Environmental Defect in accordance with Environmental Laws and to the reasonable satisfaction of Purchaser prior to expiration of the Post-Closing Environmental Cure Period, then in connection with the delivery of the Final Settlement Statement, Sellers’ counsel will destroy, and will certify in writing to Sellers and Purchaser the destruction of, the applicable Assignment of the Excluded Assets covering such affected Assets, and Purchaser will pay to Sellers the amount by which the Base Purchase Price was reduced at the Closing as a result of said Surviving Environmental Defect. If Sellers fail to cure a Surviving Environmental Defect prior to the expiration of the Post-Closing Period, then Sellers’ counsel will release the Assignment of the Excluded Assets to Purchaser and such Assets permanently will be Excluded Assets and Retained Liabilities of Sellers.

(d) Adequacy of Sellers Remediation. With respect to any Remediation completed by Sellers, Sellers will be deemed to have adequately completed the Remediation upon receipt by Purchaser, subject to Purchaser’s review and approval, of a written certificate of approval or completion from the applicable Governmental Body that the Adverse Environmental Condition has been cured and no further Remediation is required. If no written certificate or approval is available under Environmental Law, Sellers will be deemed to have adequately completed the Remediation upon receipt by Purchaser, subject to Purchaser’s review and approval, of a certificate from an independent, licensed professional engineer or other professional that the Adverse Environmental Condition has been cured and no further Remediation is required. If the Parties cannot reach an agreement and do not obtain an independent certificate or are not able to appoint an independent, licensed professional engineer, the issue of whether the Remediation is completed may be resolved by the dispute resolution procedures set forth in Section 6.3 below. Following the completion of any Remediation in accordance with this Section 6.2, Purchaser shall have no further remedies against Sellers with respect to the applicable Adverse Environmental Condition or the corresponding Remediation Amount.

6.3 Adverse Environmental Condition Disputes.

(a) Sellers and Purchaser shall attempt to agree on all asserted Adverse Environmental Conditions and Remediation Amounts prior to the Pre-Closing Cure Deadline. If, by the Pre-Closing Cure Deadline, Sellers and Purchaser are unable to agree on an alleged Adverse Environmental Condition, on the completion of

Remediation or on an alleged Remediation Amount (including, in each case, the adequacy of any Remediation actions with respect thereto) (the “Disputed Environmental Matters”) such disputes, and only such disputes, shall be exclusively and finally resolved in accordance with the following provisions of this Section 6.3. Any initiation of an expert determination of any Disputed Environmental Matter shall only be in accordance with the following subsections (b) through (j) below.

(b) No later than 10 days following the Closing, a representative of Sellers and a representative of Purchaser shall meet to attempt to resolve any Disputed Environmental Matters. In the event that the Parties are not able to reach agreement with respect to any Disputed Environmental Matters, then either Sellers or Purchaser may submit any Disputed Environmental Matter to expert determination pursuant to this Section 6.3 by written notice to the other Party within 20 days following the Closing, together with all supporting documentation of such Disputed Environmental Matter. If a Party does not submit a notice of expert determination to the other Party in accordance with this Section 6.3(b) within 20 days following the Closing, such Party shall be deemed to have waived all such Disputed Environmental Matters, which shall be deemed conclusively resolved in accordance with the other Party’s written position or subsequent agreement between the Parties pursuant to this Section 6.3(b).

(c) By not later than 15 days after a Party’s receipt of a written description of any Disputed Environmental Matters, such Party shall provide to the initiating Party a written response setting forth its position with respect to such Disputed Environmental Matters, together with all supporting documentation.

(d) The environmental expert (the “Environmental Expert”) shall be selected by Sellers and Purchaser in accordance with this Section 6.3(d). Sellers and Purchaser shall each exchange lists of three (3) acceptable, qualified environmental experts (who shall be an environmental engineer or environmental attorney with at least 10 years of experience in investigations, remediation and examining environmental matters involving oil and gas producing properties in the State(s) where the Assets subject to the Disputed Environmental Matters are located), and shall certify that each potential environmental expert set forth on its list has not, and such environmental expert’s firm has not, represented the certifying Party or any of its Affiliates within the previous three (3) years. Within five (5) days following the exchange of lists of environmental experts, Sellers and Purchaser shall select by mutual agreement the Environmental Expert from their lists of three (3) acceptable environmental experts. If no such agreement is reached, the Lexington, Kentucky office of the American Arbitration Association shall select an environmental expert from the lists provided by Sellers and Purchaser to serve as the Environmental Expert (but only to the extent such listed environmental experts satisfy the conditions and qualifications set forth herein).

(e) Within 10 days following the engagement of the Environmental Expert, the Parties shall submit to the Environmental Expert one copy of (i) this Agreement, (ii) the initiating Party’s written description of the Disputed Environmental Matters provided pursuant to Section 6.3(b), together with the supporting documents that were provided to the other Party and (iii) the other Party’s written response to the initiating party’s written description of the Disputed Environmental Matters, together with the supporting documents that were provided to the initiating Party. The Environmental Expert shall resolve the Disputed Environmental Matters based only on the foregoing submissions. Neither the Purchaser nor the Sellers shall have the right to submit any additional documentation to the Environmental Expert or to demand discovery on the other Party.

(f) The Environmental Expert, once appointed and engaged, shall have no ex parte communications with any Party concerning the determination required hereunder. All communications between any Party and the Environmental Expert shall be conducted in writing, with copies sent simultaneously to the other Parties in the same manner, or at a meeting in Lexington, Kentucky, to which the representatives of all Parties have been invited and of which such Parties have been provided at least five (5) days’ written notice.

(g) The Parties will instruct the Environmental Expert to make his/her determination by written decision within 15 days following submission of the Disputed Environmental Matters to the Environmental Expert, which shall be final and binding upon the Parties, without right of appeal. In making the determination, the Environmental Expert shall be bound by the rules set forth in this Article 6. The Environmental Expert may consult with and engage disinterested third party consultants to advise the Environmental Expert but shall disclose to the Parties the identities of such consultants. Any such consultant shall not have worked as an employee of or consultant for the Parties or their respective Affiliates within the previous three (3) years and shall not have any financial interest in the dispute. The written finding of the Environmental Expert will set forth the Environmental Expert’s finding, if applicable, as to (i) whether the subject Adverse Environmental Condition exists or has been Remediated and, subject to the following sentence, the resulting Remediation Amount, (ii) the deficiencies in any notice of the foregoing and the specific supplemental information that, if provided, would cause such notice to be in compliance with the terms of Section 6.1 and/or (iii) the adequacy of any Remediation action, including any such additional Remediation actions necessary to Remediate properly any asserted Adverse Environmental Condition, as applicable, in each case, including the Environmental Expert’s rationale for the determination. With respect to a Remediation Amount, the Environmental Expert shall be limited to awarding only the final amount proposed by either Sellers or Purchaser in their respective submissions provided pursuant to Section 6.3(e). The Environmental Expert shall make a separate and independent determination with respect to each Disputed Environmental Matter submitted and shall provide a detailed written finding supporting such determination.

(h) The Environmental Expert shall act as an expert for the limited purpose of determining the specific disputed Adverse Environmental Conditions and shall not be empowered to award damages, interest or penalties to any Party with respect to any matter.

(i) Each Party shall bear its own legal fees and other costs of preparing and presenting its case. Sellers shall bear one-half and Purchaser shall bear one-half of the costs and expenses of the Environmental Expert, including any costs incurred by the Environmental Expert that are attributable to the consultation of any third party.

(j) Any dispute over the interpretation or application of this Section 6.3 shall be decided by the Environmental Expert with reference to the Laws of the State where the Environmental Defect Property is located. The Parties intend that the procedures set forth in this Section 6.3 shall not constitute or be handled as arbitration proceedings under the Federal Arbitration Act or any applicable state arbitration act, and that the provisions of this Section 6.3 shall be specifically enforceable.

6.4 Limitations on Applicability. With the exception of Purchaser’s right to terminate this Agreement pursuant to Section 11.1(b) and Purchaser’s rights under the indemnification provisions of this Agreement and any Environmental Indemnity Agreement, this Article 6 shall comprise, subject to the limitations set forth in this Agreement, the exclusive rights and remedies of Purchaser with respect to Adverse Environmental Conditions or any other environmental matter with respect to any Asset. Purchaser’s right to assert an Adverse Environmental Condition under this Article 6 shall terminate on the Defect Notice Deadline. Thereafter, with the exception of Purchaser’s right to terminate this Agreement pursuant to Section 11.1(b) and Purchaser’s rights under the indemnification provisions of this Agreement and any Environmental Indemnity Agreement, Purchaser shall have no further remedies against Sellers with respect to any alleged Adverse Environmental Condition or Remediation Amount.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers, on a joint and several basis, represent and warrant to Purchaser as follows:

7.1 Existence and Good Standing. Each of Sellers, the Companies, the Nytis LLC Subsidiaries and the CAC Subsidiaries is duly organized, validly existing and in good standing under the Laws of the State of its incorporation or organization, and is duly qualified in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties makes such qualification or registration necessary and such jurisdictions are described on Schedule 7.1..

7.2 Power and Authority. Each of Sellers, the Companies, the Nytis Subsidiaries, and the CAC Subsidiaries have all requisite power and authority to carry on its business as presently conducted, and to own, lease or otherwise hold the Acquired Assets owned by such Entities, to execute and deliver the Transaction Documents to which it is or will become a party, to perform its obligations under such Transaction Documents, and to consummate the Contemplated Transactions.

7.3 Due Authorization. The execution and delivery by each of Sellers, the Companies and the CAC Subsidiaries of the Transaction Documents to which it is or will become a party, the performance by it of its respective obligations under such Transaction Documents, and the consummation by it of the Contemplated Transactions, have been duly authorized by all necessary corporate or limited liability company action of each of the Sellers, the Companies and the CAC Subsidiaries. The Carbon Stockholder Consent, which has been executed and delivered and shall become effective immediately following the execution of this Agreement, (i) is the only vote or approval of the holders of any class or series of equity securities of Carbon necessary to adopt and approve this Agreement and the Contemplated Transactions, and (ii) has been obtained in compliance with Section 228 of the DGCL. The Nytis USA Stockholder Consent, which has been executed and delivered and shall become effective immediately following the execution of this Agreement, is the only vote or approval of the holders of any class or series of equity securities of Nytis USA necessary to adopt and approve this Agreement and the Contemplated Transactions. The Carbon Board has unanimously (i) determined that this Agreement and the Contemplated Transactions are expedient and for the best interests of Carbon and (ii) directed that this Agreement be submitted to the stockholders of Carbon for approval for purposes of Section 271 of the DGCL.

7.4 Execution and Delivery; Enforceability. This Agreement has been duly and validly executed and delivered by each of the Sellers and, assuming the due and valid execution of this Agreement by the Purchaser, constitutes (and the Transaction Documents to which any Seller is a party, when executed and delivered at Closing, will constitute) the legal, valid, and binding obligation of each of the Sellers, enforceable against the Sellers in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

7.5 Title.

(a) Carbon owns all of the CAC Membership Interests. CAC owns all of the issued and outstanding membership interests of Carbon Appalachia Group, LLC and Carbon Tennessee Mining Company, LLC. Carbon Appalachia Group, LLC owns all of the issued and outstanding membership interests of Carbon Appalachia Enterprises, LLC. Carbon Appalachia Enterprises, LLC owns all of the issued and outstanding membership interests of Appalachia Gas Services Company, LLC, Knox Energy, LLC and Carbon West Virginia Company, LLC and all of the issued and outstanding stock of Coalfield Pipeline Company. Carbon West Virginia Company, LLC owns all of the issued and outstanding stock of Cranberry Pipeline Corporation. Nytis USA owns 98.11% of the Nytis LLC Membership Interests. Except as set forth above, no Person holds any Equity Interests in CAC, Nytis LLC, or the CAC Subsidiaries. Except as set forth in this Section, in Section 7.23, or Schedule 7.5(a), neither CAC, the CAC Subsidiaries, Nytis LLC nor the Nytis LLC Subsidiaries (each a “Company Entity” and collectively, the “Company Entities”), own, directly or indirectly, any Equity Interests in any Person. Upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents, Purchaser shall own, directly or indirectly, free and clear of all Liens, all of the Equity Interests (i) in CAC, the CAC Subsidiaries, Nytis LLC and (ii) owned by Nytis LLC in the Nytis LLC Subsidiaries.

(b) Except as set forth on Schedule 7.5(c) and except with respect to the Nytis LLC Subsidiaries (addressed in Section 7.5(c)):

(i) the Equity Interests in each Company Entity were issued in compliance with all applicable Laws;

(ii) no Equity Interest in any of the Company Entities have been issued in violation of, and none are subject to, any preemptive rights, purchase or call options, subscription rights, rights of first refusal or other similar rights;

(iii) there are no member agreements, irrevocable proxies, voting trusts or other agreements or understandings relating to the voting or transfer of any Equity Interests of any Company Entity;

(iv) there are no outstanding stock appreciation, phantom interest, profit participation or similar rights with respect to any of the Company Entities;

(v) there are no obligations, contingent or otherwise, of any of the Company Entities to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person.

(c) To the Knowledge of Sellers, except as set forth on Schedule 7.5(c):

(i) the Equity Interests in each Nytis LLC Subsidiary were issued in compliance with all applicable Laws;

(ii) no Equity Interest in any of the Nytis LLC Subsidiary have been issued in violation of, and none are subject to, any preemptive rights, purchase or call options, subscription rights, rights of first refusal or other similar rights;

(iii) there are no member agreements, irrevocable proxies, voting trusts or other agreements or understandings relating to the voting or transfer of any Equity Interests of any Nytis LLC Subsidiary;

(iv) there are no outstanding stock appreciation, phantom interest, profit participation or similar rights with respect to any of the Nytis LLC Subsidiaries;

(v) there are no obligations, contingent or otherwise, of any of the Nytis LLC Subsidiaries to provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person.

7.6 Liabilities for Brokers’ Fees. None of Sellers or the Company Entities have incurred any Liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Contemplated Transactions for which Purchaser shall have any Liability or responsibility whatsoever.

7.7 Financial Statements.

(a) Sellers (i) have delivered to Purchaser (A) the audited balance sheet of Carbon as of the fiscal years ending December 31, 2017, December 31, 2018, and December 31, 2019 and the related audited income statements for the twelve months ended as of each such fiscal year end, (B) an audited consolidated balance sheet of CAC and the CAC Subsidiaries, as of the fiscal years ending December 31, 2017 and December 31, 2018, and the related audited consolidated income statements for the period April 3, 2017 (inception) through December 31, 2017 and for the twelve months ended December 31, 2018, (C) unaudited trial balances of Nytis LLC for the years ended December 31, 2017 and December 31, 2018, and (ii) within 20 days after the Execution date will deliver to Purchaser an unaudited combined consolidated balance sheet of CAC, the CAC Subsidiaries, Nytis LLC and, to the extent required by GAAP, the Nytis LLC Subsidiaries, as of the fiscal years ending December 31, 2018 and December 31, 2019, and the related unaudited combined consolidated income statements for the 12 months then ended (collectively, the “Financial Statements”). The Financial Statements (x) do, or to the extent not provided as of the Execution Date, will, fairly present in all material respects, in accordance with GAAP (except with respect to trial balances), the financial condition and the results of operations of the Companies, the CAC Subsidiaries and, to the extent required by GAAP, the Nytis LLC Subsidiaries, as of the respective dates of and for the periods referred to in such Financial Statements, and (y) have been, or to the extent not prepared as of the Execution Date, will be, prepared in accordance with applicable Laws, the books and records of the Company Entities, and the historic accounting practices of the Company Entities on a consistent basis throughout the periods covered by such Financial Statements.

(b) Except as set forth on Schedule 7.7(b)(i), none of the Company Entities has any Liabilities of a type required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, except for (i) Liabilities reflected or reserved against on the balance sheet included in the latest Financial Statements, (ii) Liabilities incurred in the ordinary course of business of the Company Entities since December 31, 2019, and (iii) Liabilities which are not material in amount (either individually or in the aggregate).

7.8 Organizational Documents. Sellers have delivered, or made available, to Purchaser true, correct and complete copies of the Organizational Documents of each Company Entity.

7.9 Material Required Consents. The Material Required Consents set forth on Schedule 7.9 constitute all of the Material Required Consents that are required to be obtained by Sellers in connection with the transfer and conveyance of the Membership Interests to Purchaser under this Agreement.

7.10 Preferential Rights. All the Preferential Rights are set forth on Schedule 7.10.

7.11 No Conflicts.

(a) Except as set forth on Schedule 7.11 and assuming compliance with the matters referred to in Section 7.11(b), the execution, delivery, and performance by Sellers of this Agreement does not, and the execution, delivery, and performance by each of Sellers, the Company Entities of the Transaction Documents to which each of Sellers and the Company Entities will become a party, will not: (i) contravene or result in a violation of any provision of the Organizational Documents of Sellers or the Company Entities; (ii) result in a violation or breach of any Law or Order that is binding on Sellers or the Company Entities; (iii) constitute a default or an event of default in any material respect under, require any filing, notice, waiver, consent, authorization, or approval under, or result in or give any third party any right of termination, cancellation, or acceleration of the obligations under, any Material Contract or agreement to which Sellers or any Company Entity is a party or to which its assets are bound; or (iv) result in the creation of any Lien on any Acquired Asset.

(b) Except for Material Required Consents (which are covered by Sections 7.9 and 9.8) and Preferential Rights (which are covered by Sections 7.10 and 9.9), the execution, delivery, and performance by Sellers of this Agreement does not, and the execution, delivery, and performance by each of Sellers and the Company Entities of the Transaction Documents to which each of Sellers and the Company Entities will become a party, will not require any consent of, or filing with or notification to, any Person, except for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or “blue sky” Law (“Blue Sky Laws”), including the filing with the SEC of an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act (the “Information Statement”) and (B) the Carbon Stockholder Consent and the Nytis USA Stockholder Consent.

7.12 Rentals and Royalties. Except for the Proceedings listed in Schedule 7.12, there is no Proceeding pending, or, to the Knowledge of Sellers, threatened in writing, against any of the Company Entities before any Governmental Authority, arbitrator, or arbitration panel relating to rentals or Royalties payable by the Company Entities with respect to the Acquired Assets or Hydrocarbons produced from the Acquired Assets. Except (a) for such funds that are being held in suspense, (b) for such items being disputed in good faith, or (c) as set forth on Schedule 7.12, the Company Entities have properly and timely paid, or caused to be paid, in all material respects, all Royalties arising under the Leases and under applicable Law due by the Company Entities with respect to the applicable Acquired Assets prior to the Effective Time and the Closing Date in accordance with Law and the applicable Lease. Exhibit M sets forth the aggregate amount of suspended funds held by any of the Company Entities and owed to third-parties for Royalties with respect to the Leases as of the date set forth on Exhibit M.

7.13 Taxes. Except as set forth on Schedule 7.13:

(a) (i) All Tax Returns required to be filed by the Company Entities or with respect to the Acquired Assets have been duly and timely filed; (ii) each such Tax Return is true, correct and complete in all material respects, (iii) all Taxes owed by the Company Entities or for which the Company Entities may be liable or with respect to the Acquired Assets, which are or have become due, have been paid in full or are appropriately included in accounts payable or accrued liabilities; (iv) all Taxes which the Company Entities are required by applicable Law to withhold and collect or deposit have been withheld and collected or deposited, and have been paid over to the proper authorities to the extent due and payable; and (v) there are no Liens (other than Permitted Liens) with respect to the Acquired Assets attributable to unpaid Taxes.

(b) There is no pending claim for Taxes against the Company Entities or with respect to the Acquired Assets and no assessment, deficiency or adjustment has been asserted, proposed or, to the Knowledge of Sellers, threatened with respect to any Taxes or Tax Returns of or with respect to the Company Entities or the Acquired Assets. None of the Tax Returns filed by the Company Entities or with respect to the Acquired Assets has been audited and no Tax audits or other administrative or judicial proceedings are being conducted, pending or, to the Knowledge of Sellers, threatened with regard to any Taxes or Tax Returns of the Company Entities or with respect to the Acquired Assets.

(c) There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company Entities or the Acquired Assets or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company Entities or the Acquired Assets.

(d) No Company Entity is a party to or bound by any Tax allocation, Tax sharing or Tax indemnity agreements or arrangements.

(e) No Company Entity has entered into any contract, agreement or arrangement with any Taxing Authority that requires such entity to take any action or to refrain from taking any action. No Company Entity is a party to any contract or agreement with any Taxing Authority that would be terminated or adversely affected as a result of the Contemplated Transactions.

(f) No Company Entity has participated (within the meaning of Treasury Regulations § 1.6011-4(c)(3)) in any “reportable transaction” within the meaning of Treasury Regulations § 1.6011-4(b) (and all predecessor regulations).

(g) The Company Entities that are limited liability companies have not elected to be treated as a corporation for any Tax purpose, and each such limited liability company (other than Nytis LLC) is treated as an entity disregarded as a separate entity from its owner for federal Income Tax purposes, and with respect to Nytis LLC shall be treated as of Closing as an entity disregarded as a separate entity from its owner for federal Income Tax purposes.

The representations and warranties set forth in this Section 7.13 are the exclusive representations and warranties relating to Tax matters with respect to the Company Entities and the Acquired Assets.

7.14 Claims; Proceedings. Except to the extent relating to any rentals or Royalties (which are covered by Section 7.12), and any Taxes relating to the Company Entities or the Acquired Assets (which are covered by Section 7.13), and except for those Claims and Proceedings set forth in Schedule 7.14, there are no material Claims or Proceedings pending, or threatened in writing, against the Company Entities before any Governmental Authority, arbitrator, or arbitration panel, and, to the Knowledge of the Sellers, no event has occurred or circumstances exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for any Proceeding that would reasonably be anticipated to adversely impact, in any material respect, the businesses or operations of the Company Entities. No condemnation or eminent domain Proceeding is pending or threatened in writing, by any Governmental Authority affecting the Acquired Assets.

7.15 Compliance with Laws. Except to the extent relating to any Environmental Laws (which are covered by Section 7.25), any rentals or Royalties (which are covered by Section 7.12), and any Taxes relating to the Company Entities or the Acquired Assets (which are covered by Section 7.13), and, except as set forth in Schedule 7.15, the Company Entities are not currently and have not been in material violation of any applicable Laws with respect to their respective ownership and operation of the Acquired Assets, and no Company Entity has received written notice of any continuing or uncured material violation on the part of the Company Entities of any Laws applicable to the Acquired Assets.

7.16 Material Contracts.

(a) Other than the Leases, Exhibit E sets forth a true and complete list of the following contracts affecting the Acquired Assets:

(i) any agreement of the Companies, the CAC Subsidiaries or the Nytis LLC Subsidiaries that requires such entity to expend more than $100,000 in any calendar year;

(ii) any agreement to sell, lease or otherwise dispose of the interest of Company Entities in the Acquired Assets;

(iii) any security interest affecting any of the Acquired Assets;

(iv) are Hydrocarbon purchase and sale, marketing, gathering, transportation, processing, compressing, treating or similar Contracts and that are not terminable without penalty upon ninety (90) days or less notice;

(v) any contract or agreement that can reasonably be expected to result in aggregate revenues of more than $100,000 in any calendar year;

(vi) any lease under which a Company Entity is the lessor or the lessee of equipment which lease (i) cannot be terminated by such Company Entity without penalty upon sixty (60) days or less notice and (ii) involves an annual base rental of more than fifty thousand dollars ($50,000);

(vii) any farmout agreement, participation agreement, exploration agreement or similar agreement which grants a third-party the right to earn an interest in an Acquired Asset without a corresponding right of Sellers or any of the Company Entities to participate, in each case with any remaining drilling, development or other similar material obligations;

(viii) any agreement between any of the Company Entities, on the one hand, and Seller or any of its Affiliates (other than the Company Entities), on the other hand;

(ix) any agreement that is an indenture, mortgage, promissory note, loan, credit or sale-leaseback, guaranty of any indebtedness obligation, bonds, letters of credit or similar financial contract, including any agreement providing for the creation of a Lien on the Acquired Assets;

(x) any agreement, the primary purpose of which is to provide indemnity rights;

(xi) any agreement that (A) contains or constitutes an existing area of mutual interest agreement, or (B) includes non-competition, non-solicitation or no-hire restrictions against a Company Entity;

(xii) any joint venture, partnership or agreements involving a sharing of profits, losses or Liabilities;

(xiii) any agreements providing for a call option, option to purchase, or similar right with respect to the Hydrocarbons from the properties included in the Acquired Assets under which such Hydrocarbons will not be sold or purchased for fair market value; and

(xiv) any agreement that constitutes an arrangement whereby Seller received payment prior to Closing but obligating the Acquired Assets and owner thereof to provide service after Closing without payment;

but excluding any Contracts pursuant to which Sellers, Company Entities or any of their predecessors in interest acquired any interest in the Acquired Assets to the extent such Contracts do not present any material obligation on the Company Entities or Purchaser from and after Closing and excluding title materials (including title opinions, title reports and abstracts).

(b) Except as set forth in Schedule 7.16, the Company Entities have not committed any continuing or uncured material breach or material default under any of the Material Contracts, and the Company Entities have not received written notice of any such breach or default. To the Knowledge of Sellers, the counterparties to the Material Contracts have not committed any continuing or uncured material breach or material default under any Material Contract to which the Company Entities are a party.

(c) All of the Material Contracts are in full force and effect in accordance with their terms and are a valid obligation of the Company Entities, as applicable, and to the Knowledge of Sellers, each of the other parties thereto, except as enforceability may be limited by applicable bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles, and, to the Knowledge of Sellers, no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, any such material breach or default or would give any Person the right to declare a material default or exercise any remedy under, accelerate the maturity or performance of or payment under, or cancel, terminate or materially modify any Material Contract. None of the Company Entities has released or waived any provision under any Material Contract that would adversely impact, in any material respect, the rights of Purchaser under such Material Contract following the Closing. Except as set forth on Schedule 7.16, none of the Company Entities has received a notice of non-renewal or termination of any Material Contract.

7.17 Production Sales Contracts.

(a) Except as set forth in Schedule 7.17(a), the Acquired Assets are not subject to any contract or agreement for the sale of Hydrocarbons attributable to periods after the Effective Time, other than contracts and agreements that can be terminated on not more than sixty (60) days’ notice.

(b) Except as set forth in Exhibit L or Schedule 7.17(b), the Acquired Assets are not subject to any obligation under a Hedging Instrument, take-or-pay clause, or similar contract to deliver Hydrocarbons produced from the Acquired Assets without receiving payment at the time, or after delivery, of such Hydrocarbons, or to deliver Hydrocarbons in the future for which payment has already been received.

7.18 Leases. Exhibit A sets forth a true and complete list of the Leases. Except for the Proceedings listed in Schedule 7.12 or Schedule 7.14, to the Knowledge of Sellers, as of the date hereof, no lessor under any Lease has given written notice to the Companies, the CAC Subsidiaries or the Nytis LLC Subsidiaries of any action to terminate, cancel, rescind, repudiate, or procure a judicial reformation of any Lease. Except as set forth in Schedule 7.18, the Company Entities have not committed any continuing or uncured material breach or material default under any of the Leases, and the Company Entities have not received written notice of any such breach or default. To the Knowledge of Sellers, the counterparties to the Leases have not committed any continuing or uncured material breach or material default under any Lease to which the Company Entities are a party. All of the Leases are in full force and effect in accordance with their terms and are a valid obligation of the Company Entities, as applicable, and to the Knowledge of Sellers, each of the other parties thereto, except as enforceability may be limited by applicable bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles, and, to the Knowledge of Sellers, no event has occurred or circumstance exists that, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, any such material breach or default or would give any Person the right to declare a material default or exercise any remedy under, accelerate the maturity or performance of or payment under, or cancel, terminate or materially modify any Lease. None of the Company Entities has released or waived any material provision under any of the Leases that would adversely affect the rights of Purchaser under such Leases following the Closing.

7.19 Outstanding Obligations. Except as set forth in Schedule 7.19, there are no individual outstanding authorization for expenditures (“AFE”) or other written commitments or proposals to conduct Operations on the Acquired Assets requiring notice under Section 9.1(a)(iii).

7.20 Bonds. To the Knowledge of Sellers, Schedule 7.20 sets forth all required bonds and other surety arrangements relating to the ownership, use, or Operation of the Acquired Assets (including all bonds and surety arrangements required by a Governmental Authority).

7.21 Insurance. Except as set forth on Schedule 7.21, there are no claims pending with respect to any insurance policies maintained by or for the benefit of the Company Entities that provide coverage with respect to the Acquired Assets or the operation thereof. The Company Entities maintain insurance with respect to their businesses, operations, and Acquired Assets as set forth on Schedule 7.21. Each such insurance policy is in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation has been received by any of the Company Entities with respect to any such policy. Each Company Entity has complied in all material respects with the provisions of each such policy under which it is an insured party.

7.22 Employment; Benefit Plans.

(a) Schedule 7.22(a) sets forth a true and complete list of all employees of the Companies and the CAC Subsidiaries (the “Business Employees”) and Sellers have separately provided Purchaser with each Business Employee’s name, position, date of hire, FLSA classification, job location, salary or hourly rate of pay, cost and description of benefits, vacation entitlement, commissions and bonus (whether monetary or otherwise), material fringe benefits, and any leave status. Except as separately provided to Purchaser, no Business Employee is on short-term or long-term disability leave, parental leave, Family and Medical Leave Act leave, military leave, or extended absence or is receiving benefits pursuant to Laws relating to workers’ compensation. No Business Employee is subject to any noncompete, nonsolicitation, or similar agreement in conflict with the business activities of the Companies, CAC Subsidiaries, or Nytis LLC Subsidiaries and as of the date hereof, to the Knowledge of the Sellers, no Business Employee has taken steps of is otherwise planning to terminate or materially alter his or her employment with the Companies, CAC Subsidiaries, or Nytis LLC Subsidiaries for any reason (or no reason) including the consummation of the transactions contemplated by this Agreement. Sellers have provided Purchaser with copies of all written employment contracts, and complete and accurate summaries of all oral employment contracts, relating to the employment of any Business Employee.

(b) Schedule 7.22(b) lists all individual consultants or independent contractors to the Companies and the CAC Subsidiaries (“Consultants”) and specifies each Consultant’s responsibilities, date of engagement, and compensation. Each Consultant qualifies as an independent contractor in relation to the Companies or the CAC Subsidiaries for purposes of all provisions of applicable Law, including those relating to Taxes, insurance, and employee benefits. Sellers have delivered to Purchaser copies of all written contracts, and complete and accurate summaries of all oral contracts, relating to the engagement of any Consultant.

(c) The Companies and the Company Entities are in material compliance with all applicable laws pertaining to employment and employment practices, including but not limited to withholding requirements, immigration, employment standards, government contractor requirements, social security laws, workers’ compensation, human rights, pay equity, wage and hour, sexual harassment, and labor relations. Except as set forth in Schedule 7.22(c), there are no Proceedings against the Companies or the Company Entities pending, or to the Knowledge of the Sellers, threatened to be brought or filed by, or with, any Governmental Body or arbitrator in connection with a Benefit Plan or the employment of any current or former employee or Consultant of the Companies, the CAC Subsidiaries, or the Nytis LLC Subsidiaries, including, without limitation, any Proceeding relating to unfair labor practices, employment discrimination, harassment, retaliation, wage and hour, equal pay or any other employment related matter arising under applicable laws. All current assessments under Laws applicable to workers’ compensation in applicable jurisdictions for the Business Employees have been paid or accrued, and neither the Companies, the CAC Subsidiaries, nor the Partnerships have been and are not currently subject to any unpaid special or penalty assessment under such legislation. To the Knowledge of Sellers, no Business Employee or Consultant is in material violation of any term of any employment agreement, non-disclosure agreement, common law non-disclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant, or other obligation relating to (i) the right of any such Business Employee or Consultant to be employed or engaged by the Companies, the CAC Subsidiaries, or the Partnerships, or (ii) the use or knowledge of trade secrets or proprietary information of the Companies or the CAC Subsidiaries.

(d) The Companies, the CAC Subsidiaries, and Nytis LLC Subsidiaries do not sponsor, offer, contribute to, or maintain, and the Companies, the CAC Subsidiaries, and Nytis LLC Subsidiaries were not, or are not required to, sponsor, offer, contribute to or maintain any retirement, pension, compensation, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based change in control, retention, severance, vacation, paid-time off, welfare, fringe-benefit, insurance or other similar agreement, plan, policy, program or arrangement, including an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not tax-qualified and whether or not subject to ERISA for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Companies, the CAC Subsidiaries, or the Nytis LLC Subsidiaries or any spouse or dependent of such individual, or under which the Companies, the CAC Subsidiaries, or the Nytis LLC Subsidiaries have or may have any Liability (each a “Benefit Plan”). The Benefit Plans covering the Business Employees or to which the Business Employees are eligible are sponsored and/or maintained by Carbon and will be revised, amended or terminated at Closing to no longer cover the Business Employees. None of the Companies, CAC Subsidiaries, or Nytis LLC Subsidiaries have any Liability with respect to any Benefit Plan. Neither the Purchaser nor any Affiliate thereof will have any Liability with respect to any Benefit Plan.

(e) No Business Employee is represented by a labor union or other representative of employees and neither the Companies nor the Company Entities is a party to, subject to, or bound by a collective bargaining agreement or any other contract, agreement or understanding with a labor union or representative of employees. There are no strikes, lockouts, work stoppages or other labor disputes existing or, to the Knowledge of Sellers, threatened, with respect to any Business Employees. Except as set forth on Schedule 7.22(e), to the Knowledge of Sellers there have been no union certification or representation petitions or demands with respect to the Acquired Assets, the Companies or a Business Employee and no union organizing campaign or similar effort is pending or, to the Knowledge of Sellers, threatened.

(f) The Companies and the Company Entities have complied with all relevant provisions of the Immigration Reform and Control Act of 1986 (“IRCA”) and all related regulations and executive orders in effect regarding the employment in the United States of persons who are not citizens of the United States. Without limiting the foregoing, (a) each Business Employee is permitted to be employed in the United States under IRCA; (b) the Companies and the CAC Subsidiaries have examined (and made copies of, if applicable) the documents presented by each Business Employee to establish appropriate employment eligibility under IRCA; (c) the Companies, the CAC Subsidiaries, and the Partnerships have completed and required each employee hired on or since November 11, 1986 to complete a Form I-9 verifying employment eligibility under IRCA; (d) the Companies, the CAC Subsidiaries, and the Partnerships have retained each such respective completed Form I-9 for the length of time required under IRCA; and (e) the Companies, the CAC Subsidiaries, and the Partnerships have not been or are not currently subject to any audit or enforcement action by Immigration and Customs Enforcement or any other federal or state agency, and no monetary penalties have been assessed against the Companies, the CAC Subsidiaries, or the Partnerships for any violation of IRCA. No Business Employee is currently employed with authorization under a visa, including an H1-B visa, or for whom the Companies, the CAC Subsidiaries, or the Partnerships currently have petitions or applications for immigration benefits pending with any federal agency. If the Companies, the CAC Subsidiaries, or the Partnerships are subject to any legal obligation to obtain pre-employment authorization from the United States Citizenship and Immigration Service and the Department of Homeland Security through the use of E-Verify, the Companies, the CAC Subsidiaries, or the Partnerships have complied with E-Verify obligations with respect to the Business Employees. The Companies, the CAC Subsidiaries, and the Partnerships have not received any communications from the IRS or the Social Security Administration indicating “no match” for social security records on any Business Employee. For purposes of this Section 7.22(f), the term “employee” shall have the meaning afforded to such term in IRCA.

7.23 Partnerships.

(a) Each Partnership is a Kentucky general partnership and Kentucky is the only State in which it conducts its business or owns or leases any of its properties.

(b) Schedule 7.23(b) sets forth a true, complete and correct list of all of the Equity Interests in the Partnerships as of the date hereof, and except as set forth on Schedule 7.23(b), no Person holds any Equity Interests in the Partnerships. The Partnerships do not own, directly or indirectly, any Equity Interests in any Person, any leasehold interest in any Lease, or any wells or related assets other than the Wells and related Acquired Assets. To the Knowledge of Sellers, the Entity Interests in the Partnerships were issued in compliance with all applicable Laws.

(c) Nytis LLC is the operator of record of each Well owned by the Partnerships pursuant to the partnership agreement of the applicable Partnership.

7.24 Information Statement. The information relating to Carbon, the Sellers, the Companies and the CAC Subsidiaries that is provided by Carbon or its representatives specifically for inclusion or incorporation by reference in (i) the Information Statement, when it or any amendment thereto becomes effective under the Exchange Act, (ii) the documents and financial statements of Carbon incorporated by reference in the Information Statement or any amendment or supplement thereto or (iii) any other document filed with the SEC or any other Governmental Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Information Statement relating will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Carbon with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Purchaser for inclusion in the Information Statement.

7.25 Environmental. Except as disclosed on Schedule 7.25, (a) there are no Proceedings pending of which Sellers have received service or written notice, or to the Knowledge of Sellers, threatened in writing, with respect to the Acquired Assets alleging material violations of, or material liabilities under, Environmental Laws, or claiming material Remediation obligations; (b) Sellers have not received any written notice from any Governmental Authority of any alleged or actual material violation or non-compliance with, or material liability under, any Environmental Law or of material non-compliance with the terms or conditions of any environmental Permits, arising from, based upon, associated with or related to the Acquired Assets or the ownership or operation of any thereof that remains unresolved as of the Execution Date; and (c) Sellers have provided or made available to Purchaser true and complete copies of all environmental Permits and all Phase I Environmental Site Assessment reports and material written final environmental reports or audits that, (i) were prepared by third parties or prepared by Sellers and filed with any Governmental Authority, in each case, within the last three (3) years, (ii) are related to Environmental Laws, environmental Permits, or Hazardous Materials, (iii) in the control or possession of Sellers (except as the same may be subject to attorney-client privilege or third party restrictions on its disclosure); and (iv) excluding any portion thereof containing forecasts or projections, internal peer reviews, business strategies, or research on remediation technology or techniques.

7.26 Permits.

(a) Each Company Entity holds all material Permits necessary to own or lease, operate and use the Acquired Assets and carry on and conduct its businesses as currently conducted. To the Knowledge of Sellers, Exhibit F sets forth an accurate and complete list of all material Permits held by the Company Entities. Each of such Permits is valid and in full force and effect against the Company Entities, and the consummation of the transactions contemplated under this Agreement will not terminate or adversely affect any of the Permits in any material respect.

(b) Except as set forth on Schedule 7.26(b)(i), (i) each Company Entity is currently, and since December 31, 2017 has been, in compliance in all material respects with all of the terms and requirements of each of the Permits, (ii) no conditions have been imposed in relation to any of the Permits, and, to the Knowledge of Sellers, no event has occurred or circumstance exists that, in each case, with or without notice or lapse of time or both, would give rise to, or serve as a basis for, the revocation, withdrawal, suspension, variation or non-renewal of any of the Permits, and (iii) to the Knowledge of Sellers, all applications required to have been filed for the renewal of each of the Permits have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings, registrations, and notices required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Authorities.

7.27 Plugging and Abandonment Obligations. Schedule 7.27 sets forth a true and complete list of (a) all Wells operated by a Company Entity that did not have any Hydrocarbon sales and/or production from January 1, 2018 through December 31, 2019; and (b) all Wells operated by a third party that, to the Knowledge of Sellers, did not have any Hydrocarbon sales and/or production from January 1, 2018 through December 31, 2019. Schedule 7.27 contains a true and accurate list of all agreements with any Governmental Authority regarding any Plugging and Abandonment Obligation of the Company Entities.

7.28 Guarantees. Schedule 7.28 sets forth a complete and accurate list of all bonds, letters of credit, guarantees or other surety arrangements posted or entered into by the Company Entities or Sellers in connection with the ownership or operation of the Acquired Assets.

7.29 Imbalances. Schedule 7.29 sets forth all material Imbalances associated with the Acquired Assets as of the date set forth on such Schedule.

7.30 Bank Accounts. Schedule 7.30 sets forth a complete and correct list of each bank or financial institution in which any of the Company Entities has an account, safe deposit box or lockbox, or maintains a banking, custodial, trading or similar relationship, the number of each such account or box, and the names of all persons authorized to draw thereon or having signatory power or access thereto.

7.31 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to the Knowledge of Sellers, threatened in writing against a Seller or any Company Entities.

7.32 Regulatory Status. Cranberry Pipeline Corporation, an intrastate pipeline regulated by the Public Service Commission of West Virginia (WVPSC), is subject to FERC’s limited jurisdiction pursuant to Section 311 of the Natural Gas Policy Act of 1978 and is in compliance in all material respects with all applicable Laws enforced by FERC and WVPSC. To the Knowledge of Sellers, Coalfield Pipeline Company is exempt from FERC’s jurisdiction pursuant to Section 1(b) of the Natural Gas Act, 15 U.S.C. § 717(1)(b), as natural gas gathering facilities. Coalfield Pipeline Company has not provided services to any party, including any Affiliate of Sellers, nor has it provided any services on its own behalf, that would, to the Knowledge of Sellers, cause Coalfield Pipeline Company to be subject to FERC’s jurisdiction. Neither Sellers nor any Affiliate of Sellers and, to the Knowledge of Sellers, no other Person has utilized the services of Coalfield Pipeline Company in such a manner that has caused or would, to the Knowledge of Sellers, cause Coalfield Pipeline Company to become subject to FERC’s jurisdiction. To the Knowledge of Sellers,

(a) no suit, action, federal, state or local administrative proceeding or other proceeding is pending against Coalfield Pipeline Company by or before a Governmental Authority related to the jurisdictional status of Coalfield Pipeline Company that would result in a determination that Coalfield Pipeline Company is subject to FERC’s jurisdiction, and (b) no Person has made any written claim that Coalfield Pipeline Company should be subject to FERC’s jurisdiction. Notwithstanding the foregoing, Coalfield Pipeline Company is in compliance in all material respects with all applicable Laws enforced by Tennessee that govern its gathering activities.

ARTICLE 8
REPRESENTATION AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Sellers as of the Execution Date and as of the Closing Date as follows:

8.1 Existence and Good Standing. Purchaser is corporation that is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

8.2 Foreign Qualification. Purchaser is duly qualified, authorized, registered, or licensed and in good standing to do business as a foreign corporation in each jurisdiction where it is required to be so qualified, authorized, registered, or licensed, and in good standing, to own the Membership Interests, or where the failure to be so qualified, authorized, registered, or licensed, or in good standing, could not reasonably be expected to have a Material Adverse Effect on Purchaser’s ability to execute and deliver the Transaction Documents to which it will be a party, to perform its obligations under such Transaction Documents, and to consummate the Contemplated Transactions.

8.3 Power and Authority. Purchaser has all requisite power and authority to carry on its business as presently conducted, to acquire and own the Membership Interests, to execute and deliver the Transaction Documents to which it is or will become a party, to perform its obligations under such Transaction Documents, and to consummate the Contemplated Transactions.

8.4 Due Authorization. The execution and delivery by Purchaser of the Transaction Documents to which Purchaser is or will become a party, the performance by Purchaser of its obligations under such Transaction Documents, and the consummation by Purchaser of the Contemplated Transactions, have been duly authorized by all necessary corporate action of Purchaser, including any required board of director, member, stockholder, and other authorizations or approvals under the Entity Law applicable to, or the Organizational Documents of, Purchaser.

8.5 Execution and Delivery; Enforceability.

(a) This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally, and to general equitable principles.

(b) Each Transaction Document to which Purchaser will become a party, when executed and delivered by Purchaser, will have been duly executed and delivered by Purchaser, and will constitute the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

8.6 Liabilities for Brokers’ Fees. Neither Purchaser nor any Affiliate of Purchaser have incurred any Liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Contemplated Transactions for which Sellers shall have any Liability or responsibility whatsoever.

8.7 Conflicts. Except as set forth on Schedule 8.7, the execution, delivery, and performance by Purchaser of this Agreement do not, and the execution, delivery, and performance by Purchaser of the Transaction Documents to which Purchaser will become a party will not: (a) result in a violation or breach of any Law or Order that is binding on Purchaser or any of Purchaser’s material assets or properties; (b) contravene or result in a violation of any provision of the Organizational Documents of Purchaser; or (c) constitute a default or an event of default under, require any filing, notice, waiver, consent, authorization, or approval under, or result in or give any third party any right of termination, cancellation, or acceleration of the obligations under, any material contract or agreement to which Purchaser is a party or to which its assets are bound.

8.8 Proceedings. Except as set forth in Schedule 8.8, there are no Claims or Proceedings pending, or to the Knowledge of Purchaser, threatened, against Purchaser before any Governmental Authority, arbitrator, or arbitration panel, that would reasonably be expected to: (a) have an effect on the ability of Purchaser to consummate the Contemplated Transactions; or (b) delay or make illegal the Contemplated Transactions.

8.9 Independent Evaluation.

(a) Purchaser is knowledgeable about the oil and gas business and aware of its risks, and has retained and taken advice concerning the Acquired Assets, the Companies, the CAC Subsidiaries, the Nytis LLC Subsidiaries, the Assumed Liabilities and the Contemplated Transactions from attorneys, advisors, and consultants that are knowledgeable about the oil and gas business and the Laws applicable to the Acquired Assets, the Company Entities, the Assumed Liabilities and the Contemplated Transactions. Purchaser has been afforded a reasonable and appropriate opportunity to visit the offices of Sellers and to examine the Records and other materials described in Section 4.1 and all other documents and materials reasonably requested by Purchaser or its Entity Representatives or advisors (except those related to the Excluded Assets) with respect to the Acquired Assets and the Assumed Liabilities (the “Background Materials”). Purchaser has made all such reviews and inspections of the Acquired Assets, the Background Materials and Records as Purchaser has deemed necessary or appropriate to consummate the Contemplated Transactions; provided, however, nothing in this Section shall be deemed to have altered Sellers’ or the Company Entities’ obligation to disclose and schedule such matters as are required to be disclosed and scheduled hereunder to make their respective representations and warranties true and correct.

(b) The Background Materials include files and records, or copies of files and records, that the Company Entities have used in their normal course of business and other information regarding the Company Entities, the Acquired Assets and the Assumed Liabilities that Sellers, the Company Entities and their respective Entity Representatives have compiled or generated; provided, however, that, except with respect to fraud, Purchaser acknowledges and agrees that the Indemnified Seller Parties have not made any representations or warranties, express or implied, written or oral, as to the accuracy or completeness of the Background Materials or Records, or, except for the representations and warranties of Sellers contained in this Agreement or any other Transaction Document and in the case fraud, as to any other information relating to the Company Entities, the Acquired Assets or the Assumed Liabilities furnished or to be furnished to Purchaser or its representatives or advisors by or on behalf of Sellers or the Company Entities, including any estimates with respect to the value of the Acquired Assets or reserves, the financial condition, physical condition, environmental conditions, Liabilities, Operations, business, or prospects of the Company Entities, the requirements for the reporting of production and the payment and reporting of Royalties and Taxes, the ability to develop or produce the Acquired Assets, to obtain any Permits required to develop or produce the Acquired Assets, or to sell any Hydrocarbons attributable to production from the Acquired Assets, or of any projections as to events that could or could not occur.

(c) In entering into this Agreement, except with respect to fraud, Purchaser acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement, including Sellers’ representations and warranties contained herein and in any other Transaction Documents, and upon its independent analysis, evaluation, and investigation of, and judgment with respect to, the business, economic, legal, tax, environmental, and other consequences of the Contemplated Transactions, including its own estimate and appraisal of the extent and value of the Hydrocarbons and other reserves attributable to the Acquired Assets and the prices that may be received for Hydrocarbons produced from the Acquired Assets.

(d) Except as expressly provided in this Agreement and except in the case of fraud, the Indemnified Seller Parties shall not have any Liability to Purchaser, its Affiliates, any Indemnified Purchaser Parties, or their respective Entity Representatives, arising out of or resulting from any authorized or unauthorized use, disclosure, or reliance on the Background Materials or other information and data relating to the Acquired Assets or the Assumed Liabilities provided by or on behalf of Sellers or any other Indemnified Seller Party.

8.10 Securities Laws. Purchaser has such knowledge, sophistication, and experience in business and financial matters and in the ownership and operation of oil and gas properties and assets that Purchaser is capable of evaluating the merits and risks of the acquisition of the Membership Interests, and has so evaluated the merits and risks of such acquisition. Purchaser is able to bear the economic risk of their acquisition of the Membership Interests, and, at the present time, is able to afford a complete loss of such investment. The Membership Interests are being acquired by Purchaser for Purchaser’s own account for the purpose of investment or consumption and not with a view to reselling or distributing the Membership Interests in violation of any registration or qualification requirements of any securities Laws. Purchaser understands and acknowledges that neither the United States Securities and Exchange Commission nor any federal, state or foreign agency has passed upon the Membership Interests or made any finding or determination as to the fairness of an investment in the Membership Interests or the accuracy or adequacy of the disclosures made to Purchaser, and, except as expressly set forth in Article 11, Purchaser waives its right of rescission and is not entitled to cancel, terminate, or revoke this Agreement.

8.11 Qualification. Purchaser is qualified to own the Membership Interests and, indirectly through the Companies, the CAC Subsidiaries and the Nytis LLC Subsidiaries, own and operate the Acquired Assets (including the federal, state, and fee oil and gas leases included therein), including meeting all Permit, bonding, and other surety requirements. Consummation of the Contemplated Transactions by Purchaser will not cause Purchaser to be disqualified or to exceed any acreage or other regulatory limitations imposed by Law.

ARTICLE 9
CERTAIN COVENANTS AND AGREEMENTS

9.1 Affirmative Operations Covenants.

(a) Before Closing — Seller Operated Properties. Except as consented to in writing by Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, or as otherwise provided in this Agreement, from the Execution Date to the Closing, with respect to the Seller Operated Properties, each of the Companies and the CAC Subsidiaries, as applicable, shall:

(i) operate and maintain the Acquired Assets in the ordinary course of business and consistent with the past practice of the Companies and the applicable CAC Subsidiary, and in compliance in all material respects with all applicable Laws;

(ii) except as provided in clause (iii) below, pay or cause to be paid or appropriately accrued its proportionate share of all Operating costs and expenses that become due and payable in connection with the Operation and maintenance of the Acquired Assets;

(iii) notify Purchaser of any AFEs received by any of the Companies or the CAC Subsidiaries that pertain to Operations or capital projects to be conducted after the Effective Time with respect to the Acquired Assets and that either (A) relate to the spudding, drilling or completion operations of any well located on any of the Acquired Assets, or (B) provide for an amount that exceeds $100,000 per activity net to the interest of the applicable Company or CAC Subsidiary (the “Interim Operation Approval Threshold”), and consult with Purchaser before paying the proportionate share of the applicable Company or CAC Subsidiary of any such AFE;

(iv) keep Purchaser reasonably informed of ongoing Operations and capital projects with respect to the Acquired Assets;

(v) use their respective commercially reasonable efforts to preserve intact the respective businesses, Operations, and goodwill of the Companies and the CAC Subsidiaries; and

(vi) use their respective commercially reasonable efforts to preserve the current relationships of each of the Companies and the CAC Subsidiaries with distributors, Business Employees, Consultants, customers, and suppliers.

(b) Before Closing. Except as consented to in writing by Purchaser, which consent may be withheld, delayed or conditioned in Purchaser’s sole discretion, or as otherwise provided in this Agreement, from the Execution Date to the Closing, each of Sellers, the Companies and the CAC Subsidiaries shall not:

(i) amend the Organizational Documents of the Company Entities, issue any equity interests in the Company Entities, or take any action with respect to any recapitalization, reorganization, liquidation, dissolution or winding up of the Company Entities or their respective businesses;

(ii) as to the Company Entities, acquire any material assets, material obligations or material Liabilities (except as otherwise permitted by other provisions of this Agreement); or

(iii) agree or commit to do any of the foregoing.

9.2 Restriction on Operations. Subject to Section 9.1 and to the provisions of applicable operating agreements and other applicable contracts and agreements to the contrary, from the Execution Date to the Closing, without the prior written consent of Purchaser to act otherwise (which consent shall not be unreasonably withheld, conditioned or delayed), none of the Companies or the CAC Subsidiaries shall:

(a) approve any capital projects on the Acquired Assets in excess of $100,000, or approve any Operations on the Acquired Assets for the spudding, drilling or completion operations of any well located on any of the Acquired Assets in excess of $100,000;

(b) convey or dispose of any part of the Acquired Assets or enter into any farmout, farmin, or other similar contract affecting the Acquired Assets in excess of $250,000 in the aggregate;

(c) not waive, compromise or settle, or violate, breach or default under, any material right or Claim that would, or would reasonably be expected to, adversely affect any of the Acquired Assets;

(d) mortgage or pledge any of the Acquired Assets or create or suffer to exist any Lien thereupon, other than any Permitted Lien;

(e) enter into any employment contract or modify the terms of any existing employment contract, in each case, with an employee whose compensation exceeds $50,000 per year;

(f) grant any increase in the base compensation of the Business Employees or consultants, except in the ordinary course of business;

(g) adopt, amend, modify or terminate any Benefit Plan (except as required by applicable Law); or

(h) except as described in Section 9.3 below, enter into any new contract of the type described under Section 7.16(a), or amend, modify, terminate or waive any material provision under, any Lease or Material Contract (other than a termination or waiver pursuant to the terms thereof without any further affirmative action or conduct by the Companies or the CAC Subsidiaries). Requests for approval of any action restricted by this Section 9.2 and Section 9.1(a)(iii) shall be delivered to the following individual, who shall have full authority to grant or deny such requests for approval on behalf of Purchaser:

Brad Gray	bgray@dgoc.com
Jim Rode	jrode@dgoc.com

Purchaser’s approval of any action restricted by this Section 9.2 shall not be unreasonably withheld, delayed or conditioned and shall be considered granted in full within 10 days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Sellers’ notice) of Sellers’ notice to Purchaser requesting such consent unless Purchaser notifies Sellers to the contrary during that period. Purchaser acknowledges that the Company Entities own undivided interests in the Acquired Assets, and Purchaser agrees that the acts or omissions of third parties (including the applicable operators of the Acquired Assets) who are not Affiliates of Sellers, the Companies or the CAC Subsidiaries shall not constitute a violation of the provisions of this Section 9.2, nor shall any action required by a vote of working interest owners constitute such a violation so long as the Companies and/or the CAC Subsidiaries, as applicable, have voted their respective interests in a manner consistent with the provisions of this Section 9.2.

9.3 Marketing. From the Execution Date until the Closing, without the prior written consent of Purchaser to act otherwise, which consent shall not be unreasonably withheld, delayed or conditioned, none of the Companies, the CAC Subsidiaries or the Nytis LLC Subsidiaries shall amend or modify, or terminate, or waive any material provision under, any existing marketing contracts, or enter into any new marketing contracts providing for the sale of Hydrocarbons for a term in excess of one month that cannot be cancelled or terminated on 60 days or less notice, to the extent any such contracts burden the Acquired Assets from and after Closing.

9.4 Legal Status. From the Execution Date until the Closing, each of Sellers, the Companies and the CAC Subsidiaries shall preserve and maintain its legal status and the legal status of the Nytis LLC Subsidiaries.

9.5 Notices of Claims. Sellers shall promptly notify Purchaser, and Purchaser shall promptly notify Sellers, if, at any time from the Execution Date until the Closing, Sellers, the Companies, the CAC Subsidiaries or Purchaser, as the case may be, receives notice of any Claim or Proceeding of the type described in Section 7.14 or Section 8.8.

9.6 Compliance with Laws. From the Execution Date until the Closing, the Companies and the CAC Subsidiaries shall comply in all material respects with all Laws, Permits, and Orders applicable to the ownership of the Acquired Assets, and, with respect to the Seller Operated Properties, the operation of such Seller Operated Properties.

9.7 Governmental Reviews and Filings; Customary Post-Closing Consents.

(a) Before Closing. From and after the Execution Date until the Closing, the Parties shall cooperate to provide all information requested by, make all required filings with, prepare and submit all required applications to, and conduct all negotiations required or requested by, any Governmental Authority as may be required to consummate the Contemplated Transactions.

(b) Customary Post-Closing Consents. Within 30 days after the Closing, Purchaser, the Companies, the CAC Subsidiaries and the Nytis LLC Subsidiaries (at their cost and expense) shall apply for all Customary Post-Closing Consents and, upon request by Sellers, provide copies of all such applications to Sellers. After Closing, Purchaser, the Companies, the CAC Subsidiaries and the Nytis LLC Subsidiaries further agree to promptly take all other actions reasonably required of them by Governmental Authorities having jurisdiction to obtain all requisite regulatory approvals with respect to the Contemplated Transactions.

9.8 Material Required Consents.

(a) Promptly after the Execution Date, the Companies and the applicable CAC Subsidiaries shall (i) mail requests for all Material Required Consents set forth on Schedule 7.9 as well as other consents to assignment of the Membership Interests that do not constitute Material Required Consents to the applicable third Persons holding such rights and (ii) use commercially reasonable efforts (but in no event required to make any payments or incur any material obligations to any such Person), with reasonable assistance from the Parties (including Purchaser providing required assurances of financial condition and operator qualifications but in no event shall Purchaser, the Companies or the CAC Subsidiaries be required to make any payments or incur any material obligations to any Person in connection therewith), to obtain all Material Required Consents and such other consents before the Closing.

(b) If, during the course of Purchaser’s Due Diligence Review, Purchaser discovers any Material Required Consent that is not listed in Schedule 7.9, Purchaser shall use its commercially reasonable efforts within three (3) Business Days after discovery to provide written notice to Sellers of such Material Required Consent, and Schedule 7.9 shall be deemed updated to include such Material Required Consent. Notwithstanding the foregoing, any such updated Schedule shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 10.3(a) have been satisfied.

(c) If a Material Required Consent applicable to the Contemplated Transactions, the failure of which to obtain or satisfy would render the assignment of an Acquired Asset void, voidable or result in termination or the right to terminate thereof, is not obtained, complied with or otherwise satisfied prior to the Closing Date, then, unless otherwise mutually agreed in writing by Sellers and Purchaser, (i) any Acquired Asset or portion thereof affected by such Material Required Consent shall be an Excluded Asset and the Base Purchase Price to be paid at Closing shall be reduced by the portion of the Allocated Value thereof. Any such Excluded Asset so held back at the Closing will be conveyed to Purchaser within ten (10) days following the date on which Sellers obtain, comply with or otherwise satisfy all Material Required Consent with respect to such Excluded Asset for a purchase price equal to the amount by which the Base Purchase Price was reduced on account of the holding back of such Excluded Asset; provided, however, if all Material Required Consents with respect to any such Excluded Asset so held back at the Closing are not obtained, complied with or otherwise satisfied within 180 days following the Closing Date, then such Excluded Asset shall be eliminated from the Acquired Assets and this Agreement unless Sellers and Purchaser mutually agree to proceed with a closing on such Excluded Asset in which case Purchaser shall be deemed to have waived any objection with respect to non-compliance with such Seller Approvals.

9.9 Preferential Purchase Rights.

(a) Compliance with Preferential Rights. Each of the Company Entities shall use its commercially reasonable efforts (but in no event required to make any payments or incur any material obligations owed to any Person) to comply with any Preferential Rights by sending written notice of this Agreement, promptly after the

Execution Date, to all Persons holding any such Preferential Rights set forth on Schedule 7.10, offering to sell to each such Person that portion of the Acquired Assets for which such a right is held for an amount equal to the Allocated Value of such portion of such Acquired Assets, as applicable. In no event shall the Parties be required to make any payments or incur any material obligations to any Person with respect to obtaining a waiver of any Preferential Right.

(b) Notification. If, during the course of its Due Diligence Review, Purchaser discovers any Preferential Right that is not set forth on Schedule 7.10, Purchaser shall use its commercially reasonable efforts within three (3) Business Days after discovery to provide written notice to Sellers of such Preferential Right, whereupon Sellers and the Company Entities shall promptly thereafter comply with such Preferential Right in accordance with Section 9.9(a), and Schedule 7.10 shall be deemed updated by such Preferential Right. Notwithstanding the foregoing, any such updated Schedule shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 10.3(a) have been satisfied.

(c) Consummation Before Closing. If, before the Closing Date, any Preferential Right is exercised and the sale to the holder of such right is consummated, then that portion of the Acquired Assets, as applicable, affected by such Preferential Right shall be excluded from the Acquired Assets conveyed at the Closing, and the Preliminary Adjustment Amount shall be adjusted downward by the Allocated Value of such portion of the Acquired Assets, subject to the following:

(i) if the Preferential Right applies to a change of control of the Acquired Assets, then the Preliminary Adjustment Amount shall be adjusted downward by the Allocated Value of all assets attributable to such Preferential Right; and

(ii) if the Preferential Right affects only a portion of an Acquired Asset and a portion of the Base Purchase Price has not been allocated specifically to such portion of an Acquired Asset in Exhibit A, Exhibit B or Exhibit C, then the portion of the Base Purchase Price to be allocated to such Acquired Asset shall be determined in the same manner as provided in Section 5.9(g) when a Title Defect affects only a portion of an Asset.

(d) Consummation After Closing. If, with respect to a Preferential Right, either: (i) the time frame for the exercise of such right has not expired before the Closing Date and none of Sellers or the Company Entities, as applicable, has received from the holder of such right either a notice of such holder’s intent not to exercise such Preferential Right or a waiver of such Preferential Right, or (ii) the holder of such Preferential Right timely and properly exercises such right before the Closing Date but the purchase and sale of the affected Acquired Assets to the holder of such Preferential Right is not consummated before the Closing Date, then such Acquired Assets shall be conveyed to Purchaser at Closing subject to such Preferential Right, unless such affected Acquired Assets has been otherwise eliminated from the Acquired Assets in accordance with other provisions of this Agreement. If a third party elects to purchase such affected Acquired Assets subject to a Preferential Right and Closing has already occurred with respect to such affected Acquired Assets, Purchaser shall be obligated to convey such affected Acquired Assets to such third party and shall be entitled to the consideration for the sale of such affected Acquired Assets.

(e) Certain Acknowledgements. Purchaser acknowledges that, by selling the Membership Interests to Purchaser, Sellers desire to sell all of the Acquired Assets to Purchaser and would not have entered into this Agreement but for Purchaser’s agreement to purchase all of the Acquired Assets as herein provided. Sellers’ obligation hereunder to sell the Membership Interests to Purchaser is expressly conditioned upon the transfer of all of the Acquired Assets (other than the other Assets excluded pursuant to the express provisions of this Agreement) in accordance with the terms of this Agreement, either by conveyance by Sellers to the Company Entities or conveyance by the applicable Company Entity (for Sellers’ benefit) pursuant to an applicable Preferential Right; provided that, nothing herein is intended or shall operate to extend or apply any Preferential Right to any portion of the Acquired Assets that is not otherwise burdened thereby.

9.10 Casualty Loss. If, from and after the Effective Time but prior to the Closing Date, any portion of the Acquired Assets suffers a Casualty Loss that exceeds $250,000, then, subject to Section 10.1(c) and the other provisions of this Agreement, (i) Purchaser shall nevertheless be required to close the Contemplated Transactions and (ii) Sellers shall elect by written notice to Purchaser prior to Closing to either (A) cause, at Sellers’ sole cost, each Acquired Asset affected by such Casualty Losses to be repaired, restored or replaced (to at least the condition or quality prior to the occurrence of the applicable event) prior to Closing or (B) reduce the Base Purchase Price by the cost to repair, restore or replace each Acquired Asset affected by such Casualty Losses to at least its condition prior to such casualty or taking. In each case, Sellers shall retain all rights to insurance, condemnation awards and other claims against third parties with respect to the casualty or taking except to the extent the Parties otherwise agree in writing. Sellers shall be deemed to have made the election under clause (B) above with respect to each Acquired Asset affected by Casualty Losses if, as of the Outside Closing Date or the Closing, as applicable, such Asset has not been repaired, restored or replaced (to at least the condition or quality prior to the occurrence of the applicable event) at Sellers’ sole cost.

9.11 Confidentiality.

(a) Confidentiality Agreement. Unless and until the Closing occurs, the Confidentiality Agreement shall remain in full force and effect; provided, however, Carbon is permitted to disclose the terms of this Agreement to the third-party owner of the 1.89% membership interest of Nytis LLC in connection with its negotiating the purchase of such membership interest. Effective upon the Closing, the Confidentiality Agreement shall automatically terminate without any further action of the Parties. If this Agreement is terminated before the Closing, the Confidentiality Agreement shall continue to remain in full force and effect in accordance with its terms and shall survive the termination of this Agreement.

(b) Obligations after Closing. After the Closing, Purchaser, the Companies and the CAC Subsidiaries, on the one hand, and Sellers, on the other hand, shall not, directly or indirectly, disclose, or permit any of their respective Entity Representatives to disclose, to any third party (i) any of the financial terms of this Agreement or the Contemplated Transactions, (ii) in the case of Purchaser, any of the Excluded Assets that constitute records, data or other agreements or information or (iii) in the case of Sellers, the Records (including all or any portion of the Purchase Price) (collectively, “Confidential Information”) without the prior written consent of the other Party; provided, however, that this Section 9.11(b) shall not prevent disclosures of Confidential Information by a Party: (A) pursuant to Section 9.11(c) or Section 9.12; (B) of information that, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement (including Section 9.12) or any other confidentiality agreement to which such Party is a party or of which it has knowledge), as evidenced by generally available documents or publications; (C) to the extent disclosure is necessary or advisable, to its Affiliates or to such Party’s or any such Affiliate’s Entity Representatives for the purpose of performing their respective obligations under this Agreement; (D) to banks or other financial institutions or agencies or any independent accountants or legal counsel or investment advisors employed by such Party or its Affiliates, to the extent disclosure is necessary or advisable to obtain financing; (E) to the extent necessary, to enforce this Agreement; (F) to the extent disclosure is required or advisable under any securities Law or listing requirement of any securities exchange applicable to such Party or any of its equity owners or its or their respective Affiliates; or (G) to the extent required under any contract; provided, however, that in each case of disclosure under clauses (C) or (D), the Persons to whom disclosure is made agree to be bound by this confidentiality provision, and the Party making such disclosure shall be liable and responsible for any breach by such Person of this confidentiality obligation.

(c) Information Requests. Notwithstanding Section 9.11(b), if, in the opinion of a Party’s counsel, such Party is required by a Proceeding, discovery request, Freedom of Information Act (or state equivalent) request, investigative demand, subpoena, or Order to disclose Confidential Information (collectively, an “Information Request”), such Party shall give the other Party at least 10 days’ prior written notice (unless less time is permitted by the applicable Information Request, in which case the disclosing Party shall give as much notice as is possible), together with a copy of the Information Request. If, before the time such disclosure is required to be made, the other Party provides the disclosing Party with written notice that it intends to object to the Information Request, file a motion for a protective order, file a motion to quash the Information Request, or take other legal action to prevent the disclosure of Confidential Information (collectively, an “Objection”), the disclosing Party shall not produce any documents or make any disclosures until it receives an Order from the relevant Governmental Authority, receives written consent from the other Party, or receives an opinion of legal counsel of the disclosing Party that the disclosing Party is legally required to comply with the Information Request despite the pending Objection. Further, the disclosing Party agrees to cooperate with the other Party, at the request and expense of the other Party, in filing or obtaining an Objection to ensure confidential treatment of the Confidential Information. If, after compliance with the foregoing, the disclosing Party is required to disclose

Confidential Information pursuant to such an Information Request, the disclosing Party shall furnish only that portion of the Confidential Information that is legally required to be disclosed, and will cooperate with the other Party’s counsel to enable the other Party, at its sole cost and expense, to obtain any available, reliable assurance that any Confidential Information so disclosed will be accorded confidential treatment.

9.12 Public Announcements.

(a) Requirements. Except as provided in Section 9.12(b), none of Sellers, the Companies, the CAC Subsidiaries or Purchaser shall issue any press release or make any announcement with respect to this Agreement or the Contemplated Transactions, without the prior written consent of the other Parties. If any Party intends to issue any press release or other announcement concerning this Agreement or the Contemplated Transactions, such Party shall provide to the other Parties a copy of the proposed announcement at least five (5) Business Days before the disclosure and shall in good faith consider any comments provided by such other Parties; provided, however, that the right of a Party to provide comments to any such press release or announcement shall not diminish its right to consent to such press release or announcement under this Section 9.12(a).

(b) Limited Exception. Notwithstanding the foregoing provisions of this Section 9.12, nothing contained in this Agreement shall prevent a Party from disclosing the terms or the existence of this Agreement or the Contemplated Transactions to the extent such Party determines, upon advice of counsel, that such disclosure is required or advisable under any securities Law or listing requirement of any securities exchange applicable to such Party or any of its equity owners or its or their respective Affiliates; provided, however, that the disclosing Party shall provide the other Parties with the opportunity to comment within the five (5) Business Day period (or any shorter period as may be available under applicable Law or requirement of any securities exchange) under Section 9.12(a) before the disclosure.

9.13 [Reserved].

9.14 Required Bonding. Purchaser shall obtain all bonds, guarantees, letters of credit and other surety arrangements and credit support obligations required in connection with the ownership of the Membership Interests or the ownership, use, or operation of the Acquired Assets (including all bonds and surety arrangements required by the DOI and the States of Illinois, Indiana, Kentucky, Ohio, Tennessee, Virginia, West Virginia) necessary to cause Sellers’ bonds, guarantees, letters of credit and other surety arrangements and credit support obligations with respect to the Acquired Assets to be released at Closing. Not later than 10 Business Days before the Closing, Purchaser shall provide Sellers with satisfactory evidence that all such bonds, guarantees, letters of credit and other surety arrangements and credit support obligations have been obtained and will be unconditionally effective as of the Closing Date.

9.15 Breach Before Closing. If, before the Closing, Purchaser obtains information that leads Purchaser to believe that Sellers, the Companies or the CAC Subsidiaries have or may have breached any representation, warranty, covenant, or other provision of this Agreement, Purchaser shall provide notice to such Party(ies) of such breach or potential breach promptly after discovery thereof. Notwithstanding the foregoing, the failure of Purchaser to notify Sellers, the Companies, or the CAC Subsidiaries of a breach shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 10.3(a) have been satisfied.

9.16 Fulfillment of Conditions. From and after the Execution Date until the Closing, each Party shall use commercially reasonable efforts, and proceed diligently and in good faith, to perform and satisfy all representations, warranties and covenants of such Party contained in this Agreement (to the extent not inconsistent with this Agreement), and shall not take or fail to take any action that could reasonably be expected to result in the performance and fulfillment of any such representations, warranties or covenant.

9.17 Amendment of Sellers’ Schedules and Exhibits.

(a) Purchaser agrees that, with respect to the representations and warranties of Sellers contained in this Agreement, Sellers shall have the continuing right until the Closing to add, supplement or amend any of Sellers’ Exhibits or Schedules to their representations and warranties with respect to any matter hereafter arising or discovered which, if existing or known at the Execution Date or thereafter, would have been required to be set forth or described in such Exhibit and Schedules. For all purposes of this Agreement, including for purposes of indemnification or termination rights or determining whether the conditions set forth in Section 10.3 have been fulfilled, the list of Material Contracts as set forth on Exhibit E and the Sellers’ Schedules contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto.

(b) Within ten (10) days after the Execution Date, Sellers will provide to Buyer supplements to Exhibit C (Midstream Assets), Exhibit D (Rights-of-Way, Easements, Surface Use Agreements, Surface Leases) and Exhibit H (Field Offices) setting forth the Book and Page Numbers or the Instrument Numbers at which the operative documents have been recorded in the land records of the counties in which such Acquired Assets are located.

9.18 Acquisition of Remainder of Nytis LLC Membership Interests. Prior to Closing, Nytis USA shall acquire the 1.89% issued and outstanding membership interests in and to Nytis LLC that are owned by a third party.

9.19 Employee Matters.

(a) Purchaser shall not assume any employment agreements between Nytis LLC and its officers (each, an “Excluded Employment Agreement” and collectively, the “Excluded Employment Agreements”), each of which is an Excluded Asset that will be assigned to Sellers (or an Affiliate) prior to the Closing. From the Execution Date until the date that is fourteen (14) days prior to the Closing Date, Sellers shall cooperate with Purchaser’s review of the work history, performance, credentials, skills, and qualifications of the Business Employees. If, prior to the expiration of such period, Purchaser, in its sole discretion, determines not to employ any Business Employee, Sellers shall, on or prior to Closing, terminate such Business Employee and pay such Business Employee severance costs pursuant to Sellers’ severance programs and policies as may be in effect at that time; provided, however, that Purchaser shall reimburse Sellers $200,000 for the severance costs paid to employees, which amount shall be paid at Closing and set forth on the Preliminary Settlement Statement. Nothing in this Agreement imposes an obligation on the Purchaser to retain any Business Employee for any length of time.

(b) During the period of time beginning on the Closing Date and ending on the first anniversary thereof, Seller shall not and shall cause its Affiliates not to solicit for employment or hire any Business Employee; provided that this covenant shall not preclude the Seller or an Affiliate thereof from soliciting for employment or hiring any Business Employee whose employment is terminated after the Closing Date by the Companies, CAC Subsidiaries or Nytis LLC Subsidiaries.

9.20 Information Statement. Each Party shall cooperate with the other Party in the preparation of the preliminary and the definitive Information Statement, including all amendments or supplements thereto. Carbon shall prepare and file with the SEC the preliminary Information Statement as promptly as reasonably practicable following the date of this Agreement. No filing of, or amendment or supplement to, the Information Statement will be made by Carbon without first providing the Purchaser a reasonable opportunity to review and comment on the portions expressly referencing Purchaser, and Carbon shall consider in good faith all reasonable additions, deletions and changes suggested by the Purchaser in connection therewith. If Carbon receives any comments from the SEC with respect to the preliminary Information Statement and any requests by the SEC for any amendment or supplement thereto or for additional information with respect to the preliminary Information Statement, Carbon shall respond as promptly as reasonably practicable to such comments. The Purchaser shall, as promptly as reasonably practicable, provide Carbon with such information as may be required to be included in the Information Statement or as may be reasonably required to respond to any comment of the SEC. As promptly as reasonably practicable after all comments received from the staff of the SEC have been cleared by the SEC, Carbon shall file the definitive Information Statement with the SEC and cause such definitive Information Statement to be mailed to its stockholders of record. If at any time prior to the Closing Date, any information relating to the Purchaser or Carbon, or any of their respective Affiliates, directors or officers, is discovered by the Purchaser or Carbon that should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party, and Carbon shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Legal Requirements, disseminate such amendment or supplement to the stockholders of Carbon.

9.21 R&W Insurance Policy. Prior to the Closing, Purchaser shall use commercially reasonable efforts to obtain and bind the R&W Insurance Policy on the terms and conditions reasonably acceptable to Purchaser and Sellers. Sellers shall cooperate with Purchaser’s efforts and provide assistance as reasonably requested by Purchaser to obtain and bind the R&W Insurance Policy. Prior to or at the Closing, Sellers shall pay or cause to be paid, all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commissions, and other fees and expenses of such policy; provided, that Purchaser shall pay or cause to be paid one-half of the costs and expenses of the R&W Insurance Policy (up to a maximum of $150,000) and Purchaser shall pay the remainder of such costs and expenses, which amount shall be characterized as a transaction expense.

9.22 Management Services Agreement. At Closing, Carbon and CAC will terminate that certain Management Services Agreement dated February 23, 2017.

9.23 Transition Services. At the Closing, Carbon and Purchaser shall enter into a transition services agreement in substantially the form attached hereto as Exhibit T.

9.24 No Solicitation.

(a) Except as permitted by this Section 9.24, from the Execution Date until the Closing Date or the earlier termination of this Agreement, Carbon shall not, shall cause each of the Sellers, the Companies and the CAC Subsidiaries, and each of its and their respective officers and directors not to, and shall use its commercially reasonable efforts to cause its and the Sellers’, the Companies’ and the CAC Subsidiaries’ other employees not to, directly or indirectly, (i) initiate, solicit, knowingly induce or knowingly encourage, or take any action to knowingly facilitate the making of, any inquiry, offer or proposal which constitutes, or would reasonably be expected to lead to, a Takeover Proposal; (ii) participate in any discussions or negotiations regarding any Takeover Proposal or furnish, or otherwise afford access, to any Person (other than Purchaser) any non-public information or data with respect to Carbon, each of the Sellers, the Companies and the CAC Subsidiaries or otherwise in connection with or for the purpose of encouraging or facilitating a Takeover Proposal; (iii) except to the extent necessary to take any actions that Carbon, each of the Sellers, the Companies and the CAC Subsidiaries or any third party would otherwise be permitted to take pursuant to this Section 9.24 or except to the extent that the Carbon Board concludes, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Carbon Board under applicable Law, release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Carbon, any Seller, any Company or any CAC Subsidiary is a party; (iv) except for a confidentiality agreement permitted by Section 9.24(b), enter into any agreement, agreement in principle or letter of intent with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal or any agreement, agreement in principle or letter of intent relating to any Takeover Proposal; or (v) solicit or encourage the Carbon stockholders to revoke, terminate, cancel, withdraw or otherwise modify the Carbon Stockholder Consent. Carbon, each of the Sellers, the Companies and the CAC Subsidiaries, and each of its and their respective officers and directors shall immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Takeover Proposal.

(b) Notwithstanding Section 9.24(a) or any other provision of this Agreement, Carbon may take any of the actions described in Section 9.24(a)(i) or (ii) if, but only if, prior to the satisfaction of the condition set forth in Section 10.1(d), (i) Carbon has received a bona fide unsolicited written Takeover Proposal that did not result from a breach of Section 9.24(a); (ii) the Carbon Board reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisors and outside legal counsel, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal; (iii) Carbon has provided Purchaser with written notice of such determination; and (iv) prior to furnishing or affording access to any non-public information or data with respect to Carbon, any Seller, any Company or any CAC Subsidiary in connection with or for the purpose of encouraging or facilitating a Takeover Proposal, Carbon receives from such Person a confidentiality agreement with terms no less favorable to Carbon than those contained in the confidentiality agreement with Purchaser. Carbon shall promptly provide to Purchaser any non-public information regarding Carbon, any Seller, any Company or any CAC Subsidiary provided to any other Person in connection with or for the purpose of encouraging or facilitating a Takeover Proposal which was not previously provided to Purchaser, such additional information to be provided no later than the date such information is provided to such other Person. Nothing in this Section 9.24(b) shall prohibit Carbon or the Carbon Board, directly or indirectly through any officer, employee or representative, from (1) informing any Person that Carbon, any Seller, any Company or any CAC Subsidiary is party to this Agreement and informing such person of the restrictions that are set forth in this Section 9.24. or (2) disclosing factual information regarding the business, financial condition or results of operations of Carbon, any Seller, any Company or any CAC Subsidiary or the fact that a Takeover Proposal has been made, the identity of the party making such proposal or the material terms of such proposal in the Information Statement or otherwise; provided that, in the case of this clause (2), Carbon shall in good faith determine that such information, facts, identity or terms are required to be disclosed under applicable Law or that failure to make such disclosure is reasonably likely to be inconsistent with the Carbon Board’s fiduciary duties under applicable Law.

(c) Carbon shall promptly (and in any event within one business day) notify Purchaser in writing if (i) any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Carbon, or (ii) Carbon becomes aware that any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, any Seller, any Company or any CAC Subsidiary, in each case in connection with any Takeover Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of any written proposals, indications of interest and draft agreements, except to the extent that (i) discussions of such materials jeopardizes the attorney-client privilege or (ii) disclosure of such materials contravenes any Law, rule, regulation, order, judgment or decree). Carbon agrees that it shall keep Purchaser informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request). Neither the Carbon Board nor any committee thereof shall, subject to Section 9.24(d), cause or encourage the revocation, termination, cancellation, withdrawal, or modification of the Carbon Stockholder Consent.

(d) Notwithstanding anything to the contrary set forth in this Agreement with respect to a Takeover Proposal, the Carbon Board may only terminate this Agreement pursuant to Section 11.1(c)(iii) if, after receiving a bona fide unsolicited written Takeover Proposal that it received (that did not result from a breach of Section 9.24(a)), (i) such Takeover Proposal constitutes a Superior Proposal, (ii) the Carbon Board has determined in good faith, after consultation with and having considered the advice of outside legal counsel, that it is reasonably necessary to take such actions to comply with its fiduciary duties under applicable Law, (iii) during the Superior Notice Proposal Period, Carbon negotiated in good faith with Purchaser to permit Purchaser to propose such adjustments, modifications or amendments to the terms and conditions of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal; provided, however, that Purchaser shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement, and (iv) at the end of the Superior Proposal Notice Period, after taking into account any such adjusted, modified, or amended terms as may have been proposed by Purchaser since its receipt of the Superior Proposal Notice, the Carbon Board has again in good faith made the determination (A) in clause (ii) of this Section 9.24(d) and (B) that such Takeover Proposal constitute a Superior Proposal. In the event of any material revisions to the Superior Proposal, Carbon shall be required to deliver a new notice to Purchaser and again comply with the requirements of this Section 9.24(d), subject to the extension of the Superior Proposal Notice Period as set forth in the definition thereof.

ARTICLE 10
PARTIES’ CONDITIONS TO CLOSING

10.1 Mutual Conditions. The obligations of the Parties to consummate the Contemplated Transactions that are to be consummated at the Closing are subject to the satisfaction at the Closing of the following conditions (each of which may be waived by both Sellers and Purchaser, in the sole discretion of each such Party):

(a) Changes in Laws; Orders. No Governmental Authority shall have enacted, issued, promulgated, or deemed applicable any Law, or issued or granted any final and non-appealable Order, that is in effect and that has the effect of permanently enjoining, making illegal, or otherwise prohibiting or preventing the consummation of the Contemplated Transactions, and no Governmental Authority shall have threatened in writing to enact, issue, promulgate, make applicable, or grant any such Law or Order.

(b) No Proceeding. No injunction, Order or award restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions shall have been issued and no Proceeding shall be pending before any Governmental Authority against any Party or the Acquired Assets that seeks to enjoin, make illegal, or otherwise prohibit or prevent the consummation of the Contemplated Transactions other than any such Proceeding that is initiated by or on behalf of the Party claiming that this condition is not satisfied.

(c) Title Defects, Adverse Environmental Conditions and Casualty Losses — Acquired Assets. The (i) net aggregate Title Defect Value of Surviving Title Defects plus (ii) the Remediation Amount of Surviving Environmental Defects plus (iii) the amount of Casualty Losses plus (iv) the Allocated Value of all Acquired Assets excluded from the Closing due to (A) the exercise of Preferential Rights or (B) the failure to obtain Material Required Consents, does not exceed an amount equal to fifteen percent (15%) of the unadjusted Base Purchase Price.

(d) Information Statement. The Information Statement shall have been mailed to Carbon’s stockholders in accordance with Section 9.20 at least 20 days prior to the Closing.

10.2 Sellers’ Conditions. The obligations of Sellers at the Closing are subject to the satisfaction at or before the Closing of the following conditions precedent (each of which may be waived by Sellers, in their sole discretion):

(a) Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and each of the representations and warranties of Purchaser set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the Execution Date and, with respect to those representations and warranties also made as of the Closing Date, as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date or are limited to a specific date which shall be true and correct as of such specified date).

(b) Covenants. Purchaser shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or before the Closing.

(c) Closing Deliveries under this Agreement. Purchaser shall have delivered, caused to have been delivered or be ready, willing and capable of delivering to Sellers duly executed copies of each of the Transaction Documents required by this Agreement to be delivered or caused to be delivered by Purchaser at the Closing.

10.3 Purchaser’s Conditions. The obligations of Purchaser at the Closing are subject to the satisfaction at or before the Closing of the following conditions precedent (each of which may be waived by Purchaser, in the sole discretion of Purchaser):

(a) Representations and Warranties. Each of the representations and warranties of Sellers set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and each of the representations and warranties of Sellers set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, as of the Execution Date and, with respect to those representations and warranties also made as of the Closing Date, as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date which shall be true and correct as of such specified date).

(b) Covenants. Each of Sellers, the Companies and the CAC Subsidiaries shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or before the Closing.

(c) Closing Deliveries under this Agreement. Sellers, the Companies and the CAC Subsidiaries shall have delivered, caused to have been delivered or be ready, willing and capable of delivering to Purchaser duly executed copies of each of the Transaction Documents required by this Agreement to be delivered or caused to be delivered by Sellers, the Companies and the CAC Subsidiaries at the Closing.

(d) No Material Adverse Effect. Between the Execution Date and the Closing Date, there shall have been no Material Adverse Effect.

(e) R&W Insurance Policy. Purchaser shall have obtained and bound the R&W Insurance Policy.

(f) Consulting Agreement. Patrick R. McDonald shall have executed and delivered to Purchaser a consulting agreement in a form mutually acceptable to Mr. McDonald and Purchaser.

ARTICLE 11
TERMINATION

11.1 Termination. At any time prior to Closing, this Agreement may be terminated as follows:

(a) by the mutual written consent of the Sellers and the Purchaser;

(b) by Purchaser if:

(i) (A) the conditions set forth in Section 10.1 and Section 10.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing); (B) Purchaser has confirmed in writing to Sellers that Purchaser is ready, willing and able to consummate the Closing; and (C) Sellers shall have failed for any reason to consummate the Closing by the date the Closing should have occurred pursuant to Section 12.1; or

(ii) any condition specified in Section 10.1 and Section 10.3 has not been satisfied on or before the date the Closing should have occurred pursuant to Section 12.1;

(c) by Sellers:

(i) if (A) the conditions set forth in Section 10.1 and Section 10.3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing); (B) Sellers have confirmed in writing to Purchaser that Sellers are ready, willing and able to consummate the Closing; and (C) Purchaser shall have failed for any reason to consummate the Closing by the date the Closing should have occurred pursuant to Section 12.1;

(ii) if any condition specified in Section 10.1 and Section 10.2 has not been satisfied on or before the date the Closing should have occurred pursuant to Section 12.1;

(iii) prior to the satisfaction of the condition set forth in Section 10.1(d), in order to enter into a definitive agreement with respect to a Superior Proposal (which definitive agreement shall be entered into concurrently with, or promptly following, the termination of this Agreement pursuant to this Section 11.1(c)(iii)); provided, that any such purported termination by the Sellers pursuant to this Section 11.1(c)(iii) shall be void and of no force or effect unless Carbon pays to Purchaser, the Termination Fee in accordance with Section 11.2(d);

(d) by either Sellers or Purchaser, upon notice to the other Parties, if Closing has not occurred on or before the Outside Closing Date; provided, however, that no Party hereto shall be entitled to terminate this Agreement under this Section 11.1(d) if the Closing has failed to occur as a result of the willful failure or negligent, intentional or willful breach or inaccuracy of such Party’s representations, warranties, covenants and agreements hereunder has prevented the consummation of the Contemplated Transactions;

(e) by Sellers, immediately upon notice to Purchaser, if the Deposit is not timely delivered by Purchaser in accordance with Section 3.2.

(f) by Purchaser, if (i) there shall have been a material breach by Sellers of Section 9.24 or (ii) the Carbon Board causes the Carbon Requisite Stockholder Approval to be terminated, canceled, withdrawn or otherwise modified in a manner adverse to Purchaser.

(g) by either Sellers or Purchaser, immediately upon notice to the other Party, if (i) the net aggregate Title Defect Value of Surviving Title Defects plus (ii) the Remediation Amount of Surviving Environmental Defects plus (iii) the amount of Casualty Losses plus (iv) the Allocated Value of all Acquired Assets excluded from the Closing due to (A) the exercise of Preferential Rights or (B) the failure to obtain Material Required Consents, exceeds an amount equal to fifteen percent (15%) of the unadjusted Base Purchase Price.

11.2 Remedies. In the event this Agreement is terminated under Section 11.1, the following shall apply:

(a) in the event of termination of this Agreement in accordance with Section 11.1(a), Section 11.1(b), Section 11.1(c)(ii), Section 11.1(d), Section 11.1(f), or Section 11.1(g), then Sellers and Purchaser shall jointly instruct the Escrow Agent to release the Deposit to Purchaser, which together with the right to receive the Termination Fee, if applicable, pursuant to Section 11.2(d), shall be Purchaser’s sole and exclusive remedy therefor in lieu of all other damages, including specific performance;

(b) in the event of termination of this Agreement by Sellers in accordance with Section 11.1(c)(i), then Purchaser shall not be entitled to a refund of the Deposit, and Sellers and Purchaser shall jointly instruct the Escrow Agent to release the Deposit to Sellers as Sellers’ sole and exclusive remedy therefor in lieu of all other damages, including specific performance;

(c) in the event of termination of this Agreement by either Sellers or Purchaser in accordance with Section 11.1(d), then Purchaser shall not be entitled to a refund of the Deposit and, in consideration of the time and effort of Sellers in connection with the Contemplated Transactions, Sellers and Purchaser shall jointly instruct the Escrow Agent to release the Deposit to Sellers as Sellers’ sole and exclusive remedy therefor in lieu of all other damages, including specific performance.

(d) In recognition of the efforts, expenses and other opportunities foregone by Purchaser while structuring and pursuing the Contemplated Transactions, Sellers shall pay the Termination Fee to Purchaser, by wire transfer of immediately available funds to an account specified by Purchaser in the event of any of the following: (i) in the event Purchaser terminates this Agreement pursuant to Sections 11.1(b)(i), or 11.1(f), or in the event Sellers terminate this Agreement pursuant to Section 11.1(c)(iii), Sellers shall pay Purchaser the Termination Fee within one (1) Business Day after receipt of either Party’s notification of such termination; and (ii) in the event that after the date of this Agreement a Takeover Proposal shall have been made known to senior management of Carbon or has been made directly to its stockholders generally or any Person shall have publicly announced (and not withdrawn) Takeover Proposal and (A) thereafter this Agreement is terminated by either Purchaser or Sellers pursuant to Section 11.1(d) and (B) prior to the date that is twelve (12) months after the date of such termination, Sellers enter into any agreement for or consummate transaction regarding Takeover Proposal (whether or not the same Takeover Proposal as that referred to above), then Sellers shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay Purchaser the Termination Fee.

11.3 Effect of Termination. If this Agreement is terminated under Section 11.1, all rights and obligations of the Parties under this Agreement shall terminate without any further Liability or obligation of any Party to any other Party; provided, however, that the provisions in Section 9.11 (Confidentiality), Section 9.12 (Public Announcements), the provisions of Section 11.2 (Remedies) and this Section 11.3, the provisions in Article 1 (Defined Terms; Interpretation) and Article 16 (Miscellaneous), the other provisions of this Agreement that expressly survive the termination of this Agreement, and the definitions in Appendix A (to the extent used in the foregoing Sections, Articles, and provisions) shall survive the termination of this Agreement and remain in full force and effect. For the avoidance of doubt, the obligations of the Parties under the Confidentiality Agreement shall survive any termination of this Agreement.

ARTICLE 12
CLOSING

12.1 Closing. The purchase and sale of the Membership Interests shall be consummated at a closing (the “Closing”) to be held at the offices of Sellers or at such other location as the Parties mutually agree in writing, at 10:00 a.m. Denver, Colorado time, on the later of (a) May 1, 2020, (b) the first Business Day after the satisfaction or waiver of the conditions set forth in Article 10.1, or (c) such other date as the Parties mutually agree in writing (such date and time is referred to herein as the “Closing Date”).

12.2 Closing Obligations. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Assignments.

(i) Carbon and Purchaser shall duly execute, acknowledge, and deliver an Assignment of Membership Interests for the CAC Membership Interests substantially in the form of Exhibit U (the “Assignment of the CAC Membership Interests”), effective as of the Effective Time.

(ii) Nytis USA and Purchaser shall duly execute, acknowledge, and deliver an Assignment of Membership Interests for the Nytis LLC Membership Interests substantially in the form of Exhibit V (the “Assignment of the Nytis LLC Membership Interests”), effective as of the Effective Time.

(iii) Sellers and Purchaser shall duly execute, acknowledge, and deliver such other assignments, assumptions, bills of sale, or deeds necessary for the Purchaser, Companies, the CAC Subsidiaries and/or the Nytis LLC Subsidiaries to assume the Assumed Liabilities.

(iv) CAC or the applicable CAC Subsidiary and Carbon (or its Affiliate) shall execute the Assignment of the CAC Excluded Assets.

(v) Nytis LLC and Nytis USA (or its Affiliate) shall execute the Assignment of the Nytis LLC Excluded Assets.

(b) Preliminary Settlement Statement. Sellers and Purchaser shall duly execute and deliver the Preliminary Settlement Statement.

(c) Closing Payment.

(i) Purchaser shall deposit the Indemnity Escrow Amount with the Escrow Agent in accordance with Section 3.4(b)(i).

(ii) Purchaser shall deliver the Credit Facility Payoff in accordance with Section 3.4(b)(ii).

(iii) Purchaser shall pay to the R&W Insurance Premium to the R&W Insurer in accordance with Section 3.4(b)(iii).

(iv) Purchaser shall deliver the Seller Closing Payment to Sellers in accordance with Section 3.4(b)(iv).

(d) Release of Deposit. Purchaser and Sellers shall jointly direct the Escrow Agent to release the Deposit to Sellers.

(e) Releases. After receipt of the Closing Payment and only if Purchaser has not been assigned or otherwise assumed the Credit Agreement, Sellers shall deliver to Purchaser duly executed and acknowledged releases in recordable form of all Liens (other than Permitted Liens) created by Sellers, the Companies or the CAC Subsidiaries of their respective lenders that encumber the Membership Interests or the Acquired Assets.

(f) Closing Certificates. Sellers and the Companies shall deliver to Purchaser a certificate duly executed by an officer of each such Party substantially in the form of Exhibit W as to the satisfaction of the closing conditions set forth in Section 10.3(a) and Section 10.3(b). Purchaser shall deliver to Sellers a certificate duly executed by an officer of Purchaser substantially in the form of Exhibit X as to the satisfaction of the closing conditions set forth in Section 10.2(a) and Section 10.2(b) (each, a “Closing Certificate”).

(g) Non-Foreign Affidavit. Each Seller shall deliver to Purchaser an affidavit of non-foreign status and no requirement for withholding under section 1445 of the Code.

(h) Copies of Obtained Consents and Preferential Rights. To the extent obtained by Sellers, the Companies or the CAC Subsidiaries prior to Closing, Sellers, the Companies and the CAC Subsidiaries shall deliver to Purchaser copies of (i) all obtained Material Required Consents and (ii) any written waivers of any Preferential Right.

(i) Resignations. Sellers shall deliver to Purchaser executed copies of the resignations of all officers, managers and directors of the Companies and the CAC Subsidiaries.

(j) Replacement Bonds. Purchaser shall provide Sellers with satisfactory evidence that all bonds, guarantees, letters of credit and other surety arrangements and credit support obligations required in connection with the ownership and operation of the Acquired Assets (including but not limited to those set forth on Schedule 7.20) have been obtained and are unconditionally effective as of the Closing Date.

(k) Purchase of Nytis LLC Interest. Sellers shall provide Purchaser with evidence satisfactory to Purchaser of Nytis USA’s acquisition of the 1.89% issued and outstanding membership interests in and to Nytis LLC that are owned by a third party.

(l) Indemnity Escrow Agreement. Sellers and Purchaser shall execute and deliver the Indemnity Escrow Agreement.

(m) Other Instruments. The Parties shall execute and deliver all other instruments and other items reasonably necessary and requested by the other Parties to effectuate the Contemplated Transactions.

ARTICLE 13

CERTAIN POST-CLOSING OBLIGATIONS

13.1 Post-Closing Adjustments.

(a) Final Settlement Statements. Not later than 5:00 p.m. Eastern Time, on the date that is 75 days after the Closing Date (the “Final Settlement Date”), Sellers, with the assistance and cooperation of Purchaser, the Companies and the CAC Subsidiaries and Purchaser’s Entity Representatives under Section 13.1(i) and with access to such Records and other information and records as Sellers reasonably deem necessary or appropriate, shall prepare and deliver to Purchaser a final settlement statement (the “Final Settlement Statement”) setting forth: (i) each adjustment under Section 3.3 to any portion of the Base Purchase Price payable to Sellers that was not finally determined as of the Closing pursuant to the Preliminary Settlement Statement, including: the Defect Adjustment (to the extent not otherwise distributed to Sellers or Purchaser under Section 5.3(d)); (ii) a reconciliation of the Preliminary Adjustment Amount to the Base Purchase Price taking into account the adjustments under Section 13.1(j); and (iii) any other adjustment required under this Agreement or otherwise agreed to by the Parties (the “Final Base Purchase Price”).

(b) Objection Report. Not later than 5:00 p.m. Eastern Time on the date that is 10 Business Days after receipt of the proposed Final Settlement Statement under Section 13.1(a) (the “Objection Date”), Purchaser may deliver to Sellers a detailed written report (an “Objection Report”) containing: (i) those particular items or amounts in the proposed Final Settlement Statement as to which Purchaser objects; (ii) the reasons, in reasonable detail, for each such objection, together with any supporting documentation available to Purchaser; and (iii) Purchaser’s calculation of the Final Base Purchase Price. Any particular amounts or items contained in the proposed Final Settlement Statement that are not specifically objected to by Purchaser in a proper and timely delivered Objection Report shall be deemed accepted by Purchaser and shall be final, binding, and conclusive on all Parties. If Purchaser does not deliver an Objection Report by the Objection Date, Sellers’ proposed Final Settlement Statement and calculation of the Final Base Purchase Price shall be deemed final, binding, and conclusive on all Parties.

(c) Negotiation Period. If an Objection Report is properly and timely delivered by Purchaser, Purchaser and Sellers shall negotiate in good faith during the 10 Business Day period after such delivery (the “Negotiation Period”) to reach an agreement on the disputed items or amounts to determine the Final Base Purchase Price. If Sellers and Purchaser agree as to the Final Base Purchase Price or any particular amount or item thereof that is specifically objected to in the Objection Report, then Purchaser and Sellers shall execute a written acknowledgement of such agreement, and the Final Base Purchase Price or any amounts or items thereof that are the subject of such agreement, as applicable, shall be deemed final, binding, and conclusive on all Parties.

(d) Submission to Accounting Referee. If Purchaser and Sellers are unable to agree on the Final Base Purchase Price by the expiration of the Negotiation Period, then any dispute, controversy, or matters of difference relating to the Final Settlement Statement or the determination of the Final Base Purchase Price (other than any such disputed items or amounts that constitute Title Disputed Matters, which shall be resolved in accordance with Section 5.6, and if required, certified by the Title Expert, to the Accounting Referee appointed under this Section 13.1(d)) (collectively, “Final Settlement Disputes”) shall be resolved by a firm of independent accountants that does not have a material relationship with any Party and that is reasonably acceptable to Sellers and Purchaser (the “Accounting Referee”). To the extent necessary, Sellers and Purchaser shall act in good faith to promptly agree on the Accounting Referee and to execute such engagement letters and other documents as shall be necessary to engage the Accounting Referee within 10 Business Days after the expiration of the Negotiation Period. After the Accounting Referee has been engaged, if the Accounting Referee withdraws after a challenge, dies, or otherwise resigns or is removed, then such Accounting Referee shall be replaced within 10 Business Days thereafter by Purchaser and Sellers in accordance with this Section 13.1, and the time periods in this Section 13.1 shall be extended as necessary or appropriate. The fees and expenses of the Accounting Referee shall be paid fifty percent (50%) by Sellers and fifty percent (50%) by Purchaser.

(e) Instructions to Accounting Referee. Purchaser and Sellers shall instruct the Accounting Referee in its engagement letter or in another joint written statement that the Accounting Referee: (i) shall act as an expert in accounting, and not as an arbitrator, to resolve, in accordance with this Agreement, only the Final Settlement Disputes specifically disputed in a timely delivered Objection Report that remain in dispute, and that are not deemed by this Agreement to be final, binding, and conclusive; (ii) shall adjust Sellers’ proposed calculation of the Final Base Purchase Price, if at all, to reflect the resolution of any such Final Settlement Dispute; (iii) may not determine a Final Base Purchase Price that is more than the applicable amount in Sellers’ proposed Final Settlement Statement or that is less than the applicable amount in Purchaser’s Objection Report; and (iv) shall use commercially reasonable efforts to complete its work and deliver to Purchaser and Sellers a written report of its decision as promptly as practicable, and in any event within 30 Business Days after it has been engaged as the Accounting Referee.

(f) Procedures of Accounting Referee. Each Party shall have the right to deliver to the Accounting Referee (with a copy to the other Party) a written presentation as to its position within 10 Business Days after the engagement of the Accounting Referee. Within 10 Business Days thereafter at a time and place agreed by the Parties and the Accounting Referee (or if the Parties are unable to agree, as determined by the Accounting Referee), each of Sellers on the one hand, and Purchaser, on the other hand, shall have the right to make an oral presentation of its position and to present witnesses at a hearing conducted by the Accounting Referee. The remaining procedures governing such a hearing shall be determined by the Accounting Referee, except that each of the applicable Sellers, on the one hand, and Purchaser, on the other hand, shall have the right to an approximately equal amount of time to present its position.

(g) Determination of Accounting Referee. The Accounting Referee shall use commercially reasonable efforts to complete its work and deliver to Sellers and Purchaser a written report of its decision as to any Final Settlement Disputes as promptly as practicable, and in any event within 30 Business Days after it has been engaged as the Accounting Referee (subject to the receipt of any required certifications from the Title Expert under Section 5.6). The Accounting Referee’s report shall include a calculation of the Final Base Purchase Price and any item or component thereof that was not finally determined during or before the Negotiation Period and a line-item comparison (showing increases and decreases) to the calculations contained in Sellers’ proposed Final Settlement Statement and the Objection Report, together with explanations of each variance. If any Final Settlement Dispute is submitted to the Accounting Referee under this Section 13.1, then the Final Base Purchase Price as determined by the Accounting Referee and set forth in its report, shall be final, binding, and conclusive on all Parties.

(h) Final Determination Date. The date on which the Final Base Purchase Price shall be deemed to have been determined shall be the earliest of (such date, the “Final Determination Date”): (i) the Objection Date, if Purchaser has not delivered an Objection Report with respect to the Final Base Purchase Price by the Objection Date; (ii) the date during the Negotiation Period that Purchaser and Sellers have resolved all disputed amounts with respect to the Final Base Purchase Price, if all disputed amounts with respect thereto are resolved during the Negotiation Period; or (iii) the date on which the Accounting Referee delivers its report as to the final determination as to the Final Base Purchase Price, if submitted to the Accounting Referee.

(i) Cooperation. Sellers, on the one hand, and Purchaser, the Companies and the CAC Subsidiaries, on the other hand, shall, and shall cause their respective Entity Representatives and independent accountants to, cooperate and assist as requested by the Parties and the Accounting Referee in the preparation of the Final Settlement Statement and the calculation of the Final Purchase Price and in providing access and conducting reviews referred to in this Section 13.1, including making available to the extent necessary their respective books, records, work papers, and personnel.

(j) Payment of Final Base Purchase Price. If (i) the Final Base Purchase Price as finally determined under this Section 13.1 is more than (ii) the Preliminary Adjustment Amount, then Purchaser shall pay to Sellers, within two (2) Business Days after the Final Determination Date, the amount of such difference by wire transfer of immediately available funds to an account or accounts designated by Sellers. If the amount in clause (i) above is less than the Preliminary Adjustment Amount, then Sellers shall pay to Purchaser, within two (2) Business Days after the Final Determination Date, the amount of such difference by wire transfer of immediately available funds to an account or accounts designated by Purchaser.

13.2 Amounts Received After the Closing. After the Closing, any cash, payment or credit received by Sellers attributable to Acquired Assets for the period from or after the Effective Time (except to the extent the Base Purchase Price has been adjusted downwards for such amount as provided herein) shall be paid by Sellers to the applicable Company or CAC Subsidiary or Purchaser (as directed by Purchaser) within 30 days after receipt thereof. To the extent not previously paid to Sellers as an upward adjustment to the Base Purchase Price determined in accordance with Section 3.3(b), after the Closing, any cash, payment or credit received by the Companies, the CAC Subsidiaries or Purchaser attributable to the Acquired Assets for the period prior to the Effective Time shall be paid by the Companies, the CAC Subsidiaries or Purchaser, as the case may be, to Sellers within 30 days after receipt thereof. Payments under this Section 13.2 shall not constitute an adjustment to any portion of the Base Purchase Price. Adjustments to the Base Purchase Price after the Closing shall be made only under this Section 13.2. Notwithstanding anything to the contrary contained herein, the obligations of each Party under this Section 13.2 shall apply only to payments related to the Acquired Assets and received on or before 12 months after the Closing Date.

13.3 Contingent Payment. Purchaser shall, on each of the Contingent Payment Annual Payment Dates (as such are identified in Exhibit S) pay to the account designated in writing by Carbon the Contingent Payment Amount by wire transfer of immediately available funds in accordance with Exhibit S. Any dispute between the Sellers and the Purchaser concerning the amount of a particular Contingent Payment Amount shall be determined by the Accounting Referee under procedures substantially similar to those provided in Section 13.1(d) through (g). The terms of the Contingent Payments shall survive Closing.

13.4 Records. Sellers shall make the Records available for pick up by Purchaser at a mutually agreeable time no later than 20 days after the Closing at the locations and in the format currently maintained by Sellers, the Companies or the CAC Subsidiaries, as applicable. Sellers may retain copies of the Records. The Records shall be made available to Sellers after the Closing for review and copying as reasonably requested by Sellers. Purchaser, the Companies and the CAC Subsidiaries shall not destroy or otherwise dispose of any Records for a period of seven (7) years after the Closing without providing Sellers reasonable written notice and an opportunity to copy any such Records; provided, however, that the obligation to maintain records for seven (7) years shall be satisfied if an electronic copy of such Records is maintained for such period.

13.5 Removal of Name. As promptly as practicable, but in any case within 180 days after the Closing Date, Purchaser, the Companies and the CAC Subsidiaries shall eliminate any reference to any name including “Carbon” and any variations or extensions thereof from the Acquired Assets and the names of the Companies and the CAC Subsidiaries, and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trade names, trademarks, service marks, and other marks belonging to Sellers or any of their Affiliates.

13.6 Litigation Support. For so long as any Party is actively contesting or defending against any Claim or Proceeding brought by or against any third party in connection with: (a) this Agreement or the Contemplated Transactions; or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or before the Closing Date relating to the Acquired Assets, the other Parties shall cooperate with the contesting or defending by such Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary or reasonably requested in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification for the foregoing under Article 15).

13.7 Further Assurances. From time to time after the Closing, the Parties shall execute and deliver such further instruments, and take or cause to be taken such other action, as may be necessary to carry out the Contemplated Transactions.

13.8 Post-Closing Documents. Promptly after Closing, Sellers shall (a) subject to the terms of Section 9.8 (Material Required Consents), actively pursue the approval of all un-obtained consents and approval of all applicable Governmental Authorities and other Persons with respect to the assignment of the Membership Interests and (y) subject to the terms of Section 9.8 (Material Required Consents) and Section 9.9 (Preferential Purchase Rights), actively pursue all other consents and approvals that may be required in connection with the assumption of the

Assumed Liabilities or the retention of the Retained Liabilities, that, in each case, shall not have been obtained prior to the Closing. Each of Purchaser, the Companies and the CAC Subsidiaries obligates itself to take any and all action reasonably required by any Governmental Authority in order to obtain such approval, including the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bond.

ARTICLE 14
TAX MATTERS

14.1 Tax Treatment of Purchase of Membership Interests. Sellers and Purchaser each acknowledge and agree that, for federal Income Tax purposes (and for state Income Tax purposes in states that follow federal Income Tax purposes in this respect), the purchase of the Membership Interests will be treated in a manner consistent with the holding in Situation 2 of Revenue Ruling 99-6, 1994-1 C.B. 432. Specifically, the acquisition of the Membership Interests will be treated (i) by each Seller as if such Seller had conveyed the Membership Interests to Purchaser in exchange for the consideration such Seller receives for the Membership Interests pursuant to this Agreement and (ii) by Purchaser as if it had acquired from each Seller such Seller’s share of the Acquired Assets deemed distributed to each such Seller in exchange for the consideration such Seller receives for the Membership Interests pursuant to this Agreement. The parties will prepare and file all Tax Returns consistent with the foregoing and will not take any inconsistent position on any Tax Return, or during the course of any proceeding with respect to Taxes, unless otherwise required by applicable Law following a final determination as defined in Section 1313 of the Code.

14.2 Filing of Tax Returns and Payment of Taxes.

(a) Tax Returns. Carbon shall prepare or cause to be prepared all Tax Returns of the Company Entities that are required to be filed prior to or on the Closing Date and any Tax Returns that are required to be filed as a result of the sale of the Nytis LLC Membership Interests, the CAC Membership Interests and the Acquired Assets and the distribution of the Excluded Assets. If Closing occurs, Purchaser shall file all other Tax Returns required to be filed by or with respect to the Membership Interests and the Acquired Assets.

(b) Payment. Sellers shall pay, or cause the Company Entities to pay, all Taxes owed and payable by the Company Entities, the Acquired Assets at any time prior to or on the Closing Date. If Closing occurs, Purchaser shall pay all other Taxes owed with respect to the Companies, the CAC Subsidiaries and the Acquired Assets.

(c) Straddle Period. For purposes of this Agreement, liability for Taxes with respect to each of the Companies, the CAC Subsidiaries, the Nytis LLC Subsidiaries and the Acquired Assets with respect to any Straddle Period shall be apportioned as follows: property, ad valorem, excise, severance, production, sales, use, real property transfer and similar Taxes based upon operation or ownership of the Acquired Assets (“Asset Taxes”) payable with respect to any Straddle Period shall be apportioned between the Sellers and the Purchaser on a ratable daily basis, and Sellers shall pay any such Taxes for any period prior to the Effective Time; provided, however, that Taxes that are based on quantity of or the value of production of Hydrocarbons shall be apportioned between the Parties based on the number of units or value of production actually produced, as applicable, before, on or after the Effective Date. All other Taxes shall be apportioned based on an interim closing of the books of the Companies, the CAC Subsidiaries and the Nytis LLC Subsidiaries as of the Effective Time, provided that exemptions, allowances for deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending prior to Effective Time and the period beginning on and after the Effective Time in proportion to the number of days in each period. Notwithstanding the foregoing, (i) any West Virginia Asset Taxes due with respect to the Acquired Assets for which the assessed valuation is based, in whole or in part, on the value of production in prior years, shall be apportioned between Purchaser and Sellers based on the period of ownership of the applicable Acquired Assets during the “assessment year” as defined in West Virginia Code §11-3-1(f)(2), and (ii) the West Virginia Public Utility property taxes for the Cranberry Pipeline Corporation shall be apportioned between Purchaser and Sellers based on the calendar year as defined in West Virginia Code §11-6-1(e). If Closing occurs, Purchaser, Sellers, the Companies and the CAC Subsidiaries shall each timely provide the others with all information and cooperation reasonably requested by the others to prepare any Tax Return relating to the Companies, the CAC Subsidiaries, the Nytis LLC Subsidiaries, the Acquired Assets or the Contemplated Transactions.

(d) Election. Sellers agree to make an election under Treasury Regulation 1.1502-36(d) to forgo a loss on the sale of the stock in Coalfield Pipeline Company and Cranberry Pipeline Corporation to the extent either Purchaser or Sellers identifies basis reduction required under section Treasury Regulation 1.1502-36(d) in the assets of Coalfield Pipeline Company and Cranberry Pipeline Corporation. To the extent such a determination has not been made prior to the filing of the Sellers’ consolidated return reporting gain or loss from the sale, Sellers agree to make a protective election under Treasury Regulation 1.1502-36(d)(6) on such return to reduce basis in the stock in Coalfield Pipeline Company and Cranberry Pipeline Corporation should any such loss subsequently be determined by the IRS or otherwise.

(e) Section 338(h)(10) Election. At Purchaser’s option by notice delivered by Purchaser to Sellers within sixty (60) days after the Execution Date (“Election Date”), Sellers and the applicable Company Entities shall join in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local or non-U.S. tax law) with respect to the purchase and sale of the stock of Coalfield Pipeline Company and Cranberry Pipeline Corporation hereunder (collectively, a “Section 338(h)(10) Election”); provided, however, that Purchaser agrees that in the event it requests Sellers and the Company Entities make the Section 338(h)(10) Election, Purchaser will promptly reimburse Sellers for any net increase in the aggregate Tax owed by or the value of any loss of future tax benefit of the applicable Company Entities and Sellers that results solely from the making of the Section 338(h)(10) Election; provided, further, that Sellers shall only be entitled to reimbursement by Purchaser for the net increase in Tax to the extent they provide Purchaser on or before the Election Date with the amount of such increase and such supporting information and calculations as are reasonably requested by Purchaser. Sellers shall include any income, gain, loss, deduction or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent required by applicable Law. Any dispute between the Sellers and the Purchaser concerning the value of the net increase in the aggregate Tax owed by or any loss of future tax benefit of the applicable Company Entities and Sellers shall be determined by the Accounting Referee under procedures substantially similar to those provided in Section 13.1(d) through (g).

14.3 Amended Tax Returns. Unless required by applicable Law, no amended Tax Return with respect to a Pre-Closing Date Tax Period or Straddle Period shall be filed by or on behalf of the Companies or the CAC Subsidiaries without the prior written consent of Sellers (not to be unreasonably withheld, conditioned or delayed), if such amended Tax Return could reasonably be expected to increase the amount of Taxes owed by Sellers.

14.4 Tax Refunds. Sellers shall be entitled to any refunds or credits of Seller Taxes. Purchaser shall be entitled to any other Tax refunds or credits. Each Party shall forward, and shall cause its Affiliates to forward, to the Party entitled to receive a refund or credit of Tax pursuant to this Section 14.4 the amount of such refund or credit and any interest thereon (or in the case of a Straddle Period, the applicable portion of any such interest) received from the relevant Governmental Authority within 30 days after such refund is received (or, in the case of a Tax credit, within 30 days after the filing of a Tax Return claiming or utilizing such Tax credit). To the extent requested by Sellers, and at expense of the Sellers, Purchaser shall reasonably cooperate with Sellers in applying for and obtaining any available Tax refunds or credits with respect to Pre-Closing Date Tax Periods and Straddle Periods; provided, however, Purchaser will file all Tax Returns agreed upon by the Parties after the Closing Date required to claim any such Tax refunds or credits and will, within thirty (30) days of receipt, pay over any such refunds or credits that are received by Purchaser, less an amount equal to the costs and expenses incurred by Purchaser to seek such refunds or credits and file such Tax Returns.

14.5 Transfer Taxes. The Parties agree to use their commercially reasonable efforts to mitigate, reduce or eliminate any Transfer Taxes required to be paid in connection with the sale or transfer of the Membership Interests pursuant to this Agreement. As the Membership Interests are intangibles, the Parties do not expect that any Transfer Taxes will be incurred as a result of or with respect to the purchase and sale of the Membership Interests. In the event that any Transfer Taxes are due, Purchaser shall bear 50% of any such Transfer Taxes and Sellers shall bear 50% of any such Transfer Taxes that result from, relate to, or arise in connection with the sale and transfer of the Membership Interests pursuant to this Agreement and the other transactions contemplated hereby. Sellers and Purchaser shall cooperate with one another in the preparation of any necessary Tax Returns and other related documentation with respect to such Transfer Taxes (including any exemption certificates and forms as each may request to establish an exemption from (or otherwise reduce) or make a report with respect to Transfer Taxes).

14.6 Cooperation. Purchaser and Sellers shall cooperate fully, and shall cause the Companies, the CAC Subsidiaries and the Nytis LLC Subsidiaries to cooperate fully, as and to the extent reasonably requested by Purchaser or Sellers, in connection with the filing of Tax Returns and any audit or Proceeding with respect to Taxes or unclaimed property relating to the Acquired Assets. Such cooperation shall include the retention and (upon another Party’s request), the provision of records and information that are reasonably relevant to any such Tax Return or audit or

Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Purchaser and Sellers further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Sellers, Purchaser, the Companies, the CAC Subsidiaries or the Nytis LLC Subsidiaries (including, but not limited to, with respect to the transactions contemplated hereby). The Sellers and the Purchaser agree to retain all books and records with respect to Tax matters pertinent to the Companies, the CAC Subsidiaries, the Nytis LLC Subsidiaries and the Acquired Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective Tax periods and to abide by all record retention agreements entered into with any Governmental Authority.

ARTICLE 15
ASSUMPTION AND RETENTION OF LIABILITIES; INDEMNIFICATION

15.1 Assumption and Retention of Liabilities.

(a) Assumed Liabilities. Upon Closing, Purchaser acknowledges and agrees that each of the Company Entities are obligated, and each Company and the CAC Subsidiaries shall and Nytis LLC shall cause the Nytis LLC Subsidiaries to, assume and pay, perform, fulfill and discharge the following (collectively, “Assumed Liabilities”):

(i) all Liabilities relating to the ownership of the Membership Interests and/or the ownership, operation and use of the Acquired Assets, in each case attributable to periods on or after the Closing Date (provided that all such Liabilities arising under Environmental Laws shall be governed by Section 15.1(a)(ii) below);

(ii) all Liabilities arising under Environmental Laws with respect to the ownership, operation or use of the Acquired Assets, in each case whether attributable to periods prior to, on or after the Closing Date other than offsite disposal by the Companies, the CAC Subsidiaries or the Nytis LLC Subsidiaries of any Hazardous Materials from or generated by the Acquired Assets prior to the Closing; and

(iii) all Plugging and Abandonment Obligations attributable to periods prior to, on or after the Closing Date.

(b) Retained Liabilities. Upon Closing, Sellers shall assume and pay, perform, fulfill and discharge all Liabilities relating to the following (collectively, “Retained Liabilities”):

(i) all Liabilities relating to the ownership of the Membership Interests and/or the ownership, operation and use of the Acquired Assets (excluding all Plugging and Abandonment Obligations), in each case attributable to periods prior to the Closing Date;

(ii) the ownership, operation and use of the Excluded Assets;

(iii) the offsite disposal of any Hazardous Materials from or generated by the Acquired Assets prior to Closing by the Company Entities;

(iv) all Taxes for which Sellers are responsible pursuant to Article 14 and any Liabilities of Seller for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provisions of Law), as a transferee or as a result of a Tax sharing or similar agreement;

(v) all Liabilities and obligations of the Company Entities for personal injury or death to the extent such personal injury or death occurs prior to the Closing Date;

(vi) to the extent not accounted for in the calculation of Net Adjusted Capital, all Liabilities arising from or related to the matters disclosed on Schedule 7.13 (Taxes); and

(vii) to the extent not accounted for in the calculation of Net Adjusted Capital, all Liabilities arising from or related to the matters disclosed on Schedule 7.12 (Proceeding Regarding Rentals and Royalties) and Schedule 7.14 (Claims; Proceedings) (collectively, all such matters disclosed on Schedules 7.12 and 7.14, the “Retained Proceedings”)

15.2 Survival.

(a) Representations and Warranties of Sellers. The representations and warranties of Sellers in Article 7 (other than the Fundamental Representations and the representations and warranties in Section 7.13 (Taxes)), the re-affirmation of all such representations and warranties of Sellers set forth in the Closing Certifications delivered by Sellers at Closing and the corresponding indemnities set forth in Section 15.3(a) with respect to all such representations and warranties, shall survive the Closing for a period of 18 months after the Closing Date. The Fundamental Representations, the re-affirmation of the Fundamental Representations set forth in the Closing Certification delivered by Sellers at Closing, and the corresponding indemnities set forth in Section 15.3(a) with respect to the Fundamental Representations, shall survive the Closing indefinitely. The representations and warranties in Section 7.13 (Taxes), the re-affirmation of such representations and warranties set forth in the Closing Certification delivered by Sellers at Closing and the corresponding indemnities set forth in Section 15.3(a) with respect to such representations and warranties, shall survive the Closing for 30 days following the expiration of the applicable statute of limitations.

(b) Pre-Closing Covenants of Sellers, the Companies and the CAC Subsidiaries. Each of the covenants and performance obligations of Sellers, the Companies and the CAC Subsidiaries set forth in this Agreement that are to be complied with or performed by Sellers, the Companies or the CAC Subsidiaries on or prior to the Closing Date (and not thereafter), any re-affirmations of any such covenants, agreements and obligations of Sellers set forth in the Closing Certification delivered by Sellers at Closing, and the corresponding indemnities set forth in Section 15.3(a) with respect to such covenants, agreements, and obligations shall expire and terminate on the date that is eighteen (18) months after the Closing Date.

(c) Sellers’ Post-Closing Covenants. Each of the covenants and performance obligations of Sellers in this Agreement (except those set forth in Article 14 (Tax Matters) and those related to the Contingent Payment obligations), shall expire and terminate at 5:00 p.m. Eastern Time on the date that is eighteen (18) months after the Closing Date. The covenants and performance obligations of the Parties in Article 14 (Tax Matters) and Purchaser’s obligations with respect to the Contingent Payments shall survive until the expiration of the applicable statute of limitations applicable to a claim relating thereto.

(d) Representations, Warranties and Covenants of Purchaser. The representations, warranties, covenants and performance obligations of Purchaser in this Agreement and the other Transaction Documents, the re-affirmation of such representations, warranties, covenants and obligations set forth in the Closing Certification delivered by Purchaser at Closing, and all covenants, assumptions and indemnities set forth in Section 15.3(b) shall survive the Closing and remain in full force and effect for eighteen (18) months following the Closing Date.

(e) Survival After Claim. Notwithstanding Section 15.2(a) through (d), if a Claim Notice has been delivered under Section 15.4 before the date any representation, warranty, covenant, or performance obligation would otherwise expire under such Sections alleging a right to indemnification or defense for Claims, Proceeding, Losses or Third-Party Claims arising out of, relating to, or attributable to the breach of such representation, warranty, covenant, or performance obligation, such representation, warranty, covenant, or performance obligation shall continue to survive until the claims asserted in such Claim Notice that are based on the breach of such representation, warranty, covenant, or performance obligation have been fully and finally resolved under Section 16.2 or by agreement of the Parties.

15.3 Indemnification and Defense.

(a) Sellers’ Indemnification of Purchaser. Subject to Sections 15.2 and 15.7 and the other provisions of this Article 15, if the Closing occurs, from and after Closing, Sellers shall, on a joint and several basis, indemnify, defend, and save and hold harmless the Indemnified Purchaser Parties from and against any and all Claims, Proceedings and Losses arising out of, attributable to, or in connection with:

(i) any inaccuracy in or breach of the representations and warranties of Sellers in this Agreement or any other Transaction Document;

(ii) any breach by any Seller of any of its covenants or agreements contained in this Agreement or any other Transaction Document;

(iii) any Retained Liability; or

(iv) any of the matters set forth on Schedule 15.3(a)(iv).

(b) Purchaser’s Indemnification of Sellers. Subject to Sections 15.2 and 15.7 and the other provisions of this Article 15, if the Closing occurs, from and after Closing, Purchaser, the Companies and the CAC Subsidiaries shall, on a joint and several basis, indemnify, defend, and save and hold harmless the Indemnified Seller Parties from and against any and all Claims, Proceedings and Losses arising out of, attributable to, or in connection with:

(i) any inaccuracy in or breach of the representations and warranties of Purchaser in this Agreement or any other Transaction Document;

(ii) any breach by Purchaser of any of its covenants or agreements contained in this Agreement or any other Transaction Document;

(iii) any Assumed Liability.

(c) No Third-Party Claimants. Any claim for indemnity under this Section 15.3 or this Agreement by any current or former Indemnified Purchaser Parties or the Indemnified Seller Parties must be brought and administered by the applicable Party to this Agreement. No Indemnified Party other than Sellers, the Companies, the CAC Subsidiaries and Purchaser shall have any rights against Sellers, the Companies, the CAC Subsidiaries or Purchaser under the terms of this Agreement except as may be exercised on their behalf by Purchaser or Sellers, as applicable, pursuant to this Section 15.3(c). Each of Sellers and Purchaser may elect to exercise or not exercise indemnification rights under this Section on behalf of the other Indemnified Parties affiliated or associated with such Party in their sole discretion and shall have no liability hereunder to any such other Indemnified Party for any action or inaction under this Section 15.3.

15.4 Claim Notice.

(a) Contents. If a Party in good faith believes that an Indemnified Seller Party or an Indemnified Purchaser Party (each, an “Indemnified Party”) is or may be entitled to indemnification or a defense under Section 15.3, and such Party desires to assert its right to indemnification or a defense, such Party must deliver a written notice (a “Claim Notice”) to the Party that the Indemnified Party believes is obligated to provide such indemnification or defense to the Indemnified Party (the “Indemnifying Party”). A Claim Notice must include: (i) either (A) if known, the amount of the Loss or Claim, (B) if not known but subject to reasonable estimation, a reasonable estimate of the Loss or Claim, and (C) if not known and not subject to reasonable estimation, a statement to that effect; (ii) the basis for the Claim or Loss, with supporting documentation, if available; (iii) in the case of a Third-Party Claim, copies of all demands, pleadings, and other non-privileged information in the possession or control of the Indemnified Party with respect to the Third-Party Claim and (iv) in the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached and the basis of such breach.

(b) Time for Delivery — Third-Party Claims. In the case of a Claim or Proceeding brought by any Person other than a Party that may result in a Loss for which indemnification or a defense may be sought under Section 15.3 (a “Third-Party Claim”), a Claim Notice must be delivered to the Indemnifying Party promptly after the Indemnified Party receives notice or obtains actual knowledge of the Claim or Proceeding and (ii) before the expiration of the applicable survival period under Section 15.2. For avoidance of doubt, if a Claim Notice is not delivered before the expiration of the applicable survival periods under Section 15.2, then, subject to Section 15.2(e), the Indemnifying Party shall be relieved of its indemnification obligations under Section 15.3.

(c) Time for Delivery — Other Claims. In the case of any Loss other than a Third-Party Claim for which indemnification may be sought under Section 15.3, a Claim Notice must be delivered to the Indemnifying Party promptly after the Indemnified Party receives notice or obtains actual knowledge of the Loss or the event, circumstance, act, or omission giving rise to the right to indemnification and (ii) before the expiration of the applicable survival period under Section 15.2. For avoidance of doubt, if a Claim Notice is not delivered before the expiration of the applicable survival period under Section 15.2, then, subject to Section 15.2(e), the Indemnifying Party shall be relieved of its indemnification obligations under Section 15.3.

15.5 Third-Party Claims. With respect to a Third-Party Claim (other than the Retained Proceedings):

(a) Defense by Indemnifying Party. If an Indemnified Party asserts it is entitled to indemnification or a defense in connection with a Third-Party Claim, at the election of the Indemnifying Party made by written notice to the Indemnified Party within 30 Business Days after receipt of a Claim Notice with respect to such Third-Party Claim, the Indemnified Party shall permit the Indemnifying Party to assume control of the defense of such Third-Party Claim, including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Party, and the conduct of any related Proceedings through attorneys of the Indemnifying Party’s choice; provided, however, prior to and during such 30 Business Day period, the Indemnified Party shall have the right to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party; provided, further, however, where any Third-Party Claim consists of a civil, criminal, or regulatory proceeding, action, indictment or investigation against the Indemnified Party by any Governmental Authority or seeks recovery other than monetary damages, the Indemnified Party, at its option, shall have the right to control the defense and Proceedings. If an Indemnifying Party elects to assume control of such defense:

(i) the Indemnifying Party shall be deemed to have admitted its obligation to indemnify and defend the Indemnified Party in respect of such Third-Party Claim and may not later contest such obligation; provided, however, such admission shall in no event be deemed to waive any limitations as to the liability of, or expand any obligations of such Indemnifying Party;

(ii) the Indemnifying Party shall conduct such defense in a diligent manner at the sole cost and expense of the Indemnifying Party, and once an Indemnifying Party assumes the defense, in whole or in part, it shall have no right to later seek recoupment of any portion of its defense costs from the Indemnified Party under any circumstances;

(iii) the Indemnified Party shall make available to the Indemnifying Party all non-privileged documents and materials in the possession or control of the Indemnified Party relating to the Third-Party Claim and provide such other information and assistance that the Indemnifying Party shall reasonably deem necessary to the proper defense of the Third-Party Claim;

(iv) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to the defense of the Third-Party Claim, and provide copies of any materials disclosed to the claimant or plaintiff in connection with the defense of the Third-Party Claim;

(v) the Indemnifying Party may not enter into a settlement of any Third-Party Claim without the written consent of the Indemnified Party unless such settlement provides the Indemnified Party with a full release from such Third-Party Claim and requires no more than a monetary payment for which the Indemnified Party is fully indemnified; and

(vi) the Indemnified Party shall be entitled, at its own expense, to participate in the defense of such Third Party Claim.

(b) Defense By Indemnified Party. If an Indemnified Party asserts it is entitled to a defense of the Third-Party Claim under Section 15.3, and the Indemnifying Party does not timely elect to assume control of the defense, or elects to assume control of the defense but does not continue to conduct such defense in a diligent manner, or elects to assume control of the defense of claims subject to limitations or reservation of rights, or if the Indemnified Party exercises its right to control the defense pursuant to Section 15.5(a), then:

(i) if it is finally determined in a non-appealable final judgment of a court of competent jurisdiction that the Indemnifying Party was obligated to provide such defense, all reasonable costs and expenses incurred by the Indemnified Party to defend the Third-Party Claim shall be for the account of the Indemnifying Party;

(ii) whether or not the Indemnifying Party is obligated to provide such defense, the Indemnifying Party shall make available to the Indemnified Party all non-privileged documents and materials in the possession or control of the Indemnifying Party relating to the Third-Party Claim and provide such other information and assistance that the Indemnified Party shall reasonably deem necessary to the proper defense of the Third-Party Claim;

(iii) the Indemnified Party shall keep the Indemnifying Party informed of all material developments and events relating to the defense of the Third-Party Claim, and provide copies of any materials disclosed to the claimant or plaintiff in connection with the defense of the Third-Party Claim; and

(iv) the Indemnified Party shall have the right to settle, adjust, or compromise such Third-Party Claim with the written consent of the Indemnifying Party, such consent not to be unreasonably withheld, delayed or conditioned.

(c) Cooperation. If a Third-Party Claim requires immediate action, both the Indemnified Party and the Indemnifying Party shall cooperate in good faith to take appropriate action so as not to jeopardize the defense of such Third-Party Claim or any Party’s position with respect to such Third-Party Claim.

15.6 Retained Proceedings. With respect to the Retained Proceedings:

(a) Defense by Sellers. Sellers shall be obligated to control the defense of each Retained Proceeding, including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Purchaser Party, and the conduct of any related Proceedings through attorneys of Sellers’ choice; provided, however, where any Retained Proceeding consists of a civil, criminal, or regulatory proceeding, action, indictment or investigation against an Indemnified Purchaser Party by any Governmental Authority or seeks recovery other than monetary damages, the Indemnified Purchaser Party, at its option, shall have the right to control the defense and Proceedings. Sellers’ control of the defense of any Retained Proceeding shall be subject to the following:

(i) Sellers shall conduct such defense in a diligent manner at the sole cost and expense of Sellers and it shall have no right to later seek recoupment of any portion of its defense costs from the Indemnified Purchaser Party under any circumstances;

(ii) the Indemnified Purchaser Party shall make available to Sellers all non-privileged documents and materials in the possession or control of the Indemnified Purchaser Party relating to such Retained Proceeding and provide such other information and assistance that Sellers shall reasonably deem necessary to the proper defense of such Retained Proceeding;

(iii) Sellers shall keep the Indemnified Purchaser Party informed of all material developments and events relating to the defense of such Retained Proceeding, and provide copies of any materials disclosed to the claimant or plaintiff in connection with the defense of such Retained Proceeding;

(iv) Sellers may not enter into a settlement of any Retained Proceeding without the written consent of the Indemnified Purchaser Party unless such settlement provides the Indemnified Purchaser Party with a full release from such Retained Proceeding and requires no more than a monetary payment for which the Indemnified Purchaser Party is fully indemnified; and

(v) the Indemnified Purchaser Party shall be entitled, at its own expense, to participate in the defense of such Retained Proceeding.

(b) Defense By Indemnified Purchaser Party. The Indemnified Purchaser Party may control the defense of any Retained Proceeding if (a) Sellers do not continue to conduct such defense in a diligent manner, or (b) the Indemnified Purchaser Party exercises its right to control the defense pursuant to Section 15.6(a), in each case, subject to the following:

(i) all reasonable costs and expenses incurred by the Indemnified Purchaser Party to defend the Retained Proceeding shall be for the account of Sellers;

(ii) whether or not Sellers are obligated to provide such defense, Sellers shall make available to the Indemnified Purchaser Party all non-privileged documents and materials in the possession or control of Sellers relating to such Retained Proceeding and provide such other information and assistance that the Indemnified Purchaser Party shall reasonably deem necessary to the proper defense of such Retained Proceeding;

(iii) the Indemnified Purchaser Party shall keep Sellers informed of all material developments and events relating to the defense of such Retained Proceeding, and provide copies of any materials disclosed to the claimant or plaintiff in connection with the defense of such Retained Proceeding;

(iv) the Indemnified Purchaser Party shall have the right to settle, adjust, or compromise such Retained Proceeding with the written consent of Sellers, such consent not to be unreasonably withheld, delayed or conditioned; and

(v) notwithstanding any of the foregoing, Sellers shall remain responsible for all Liabilities arising or resulting from the Retained Proceedings.

(c) Cooperation. If a Retained Proceeding requires immediate action, both the Indemnified Purchaser Party and the Indemnifying Party shall cooperate in good faith to take appropriate action so as not to jeopardize the defense of such Retained Proceeding or any Party’s position with respect to such Retained Proceeding.

15.7 Limitations on Losses.

(a) Cap on Sellers’ Liability. Notwithstanding any contrary provision of this Agreement, the aggregate Liability of Sellers under Section 15.3(a)(i) (excluding Claims arising from the breach of Fundamental Representations and the representations and warranties in Section 7.13 (Taxes)) shall in the aggregate be limited to twenty percent (20%) of the unadjusted Base Purchase Price, being Twenty-two Million Dollars ($22,000,000.00) (the “Cap”), which aggregate amount shall be reduced to the extent coverage is available under the R&W Insurance Policy. Any Claims for indemnification under Section 15.3(a)(i) for breaches of Fundamental Representations or the representations and warranties in Section 7.13 (Taxes) shall not be subject to the Cap.

(b) Sellers’ Indemnity Threshold and Deductible. Sellers shall have no Liability for indemnification under Section 15.3(a)(i) (excluding Claims arising from the breach of Fundamental Representations and the representations and warranties in Section 7.13 (Taxes)) for any individual Loss or series of related Losses arising from a common set of facts that do not exceed $50,000 (the “Indemnity Threshold” (and such Losses are to be disregarded in determining whether the Indemnity Deductible has been exceeded). Sellers shall have no Liability for indemnification under Section 15.3(a)(i) (excluding Claims arising from the breach of Fundamental Representations and the representations and warranties in Section 7.13 (Taxes)) until and unless the aggregate amount of the Liability for all Claims, Proceedings and Losses for which such Claim Notices are delivered by Purchaser and that exceed the Indemnity Threshold exceeds two and one-half percent (2.5%) of the Base Purchase Price, being Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) (the “Indemnity Deductible”), and then only to the extent that such Claims, Proceedings and Losses exceed the Indemnity Deductible. Any Claims for indemnification under Section 15.3(a)(i) for breaches of Fundamental Representations or the representations and warranties in Section 7.13 (Taxes) shall not be subject to the Indemnity Threshold or the Indemnity Deductible. The Parties shall treat, for Tax purposes, any amounts paid under this Article 15 as an adjustment to the Base Purchase Price.

(c) Insurance Proceeds. Notwithstanding any contrary provision of this Agreement, the amount of any Claims and Losses for which Purchaser or any Indemnified Purchaser Party are entitled to indemnity under this Article 15 shall be reduced by the amount of insurance, other third party proceeds, or reimbursements actually received by Purchaser or the Indemnified Purchaser Party under the relevant insurance arrangements with respect to such Losses and Claims (net of the amount of costs and expenses (including reasonable attorneys’ fees) of recovery or collection thereof and any applicable deductibles, retentions or similar costs or payments or increased premiums) (“Net Recoveries”) and Purchaser shall use commercially reasonable efforts to obtain any and all available recoveries from its third-party insurers to cover any claim for which Purchaser or any Indemnified Purchaser Party is entitled to indemnity from Sellers hereunder. For the avoidance of doubt, any claim for indemnification under this Article 15 may be made prior to or concurrently with any efforts to obtain available recoveries from any third-party insurer, and nothing in this Section 15.7(c) shall delay the time for making any indemnification payment under this Agreement.

(d) Mitigation. Each Indemnified Party shall make commercially reasonable efforts to mitigate or minimize all Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses and Claims that are indemnifiable hereunder and if an Indemnified Party fails to so mitigate any indemnifiable Losses and Claims under the preceding sentence, the Party that would otherwise have an indemnity obligation hereunder with respect to such Losses and Claims shall have no liability for any portion of such Losses and Claims that reasonably could have been avoided or mitigated had the Indemnified Party made such efforts.

(e) No Consequential, Punitive or Exemplary Damages. NO PARTY OR INDEMNIFYING PARTY SHALL HAVE ANY LIABILITY FOR INDEMNIFICATION, CLAIMS, LOSSES, OR OTHERWISE UNDER ANY PROVISION OF THIS AGREEMENT FOR, AND “LOSSES” AND “CLAIMS” SHALL NOT INCLUDE, (i) ANY COST, EXPENSE, DAMAGE, LOSS, OR LIABILITY IN THE NATURE OF INDIRECT, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS, LOST BUSINESS OPPORTUNITIES, OR DIMINUTION IN VALUE (EVEN IF THE INDEMNIFYING OR BREACHING PARTY IS AWARE OF THE EXISTENCE OF ANY OF THE FOREGOING), EXCEPT TO THE EXTENT THAT ANY OF THE FOREGOING RELATE TO THIRD-PARTY CLAIMS suffered by any Third Party for which responsibility is allocated between the Parties, WHICH SHALL BE INCLUDED IN LOSSES AND CLAIMS or (ii) any diminution of value or increase in Liability, Loss, Claims, cost, expense, award or judgment to the extent such increase is caused by the actions or omissions of any Person entitled to indemnification hereunder after the Closing Date.

15.8 Order of Recovery; R&W Insurance Policy; Indemnity Escrow Fund.

(a) Order of Recovery. Except in the case of fraud, with respect to Losses owed by the Sellers in respect of Claims under Section 15.3(a)(i), the order of recovery shall be as follows:

(i) first, the Indemnified Purchaser Parties will first use commercially reasonable efforts to recover any amounts owed by Sellers from the R&W Insurance Policy;

(ii) second, to the extent such Losses (A) exceed the Indemnity Threshold and the Indemnity Deductible (if applicable), and (B) are not covered by the R&W Insurance Policy for any reason (including the coverage limit being exceeded and coverage being denied), from the Indemnity Escrow Fund; and

(iii) third, to the extent such Losses (A) exceed the Indemnity Threshold and the Indemnity Deductible (if applicable), (B) are not covered by the R&W Insurance Policy for any reason (including the coverage limit being exceeded and coverage being denied), and (C) exceed the balance of the Indemnity Escrow Fund, directly from Sellers.

(b) R&W Insurance Policy. For the purposes of Section 15.8(a)(i), “commercially reasonable efforts” shall mean using commercially reasonable efforts to (a) file a claim for Losses pursuant to the R&W Insurance Policy, (b) furnish proof of loss, supporting materials and such other information, if any, as reasonably requested by the R&W Insurer and (c) comply with the provisions of the R&W Insurance Policy; provided, however, nothing shall require Indemnified Purchaser Parties to seek to recover any Loss under the R&W Insurance Policy if such Loss is excluded from coverage under the R&W Insurance Policy. Purchaser and Sellers acknowledge that Purchaser is obtaining the R&W Insurance Policy for purposes of certain coverage of Losses related to this Agreement. Nothing in this Agreement shall limit the right of any Indemnified Purchaser Party to make claims against the R&W Insurance Policy. For purposes of clarity, as between any Indemnified Purchaser Party, on the one hand, and the R&W Insurer, on the other hand, none of the terms, limitations, conditions and restrictions (including time for asserting claims or the procedures required by Article 15 hereof) on indemnification set forth in this Article 15 or elsewhere in this Agreement shall affect the rights of the Indemnified Purchaser Parties under the R&W Insurance Policy, which rights shall be governed solely thereby.

(c) Indemnity Escrow Fund.

(i) The Indemnity Escrow Fund shall be available to satisfy any Claims of the Indemnified Purchaser Parties arising or resulting from (i) any breach of any representation or warranty to the extent such Losses (A) are in excess of the Indemnity Threshold and the Indemnity Deductible, if applicable, and (B) are not otherwise covered by the R&W Insurance Policy, (ii) any breach of any covenant or agreement in this Agreement or any other Transaction Document, and (iii) any Retained Liability. Except as set forth in Section 15.8(c)(ii), the balance of the Indemnity Escrow Fund shall be released to Sellers on the eighteen (18) month anniversary of the Closing Date; provided, however, if there are any pending Claims as of such release date that may be satisfied from the Indemnity Escrow Fund, the amount of any such Claims shall be retained in the Indemnity Escrow Fund until such time as such Claims are resolved.

(ii) Until such time as Sellers have delivered evidence satisfactory to Purchaser of the full satisfaction of, and complete release with respect to, each Retained Liability described on Schedule 15.8(c)(ii) (each a “Specified Retained Liability” and, collectively, the “Specified Retained Liabilities”), the amount of the Indemnity Escrow Fund allocated to such Specified Retained Liability (as set forth on Schedule 15.8(c)(ii)) shall continue to be held in the Indemnity Escrow Fund. Any portion of the Indemnity Escrow Fund allocated to the Specified Retained Liabilities that has not been released to Sellers on the three (3) year anniversary of the Closing Date shall be disbursed to and retained by Purchaser. For the avoidance of doubt, Purchaser shall be entitled to recover from the Indemnity Escrow Fund any Losses arising or resulting from any Specified Retained Liability, and the amount of the Indemnity Escrow Fund allocated to a Specified Retained Liability shall be reduced by the amount of Losses incurred by the Indemnified Purchaser Parties with respect to such Specified Retained Liability before any amount is disbursed to Sellers pursuant to this Section 15.8(c)(ii). Notwithstanding the foregoing, the Parties agree that neither the Indemnity Escrow Fund nor any portion thereof allocated to the Specified Retained Liabilities shall serve as a cap on Sellers’ exposure with respect to such Specified Retained Liabilities.

15.9 Determination of Losses. For purposes of determining whether there has been any breach of or inaccuracy in any representation or warranty, and for purposes of determining the amount of Losses resulting therefrom, all qualifications or exceptions in any representation or warranty set forth in this Agreement or any other Transaction Document using the terms “material,” “materiality,” “in all material respects,” “Material Adverse Effect” or any similar term or phrase shall be disregarded. The right to indemnification, payment of any Losses or other remedy based on the representations, warranties, covenants and obligations contained herein or breach thereof will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired), at any time on or prior to the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

15.10 Exclusive Remedy. If the Closing occurs, subject to the limitations set forth in this Article 15, the right of Purchaser, the Companies and the CAC Subsidiaries to indemnification under Section 15.3 (Indemnification and Defense) shall be the sole and exclusive remedies of Purchaser, the Companies and the CAC Subsidiaries against any Indemnified Seller Parties for: (i) any breach by Sellers of any of their respective representations, warranties, covenants, and agreements in this Agreement; and (ii) all Claims, Proceedings and Losses of Purchaser, the Companies and CAC Subsidiaries arising out of, relating to, or in connection with this Agreement. Notwithstanding anything in this Agreement to the contrary, (a) in the case of fraud by or on behalf of any Seller or any Company Entity committed at or prior to the Closing, the Indemnified Purchaser Parties shall have all remedies available under this Agreement or otherwise available at law or in equity without giving effect to any of the limitations or waivers contained herein, and (b) nothing herein shall limit any Party’s rights concerning Title Disputed Matters pursuant to Section 5.6, Environmental Disputed Matters pursuant to Section 6.3, or Final Settlement dipsutes pursuant to Section 13.1, and (c) nothing herein shall limit Purchaser’s rights under Sellers’ Special Warranty of Title and Purchaser’s rights under any Title Indemnity Agreement .

15.11 Subrogation. To the extent of the indemnification obligations in this Agreement, Purchaser and Sellers hereby waive for themselves and their respective successors and assigns, including any insurers, any rights to subrogation for Losses for which such Party is liable or against which such Party indemnifies any other Person under this Agreement, excluding any such rights to subrogation in respect of fraud.

ARTICLE 16
MISCELLANEOUS

16.1 Expenses.

(a) Attorney’s Fees. In any court Proceeding brought under this Agreement, notwithstanding any contrary rule of Law, the court, in its discretion may award the prevailing Party in the Proceeding the reasonable costs and attorneys’ fees in prosecuting or defending the Claim that is the subject of the Proceeding.

(b) Other Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs, and expenses incurred by a Party in negotiating or drafting the Transaction Documents or in consummating the Contemplated Transactions shall be paid by the Party incurring the same, including legal, advisory, and accounting fees, costs, and expenses.

16.2 Jurisdiction and Venue. Except as otherwise provided in Section 5.6, Section 6.3 and Section 13.1, any Proceeding arising under or relating to this Agreement or the other Transaction Documents, the interpretation of this Agreement or the other Transaction Documents, or the enforcement of any provision of this Agreement or the other Transaction Documents (whether in Law, equity, or other theory) shall be brought or otherwise commenced in any state court or the United States District Court located in New Castle County, Delaware. Each Party consents to the exclusive jurisdiction of such courts (and the appellate courts thereof) and agrees not to commence any such Proceeding except in such courts. Each Party agrees not to assert (by way of motion, as a defense, or otherwise), and hereby irrevocably and unconditionally waives in any such Proceeding commenced in such court, any objection or claim that such Party is not subject personally to the jurisdiction of such court or that such Proceeding has been brought in an inconvenient forum. If such courts refuse to exercise jurisdiction hereunder, the Parties agree that such jurisdiction shall be proper in any court in which jurisdiction may be obtained. Each Party irrevocably consents to service of process by delivery of the copy of the process pursuant to the notice provisions set forth in Section 16.5 with the same force and effect as if such service had been made within the State of Delaware.

16.3 Waiver of Jury Trial. EACH PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY LAWSUIT, ACTION, OR PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

16.4 Time of the Essence; Calculation of Time. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date that is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day.

16.5 Notices.

(a) Addresses. All notices under this Agreement (other than those permitted or required under Section 9.2) shall be in writing and shall be delivered either personally, by internationally recognized overnight courier, or by registered or certified mail (return-receipt requested), postage prepaid, in any such case to the Parties at their respective addresses set forth below:

If to Sellers, the Companies or the CAC Subsidiaries (prior to Closing):

Carbon Energy Corporation and Nytis Exploration (USA) Inc.

1700 Broadway, Suite 1170

Denver, CO 80290

Attention: Patrick R. McDonald

With a required copy to:

Carbon Energy Corporation and Nytis Exploration (USA) Inc.

2480 Fortune Drive, Suite 300

Lexington, KY 40509-4168

Attention: Mark Pierce

and

Welborn Sullivan Meck & Tooley, P.C.

1125 17th Street, Suite 2200

Denver, CO 80202

Attention: Jeffrey J. Peterson

If to Purchaser or, after Closing, to the Companies or the CAC Subsidiaries:

Diversified Gas & Oil Corporation

Post Office Box 381087

Birmingham, Alabama 35238-1087

Attention: Robert R. Hutson, Jr.

With a required copy to:

Diversified Gas & Oil Corporation

414 Summers Street

Charleston, West Virginia 25301

Attention: Benjamin M. Sullivan

and

Maynard Cooper & Gale, P.C.

1901 Sixth Avenue North

Suite 2400

Birmingham, Alabama 35203

Attention: Jim G. McLaughlin

(b) When Notice Received. Any such notice shall be deemed to have been delivered and received: (i) in the case of personal delivery, on the date of actual receipt by the applicable individual designated; (ii) in the case of an internationally recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the date of actual receipt by the applicable individual designated; and (iii) in the case of mailing by registered or certified mail (return-receipt requested), on the date of actual receipt by the applicable individual designated.

(c) Change of Address. A Party may change its notice address by notice to the other Party in accordance with this Section 16.5.

16.6 Entire Agreement. This Agreement (including the Appendix, Exhibits and Schedules), the other Transaction Documents and the Non-Disclosure Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof, and all prior and contemporaneous negotiations, understandings, and agreements between the Parties on the matters contained herein and therein are expressly merged into and superseded by this Agreement, the other Transaction Documents and the Non-Disclosure Agreement. The provisions of this Agreement, the other Transaction Documents and the Non-Disclosure Agreement may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. No Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements relating to such subject matter except as specifically set forth in this Agreement, the other Transaction Documents and the Non-Disclosure Agreement.

16.7 Amendments and Waivers.

(a) Amendments. This Agreement may not be amended except by a written agreement of the Parties that is identified as an amendment to this Agreement.

(b) Waivers. Except for waivers specifically provided for in this Agreement, rights under this Agreement may not be waived except by an instrument in writing signed by the Party to be charged with the waiver. No waiver of, or consent to a change in or modification of, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in or modification, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16.8 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Parties and their respective permitted successors and permitted assigns, and shall inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

(b) Assignments Prohibited. No Party may, directly or indirectly (including by merger, conversion, share exchange, change of control or operation of Law), assign this Agreement or any of its rights or interests under this Agreement, or delegate any of its obligations under this Agreement, without the prior written consent of the other Parties, which consent may be withheld in each such Party’s sole and absolute discretion, and any attempt to do so shall be void; provided, however, Purchaser may assign this Agreement, including its rights, interests and obligations hereunder, to an Affiliate of Purchaser.

16.9 Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic image scan transmission in .pdf shall be deemed to be their original signatures for all purposes. Any Party that delivers an executed counterpart signature page by facsimile or by electronic image scan transmission in .pdf shall promptly thereafter deliver a manually executed counterpart signature page to the other Party; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

16.10 Governing Law. This Agreement and all Claims (whether in contract, tort or based on any other legal theory) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, or performance of this Agreement (including any Claim based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), or the Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to any choice-of-law or conflicts-of-law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, (a) the determination of Title Defects, Title Defect Amounts, Interest Additions, and real property conveyancing matters shall be governed by the laws of the State(s) where the affected Assets are located, and (b) the determination of Adverse Environmental Conditions and the Remediation Amounts pertaining thereto shall be governed by the laws of the State(s) where the affected Assets are located.

16.11 Third-Party Beneficiaries. This Agreement confers certain indirect rights and remedies upon the Indemnified Seller Parties and the Indemnified Purchaser Parties, as applicable, as set forth in Article 15, each of which is, subject to the terms of Section 15.3(c), an express and intended indirect third-party beneficiary of such Section and Article, and no employee, creditor, claimant, or other Person (other than the Parties and their respective permitted successors and permitted assigns) has any rights or remedies under this Agreement or is an intended beneficiary of any provision of this Agreement. Notwithstanding the foregoing: (a) the Parties reserve the right to amend, modify, terminate, supplement, or waive any provision of this Agreement or this entire Agreement without the consent or approval of the other Indemnified Seller Parties or the other Indemnified Purchaser Parties; and (b) no Party hereunder shall have any direct liability to any permitted third party beneficiary, nor shall any permitted third party beneficiary have any right to exercise any rights hereunder for such third-party beneficiary’s benefit except to the extent such rights are brought, exercised and administered by a Party hereto in accordance with Section 15.3(c) above.

16.12 Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of the remaining provisions of this Agreement or the validity, legality, or enforceability of the offending provision as to any other Person or circumstance or in any other jurisdiction. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction or with respect to any event or circumstance shall not affect the validity or enforceability of such provision in any other jurisdiction or with respect to any other event or circumstance, nor shall the invalidity or unenforceability of any provision of this Agreement with respect to any Person affect the validity or enforceability of such provision with respect to any other Person.

16.13 Headings. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. The rights and obligations of each Party shall be determined pursuant to this Agreement. Each of Sellers and Purchaser has had the opportunity to exercise business discretion in relation to the negotiation of the details and terms of the transaction contemplated hereby. This Agreement is the result of arm’s length negotiations from equal bargaining positions. It is the intention of the Parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting Party) and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof, it being understood that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby and retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

16.14 Disclaimers.

(a) Disclaimers Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE OPERATIVE, THE DISCLAIMERS CONTAINED IN THIS SECTION 16.14 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE, OR ORDER.

(b) No Other Representations and Warranties. EXCEPT WITH RESPECT TO FRAUD, THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLERS CONTAINED IN THIS AGREEMENT (AND THE RE-AFFIRMATIONS THEREOF SET FORTH IN THE CLOSING CERTIFICATIONS) (COLLECTIVELY “SELLERS’ WARRANTIES”) ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE. WITHOUT LIMITATION OF THE FOREGOING, EXCEPT WITH RESPECT TO FRAUD, SELLERS EXPRESSLY DISCLAIM ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, RELATING TO: (i) TITLE TO THE ACQUIRED ASSETS AND THE MEMBERSHIP INTERESTS; (ii) THE CONDITION, QUANTITY, QUALITY, CONFORMITY TO MODELS OR SAMPLES, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR NON-INFRINGEMENT OF ANY ACQUIRED ASSETS; (iii) THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, OR MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS WHETHER BEFORE, ON, OR AFTER THE EXECUTION DATE; (iv) PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY), ATTRIBUTABLE TO THE ACQUIRED ASSETS OR THE ABILITY OR POTENTIAL OF SUCH ASSETS TO PRODUCE HYDROCARBONS; (v) THE ENVIRONMENTAL CONDITION OF THE ACQUIRED ASSETS, BOTH SURFACE AND SUBSURFACE; OR (vi) ANY OTHER MATTERS CONTAINED IN ANY MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER OR ANY OF THEIR ENTITY REPRESENTATIVES BY SELLERS OR ANY OF ITS ENTITY REPRESENTATIVES.

(c) Inspection. PURCHASER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE ACQUIRED ASSETS FOR ALL PURPOSES, AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATING TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS MATERIALS, SOLID WASTES, ASBESTOS, OTHER MAN-MADE FIBERS, AND NATURALLY OCCURRING RADIOACTIVE MATERIALS, BUT WITHOUT PREJUDICE TO ITS RIGHTS PROVIDED OTHERWISE UNDER THIS AGREEMENT. EXCEPT WITH RESPECT TO FRAUD, PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE ACQUIRED ASSETS.

(d) “As is, Where Is” Purchase. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE ACQUIRED ASSETS SHALL BE ACQUIRED IN AN “AS IS, WHERE IS” CONDITION, AND PURCHASER SHALL ASSUME ALL RISKS AND LIABILITIES THAT THE ACQUIRED ASSETS MAY CONTAIN HAZARDOUS MATERIALS OR OTHER WASTE (INCLUDING, BUT NOT LIMITED TO NORM), TOXIC, HAZARDOUS, EXTREMELY HAZARDOUS, OR OTHER MATERIALS OR SUBSTANCES, OR OTHER

ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF UNKNOWN ABANDONED OIL AND GAS WELLS, WATER WELLS, SUMPS, PITS, PIPELINES, OR OTHER WASTE OR SPILL SITES THAT MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATION. FROM AND AFTER THE CLOSING, ALL RESPONSIBILITY AND LIABILITY RELATING TO ALL SUCH CONDITIONS, WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, SHALL BE ASSUMED BY PURCHASER, THE COMPANIES AND THE CAC SUBSIDIARIES, AS APPLICABLE.

(e) Calculations, Reporting and Payments. PURCHASER ACKNOWLEDGES AND AGREES THAT CLAIMS OR PROCEEDINGS AGAINST SELLERS, THE COMPANIES OR THE CAC SUBSIDIARIES OR TO WHICH SELLERS, THE COMPANIES OR THE CAC SUBSIDIARIES ARE OR MAY BECOME A PARTY BEFORE, ON, OR AFTER THE CLOSING MAY HAVE AN EFFECT ON THE CALCULATION OF, AND LIABILITY WITH RESPECT TO, TAXES, ROYALTIES, RENTALS, AND OTHER PAYMENT OBLIGATIONS OF PURCHASER, THE COMPANIES AND THE CAC SUBSIDIARIES ARISING AFTER THE EFFECTIVE TIME RELATING TO THE ACQUIRED ASSETS, THE ASSUMED LIABILITIES AND THE NET REVENUE INTEREST OR WORKING INTEREST WITH RESPECT TO THE ACQUIRED ASSETS. NOTWITHSTANDING THAT SELLERS HAVE RETAINED ANY LIABILITY OR RESPONSIBILITY UNDER THIS AGREEMENT FOR THE PAYMENT OF ANY LOSSES OR CLAIMS WITH RESPECT TO ANY OF THE FOREGOING, THE LIABILITIES RETAINED BY SELLERS HEREUNDER SHALL NOT INCLUDE, AND PURCHASER HEREBY EXPRESSLY RELEASES THE INDEMNIFIED SELLER PARTIES FROM, ANY LIABILITY OR RESPONSIBILITY ARISING OUT OF OR RELATING TO ANY EFFECT THAT THE OUTCOME OR SETTLEMENT OF ANY SUCH CLAIMS OR PROCEEDINGS MAY HAVE ON THE CALCULATION OF TAXES, ROYALTIES, RENTALS, AND OTHER PAYMENT OBLIGATIONS OF THE COMPANIES OR THE CAC SUBSIDIARIES ARISING AFTER THE EFFECTIVE TIME OR THE NET REVENUE INTEREST OR WORKING INTEREST WITH RESPECT TO THE ACQUIRED ASSETS AFTER THE EFFECTIVE TIME. FOR THE AVOIDANCE OF DOUBT, PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER CANNOT RELY ON OR FORM ANY CONCLUSIONS FROM THE METHODOLOGIES USED BY SELLERS, THE COMPANIES OR THE CAC SUBSIDIARIES FOR THE CALCULATION AND REPORTING OF PRODUCTION, ROYALTIES, AND TAXES ATTRIBUTABLE TO PRODUCTION.

[Signature Pages Follow.]

The Parties have executed this Agreement as of the Execution Date.

PURCHASER:
DIVERSIFIED GAS & OIL CORPORATION
By:	/s/ Robert R. Hutson, Jr.
Robert R. Hutson, Jr.
Chief Executive Officer
SELLERS:
CARBON ENERGY CORPORATION
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer
NYTIS EXPLORATION (USA) INC.
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
President & Chief Executive Officer
COMPANIES:
NYTIS EXPLORATION COMPANY LLC
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer
CARBON APPALACHIAN COMPANY, LLC
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
President

Signature Page to

Membership Interest Purchase And Sale Agreement

CAC SUBSIDIARIES:
Carbon Tennessee Mining Company, LLC
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
President
Carbon Appalachia Group, LLC
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
President
Carbon Appalachia Enterprises, LLC
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
President
Appalachia Gas Services Company, LLC
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
President
coalfield pipeline company
By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
President & Chief Executive Officer
knox energy, LLC
By:	Carbon Appalachia Enterprises, LLC,
its sole Member
By:	/s/ Patrick R. McDonald
Patrick R. McDonald
President
carbon west virginia company llc
By:	/s/ Patrick R. McDonald
Patrick R. McDonald
President
cranberry pipeline corporation
By:	/s/ Patrick R. McDonald
Patrick R. McDonald
President

Signature Page to

Membership Interest Purchase And Sale Agreement

Appendix A

Defined Terms

As used in the Agreement, the following terms have the meanings indicated:

“Accounting Referee” has the meaning provided in Section 13.1(d).

“Acquired Assets” has the meaning provided in Section 2.2.

“Acquired Properties” has the meaning provided in Section 2.2(c).

“Administrative Agent” means the Administrative Agent identified as such in the Credit Agreement.

“Adverse Environmental Condition” means any (i) Environmental Liability; (ii) violation of Environmental Laws or Permits issued thereunder; or (iii) any contamination or condition exceeding regulatory limits applicable to the applicable Asset as currently operated and not otherwise authorized by Law, resulting from any discharge, Release, production, storage, treatment, seepage, escape, leakage, emission, emptying, leaching or any other acts or omissions on, in or from any Asset, or the migration or transportation from other lands to any Asset, of any Hazardous Materials that require Remediation pursuant to any current federal, state or local Laws, including Environmental Laws.

“AFE” has the meaning provided in Section 7.19.

“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the word “control” (and the words “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning provided in the Preamble.

“Allocated Value” has the meaning provided in Section 3.5(c).

“Asset” has the meaning provided in Section 3.5(c).

“Asset Taxes” has the meaning provided in Section 14.2(c).

“Assignment of the CAC Membership Interests” has the meaning provided in Section 12.2(a)(i).

“Assignment of the Nytis LLC Membership Interests” has the meaning provided in Section 12.2(a)(ii).

“Assumed Liabilities” has the meaning provided in Section 15.1(a).

“Background Materials” has the meaning provided in Section 8.9(a).

“Base Purchase Price” has the meaning provided in Section 3.1(a).

“Benefit Plan” has the meaning provided in Section 7.22(c).

“Blue Sky Laws” has the meaning provided in Section 7.11(b).

“Business Day” means any day other than a Saturday, Sunday, or a day on which banks in the State of West Virginia are authorized or obligated to close.

“Business Employees” means those persons employed by the Companies and the CAC Subsidiaries and listed on Schedule 7.22(a).

“CAC” has the meaning provided in the Preamble.

“CAC Membership Interests” has the meaning provided in the Recitals.

“Carbon Board” has the meaning provided in the Recitals.

“CAC Subsidiary” and “CAC Subsidiaries” have the meanings provided in the Preamble.

“Cap” has the meaning provided in Section 15.7(a)

“Carbon” has the meaning provided in the Preamble.

“Carbon Consenting Stockholder” has the meaning provided in the Recitals.

“Carbon Requisite Stockholder Approval” means the adoption of this Agreement by the stockholders of Carbon by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the common stock and preferred stock of Carbon.

“Carbon Stockholder Consent” has the meaning provided in the Recitals.

“Casualty Loss” means any Loss or reduction of value with respect to the Acquired Assets or that occurs as a result of (i) acts of God, fire, explosion, terrorist attack, earthquake, windstorm, flood, drought, or similar occurrence, or (ii) a taking in condemnation or under right of eminent domain, in each case under subparts (i) or (ii), without regard to any related insurance proceeds, and specifically excluding, for the avoidance of doubt, changes in market conditions, including product and commodities prices, the availability of supply and distribution channels, production declines, adverse conditions or changes in production characteristics or downhole conditions of any wells, including any well watering out, or experiencing a collapse in the casing or sand infiltration, and depreciation through ordinary wear and tear.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Claim” means any notice, claim, demand, allegation, cause of action, chose in action, or other communication alleging or asserting Liability or seeking contribution, indemnification, cost recovery, or compensation for Losses or injunctive or other equitable relief.

“Claim Notice” has the meaning provided in Section 15.4(a).

“Closing” has the meaning provided in Section 12.1.

“Closing Certificate” has the meaning provided in Section 12.2(f).

“Closing Date” has the meaning provided in Section 12.1.

“Closing Payment” has the meaning provided in Section 3.4(b).

“Code” means the Internal Revenue Code of 1986.

“Company” and “Companies” have the meanings provided in the Preamble.

“Company Entity” and “Company Entities” have the meanings provided in Section 7.5(a).

“Confidential Information” has the meaning provided in Section 9.11(b).

“Contemplated Transactions” means the purchase and sale of the Membership Interests and the other transactions provided by this Agreement or any of the other Transaction Documents.

“Contingent Payment” has the meaning in Section 3.1(b).

“Contract” means all farmout and farmin agreements, operating agreements, production sales and purchase contracts, processing contracts, gathering contracts, transportation contracts, storage contracts, saltwater disposal agreements, Surface Rights Agreements, division and transfer orders, areas of mutual interest, balancing contracts, unitization, pooling and communitization agreements, leases and subleases, and all other written contracts, contractual rights, interests, in each case, primarily relating to any or all of the Acquired Properties or the production handling or transportation of Hydrocarbons, water or other substances attributable thereto or produced therefrom including, for the avoidance of doubt, the Material Contracts and any such contracts, agreements or arrangements entered into between the date hereof and the Closing, in the ordinary course of Sellers’ business, subject to Section 9.1; provided, however, that “Contracts” shall not include the Leases or Permits.

“COPAS” means the Council of Petroleum Accountant Societies of North America.

“Credit Agreement” means that certain Amended and Restated Credit Agreement by and among Nytis USA and Carbon Appalachia Enterprises, LLC, as Borrowers, and Prosperity Bank, as Administrative Agent, and the Lenders from time to time party thereto, dated December 31, 2018, as amended.

“Customary Post-Closing Consents” means consents, approvals, notices and authorizations of Governmental Authorities and third parties required to be obtained by Sellers, the Companies or the CAC Subsidiaries in order to permit the transfer of the Membership Interests to Purchaser that are customarily obtained after Closing, or not required by Law to be obtained until after Closing.

“Data” has the meaning provided in Section 2.2(o).

“Defect Adjustment” means an amount, subject to Title Defect Thresholds, Environmental Defect Thresholds and the Defect Deductible, equal to the sum of (i) the aggregate of all Title Defect Values and (ii) the aggregate of all Remediation Amounts.

“Defect Deductible” means Two Million Two Hundred Thousand Dollars ($2,200,000).

“Defect Notice Deadline” has the meaning provided in Section 5.2(a).

“Defensible Title” means that title of CAC, the applicable CAC Subsidiary, Nytis LLC and, proportional to Nytis LLC’s ownership of thereof, the Nytis LLC Subsidiaries, as applicable, that as of the Effective Time and the Closing Date, in and to the Acquired Assets, that is free and clear of all Liens (subject to and except for any Permitted Liens) and:

(a) that entitles the applicable Company Entity to receive not less than the Net Revenue Interest set forth in Exhibit A (as to the Leases) and Exhibit B (as to the Wells) without reduction during the productive life thereof; except as such Net Revenue Interest may be reduced from time to time due to (or in the case of clause (4) below, incidental to): (1) the establishment after the Execution Date of units, or changes in existing units (or the participating areas therein), whether voluntary or by Order; (2) the exercise or reversion after the Execution Date of non-consent rights under applicable operating agreements; (3) the entry into of pooling, spacing, proration, communitization, unitization, or similar agreements after the Execution Date; (4) Operations after the Execution Date as permitted or required by the terms of this Agreement; or (5) rights of third parties to make up past underproduction or pipelines to make up past under deliveries; and

(b) obligates the applicable Company Entity to bear not more than the Working Interest for such Well set forth in Exhibit B without increase during the productive life or abandonment thereof, unless there is a proportionate increase in the Net Revenue Interest during the productive life thereof; and

(c) for each Midstream Asset, entitles the applicable Company Entity to lawfully operate such Midstream Asset in a manner consistent with current operations (ie, receive 100% of the revenue and bear 100% of the expenses (each as proportional to such Company Entity’s ownership of the Midstream Asset) associated with the transportation of Hydrocarbons using such Midstream Assets); and

(d) with respect to Mineral Fee Interests and Owned Real Estate is perpetual and not subject to limited term or reversion, except as specifically set forth on Exhibit A.

“Deposit” has the meaning provided in Section 3.2.

“DGCL” has the meaning provided in the Recitals.

“Disputed Environmental Matters” has the meaning provided in Section 6.3(a).

“DOI” means United States Department of Interior and any sub-agencies, bureaus or offices thereof, including, but not limited to, the United States Bureau of Land Management, the United States Bureau of Indian Affairs, and the Bureau of Ocean Energy Management, Regulation and Enforcement.

“Due Diligence Review” has the meaning provided in Section 4.1(a).

“Easement” means any easement, right-of-way, license, servitude, surface lease, surface use agreement, or other similar asset, right, or interest in real property.

“Effective Time” has the meaning provided in Section 2.5.

“Election Date” has the meaning provided in Section 14.2(e).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society, or other incorporated or unincorporated enterprise, association, organization, or entity.

“Entity Representative” means, with respect to any Entity, such Entity’s directors, managing general partners, managers, members, officers, employees, agents, advisors, and attorneys.

“Environment” means soil, land surface, or subsurface strata, surface water, groundwater, stream sediments, ambient and other air, atmosphere, plant and animal life, or other environmental medium or natural resource.

“Environmental Defect Property” has the meaning provided in Section 6.1(b)(i).

“Environmental Defect Threshold” means $50,000.

“Environmental Expert” has the meaning provided in Section 6.3(d).

“Environmental Indemnity Agreement” has the meaning provided in Section 6.1(b)(iii).

“Environmental Law” means any present or future Law relating to relating to (i) protection of human health or the Environment or workplace safety or occupational health; (ii) Liability for or costs of Remediation or prevention of Release of Hazardous Materials, (iii) Liability for or costs of any other actual or future threat to human health or the Environment; (iv) the use, transportation, presence, storage, handling, management, disposal, recycling, treatment, generation, processing, labeling, production, Release, contamination, or exposure of or to Hazardous Materials; including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Emergency Planning and Community Right-to-Know Act, the Federal Water Pollution Control Act, the Rivers and Harbors Appropriation Act, the Safe Drinking Water Act, the Superfund Amendments and Reauthorization Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Hazardous Materials Transportation Act, the National Environmental Policy Act, the Endangered Species Act, the Fish and Wildlife Coordination Act, the National Historic Preservation Act, the Oil Pollution Act of 1990, the Occupational Safety and Health Act, and any other Laws whose purpose is to conserve or protect human health or the Environment as such Laws may be amended from time to time.

“Environmental Liabilities” means any and all environmental response costs (including costs of Remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post judgment interest, court costs, attorneys’ fees and other liabilities incurred or imposed (a) pursuant to any Order, notice of responsibility, directive (including requirements embodied in Environmental Laws) or similar act (including settlements) by any Governmental Authority to the extent arising out of any violation of, or Remediation obligation under, any Environmental Laws that are attributable to the ownership or operation of the Acquired Assets or (b) pursuant to any claim or cause of action by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of any violation of, or any remediation obligation under, any Environmental Laws, in each case, that is attributable to the ownership or operation of the Acquired Assets; provided, however, in all cases “Environmental Liabilities” shall not include any Retained Liabilities.

“Equipment” means tanks, boilers, buildings, improvements, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, Christmas trees, derricks, platforms, separators, compressors, gun barrels, and other equipment, fixtures, physical facilities, and surface and subsurface machinery, but excluding Operating Inventory.

“Equity Interest(s)” means (a) any shares of capital stock, (b) any membership interests or units, (c) any partnership interests, (d) any other interest or participation that confers on a Person the right to receive a unit of the profits and losses of, or distribution of assets of, the issuing entity, (e) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire membership interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, capital stock, or any other equity securities or (g) any other interest classified as an equity security of a Person.

“ERISA” has the meaning provided in Section 7.22(c).

“Escrow Agent” has the meaning provided in Section 3.2.

“Escrow Agreement” means that certain Escrow Agreement of even date herewith among Sellers, Purchaser and Escrow Agent.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Excluded Employment Agreement” and “Excluded Employment Agreements” has the meaning provided in Section 9.19(a).

“Execution Date” has the meaning provided in the Preamble.

“Excluded Assets” has the meaning provided in Section 2.3.

“FERC” means the Federal Energy Regulatory Commission.

“Final Base Purchase Price” has the meaning provided in Section 13.1(a).

“Final Determination Date” has the meaning provided in Section 13.1(h).

“Final Purchase Price” has the meaning provided in Section 13.1(a)(i).

“Final Settlement Date” has the meaning provided in Section 13.1(a).

“Final Settlement Disputes” has the meaning provided in Section 13.1(d).

“Final Settlement Statement” has the meaning provided in Section 13.1(a).

“Financial Statements” has the meaning provided in Section 7.7(b)(i).

“Fundamental Representations” means the representations and warranties in Sections 7.1 (Existence and Good Standing), 7.2 (Power and Authority), 7.3 (Due Authorization), 7.4 (Execution and Delivery; Enforceability), 7.5 (Title); and 7.6 (Liability for Brokers’ Fees), 7.23(a) and (b) (Partnerships).

“GAAP” means generally accepted accounting principles of the United States of America, consistently applied.

“Governmental Authority” means any federal, state, local, tribal, or foreign government, court of competent jurisdiction, administrative or regulatory body, agency, bureau, commission, governing body of any national securities exchange, or other governmental authority or instrumentality in any domestic or foreign jurisdiction, and any appropriate division of any of the foregoing.

“Hazardous Material” means any: (i) petroleum, waste oil, crude oil, asbestos, urea formaldehyde, or polychlorinated biphenyl; (ii) waste, gas, or other substance or material that is explosive or radioactive; (iii) “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” or “toxic chemical” as designated, listed, or defined (whether expressly or by reference) in any statute, regulation, Environmental Law, or other Law (including CERCLA and any other so called “superfund” or “superlien” Law and the respective regulations promulgated thereunder); (iv) other substance or material (regardless of physical form) that is subject to any Environmental Law or other Law that regulates or establishes standards of conduct in connection with, or that otherwise relates to, the protection of human health, plant life, animal life, natural resources, property, or the enjoyment of life or property from the presence in the Environment of any solid, liquid, gas, odor, noise, or form of energy; or (v) compound, mixture, solution, product, or other substance or material that contains any substance or material referred to in clause (i), (ii), (iii), or (iv) above.

“Hedging Instrument” means: (i) any futures trade, put option, synthetic put option, call option, or other arrangement relating to commodities entered into by a Person on any commodities exchange to hedge such Person’s exposure to or to speculate on commodity prices; and (ii) any swap, collar, floor or other derivative transaction or hedging arrangement of any type or nature whatsoever in the over-the-counter derivatives market.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products, and other liquid or gaseous hydrocarbons (including condensate, wet gas, dry gas, and residue gas) produced in association with the foregoing, including coalbed methane gas and CO2.

“Imbalance” means (a) any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of any of the Company Entities therein and the shares of production from the relevant Well to which any of the Company Entities is entitled, (b) any Pipeline Imbalance, and (c) any imbalance relating to gathering, transportation or purchase customers.

“Income Tax” means any United States federal, state, local, or foreign Tax based on or measured by reference to net income, including any interest, penalty, or addition thereto, whether disputed or not.

“Indemnified Party” has the meaning provided in Section 15.4(a).

“Indemnified Purchaser Parties” means Purchaser and its Affiliates, and the respective Entity Representatives of the foregoing. For the avoidance of doubt, the Companies and the CAC Subsidiaries shall be an Indemnified Purchaser Party with respect to periods beginning on or after the Closing Date.

“Indemnified Seller Parties” means Sellers and their respective Affiliates, and the respective Entity Representatives of the foregoing. For the avoidance of doubt, the Company Entities shall not be an Indemnified Seller Party.

“Indemnifying Party” has the meaning provided in Section 15.4(a).

“Indemnity Deductible” has the meaning provided in Section 15.6(b).

“Indemnity Escrow Agreement” means the escrow agreement concerning the Indemnity Escrow Fund, in the form mutually agreed to by Purchaser and Seller, to be entered into as of the Closing Date by and among Purchaser, Sellers, and the Escrow Agent.

“Indemnity Escrow Amount” has the meaning provided in Section 3.4(b)(i).

“Indemnity Escrow Fund” has the meaning provided in Section 3.4(b)(i).

“Indemnity Threshold” has the meaning provided in Section 15.7(b).

“Information Request” has the meaning provided in Section 9.11(c).

“Information Statement” has the meaning provided in Section 7.11(b).

“Interest Addition” has the meaning provided in Section 5.5(a).

“Interim Operation Approval Threshold” has the meaning provided in Section 9.1(a)(iii).

“Invasive Activity” has the meaning provided in Section 4.1(c).

“Knowledge of Sellers” means the actual knowledge, after due inquiry, of Patrick McDonald, Steven Ferris, Richard Finucane, Lloyd Hall, Michael Potter, and Mark Pierce.

“Knowledge of Purchaser” means the actual knowledge, after due inquiry, of Robert Hutson, Jr., Bradley Gray, and James Rode.

“Lands” has the meaning provided in Section 2.2(a).

“Law” means any federal, state, local, municipal, foreign, tribal, or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, proclamation, treaty, convention, rule, regulation, or decree, whether legislative, municipal, administrative, or judicial in nature, enacted, adopted, passed, promulgated, made, or put into effect by or under the authority of any Governmental Authority.

“Leased Real Estate” has the meaning provided in Section 2.2(k).

“Leases” has the meaning provided in Section 2.2(a).

“Lexington Office Lease” means that certain Commercial Lease dated July 31, 2011, as amended, by and between Twenty-Four Eighty, LLC and Nytis LLC, related to the real property located at 2480 Fortune Drive, Lexington, Kentucky.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, nature, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, in contract, tort, strict liability, or otherwise, including all costs and expenses relating to the foregoing.

“Lien” means any mortgage, deed of trust, pledge, assessment, security interest, lien, adverse claim, levy, or charge.

“Loss” means any actual loss, damage, injury, Liability, fine, sanction, penalty, Tax, charge, fee, cost (including costs incurred in settlement of any Proceeding), or expense (including any reasonable legal fees, expert fees, accounting fees, or advisory fees) of any kind or character.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is or would reasonably be expected to be, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition, operations or assets of the Company Entities considered as a whole, or (b) the ability of Sellers to consummate the Contemplated Transactions; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect:

(a) any adverse change, event, development, or effect arising from or relating to:

(i) general business or economic conditions, including such conditions related to the oil and gas industry and/or the business or Operations of the Company Entities;

(ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment, or personnel of the United States; natural disasters, weather conditions, outbreaks of disease, epidemics and pandemics (including the CoVid-19 pandemic) and effects thereof, and similar force majeure events;

(iii) financial, banking, commodities, products, or securities markets (including any disruption thereof and any decline in the price of any commodity, product, security or any market index);

(iv) disruptions in transportation and distribution channels;

(v) depreciation of any personal property through ordinary wear and tear;

(vi) the taking of any action contemplated by this Agreement or the other Transaction Documents;

(vii) changes in Laws, Orders, or other binding directives issued by any Governmental Authority, except to the extent arising as a result of any action or inaction of Sellers or the Company Entities;

(ix) any changes in applicable accounting regulations or principles or interpretations thereof;

(x) the failure of the Companies or the CAC Subsidiaries to meet any revenue or earnings projections; or

(xi) any change resulting from the announcement of the Contemplated Transactions; and

(b) any adverse change in or effect on the Acquired Assets or Operations of the Company Entities that is cured or, if such adverse change is with respect to a Material Contract, waived in writing before the earlier of the Closing Date and the termination of this Agreement.

“Material Contracts” has the meaning provided in Section 2.2(g).

“Material Required Consents” means consents, approvals, and authorizations of Governmental Authorities and third parties required to be obtained by Sellers, the Companies or the CAC Subsidiaries before the Closing to permit the transfer of the Membership Interests to Purchaser or that would void or make voidable any Acquired Assets upon the transfer of the Membership Interests to Purchaser.

“Membership Interests” has the meaning provided in the Recitals.

“Midstream Assets” has the meaning provided in Section 2.2(e)

“Mineral Fee Interests” has the meaning provided in Section 2.2(b).

“Negotiation Period” has the meaning provided in Section 13.1(c).

“Net Adjusted Capital,” which may be positive or negative, means an amount equal to the total applicable assets of the Company Entities, on a consolidated basis, minus the total applicable liabilities of the Company Entities, on a consolidated basis, determined (x) consistent with the methodology set forth in Schedule 3.3(b), (y) without giving effect to the Contemplated Transactions, and (z) only to the extent that such items are not already addressed in Section 3.3(a). For purposes of calculating Net Adjusted Capital as described above:

(a) “applicable assets” means the following assets of the Company Entities, on a consolidated basis: (i) cash and cash equivalents as of 12:01AM on the Closing Date, (ii) prepaid expenses and cash bonds, which shall be valued at $251,039 and $345,243, respectively, (iii) oil in tanks, which shall be valued at $500,009, (iv) the Imbalances set forth on Schedule 7.29, which shall be valued at $688,005, (v) the injected storage gas inventory within the Heizer X-1 and Raleigh gas storage fields which shall be valued at $689,207.and excluding the following: (x) debt issuance costs, (y) land and (z) right of use assets (lease accounting standard), as determined consistent with the methodology set forth in Schedule 3.3(b); provided that, for the avoidance of doubt, “applicable assets” shall exclude intercompany accounts receivable; and

(b) “applicable liabilities” means the following liabilities of the Company Entities, on a consolidated basis as of 12:01AM on the Closing Date: (i) pre-Effective Date accounts payable, (ii) pre-Effective Date accrued liabilities, (iii) pre-Effective date revenue suspense obligations, and (iv) pre-Effective Date ad-valorem liabilities, and excluding the following: (t) pre-Closing Date accrued vacation liabilities, (u) firm transportation obligations, (v) lease liabilities (lease accounting standard), (w) asset retirement obligation, (x) post-Effective Date ad-valorem liabilities, and (y) notes payable, as determined consistent with the methodology set forth in Schedule 3.3(b); provided that, for the avoidance of doubt, “applicable liabilities” shall exclude (i) intercompany accounts payable; and (ii) accrued liabilities for employee incentive bonuses.

“Net Mineral Acre” means, as to each Lease, the product of (i) the number of surface acres of land that are described in Lease (i.e. gross acres), multiplied by (ii) the applicable lessor’s mineral interest in the fee minerals, non-executive interests and other mineral fee interests in the lands covered by such Lease, multiplied by (iii) the aggregate Working Interest of CAC, Nytis LLC or the applicable CAC Subsidiary or Nytis Subsidiary in such Lease (provided, however, if items (i) and (ii) of this definition vary as to different areas within any tracts or parcels burdened by such Lease, a separate calculation shall be performed with respect to each such area).

“Net Revenue Interest” or “NRI” means, with respect to any Lease, that interest of CAC, Nytis LLC or the applicable CAC Subsidiary or Nytis Subsidiary in Hydrocarbons produced and marketed from or attributable to such Lease, after giving effect to all Royalties and reversionary interests.

“Non-Disclosure Agreement” means the Mutual Non-Disclosure and Non-Circumvention Agreement, dated as of February 14, 2020, by and among Carbon and Purchaser, as the same may be amended from time to time.

“NORM” means naturally occurring radioactive materials.

“Notice of Environmental Conditions” has the meaning provided in Section 6.1(b).

“Notice of Title Defects” has the meaning provided in Section 5.2(b).

“Nytis LLC” has the meaning provided in the Preamble.

“Nytis LLC Membership Interests” has the meaning provided in the Recitals.

“Nytis USA” has the meaning provided in Preamble.

“Nytis USA Stockholder Consent” has the meaning provided in the Recitals.

“Nytis LLC Subsidiary” and “Nytis LLC Subsidiaries” have the meaning provided in the Preamble.

“Objection” has the meaning provided in Section 9.11(c).

“Objection Date” has the meaning provided in Section 13.1(b).

“Objection Report” has the meaning provided in Section 13.1(b).

“Open Title Defect” has the meaning provided in Section 5.4(a).

“Operations” means oil and gas exploration, development, and production, and all operations relating thereto, including: (i) the acquisition, purchase, sale, development, operation, maintenance, use and abandonment of oil, gas, and mineral leases and related interests; (ii) the drilling, reworking, production, purchase, sale, transportation, storage, processing, treating, manufacture, and disposal of, or for, Hydrocarbons and associated by-products and wastes; and (iii) the acquisition, construction, installation, maintenance, use, and operation of related Equipment and Operating Inventory.

“Operating Inventory” means rolling stock, pipes, casing, tubing, tubulars, fittings, and other spare parts, supplies, tools, and materials held as operating inventory.

“Order” means any order, judgment, injunction, edict, decree, ruling, assessment, stipulation, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered, or otherwise put into effect by or under the authority of any court or other Governmental Authority or any arbitrator or arbitration panel.

“Organizational Documents” means, with respect to any Entity, the articles or certificate of incorporation, formation, organization, or association; general or limited partnership agreement; limited liability company or operating agreement; bylaws; and other agreements, documents, or instruments relating to the organization, management, or operation of such Entity or relating to the rights, duties, and obligations of the equityholders of such Entity, including any equityholders’ agreements, voting agreements, voting trusts, joint venture agreements, registration rights agreements, and similar agreements.

“Outside Closing Date” means June 30, 2020.

“Owned Real Estate” has the meaning provided in Section 2.2(k).

“Partnership” and “Partnerships” have the meanings provided in the Preamble.

“Party” and “Parties” have the meanings provided in the Preamble.

“Permit” means any permit, license, certificate of authority, franchise, concession, registration, or similar qualification or authorization issued, granted, or given by or under the authority of any Governmental Authority.

“Permitted Lien” means, with respect to any Lease or Well, any of the following:

(a) with respect to any Royalties or reversionary interests, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest with respect to such Lease or Well below the Net Revenue Interest set forth on Exhibit A (as to the Leases) or Exhibit B (as to the Wells); and assignments, conveyances and other transfer documents if the effect thereof does not operate to increase the Working Interest with respect to such Lease or Well above that set forth on Exhibit A (as to the Leases) or Exhibit B ( as to the Wells) without a proportionate increase in the Net Revenue Interest or reduce the Net Revenue Interest with respect to such Lease or Well below the Net Revenue Interest set forth on Exhibit A (as to the Leases) or Exhibit B ( as to the Wells);

(b) Liens for Taxes not yet delinquent, or, if delinquent, that are being contested in good faith in the ordinary course of business;

(c) All (i) rights to consent by, approvals, and authorizations of, and required notices to, filings with, or other actions by, Governmental Authorities and third parties required to be obtained in connection with the conveyance of the applicable Lease or Well if the same are customarily sought after Closing or to the extent addressed by Section 7.9 (Material Required Consents), Section 9.7 (Governmental Reviews and Filings) and Section 9.8 (Material Required Consents), Sections 7.10 and 9.9 (Preferential Rights), or Section 9.10 (Casualty Loss);

(d) rights of reassignment upon the surrender or expiration of any Lease;

(e) the Material Contracts and any effects thereof or thereunder, to the extent that such Material Contracts do not reduce the NRI of the applicable Company or CAC Subsidiary set forth on Exhibit A (as to the Leases) or Exhibit B (as to the Wells), increase the WI of the applicable Company or CAC Subsidiary set forth on Exhibit A (as to the Leases) or Exhibit B (as to the Wells), reduce the Net Mineral Acres of the applicable Company or CAC Subsidiary set forth on Exhibit A or increase the Royalty burdening the interest of CAC, Nytis LLC or the applicable CAC Subsidiary set forth on Exhibit A (as to the Leases) or Exhibit B (as to the Wells);

(f) Easements and other rights with respect to surface Operations, on, over, or in respect of any of the Assets or any restriction on access thereto, in each case that do not materially interfere with the Operations, or materially detract from the value, of the affected Asset;

(g) materialmens’, mechanics’, repairmen’s, employees’, contractors’, operators’ or other similar Liens arising in the ordinary course of business or incidental to the Operations of the Assets not yet delinquent, or, if delinquent, payment is being withheld as provided by Law or their validity or amount is being contested in good faith in the ordinary course of business;

(h) rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets in any manner, and all applicable Laws and Orders of general applicability in the area of the Assets;

(i) Liens arising under leases, rights-of-way, easements, operating agreements, unitization and pooling agreements and production sales contracts securing amounts not yet due, or, if due, being contested in good faith in the ordinary course of business;

(j) defects in the chain of title prior to 1970 consisting of (i) the failure to recite marital status in a document, or (ii) omissions of heirship or estate proceedings where no affirmative evidence shows that another Person has asserted a superior claim of title to the Asset;

(k) defects that have been cured by satisfaction of all requirements under applicable statutes of limitation for adverse possession or for prescription or similar laws or other defects that have been cured by statutes of limitations;

(l) defects arising out of the lack of a survey, unless a survey is required by applicable Law;

(m) lis pendens with respect to Claims and Proceedings, to the extent such Claims and Proceedings are being contested in good faith in the ordinary course of business and are listed in Schedule 7.14;

(n) Liens released at or before the Closing at no expense or cost to Purchaser;

(o) defects based on the failure to record any Lease issued by the DOI or a State (or any department, subgroup, office or bureau thereof), or any assignments of record title or operating rights in such Lease in the real property or other county records, if such Lease or assignments were properly filed in the DOI or state offices (or any department, subgroup, office or bureau thereof) that constitute the official filing situs for such Lease or assignment;

(p) defects based on the failure of the records of the DOI, state, or other Governmental Authority to reflect the applicable Company or CAC Subsidiary as the record owner of any Lease if such Entity is reflected as the record owner in the applicable county real property records;

(q) lack of corporate or other entity authorization unless Purchaser provides affirmative evidence that such corporate action was not authorized and results in another Person’s claim of superior title to the relevant Asset from a third party;

(r) the receipt of proceeds with respect to an Asset in an amount less than the Net Revenue Interest therefor pending finalization of a division order or other title opinion;

(s) unreleased oil and gas leases absent reasonable evidence that such leases continue in force and effect;

(t) any Lien or loss of title resulting from the conduct of business of the Companies or the CAC Subsidiaries in compliance with this Agreement;

(u) any defect that affects only which Person has the right to receive Royalty payments (rather than the amount of such Royalty) and that does not affect the validity of the underlying Asset, and to the extent the same does not (i) reduce the Net Revenue Interest of the applicable Company or CAC Subsidiary in the applicable Asset below that shown in Exhibit A (as to the Leases) or Exhibit B (as to the Wells) or (ii) obligates the applicable Company or CAC Subsidiary to bear a Working Interest for any Asset above the percentage shown in Exhibit A (as to the Leases) or Exhibit B (as to the Wells) unless the Net Revenue Interest for such Asset is greater than the Net Revenue Interest set forth on Exhibit A (as to the Leases) or Exhibit B (as to the Wells) for such Asset in the same proportion as any increase in such Working Interest; and

(v) the failure to obtain any Permits, Easements, rights-of-way, pooling agreements or authorizations, unit designations or production or drilling units not yet obtained, formed or created with respect to undeveloped locations that have not been spudded.

“Person” means any natural person, Entity, or Governmental Authority.

“Phase I Environmental Site Assessment” means an environmental site assessment performed pursuant to the American Society for Testing and Materials (“ASTM”) E1 527-13, or any similar environmental assessment.

“Pipeline Imbalance” shall mean any marketing imbalance between the quantity of Hydrocarbons attributable to the Acquired Assets required to be delivered by any of the Company Entities under any contract relating to the purchase and sale, gathering, transportation, storage, processing or marketing of such Hydrocarbons and the quantity of Hydrocarbons attributable to the Acquired Assets actually delivered by any of the Company Entities pursuant to the relevant contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.

“Plugging and Abandonment Obligations” means any and all responsibility and Liability for the following, arising out of or relating to the Acquired Assets, whether before, on, or after the Effective Time: (i) the necessary and proper plugging, replugging, and abandonment of the Wells; (ii) the necessary and proper removal, abandonment, and disposal of all fixtures, structures, pipelines, Equipment, Operating Inventory, abandoned property, trash, refuse, and junk located on or comprising part of the Acquired Assets; (iii) the necessary and proper capping and burying of all associated flow lines located on or comprising part of the Acquired Assets; (iv) the necessary and proper restoration of the surface and subsurface to the condition required by applicable Laws, Permits, Orders, and contracts and agreements; (v) the necessary and proper dismantling, salvaging, removal and abandonment of any and all Equipment and Operating Inventory; (vi) all Liabilities and obligations relating to the items described in clauses (i) through (v) above arising from requirements under contracts and agreements and Claims made by Governmental Authorities or third parties claiming any vested interest in the Acquired Assets; and (vii) obtaining and maintaining all bonds, surety arrangements, and supplemental or additional bonds and surety arrangements, that may be required by Laws, Permits, Orders, or contracts, or may otherwise be required by any Governmental Authorities.

“Post-Closing Environmental Cure Period” has the meaning provided in Section 6.2(b)(ii).

“Post-Closing Title Cure Period” has the meaning provided in Section 5.3(c)(i).

“Pre-Closing Cure Period” has the meaning provided in Section 5.3(b).

“Pre-Closing Date Tax Period” means any taxable period ending on or before the Closing Date.

“Preferential Rights” means all rights of first refusal, rights of first offer or other preferential purchase right provisions to which the Acquired Assets are subject or that are or will be triggered in connection with the transfer and conveyance of the Membership Interests to Purchaser under this Agreement.

“Preliminary Adjustment Amount” has the meaning provided in Section 3.4(b).

“Preliminary Settlement Statement” has the meaning provided in Section 3.4(a).

“Proceeding” means any action, proceeding, litigation, suit, or arbitration (whether civil, criminal, administrative, or judicial in nature) commenced, brought, conducted, or heard before any Governmental Authority, arbitrator or arbitration panel.

“Purchaser” has the meaning provided in the Preamble.

“R&W Insurance Policy” means the Purchaser-side representation and warranty insurance policy to be obtained by Purchaser to be issued by the R&W Insurer to Purchaser with coverage limitations and other terms and conditions as agreed to by Purchaser and the Sellers acting in good faith.

“R&W Insurance Policy Costs” has the meaning provided in Section 3.4(b)(ii).

“R&W Insurer” means the insurer selected by the Parties.

“Records” has the meaning provided in Section 2.2(s).

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the Environment or into or out of any property.

“Remediation” means, with respect to an Adverse Environmental Condition, removal, abatement, response, investigative, cleanup and/or monitoring activities, including any investigation, study, assessment, testing, monitoring, containment, removal, disposal, closure, corrective action, passive remediation, natural attenuation or bioremediation, or the installation and operation of remediation systems required under Environmental Laws to correct or remove an Adverse Environmental Condition.

“Remediation Amount” means the cost of implementing and completing the most cost-effective Remediation reasonably available to address and resolve any Adverse Environmental Conditions.

“Retained Liabilities” has the meaning provided in Section 15.1(b).

“Royalties” means royalties, overriding royalties, production payments, net profits interests, other non-cost bearing revenue interests or similar payment burdens upon, measured by, or payable out of production of Hydrocarbons therefrom.

“SEC” means the Securities and Exchange Commission.

“Section 338(h)(10) Election” has the meaning provided in Section 14.2(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Closing Payment” has the meaning provided in Section 3.4(b)(iv).

“Seller Operated Properties” means those Acquired Assets operated by Sellers or their Affiliates.

“Seller” and “Sellers” have the meanings provided in the Preamble.

“Sellers’ Warranties” has the meaning provided in Section 16.14(b).

“Special Warranty of Title” has the meaning provided in Section 5.1.

“Special Warranty Period” has the meaning provided in Section 5.1.

“Specified Retained Liability” and “Specified Retained Liabilities” have the meanings provided in Section 15.8(c)(ii).

“Statutory Transfer Restrictions” means, with respect to any Equity Interest (including the Membership Interests), those transfer restrictions statutorily imposed on such Equity Interest under the Securities Act or other applicable securities Laws.

“Storage Fields” has the meaning provided in Section 2.2(l).

“Straddle Period” shall mean any taxable period beginning on or before the Effective Time and ending after the Closing Date.

“Superior Proposal” means a bona fide written Takeover Proposal that the Carbon Board determines in good faith (after consultation with outside legal counsel) is more favorable from a financial point of view to the holders of Carbon’s common stock than the Contemplated Transactions, taking into account: (a) all financial considerations; (b) the identity of the third party making such Takeover Proposal; (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; (d) the other terms and conditions of such Takeover Proposal and the implications thereof on Carbon, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Carbon Board (including any conditions relating to financing, stockholder approval, regulatory approvals, or other events or circumstances beyond the control of the party invoking the condition); and (e) any revisions to the terms of this Agreement proposed by Purchaser during the Superior Proposal Notice Period.

“Superior Proposal Notice Period” means the five (5) Business Day period immediately following delivery of Carbon’s written notice to Purchaser that it has received a Superior Proposal, which notice shall state expressly that (i) Carbon has received a Takeover Proposal that the Carbon Board has determined constitutes a Superior Proposal and (ii) Carbon specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes a copy of the Superior Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least one (1) Business Day remains in the Superior Proposal Notice Period subsequent to the time Carbon notifies Purchaser of any such material revision (it being understood that there may be multiple extensions)).

“Surface Rights Agreements” has the meaning provided in Section 2.2(f).

“Surviving Environmental Defect” has the meaning provided in Section 6.2(b).

“Surviving Title Defect” has the meaning provided in Section 5.3(b).

“Suspense Funds” has the meaning provided in Section 2.2(t).

“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Purchaser), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Companies or the CAC Subsidiaries (but excluding sales of assets in the ordinary course of business); (b) direct or indirect acquisition of all of the voting equity interests of the Companies; (c) tender offer or exchange offer that (i) if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 50% or more of the voting power of Carbon and (ii) does not contemplate by its terms the closing of the Contemplated Transactions; (d) merger, consolidation, other business combination, or similar transaction involving the Sellers, the Companies or any of the CAC Subsidiaries, (i) pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 50% or more of the consolidated net revenues, net income, or assets of the Sellers, the Companies, and the CAC Subsidiaries, taken as a whole and (ii) which does not contemplate by its terms the closing of the Contemplated Transactions; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Sellers, the Companies or the CAC Subsidiaries which, individually or in the aggregate, constitute 50% or more of the consolidated assets of the Sellers, the Companies and the CAC Subsidiaries, taken as a whole, and which does not contemplate by its terms the closing of the Contemplated Transactions; or (f) any combination of the foregoing.

“Tax” or “Taxes” means all taxes, assessments, charges, duties, fees, levies, unclaimed property or escheat obligations, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, services, occupation, ad valorem, real or personal property, excise, severance, production, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, and assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest with respect to taxes, whether disputed or otherwise.

“Tax Return” means any return, declaration, report or information return (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax.

“Technical Data” means proprietary geologic, geophysical, seismic data and seismic licenses, including any and all interpretative data and analysis of any of the foregoing.

“Termination Fee” means an amount equal to $3,800,000.

“Third-Party Claim” has the meaning provided in Section 15.4(b).

“Title Defect” means any Lien, charge, encumbrance or defect that, if not cured, causes CAC, the applicable CAC Subsidiary or Nytis LLC, as applicable, to not have Defensible Title as of the Effective Time and at the Closing Date in and to an Acquired Asset.

“Title Defect Threshold” means $35,000.

“Title Defect Value” has the meaning provided in Section 5.9.

“Title Disputed Matters” has the meaning provided in Section 5.6.

“Title Expert” has the meaning provided in Section 5.6.

“Title Indemnity Agreement” has the meaning provided in Section 5.3(c)(ii).

“Transaction Documents” means this Agreement and the other contracts, agreements, certificates, documents and instruments delivered or to be delivered by the Parties in connection the Closing.

“Transfer Taxes” means any sales, use, excise, real property transfer or gain, gross receipts, goods and services, registration, recording fees, capital, documentary, stamp or similar Taxes, including any penalties, interest or additional amounts which may be imposed with respect thereto.

“Units” has the meaning provided in Section 2.2(d).

“Wells” has the meaning provided in Section 2.2(c).

“Working Interest” or “WI” means, with respect to any Lease or Well, that share of the costs, expenses, burdens, and obligations attributable to the interest of the applicable Company Entity, in each case, as of the Effective Time and at the Closing Date in such Lease or Well, but without regard to the effect of any Royalties.